As filed with the U.S. Securities and Exchange Commission on May 16, 2017.

Registration Statement No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

Registration Statement Under

the Securities Act of 1933

TELECOM ARGENTINA S.A.

(Exact Name of Registrant as Specified in its Charter)

Telecom Argentina S.A.

(Translation of Registrant’s Name into English)

Argentina	4813	Not Applicable
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

Alicia Moreau de Justo, No. 50
C1107AAB, City of Buenos Aires

Argentina
Telephone: (54-11) 4968-4000
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Telephone: (302) 738-6680
(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Adam J. Brenneman, Esq.

Emilio Minvielle, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class B Ordinary Shares, nominal value Ps.1.00 per share, of Telecom Argentina S.A.(4)	197,871,855	Not applicable	U.S.$813,455,706	U.S.$94,279.52

(1)          Represents the maximum number of Class B Ordinary Shares, nominal value Ps.1.00 per share, of Telecom Argentina S.A. that will be distributed by Nortel Inversora S.A. in connection with the reorganization contemplated herein in exchange for outstanding shares of Series B Preferred Shares, nominal value Ps.10.00 per share, of Nortel Inversora S.A.

(2)          Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(f)(1), the proposed maximum aggregate offering price is equal to the product of (x) U.S.$ 27.66, the average of the high and low market prices of the American Depositary Shares (“ADSs”) representing rights to Series B Preferred Shares of Nortel Inversora S.A. as of May 10, 2017 and (y) 29,409,100, the total number of ADSs representing rights to Series B Preferred Shares of Nortel Inversora S.A. eligible to be exchanged in the reorganization (as of May 10, 2017).

(3)          Computed in accordance with Rule 457(f) under the Securities Act as the proposed maximum offering price of U.S.$ 813,455,706multiplied by 0.0001159.

(4)          ADSs representing rights to Class B Ordinary Shares of Telecom Argentina S.A. registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-201061).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission, in which this prospectus is included, is declared effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.  The Reorganization contemplated herein has not yet been authorized by the Argentine National Securities Commission .

SUBJECT TO COMPLETION, DATED MAY 16, 2017

NORTEL INVERSORA  S.A.

To the Shareholders of Series B Preferred Shares and American Depositary Share (“ADS”) Holders of Nortel Inversora S.A.:

This document sets forth information that is relevant for holders of Series B Preferred Shares, par value of Ps.10.00 per share (the “Nortel Preferred Shares”) of Nortel Inversora S.A. (“Nortel”) who are eligible and wish to attend the special meeting of holders of Nortel Preferred Shares to be held on             , 2017, at Alicia Moreau de Justo 50, Buenos Aires (such meeting, the “Nortel Preferred Special Meeting”).  The Nortel Preferred Special Meeting will be convened to consider and approve (1) the absorption of Nortel by Telecom Argentina S.A., a company organized under the laws of the Republic of Argentina and controlled by Nortel (“Telecom”) (such transaction, the “Nortel Reorganization”), (2) the loss of preferential rights of the Nortel Preferred Shares in connection with the Nortel Reorganization and (3) the deletion of Section 9 from the terms of issuance governing the Nortel Preferred Shares, as described herein.

Concurrently with the Nortel Reorganization, Telecom has also agreed to absorb Sofora Telecomunicaciones S.A., a company organized under the laws of the Republic of Argentina and the parent company of Nortel (“Sofora”) and Telecom Personal S. A., a company organized under the laws of the Republic of Argentina and 100% owned by Telecom Argentina S.A. (“Personal,” and together with Nortel and Sofora, the “Absorbed Companies,” and together with Telecom, the “Participating Companies”), such that Telecom continues as the surviving company still to be known as “Telecom Argentina S.A.” (such reorganization, the “Reorganization”).

Under the preliminary reorganization agreement (Compromiso Previo de Fusión, or the “Preliminary Reorganization Agreement”), dated March 31, 2017, Nortel has, subject to the approval by holders at the Nortel Preferred Special Meeting and to certain other conditions described herein, including approval by the holders of common stock of Nortel  and receipt of certain regulatory approvals, agreed to (i) the dissolution of Nortel, (ii) the conversion of up to 161,039,447 Telecom Class A Ordinary Shares, par value Ps.1.00 (“Telecom Class A Shares”), held by Nortel into Telecom Class B Ordinary Shares, par value Ps.1.00 and entitled to one vote per share (“Telecom Class B Shares”) at a 1:1 ratio, (iii) the distribution by Nortel of its Telecom Class B Shares (including Telecom Class B Shares issued upon conversion of Telecom Class A Shares), to holders of Nortel Preferred Shares, at a rate of 134.565053 Telecom Class B Shares for each Nortel Preferred Share (such rate, the “Preferred B Share Distribution Ratio”) (or 1.34565053 ADSs of Telecom, each representing the rights to five Telecom Class B Shares (each, a “Telecom ADS”), for each ADS of Nortel, each representing the rights to 1/20th of a Nortel Preferred Share, (each, a “Nortel ADS”); such rate, the “ADS Distribution Ratio”), (iv) the distribution by Nortel of its remaining 340,994,852 Telecom Class A Shares to the holders of the common stock of Sofora, at a rate of 1.14046108 Telecom Class A Shares for each common share of Sofora (“Sofora Common Shares”) (the “Ordinary Distribution Ratio”) and (v) the cancellation of all issued Nortel Preferred Shares, Nortel ADSs and shares of Nortel’s common stock, par value Ps.10.00 (“Nortel Common Shares,” and together with the Nortel Preferred Shares, “Nortel Shares”).  For further information on the terms and conditions of the Reorganization, see “The Reorganization” in this prospectus.

Nortel Preferred Shares generally do not have voting rights.  However, in the case of the Nortel Reorganization, (i) the Nortel Reorganization must be approved by holders representing at least two-thirds of the outstanding Nortel Preferred Shares in accordance with Section 9(i) of the terms of issuance of the Nortel Preferred Shares, and (ii) holders representing more than 50% of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting must approve the loss of preferential rights of the Nortel Preferred Shares.  The Nortel Preferred Shares will lose their preferential rights because the holders of Nortel Preferred Shares will receive Telecom Class B Shares with voting rights but no economic preferential rights as a result of the Nortel Reorganization.  In addition,

(continuation of cover)

holders representing at least two-thirds of the outstanding Nortel Preferred Shares are required to approve the deletion of Section 9 from the terms of issuance of the Nortel Preferred Shares.

As of the date of this prospectus, Nortel owns 36,832,408 Telecom Class B Shares and 502,034,299 Class A Ordinary Shares, par value Ps.1.00, of Telecom (“Telecom Class A Shares” and together with Telecom Class B Shares and the Telecom ADSs, “Telecom Securities”).  Based on the number of Nortel Preferred Shares issued and outstanding on the date hereof, Nortel expects that (i) holders of Nortel Preferred Shares and the Nortel ADSs will receive a total of 197,871,855 Telecom Class B Shares (directly or in the form of Telecom ADSs), representing approximately 20.42% of the total outstanding capital stock of Telecom and (ii) holders of the common stock of Sofora will receive Nortel’s remaining 340,994,852 Telecom Class A Shares, representing approximately 35.18% of the total outstanding capital stock of Telecom.  As a result of the Reorganization, all Nortel Shares and Nortel ADSs (together, “Nortel Securities”) will be cancelled.

All Telecom Class B Shares outstanding at the effective time of the Reorganization will remain outstanding following effectiveness of the Reorganization.  No additional distribution or consideration in cash or in kind will be made or paid by Nortel or Telecom to the shareholders of Nortel in connection with the Reorganization or Nortel’s distribution of Telecom Class B Shares (other than as a result of the conversion of Telecom Class A Shares into Telecom Class B Shares).

The Telecom Class B Shares and the Nortel Preferred Shares are listed on Bolsas y Mercados Argentinos S.A., or “BYMA,” the successor entity to Mercado de Valores de Buenos Aires S.A. or “MERVAL”.  The Nortel ADSs and the Telecom ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “NTL” and “TEO,” respectively, and in addition, Nortel ADSs are listed on the Luxembourg Stock Exchange.

The Participating Companies currently expect that the Reorganization will become effective as of the date (the “Reorganization Effectiveness Date”) on which each of the following conditions will have been satisfied: (i) approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Participating Companies at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora and at the Nortel Preferred Special Meeting and Nortel Common Special Meeting in the case of Nortel, (ii) Telecom has prepared its technical and operational systems with the capacity to absorb the operations of Personal, Nortel and Sofora, (iii) the execution of a definitive reorganization agreement (the “Final Reorganization Agreement”), as required under Argentine law; (iv) the receipt of the authorization from ENACOM (Ente Nacional de Comunicaciones) in connection with the amortization of Sofora Common Shares  representing 15.0% of Sofora’s outstanding capital stock f (the “ENACOM Amortization Authorization”); (v) the receipt of the authorization from ENACOM to dissolve Nortel and to convert Telecom Class A Shares into Telecom Class B shares for distribution to the holders of Nortel Preferred Shares (the “ENACOM Nortel Authorization”); (vi) the receipt of the authorization from ENACOM for the transfer of all telecommunications licenses held by Personal, and required for the use of wireless spectrum in Personal’s operations, from Personal to Telecom (the “ENACOM Licenses Authorization,” and, together with the ENACOM Amortization Authorization and the ENACOM Nortel Authorization, the “ENACOM Authorizations”) and (vii) the amortization in full of 140,704,640 Sofora Common Shares, representing 32.0% of Sofora’s outstanding capital stock (see “The Reorganization—Effects of the Reorganization—Sofora’s Bono de Goce” in this prospectus). In addition, the Participating Companies currently expect that the Reorganization will be completed as of the date (the “Reorganization Completion Date”) on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent (conformidad administrativa) from the CNV with respect to the Reorganization, (ii) the registration of the Final Reorganization Agreement with the Public Registry of the City of Buenos Aires (Inspección General de Justicia) and (iii) any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

The Board of Directors of Nortel has carefully reviewed and considered the terms and conditions of the Preliminary Reorganization Agreement.  The Board of Directors of Nortel has recommended that the holders of Nortel Securities vote “FOR” the Reorganization as contemplated by the Preliminary Reorganization Agreement.

The accompanying disclosure documents (including the Preliminary Reorganization Agreement, included as Annex A to this prospectus) contain detailed information about the Reorganization.  This is not a proxy

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statement.  We are not asking you for a proxy and you are not requested to send us a proxy.  If you are a holder of Nortel ADSs, you will be contacted by the depositary for your ADSs with further instructions on how you can instruct such depositary to vote the shares underlying your ADSs.  We encourage Nortel shareholders to read this prospectus carefully before voting, including the section entitled “Risk Factors” beginning on page 23.

By the order of the Nortel Board of Directors,

/s/Baruki Luis Alberto González
Baruki Luis Alberto González

Chairman of the Board of Directors

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be distributed under this prospectus or determined if this prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.  Telecom Class B Shares to be distributed as a result of the Reorganization may not be delivered and sold unless and until the Reorganization Effectiveness Date occurs and the deposit of the relevant Telecom Class B Shares is made to each of the corresponding accounts.  The Argentine reorganization prospectus is in a different format than this prospectus in accordance with Argentine National Securities Commission (Comisión Nacional de Valores, or the “CNV”) regulations.

This prospectus is dated           , 2017 and is first being mailed to Nortel shareholders on or about              , 2017.

In this prospectus, unless the context otherwise requires, we use the terms “we,” “us,” “our” and the “Company” to refer to Nortel.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this prospectus contains information that is forward-looking, including, but not limited to:

•                  our expectations for our and Telecom’s future performance, revenues, income, earnings per share, dividends, liquidity and capital structure;

•                  the synergies expected from the Reorganization;

•                  the implementation of our and Telecom’s business strategy;

•                  the effects of operating in a competitive environment;

•                  industry conditions;

•                  regulatory and legal developments; and

•                  other factors identified or discussed under “Item 3. Key Information.  Risk Factors” in the Telecom 2016 Form 20-F and in the Nortel 2016 Form 20-F (as defined below).

This prospectus contains certain forward-looking statements and information relating to us and Telecom that are based on current expectations, estimates and projections of Telecom’s and Nortel’s management and information currently available to Telecom.  These statements include, but are not limited to, statements made in any reports on Form 6-K or annual reports on Form 20-F that may be incorporated in this prospectus by reference or a prospectus supplement.  In each of the 2016 Nortel Form 20-F and the 2016 Telecom Form 20-F, these statements include, but are not limited to, statements made in “Item 3—Key Information—Risk Factors,” “Item 5—Operating and Financial Review and Prospects” under the captions “Critical Accounting Policies” and “Trend Information,” “Item 8—Financial Information—Legal Proceedings” and other statements about Nortel and Telecom’s strategies, plans, objectives, expectations, intentions, capital expenditures and assumptions and other statements contained that are not historical facts.  When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “will,” “may” and “should” and other similar expressions are generally intended to identify forward-looking statements.

These statements reflect the current views of the management of Telecom and Nortel with respect to future events.  They are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.  In addition, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Many factors could cause actual results, performance or achievements of Telecom to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements.  These factors include, among others:

•                  our and Telecom’s ability to successfully implement our and Telecom’s business strategy;

•                  the challenges in integrating the operations of the Absorbed Companies and Telecom;

•                  Telecom’s ability to introduce new products and services that enable business growth;

•                  uncertainties relating to political and economic conditions in Argentina and Paraguay;

•                  inflation, the devaluation of the peso and of the Guaraní and exchange rate risks in Argentina and Paraguay;

•                  restrictions on the ability to exchange pesos into foreign currencies and transfer funds abroad;

•                  the way the Argentine government regulates Law No. 27,078, the Argentina Digital Law or “LAD,” as amended by Decree No. 267/15, Decree No. 1340/16, as well as the impact of the announced new project, the Telecommunications Law, which has not yet been sent to Congress;

•                  the creditworthiness of Telecom’s actual or potential customers;

•                  nationalization, expropriation and/or increased government intervention in companies;

•                  technological changes;

•                  the impact of legal, corporate or regulatory matters, changes in the interpretation of current or future regulations or reform and changes in the legal or regulatory environment in which we and Telecom operate; and

•                  the effects of increased competition.

Many of these factors are macroeconomic and regulatory in nature and therefore beyond the control of Telecom’s management.  Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, planned or projected.  The Company does not intend and does not assume any obligation to update the forward-looking statements contained in this prospectus.

These forward-looking statements are based upon a number of assumptions and other important factors that could cause our and Telecom’s actual results, performance or achievements to differ materially from our and Telecom’s future results, performance or achievements expressed or implied by such forward-looking statements.  Readers are encouraged to consult any report on Form 6-K or the annual reports on Form 20-F of Nortel and Telecom that may be incorporated in this prospectus by reference or a prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about us and Telecom that is not included in or delivered with the prospectus.  The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents:

•                  Telecom’s annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 26, 2017 (SEC File No. 001-13464), which we refer to as the “Telecom 2016 Form 20-F”;

•                  any of Telecom’s future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the consummation of the Reorganization;

•                  any of Telecom’s future reports on Form 6-K furnished to the SEC after the date of this prospectus and prior to the consummation of the Reorganization that are identified in such reports as being incorporated by reference in this prospectus;

•                  our annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 26, 2017 (SEC File No. 001-14270), which we refer to as the “Nortel 2016 Form 20-F”;

•                  any of our future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the consummation of the Reorganization; and

•                  any of our future reports on Form 6-K furnished to the SEC after the date of this prospectus and prior to the consummation of the Reorganization that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in the Telecom 2016 Form 20-F and the Nortel 2016 Form 20-F shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference important business and financial information about Telecom and Nortel that is contained in their respective filings with the SEC but that is not included in, or delivered with, this prospectus.  This information is available on the SEC’s website at www.sec.gov and from other sources.  You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Telecom at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB), Attention: Solange Barthe Dennin, telephone + (54-11) 4968-3628 and Nortel at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB), Attention: Maria Blanco Salgado, telephone + (5411) 4968-3631.

In order for you to receive timely delivery of the documents in advance of the Nortel Preferred Special Meeting, Nortel should receive your request no later than five business days prior to the Nortel Preferred Special Meeting.

Neither Nortel nor Telecom has authorized anyone to give any information or make any representation about the Reorganization or their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies pursuant to this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.  The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement, including exhibits, of the Telecom Class B Shares that has been filed with the SEC on Form F-4 under the Securities Act.  This prospectus does not contain all of the information set forth in the registration statement.  Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete.  Certain of these documents have been filed as exhibits to Telecom’s registration statement, and we refer you to those documents.  Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Telecom is a “foreign private issuer” as defined under Rule 405 of the Securities Act.  As a result, although Telecom is subject to the informational requirements of the U.S. Securities Act of 1933, as amended (the “Exchange Act”) as a foreign private issuer, Telecom is exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-profit provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events.  Telecom is also subject to the informational requirements of the BYMA and the CNV.  You are invited to read and copy reports, statements or other information, other than confidential filings, that Telecom has filed with the BYMA and the CNV.  Telecom’s public filings with the CNV are electronically available from the CNV’s Internet site at www.cnv.gob.ar.  Information contained on this website is not part of this prospectus or any accompanying prospectus supplement.

Telecom files or furnishes reports, including annual reports on Form 20-F and reports on Form 6-K, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.  You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Any filings Telecom makes electronically will be available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also inspect the information that Telecom files with the SEC at the New York Stock Exchange, Inc., at 11 Wall Street, New York, New York 10005.  You may also access the SEC filings and obtain other information about Telecom through the website it maintains, which is www.telecom.com.ar.  The information contained in that website is not incorporated by reference into this prospectus.

ABOUT THIS DOCUMENT

This prospectus, which forms part of a registration statement on Form F-4 (the “Reorganization Form F-4”) filed with the SEC by Telecom (File No. 333-             ), constitutes a prospectus of Telecom under Section 5 of the Securities Act with respect to the Telecom Class B Shares to be distributed to holders of Nortel Preferred Shares as contemplated under the Preliminary Reorganization Agreement.

EXCHANGE RATES

From April 1, 1991 until the end of 2001, the Convertibility Law established a fixed exchange rate under which the Central Bank of Argentina (Banco Central de la República Argentina, or the “Central Bank”) was obliged to sell U.S. Dollars at a fixed rate of one Peso per U.S. Dollar (the “Convertibility Regime”).  On January 6, 2002, the Argentine Congress enacted the Public Emergency Law No. 25,561 (the “Public Emergency Law”), formally putting an end to the Convertibility Regime and abandoning over ten years of U.S. Dollar-Peso parity.  The Public Emergency Law grants the Executive Branch of the Argentine government the power to set the exchange rate between the Peso and foreign currencies and to issue regulations related to the foreign exchange market.  The Public Emergency Law has been extended until December 31, 2017.  For a brief period following the end of the Convertibility Regime, the Public Emergency Law established a temporary dual exchange rate system.  Since February 2002, the Peso has been allowed to float freely against other currencies, although the government has the power to intervene by buying and selling foreign currency for its own account, a practice in which it may engage on a regular basis.

After several years of moderate variations in the nominal exchange rate, the Peso lost more than 30% of its value with respect to the U.S. Dollar in each of 2013 and 2014, and in 2015, the Peso lost approximately 52% of its value with respect to the U.S. Dollar, including a depreciation of approximately 34% mainly experienced after December 17, 2015 following the announcement of the lifting of a significant portion of exchange restrictions.  During 2016, the nominal exchange rate experienced moderate variations.  This was followed by an appreciation of the Peso with respect to the U.S. Dollar of approximately 3.02% from January 1, 2017 through May 12, 2017.  There can be no assurance that the Argentine Peso will not depreciate or appreciate again in the future.

The following table sets forth the high, low, average and period-end exchange rates for the periods indicated, expressed in pesos per U.S. dollar and not adjusted for inflation.  There can be no assurance that the peso will not depreciate or appreciate again in the future.  The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

	Exchange Rates
	(in pesos per U.S. dollar)
Period	High(1)	Low(1)	Average(1)(2)	Period End(1)
2012	4.92	4.30	4.55	4.92
2013	6.52	4.98	5.55	6.52
2014	8.55	7.87	8.23	8.55
2015	13.04	8.64	9.45	13.04
2016	15.89	13.96	14.99	15.89
2016:
October	15.23	15.07	15.17	15.15
November	15.87	14.92	15.35	15.87
December	16.03	15.50	15.84	15.89
2017:
January	16.08	15.81	15.91	15.90
February	15.80	15.36	15.59	15.48
March	15.65	15.39	15.52	15.39
April	15.49	15.19	15.36	15.40
May (through May 12)	15.53	15.29	15.41	15.44

(1)              Reference exchange rate (ask price) published by the National Bank of Argentina (Banco de la Nación Argentina, or “Banco Nación”).

(2)              Yearly data reflect average of month end rates; monthly data reflect average of daily rates.

v

Fluctuations in the exchange rate between the peso and the U.S. dollar affect the U.S. dollar equivalent of the peso price of the Telecom Class B Shares and the Nortel Preferred Shares on the BYMA and may also indirectly affect the market price of the Telecom ADSs and the Nortel ADSs.

This prospectus contains translations of various peso amounts into U.S. dollars at specified rates solely for your convenience.  You should not construe these translations as representations by us that the nominal peso or constant peso amounts actually represent the U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated.

References herein to “pesos” or “Ps.” are to Argentine pesos, and references to “U.S. dollars” or “U.S.$” are to United States dollars.

For purposes of the exchange, a “business day” means any day on which the principal offices of the SEC are open to accept filings and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

EXCHANGE CONTROLS

In January 2002, with the approval of the Public Emergency Law, Argentina declared a public emergency situation in its social, economic, administrative, financial and foreign exchange matters and authorized the Argentine Executive Branch to establish a system to determine the foreign exchange rate between the peso and foreign currencies and to issue foreign exchange-related rules and regulations.  Within this context, on February 8, 2002, through Decree No. 260/2002, the Argentine Executive Branch established (i) a single and free-floating foreign exchange market through which all foreign exchange transactions in foreign currency must be conducted and (ii) that foreign exchange transactions in foreign currency must be conducted at the foreign exchange rate to be freely agreed upon among contracting parties, subject to the requirements and regulations imposed by the Central Bank.

The following is a description of the main aspects of Central Bank regulations concerning outflows of funds from Argentina.

Outflow of Capital

Payment of Profits (Earnings and Dividends)

No limitations are imposed to access the foreign exchange market to pay earnings and dividends.  Access to the foreign exchange market for this purpose requires the presentation of an affidavit declaring compliance with the reporting regimes established by Communication “A” 3602 (dated May 7, 2002, as amended and supplemented) and Communication “A” 4237 (dated November 10, 2004, as amended and supplemented), as applicable.

Notwithstanding the above, as of December 31, 2016, pursuant to General Resolution No. 3,417/12, as amended, of the AFIP, Argentine residents who accessed the foreign exchange market to pay dividends and interests abroad (among other items), were obliged to previously inform in advance the payment of interests through the AFIP’s website and obtain an Advanced Sworn Statement of Payments made Abroad (Declaración Jurada de Pagos al Exterior).  However, on March 6, 2017, this resolution was abrogated by General Resolution AFIP 4008/17.

Non-residents have access to the foreign exchange market for payment of, among others, services, earnings and current transfers collected in Argentina according to the specific regulations that apply to non-residents to access the foreign exchange market.

Other Regulations

Transactions by non-residents

In December 2015, the Argentine government implemented a series of measures to deregulate and implement more flexible rules regarding foreign exchange controls.  Communications “A” 5850, “A” 5861, “A” 5899, “A” 6037, “A” 6058, “A” 6067, “A” 6137, “A” 6150 and “A” 6174, in each case as amended, were implemented along with certain other reforms and collectively referred hereto as the “New Regulations.”  The New Regulations sets forth the regulations applicable to access to the foreign exchange market by non-residents.

In this respect, financial entities can grant access to the foreign exchange market with a sworn affidavit by the client regarding the reason for which the foreign exchange market is being accessed in the case of transactions involving the transfer of foreign currency abroad, and the sale of cash, checks and travelers checks in foreign currency, to the following non-resident clients:

(a)         International organizations and institutions acting as official export credit agencies;

(b)         Diplomatic and consular representatives and diplomatic staff authorized in the country to the extent that such transfers are made in the exercise of their respective functions; and

(c)          Representations from courts, authorities or departments, special missions, bilateral commissions or bodies established by international treaties or agreements, to which Argentina is a party, to the extent that such transfers are made in the exercise of their respective functions.

Access to the foreign exchange market by non-residents can be also granted for transfers of funds collected in Argentina to overseas accounts, provided that the non-resident files a sworn affidavit declaring that the funds correspond to:

(1)       Argentine import payments.

(2)       Foreign debt with residents for Argentine imports of goods.

(3)       Services, rents and other overseas current transfers.

(4)       Financial indebtedness originating in external loans of non-residents.

(5)       Earnings from bonds and secured loans issued by the Argentine government issued in pesos.

(6)       Recovery of claims in local bankruptcy proceedings and collection of debts under reorganization proceedings to the extent that the non-resident client has been recognized as creditor by a final non-appealable decision of the court of such proceedings.

(7)       Inheritance, in accordance with the declaration of inheritance.

(8)       Benefits or funds from services and sales of received securities, granted by the Argentine government in the framework established by Law Nos. 24,043, 24,411 and 25,914.

(9)       Indemnifications awarded by local courts in favor of non-residents.

(10)     Repatriations of direct investments in companies in the private, non-financial sector that do not control local financial institutions and/or real estate, provided that the foreign beneficiary is either a natural or legal entity residing or incorporated and established in, or the payment is performed, in domains, jurisdictions, territories or associated states that are considered “cooperators for the purposes of fiscal transparency” according to the provisions of Article 1 of Decree 589/2013, as amended and supplemented for the following purposes:

(a)         sale of the direct investment;

(b)         final liquidation of the direct investment;

(c)          capital reduction decided by the local company; and

(d)         reimbursement of irrevocable contributions by the local company.

The intervening entity must verify compliance with the “Report of Direct Investments,” if applicable.

(11)         Collections of services or sales proceeds of other portfolio investments (and their profits) provided that the foreign beneficiary is either a natural or legal person residing in or incorporated and established in domains, jurisdictions, territories or associated states that are considered “cooperators for the purposes of fiscal transparency” according to the provisions of Article 1 of Decree 589/2013, as amended and supplemented.  These portfolio investment repatriations include, but are not limited to, portfolio investments in shares and ownership interests in local companies, investments in mutual funds and local trusts, purchases of portfolios of loans granted to residents by local banks, purchases of invoices and promissory notes for local business transactions, investments in local bonds issued in pesos and in foreign currency payable locally, as well as purchases of other internal receivables.

In each of the cases listed above, access to the foreign exchange market is also possible for residents for the transfer of funds to a non-resident.  In all cases, before accessing the foreign exchange market, the intervening authority must ensure that the requirements established by the regulations are complied with.  When access to the foreign exchange market is granted to the resident, an exchange ticket will be created in his or her name, and the reason for declaration will be the one corresponding to the type of operation.

The remaining sale transactions of currency, cash, checks and travelers checks in foreign currency to non-residents shall be subject to the prior authorization of the Central Bank when the amount exceeds the equivalent of U.S.$ 10,000 per calendar month across all entities authorized to deal in foreign currency transactions.  For transactions below that amount, only identity validation will be required pursuant to applicable regulations under “Valid Identification Documentation” issued by the Central Bank.

For capital services and income from public bonds issued by the Argentine government in foreign currency and other bonds issued by residents in foreign currency that are deposited by non-residents in Argentine custody accounts, the non-resident can choose among the following options: the collection in foreign currency, crediting the funds in an Argentine account in foreign currency on his behalf or the transfer of funds to his own account abroad.  In these cases, no exchange tickets will be issued.

If, after payment, the beneficiary of the funds wants to convert the collected funds in foreign currency into pesos, the purchase must be done in the foreign exchange market in accordance with the general regulations relating to portfolio investments by non-residents.

Transactions carried out on behalf of and for non-resident clients by intermediaries contemplated in the Law No. 21,526, that are not “Pension and Retirement Fund Managers” or mutual funds, must take place on behalf of the non-resident client that is granted the access to the foreign exchange market.

Capital Markets

As of December 31, 2016, securities-related transactions carried out through stock exchanges and authorized securities markets were to be paid in any of the following: (i) in pesos, (ii) in foreign currency through electronic fund transfers from and to sight accounts in local financial institutions or (iii) through wire transfers against foreign accounts.  Under no circumstances was the settlement of these securities purchase and sale transactions to be made in foreign currency bills or through deposits in escrow accounts or in third-party accounts (Communication “A” 4308).  However, this provision was repealed by Communication “A” 6220 on April 12, 2017.

Report of issuances of securities and other foreign indebtedness of the private financial and non-financial sector

Pursuant to Communication “A” 3602, as amended, all individuals and legal entities in the private financial and non-financial sector must report their outstanding foreign indebtedness (whether peso or foreign currency-denominated) at the end of each quarter.  The debts incurred and repaid within the same calendar quarter need not be reported.

Direct Investment Reports

Communication “A” 4237 established reporting requirements in connection with direct investments made by local residents abroad and by non-residents in Argentina, which is still in force as of the date of this prospectus.  Direct investments are defined as those that reflect the long-standing interest of a resident in one economy (direct investor) in another economy’s resident entity, such as an ownership interest representing at least 10% of a company’s capital stock or voting rights.  The reporting requirements prescribed by this Communication “A” 4237 are to be met on a biannual basis.

Notwithstanding the above, there can be no assurance that the Central Bank will not require again its prior authorization for, or restrict in some other way, the transfer of funds abroad for principal and/or interest payments by Telecom to its foreign creditors or for dividend payments by Telecom to its foreign shareholders.

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION AND THE NORTEL PREFERRED SPECIAL MEETING

The following are some questions that you may have regarding the proposed Reorganization and the other matters being considered at the Nortel Preferred Special Meeting and brief answers to those questions.  We urge you to read the remainder of this prospectus carefully, including, without limitation, the Preliminary Reorganization Agreement, a copy of which is attached to this prospectus as Annex A, because the information in this section does not provide all the information that might be important to you with respect to the proposed Reorganization.  Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this prospectus.

Q:          What are the reasons for the Reorganization?

A:           The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

Q:          What is the Reorganization?

A:           The Reorganization refers to the corporate organization under the Argentine General Companies Law No. 19,550, as amended (the “Argentine Corporations Law”) of Nortel, Sofora, Personal and Telecom through which the Absorbed Companies will be absorbed by Telecom, which will be the surviving company and continue to be called “Telecom Argentina S.A.”

Q:          What will happen in the Reorganization?

A:           The Reorganization consists of a series of steps and is governed by the Preliminary Reorganization Agreement and the Argentine Corporations Law.

Upon consummation of the Reorganization described in this prospectus, (a) Nortel, Sofora and Personal will be dissolved without liquidation and cease to exist, (b) all issued Nortel Securities, Sofora Common Shares and shares of capital stock of Personal will be cancelled and (c) Telecom will assume all of the rights and obligations of Nortel, Sofora and Personal.  Nortel will (i) convert a portion of its Telecom Class A Shares to Telecom Class B Shares at the ratio of one Telecom Class B Share for each Telecom Class A Share; (ii) distribute its Telecom Class B shares (including all of the Telecom Class B Shares resulting from the conversion of Nortel’s Telecom Class A Shares) to the holders of Nortel Preferred Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio); (iii) distribute its remaining Telecom Class A shares to the holders of Sofora Common Shares at the Ordinary Distribution Ratio; and (iv) cancel all of the Nortel Securities.

For more information regarding the steps and agreements involved, see “The Reorganization” in this prospectus.

Q:          Which company will survive the Reorganization?

A:           If the Reorganization is approved, the Absorbed Companies will be absorbed into Telecom, and Telecom will be the surviving company.

Q:          What will be the name of the reorganized company if the Reorganization is approved?

A:           If the Reorganization is approved, the reorganized company, which we also refer to as the “surviving company,” will be Telecom Argentina S.A.  Nortel, Sofora and Personal will no longer exist as separate entities.

Q:   What is the status of the Reorganization?

A:           As of March 31, 2017, the Preliminary Reorganization Agreement has been approved by the Boards of Directors of the Participating Companies.  Shareholders of the Participating Companies will be asked to approve the terms and conditions of the Reorganization, including the Preliminary Reorganization Agreement and related documentation, at their respective general shareholders’ meetings in the case of Nortel, Telecom, Personal and Sofora and at the Nortel Preferred Special Meeting and Nortel Common Special Meeting in the case of Nortel.  Once such shareholder approvals have been received, the Participating Companies will take such actions required to complete all other regulatory and administrative requirements related to the Reorganization, including seeking the ENACOM Authorizations and an administrative consent from the CNV.  The distribution of Telecom Class B Shares to holders of Nortel Preferred Shares (including all of the Telecom Class B Shares resulting from the conversion of Nortel’s Telecom Class A Shares) to the holders of Nortel Preferred Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio) and of Telecom Class A Shares to holders of Sofora Common Shares and the cancellation of the Nortel Securities and Sofora Common Shares will occur on the Reorganization Completion Date.

Q:          What will happen to the Nortel Preferred Shares and Nortel ADSs in the Reorganization, and what will holders of Nortel Preferred Shares and Nortel ADSs receive if the Reorganization is completed?

A:           If the Reorganization is approved and consummated, holders of Nortel Preferred Shares will receive 134.565053 Telecom Class B Shares for each Nortel Preferred Share and holders of Nortel ADSs will receive 1.34565053 Telecom ADSs for each Nortel ADS.  Upon the consummation of the Reorganization, all Nortel Securities will be cancelled.

Q:          Are the Telecom Securities and the Nortel Preferred Shares and Nortel ADSs traded on any stock exchange?

A:           Telecom Class B Shares and Nortel Preferred Shares are listed and traded on the BYMA under the symbol “TECO2” and “NORT6,” respectively.  The Telecom ADSs and the Nortel ADSs are listed and traded on the NYSE under the symbols “TEO” and “NTL,” respectively.  Nortel ADSs are also listed on the Luxembourg Stock Exchange.

Q:          If I hold Nortel ADSs, how will my fractional entitlements to Telecom ADSs be treated at the time of the Reorganization?

A:           As a result of the Reorganization, subject to compliance with the provisions of each of the Amended and Restated Deposit Agreement, dated as of May 22, 1997 (the “Nortel ADS Deposit Agreement”), among Nortel, JPMorgan Chase Bank, N.A., as depositary for the Nortel ADSs (the “Nortel ADS Depositary”) and all holders from time to time of Nortel American depositary receipts issued thereunder evidencing Nortel ADSs, the holders of Nortel ADSs will be entitled to receive 1.34565053 Telecom ADSs for each Nortel ADS.  Telecom ADSs will be issued pursuant to, and subject to the terms and conditions of, the Deposit Agreement dated as of November 8, 1994 (as amended on August 28, 1997, the “Telecom ADS Deposit Agreement”) among Telecom, JPMorgan Chase Bank, N.A., as depositary for the Telecom ADSs (the “Telecom ADS Depositary”) and all holders from time to time of Telecom American depositary receipts issued thereunder evidencing Telecom ADSs.  No fractional Telecom ADSs will be issued.  Fractional entitlements to Telecom ADSs will be aggregated and sold.  The net proceeds from the sale of fractional entitlements to Telecom ADSs will be distributed on a pro rata basis to the holders of Nortel ADSs that otherwise would have been entitled to receive a fraction of a Telecom ADS.

Q:          Will holders of Nortel Preferred Shares or Nortel ADSs have to pay brokerage commissions?

A:           Holders of Nortel Preferred Shares or Nortel ADSs will not have to pay brokerage commissions if their Nortel Preferred Shares or Nortel ADSs are registered in their name.  However, if such securities are held through a bank or broker or a custodian, holders of Nortel Preferred Shares or Nortel ADSs should inquire as to whether any other transaction fee or service charges may be charged by the broker or custodian in connection with the Reorganization.

Q:          What shareholder approvals are needed in connection with the Reorganization?

A:           The Nortel Reorganization will require the affirmative votes of holders representing at least two-thirds of the outstanding Nortel Preferred Shares pursuant to Section 9(i) of the terms of issuance of the Nortel Preferred Shares.  At the Nortel Special Meeting, holders representing more than 50% of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting must vote to approve the loss of preferential rights of the Nortel Preferred Shares caused by the Nortel Reorganization, and holders representing at least two-thirds of the outstanding Nortel Preferred Shares are required to approve the deletion of Section 9 from the terms of issuance of the Nortel Shares.  Finally, at the Nortel Common Special Meeting, holders representing more than 50% of the total outstanding Nortel Common Shares are required to approve the dilution of voting rights as a result of the Reorganization.

In addition, the Reorganization will require the affirmative votes of (i) holders representing more than 50% of the total outstanding capital stock of Nortel entitled to vote at an extraordinary general shareholders’ meeting of Nortel, (ii) holders representing more than 50% of the total outstanding capital stock of Sofora entitled to vote at an extraordinary general shareholders’ meeting of Sofora, (iii) holders representing more than 50% of the total outstanding capital stock of Personal entitled to vote at an extraordinary general shareholders’ meeting of Personal and (iv) holders representing more than 50% of the shares of Telecom present at an ordinary and extraordinary general shareholders’ meeting of Telecom that meets the quorum requirements for each matter to be voted on.

Q:          Do Sofora and Nortel intend to vote the Nortel Shares and Telecom Shares that they directly beneficially own, respectively, in favor of the Reorganization?

A:           Yes.  With respect to Nortel, Sofora’s Board of Directors intends to cause Sofora to vote all of its Nortel Common Shares in favor of the Reorganization.

With respect to Telecom, Nortel’s Board of Directors intends to cause Nortel to vote the 502,034,299 Telecom Class A Shares and the 36,832,408 Telecom Class B Shares that it directly owns, representing 55.60% of the total outstanding capital stock of Telecom, in favor of the Reorganization.

The votes of Sofora and Nortel will be sufficient to approve the Reorganization at the extraordinary general shareholders’ meeting of Nortel and ordinary and extraordinary general shareholders’ meeting of Telecom, provided that the Reorganization will also be subject to the approval of the shareholders at the Nortel Preferred Special Meeting.

In addition, Telecom intends to vote all of the outstanding capital stock of Personal in favor of the Reorganization.

Q:          Do the holders of Nortel Preferred Shares and Nortel ADSs have appraisal rights in connection with the Reorganization?

A:           Holders of Nortel Preferred Shares and Nortel ADSs will not have any appraisal or dissenters’ rights under the Argentine Corporations Law or under Nortel’s bylaws (estatutos sociales) in connection with the Reorganization, and neither Nortel nor Telecom will independently provide holders of Nortel Preferred Shares and Nortel ADSs with any such rights.  A dissenter’s right of appraisal is not available pursuant to Section 245 of the Argentine Corporations Law in the event of a merger between two companies where holders of listed shares of a company that is being dissolved as a result of a merger receive listed shares of the surviving entity.

Q:          Are there risks associated with the Reorganization that I should consider in deciding whether to vote for the Reorganization?

A:           Yes.  There are risks related to the Reorganization that are discussed in this document.  See, in particular, the detailed description of the risks associated with the Reorganization in “Risk Factors.”

Q:          What happens if the Reorganization is not approved?

A:           If the Reorganization is not approved, Sofora intends to retain ownership of all Nortel Securities and Telecom Securities that it holds, either directly or indirectly, and continue to treat the Absorbed Companies as subsidiaries of Sofora.

Q:          As a holder of Nortel ADSs, what should I do to receive Telecom ADSs?

A:           Upon the effectiveness of the Reorganization, Nortel will terminate the Nortel ADS Deposit Agreement, and all holders of Nortel ADSs will be required to surrender their Nortel ADSs for cancellation in order to receive, in the form of Telecom ADSs issued by the Telecom ADS Depositary, the number of Telecom Class B Shares that the Nortel ADS Depositary receives in connection with the distribution by Nortel of Nortel’s Telecom Class B Shares to which they are entitled, subject, in each case, to prior payment of applicable fees, charges and expenses, including, without limitation taxes, as provided for in the Nortel ADS Deposit Agreement (in the case of surrenders) and Telecom ADS Deposit Agreement (in the case of issuances), as the case may be.  If you are a holder of Nortel ADSs, you will be required to surrender your American depositary receipt to the Nortel ADS Depositary and make the above referenced payments in order to receive your Telecom Class B Shares in the form of Telecom ADSs.  If you are not a registered holder of your Nortel ADSs but hold your Nortel ADSs through a broker, bank, custodian or other nominee, you will need to arrange with your broker, bank, custodian or other nominee to make such surrender and to make the above-referenced payments on your behalf in order for the Nortel ADS Depositary to arrange for such Nortel ADSs to be cancelled and exchanged for Telecom ADSs.  If you hold Nortel ADSs in direct registration form (i.e., registered in your name but not represented by an American depositary receipt), upon payment of the applicable fees, charges and expenses, including taxes owing to the Nortel ADS Depositary and the Telecom ADS Depositary, the Nortel ADS Depositary will arrange for the cancellation of your Nortel ADSs, deliver the number of Telecom ADSs received in the Reorganization in respect of your Nortel ADSs to the order of the Telecom ADSs Depositary, and instruct the Telecom ADS Depositary to issue and deliver the applicable number of Telecom ADSs to you in direct registration form.

Q:          Why am I receiving this document?

A:           In connection with the Nortel Reorganization, this document is required to be delivered to all holders of Nortel Preferred Shares and Nortel ADSs that are U.S. residents.  This document is being distributed to you for informational purposes only.  You should carefully review it because as a shareholder of Nortel you will be entitled to vote, or, in the case of holders of Nortel ADSs, instruct the Nortel ADS Depositary to vote, at the Nortel Preferred Special Meeting that will be called in order for the holders of Nortel Preferred Shares to approve the Nortel Reorganization.

Q:          What are the U.S. federal income tax consequences of the Reorganization and the payment of cash in lieu of fractional Telecom B Share or Telecom ADS interests?

A:           There is no guidance directly on point for U.S. federal income tax purposes concerning the simultaneous mergers of multiple companies into a single company under the Argentine Corporations Law.  We expect that the Reorganization will be a tax-free reorganization for U.S. federal income tax purposes.  Accordingly, we expect that (i) a U.S. holder will recognize no gain or loss upon receipt of Telecom Class B Shares or Telecom ADSs pursuant to the Reorganization, except for any gain or loss that may result from your receipt of cash instead of fractional shares of Telecom Class B Shares or fractional interests in Telecom ADSs, (ii) a U.S. holder’s holding period in the Telecom Class B Shares or Telecom ADSs will include the holding period of the Nortel Preferred Shares or Nortel ADSs exchanged therefor and (iii) a U.S. holder’s tax basis in the Telecom Class B Shares or Telecom ADSs will be the same as the holder’s tax basis in the Nortel Preferred Shares or Nortel ADSs, as applicable, at the time of the distribution of Telecom Class B Shares or ADSs.

The U.S. federal income tax consequences of the Reorganization are complex.  You should read the section entitled “U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Q:          What are the Argentine tax consequences of the Reorganization?

A:           The Reorganization of the Absorbed Companies and Telecom qualifies as a “tax-free reorganization” under Section 77 of Law No. 20,628, as amended (the “Argentine Income Tax Law”), and the Argentine Income Tax Law’s Decreto Reglamentario 1344/98 (the “Regulatory Decree”); therefore, we believe the shareholders will not have to recognize any Argentine-source income in connection with the distribution of Nortel’s Telecom Class B Shares to holders or Nortel Preferred Shares.

In order for the Reorganization to qualify as a tax-free reorganization under the Argentine Income Tax Law and the Regulatory Decree, the companies must give formal notice of the Reorganization and submit other documentation to the AFIP within 180 calendar days from the Reorganization Effectiveness Date and comply with certain other requirements, as further described under “Argentine Tax Consequences—Tax Consequences Related to the Reorganization.”

Q:          What will be the accounting treatment of the Reorganization?

A:           The distribution by Nortel of its Telecom Class B Shares will be accounted for under the predecessor basis of accounting, as permitted by International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).  Under the predecessor basis of accounting, assets and liabilities of all Participating Companies will be consolidated into Telecom at their respective carrying amounts.

Q:          Are any other approvals necessary for the completion of the Reorganization?

A:           Except for the shareholder approvals and the regulatory and administrative authorizations described under “Regulatory and Administrative Matters,” there are no other approvals necessary to complete the Reorganization.

Q:          Are there any conditions to the Reorganization?

A:           The effectiveness of the Reorganization is subject to the satisfaction of the following conditions:

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Absorbed Companies and Telecom at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora and at the Nortel Preferred Special Meeting and Nortel Common Meeting in the case of Nortel;

•                  Telecom has prepared its technical and operational systems with the capacity to absorb the operations of the Absorbed Companies;

•                  the execution of the Final Reorganization Agreement, as required under Argentine law;

•                  the receipt of the ENACOM Amortization Authorization;

•                  the receipt of the ENACOM Nortel Authorization;

•                  the receipt of the ENACOM Licenses Authorization; and

•                  the amortization in full of 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock (see “The Reorganization—Effects of the Reorganization—Sofora’s Bono de Goce”).

In addition, the Participating Companies currently expect that the Reorganization will be completed as of the Reorganization Completion Date on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Reorganization and (ii) the registration of the Final Reorganization Agreement with the Public Registry of the City of Buenos Aires, among others.

No assurance can be given as to when or whether any of these approvals and consents will be obtained or conditions satisfied, the terms and conditions that may be imposed in connection with the consents and approvals, or the consequences of failing to obtain the consents and approvals.

Q:          How will my rights as a Nortel ADS holder change after the Reorganization?

A:           By receiving Telecom ADSs, you will be entitled to certain rights as a shareholder of Telecom that are different from your rights as a shareholder of Nortel.  See “Comparison of the Rights of Shareholders of Telecom and Nortel.”  The Telecom Class B Shares and Telecom ADSs to be distributed in the Reorganization will have the same rights (including the right to receive dividends) as the Telecom Class B Shares and the Telecom ADSs prior to the Reorganization, as set forth in Telecom’s bylaws (estatutos sociales) and the Telecom Deposit Agreement.

Q:          Who can vote, and what is the record date for the Nortel Preferred Special Meeting?

A:           Only holders of Nortel Preferred Shares who are shareholders of record as of close of business, Buenos Aires time, on the date that is three business days prior to the date of the Nortel Preferred Special Meeting will be entitled to attend and vote at such meeting.  Holders of Nortel Preferred Shares must register their intention to attend such meeting at least three business days prior to the meeting by sending a duly executed notice of attendance in writing to Nortel and a statement of account certifying the holder’s ownership of the Nortel Shares issued by Caja de Valores S.A.

The Nortel ADS Depositary shall fix a record date as soon as practicable for the determination of the holders of Nortel ADSs who shall be entitled to give instructions for the exercise of voting rights at such meeting.  Holders of Nortel ADSs will not be permitted to attend any meeting of Nortel’s shareholders.

Q:          Where and when is the Nortel Preferred Special Meeting?

A:           Nortel will hold the Nortel Preferred Special Meeting at Alicia Moreau de Justo 50, City of Buenos Aires at                , Buenos Aires time on                 , 2017.

Following the Nortel Preferred Special Meeting, we will publish notice of the Reorganization for a period of three days, in accordance with Article 83 of Argentine Corporations Law.

Q:          How do I vote, and do I have to attend the Nortel Preferred Special Meeting in person to vote?

A:           Holders of Nortel Preferred Shares

Holders of Nortel Preferred Shares may attend the Nortel Preferred Special Meeting in person or by proxy to vote.  In either case, you may also grant an Argentine power of attorney to an attorney-in-fact who must attend the meeting in person and vote your shares on your behalf.  If you are a foreign company, you will be requested to show evidence of your registration as a foreign shareholder to the Public Registry of the City of Buenos Aires, pursuant to the terms of Section 123 of the Argentine Corporations Law.

Holders of Nortel ADSs

Holders of Nortel ADSs whose ownership is directly recorded on the registry of the Nortel ADS Depositary by the record date will receive instructions on how to provide voting instructions to the Depositary with respect to the shares underlying their Nortel ADSs, provided the Nortel ADS Depositary receives adequate advance notice of the meeting.  Upon receipt of instructions of an eligible registered holder of Nortel ADSs in the manner and on or before the date established by the Nortel ADS Depositary for such purpose, the Nortel ADS Depositary will endeavor insofar as practicable and permitted under the provisions of or governing the Nortel Shares represented thereby to vote or cause to be voted such Nortel Preferred Shares represented by the ADSs evidenced by such eligible registered holder of Nortel ADSs in accordance with such instructions.  Beneficial owners of Nortel ADSs which are held by a custodial entity such as a bank, broker, custodian or other nominee and who wish to provide voting instructions must follow the procedures established by such entity with respect to providing voting instructions.  In order to do so, beneficial owners of Nortel ADSs should contact the bank, broker, custodian or other nominee through which their Nortel ADSs are held for instructions on how to do so.  See “The Nortel Preferred Special Meeting—Manner of Voting.”

Q:          What happens if I abstain from voting or do not vote?

A:           Holders of Nortel Preferred Shares

If you hold Nortel Preferred Shares (not Nortel ADSs) and do not attend the Nortel Preferred Special Meeting, your Nortel Preferred Shares will not contribute to the quorum required at such meeting.  If you hold Nortel Preferred Shares, attend the Nortel Preferred Special Meeting and contribute to the required quorum, and abstain from voting, your abstention will have the same effect as a negative vote for the purposes of calculating the votes required to approve the Reorganization and the loss of the preferential rights of the Nortel Preferred Shares.

In order to have a quorum at the Nortel Preferred Special Meeting, at least 50% of the outstanding Nortel Preferred Shares must be present or represented at the meeting following the first call, or at least one Nortel Preferred Share must be present or represented at the meeting following the second call if a quorum was not reached on the first call.

Holders of Nortel ADSs

Nortel Preferred Shares underlying Nortel ADSs for which no voting instruction is submitted to the Nortel ADS Depositary will not be voted.

Q:          When will holders of Nortel Preferred Shares be entitled to receive dividends on the Telecom Class B Shares that they acquire in the Reorganization?

A:           You will be entitled to receive any dividends that have a record date that falls after the Reorganization Effectiveness Date.

Q:          Who can help answer my questions?

A:           If you have any questions about the Reorganization, you should contact Nortel at:

Alicia Moreau de Justo 50 (C1107AAB)—Buenos Aires Argentina +54-11-4968-3631 Attention: Maria Blanco Salgado www.nortelsa.com.ar

SUMMARY

The following is a summary that highlights information contained in this prospectus.  This summary may not contain all the information that is important to you.  For a more complete description of the Preliminary Reorganization Agreement and the transactions contemplated thereby, we encourage you to read carefully this entire prospectus, including the attached annexes.  In addition, we encourage you to read the information incorporated by reference into this prospectus, which includes important business and financial information about Nortel and Telecom that has been filed with the SEC.  You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information.”

The Companies

Telecom

Telecom is one of the largest private-sector companies in Argentina in terms of revenues, net income, capital expenditures and number of employees.  Telecom has a non-expiring license to provide fixed-line telecommunications services in Argentina, and it also provides other telephone-related services such as international long-distance service, data transmission, IT solutions outsourcing and Internet services.  Through Telecom’s subsidiaries, Telecom also provides mobile telecommunications services (primarily through its wholly owned subsidiary Personal) and international wholesale services.

As of December 31, 2016, Telecom had approximately 3,920 thousand lines of service, its Internet services reached 1,738 thousand access points and its wireless services had 19,514 thousand subscribers in Argentina and 2,538 thousand in Paraguay.

Telecom is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Telecom is 99 years from the date of registration with the Public Registry of the City of Buenos Aires (July 13, 1990).  Telecom conducts its business under the commercial name “Telecom.”  Telecom’s principal executive offices are located at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB).  Telecom’s telephone number is (54-11) 4968-4000.  Telecom’s website address is www.telecom.com.ar.  None of the information available on its website or elsewhere will be deemed to be included or incorporated by reference into this prospectus.

Selected Financial Information

This prospectus incorporates by reference the audited consolidated financial statements of Telecom as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016 included in the Telecom 2016 Form 20-F, which we refer to as the “Telecom Audited Financial Statements.”  The Telecom Audited Financial Statements have been prepared in accordance with IFRS as issued by the IASB and are presented in Argentine pesos.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Telecom Audited Financial Statements and the notes thereto incorporated by reference in this prospectus.

	For the year ended December 31,
INCOME STATEMENT DATA	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$, except per share and per ADS data in U.S.$)(1)	(in millions of pesos, except per share and per ADS data in pesos)
Total revenues and other income	3,557	53,323	40,540	33,388	27,350	22,196
Operating expenses (without depreciation and amortization)	(2,595)	(38,899)	(29,674)	(24,686)	(19,786)	(15,626)
Operating expenses - depreciation and amortization	(413)	(6,198)	(4,438)	(3,243)	(2,873)	(2,612)
Gain /(Loss) on disposal of PP&E and impairment of PP&E	(26)	(383)	(199)	(16)	(173)	8
Operating income	523	7,843	6,229	5,443	4,518	3,966

	For the year ended December 31,
	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$, except per share and per ADS data in U.S.$)(1)	(in millions of pesos, except per share and per ADS data in pesos)
Other, net(2)	(150)	(2,244)	(1,102)	253	528	229
Income tax expense	(106)	(1,594)	(1,692)	(1,967)	(1,792)	(1,463)
Net income	267	4,005	3,435	3,729	3,254	2,732
Other Comprehensive Income, net of tax	18	263	257	243	133	91
Total Comprehensive Income	285	4,268	3,692	3,972	3,387	2,823
Total Comprehensive Income attributable to Telecom Argentina	276	4,142	3,580	3,837	3,285	2,745
Total Comprehensive Income attributable to Non-controlling Interest	9	126	112	135	102	78
Number of shares outstanding at year-end (in millions of shares)(3)	969	969	969	969	969	984
Net income per share (basic and diluted)(4)	0.27	4.10	3.51	3.79	3.27	2.73
Net income per ADS(5)	1.37	20.51	17.56	18.95	16.35	13.64
Dividends per share(6)	0.14	2.06	0.83	1.24	1.03	0.82
Dividends per ADS(7)	0.70	10.32	4.15	6.20	5.11	4.10

	As of December 31,
FINANCIAL POSITION DATA	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$)(9)	(in millions of pesos)
Current assets	979	15,562	11,492	6,393	9,751	6,986
PP&E and intangible assets	1,936	30,757	25,622	19,140	12,745	10,549
Other non-current assets	100	1,595	1,351	784	634	274
Total assets	3,015	47,914	38,465	26,317	23,130	17,809
Current liabilities	1,039	16,511	16,914	9,097	9,050	5,883
Non-current liabilities	725	11,525	3,941	2,451	2,029	1,768
Total liabilities	1,764	28,036	20,855	11,548	11,079	7,651
Total equity	1,251	19,878	17,610	14,769	12,051	10,158
Equity attributable to Telecom	1,217	19,336	17,194	14,418	11,783	9,959
Non-controlling Interest	34	542	416	351	268	199
Total Capital Stock(8)	62	984	984	984	984	984

(1) Solely for the convenience of the reader, peso amounts for the year ended December 31, 2016 have been translated into U.S. dollars at the annual average rate for U.S. dollars quoted by Banco Nación for the year 2016, of Ps.14.99 to U.S.$1.00.

(2) Other, net includes Finance income and expenses.

(3) Number of ordinary shares outstanding at year-end (as of December 31, 2016, 2015, 2014 and 2013 excludes treasury shares).

(4) Calculated based on the weighted average number of ordinary shares outstanding during each period (969,159,605 for the years 2016, 2015 and 2014, 978,939,079 shares for the year 2013, and 984,380,978 shares for the year 2012).

(5) Calculated based on the equivalent in ADSs to the weighted average number of ordinary shares outstanding during each period (193,831,921 ADSs for the years 2016, 2015 and 2014, 195,787,816 ADSs for the year 2013 and 196,876,196 ADSs for the year 2012).

(6) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per share of Ps.2.06, payable in two installments of Ps.0.72 and Ps.1.34, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.05 and U.S.$0.09, respectively.

(7) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per ADS of Ps.10.32, payable in two installments of Ps.3.61 and Ps.6.71, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.25 and U.S.$0.45, respectively.

(8) Ordinary shares of Ps.1 of nominal value each.

(9) Solely for the convenience of the reader, peso amounts as of December 31, 2016 have been translated into U.S. dollars at the ask rate for U.S. dollars quoted by Banco Nación on December 30, 2016 of Ps.15.89 to U.S.$1.00.

Nortel

Nortel was organized by a consortium of Argentine and international investors to acquire a controlling interest in the common stock of Telecom as the first step in Argentina’s privatization of its fixed-link public telecommunications services and basic telephone services.  See “Item 7—Major Shareholders and Related Party Transactions” of the Nortel 2016 Form 20-F.  As of December 31, 2016, Nortel owned approximately 54.74% of the capital stock of Telecom.  However, Nortel’s ownership of the outstanding shares amounts to 55.60% of Telecom’s outstanding shares because, as of the date of this prospectus, Telecom owns 15,221,373 of its own Telecom Class B Shares.  See “Item 10—Additional Information—Bylaws and Terms and Conditions of Issuance of Series B Preferred Shares—Nortel’s Capital Stock” of the Nortel 2016 Form 20-F. Nortel’s sole substantial activity is owning such stock and its sole substantial source of cash income is cash dividends paid on such stock.  As of December 31, 2016, Nortel’s only significant asset was its investment in shares of Telecom.

Nortel is a stock corporation (sociedad anónima) organized under the laws of Argentina on October 31, 1990.  The duration of Nortel is 99 years from such date of organization.  The Company’s business offices are located at Alicia Moreau de Justo 50 (C1107 AAB) Buenos Aires, Argentina and its telephone number is (54-11) 4968-3631.  Nortel’s operations are limited only by its corporate purpose as stated in its bylaws, which is to invest in companies, other than financial services companies generally, and to invest in Telecom specifically.  Nortel was formed with the sole intention of investing in Telecom as required by Argentina’s privatization process.  Nortel Inversora S.A.’s commercial names are “Nortel Inversora” outside of Argentina and “Nortel” or “Nortel Inversora” in Argentina.

Selected Financial Information

This prospectus incorporates by reference the audited consolidated financial statements of Nortel as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016 included in the Nortel 2016 Form 20-F, which we refer to as the “Nortel Audited Financial Statements.”  The Nortel Audited Financial Statements have been prepared in accordance with IFRS as issued by the IASB and are presented in Argentine pesos.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Nortel Audited Financial Statements and the notes thereto incorporated by reference in this prospectus.

	For the year ended December 31,
INCOME STATEMENT DATA	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$, except per share and per ADS data in U.S.$)(1)	(in millions of pesos, except per share and per ADS data in pesos)

Total revenues and other income	3,557	53,322	40,539	33,388	27,350	22,196
Operating expenses (without depreciation and amortization)	(2,597)	(38,936)	(29,697)	(24,705)	(19,804)	(15,640)
Operating expenses - depreciation and amortization	(413)	(6,198)	(4,438)	(3,243)	(2,873)	(2,612)
Gain /(Loss) on disposal of PP&E and impairment of PP&E	(26)	(383)	(199)	(16)	(173)	8
Operating income	521	7,805	6,205	5,424	4,500	3,952
Other, net (2)	(148)	(2,214)	(1,067)	277	516	187
Income tax expense	(107)	(1,604)	(1,704)	(1,975)	(1,807)	(1,464)
Net income	266	3,987	3,434	3,726	3,209	2,675
Other Comprehensive Income, net of tax	18	263	257	243	133	90
Total Comprehensive Income	284	4,250	3,691	3,969	3,342	2,765
Total Comprehensive Income attributable to Nortel	153	2,284	1,990	2,131	1,766	1,446
Total Comprehensive Income attributable to Non-controlling Interest	131	1,966	1,701	1,838	1,576	1,319
Number of shares of common stock outstanding at year-end	5,330,400	5,330,400	5,330,400	5,330,400	5,330,400	5,330,400
Net income per share of common stock (3)	14.00	209.92	181.04	195.27	164.72	135.32

	For the year ended December 31,
	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$, except per share and per ADS data in U.S.$)(1)	(in millions of pesos, except per share and per ADS data in pesos)

Number of Nortel Preferred Shares outstanding at year-end	1,470,455	1,470,455	1,470,455	1,470,455	1,470,455	1,470,455
Net income per Nortel Preferred Share (4)	48.68	729.73	629.52	678.79	572.60	470.39
Number of shares of Telecom outstanding at year-end (in millions of shares) (5)	969	969	969	969	969	984
Net income per share of Telecom (basic and diluted)(6)	0.27	4.10	3.51	3.79	3.27	2.73
Net income per ADS of Telecom (7)	1.37	20.51	17.56	18.95	16.35	13.64
Dividends per share of Telecom (8)	0.14	2.06	0.83	1.24	1.03	0.82
Dividends per ADS of Telecom (9)	0.70	10.32	4.15	6.20	5.11	4.10
Dividends per Nortel Preferred Share(12)	24.88	363.59	189.78	182.75	154.59	3.66
Dividends per share of common stock of Nortel(13)	7.15	104.56	54.58	52.58	44.46	1.05

	As of December 31,
FINANCIAL POSITION DATA	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$)(10)	(in millions of pesos)

Current assets	983	15,620	11,569	6,581	9,836	7,000
PP&E and intangible assets	1,936	30,757	25,622	19,140	12,745	10,549
Other non-current assets	100	1,597	1,351	784	636	277
Total assets	3,019	47,974	38,542	26,505	23,217	17,826
Current liabilities	1,040	16,524	16,945	9,115	9,086	5,895
Non-current liabilities	725	11,527	3,944	2,454	2,029	1,768
Total liabilities	1,765	28,051	20,889	11,569	11,115	7,663
Total equity	1,254	19,923	17,653	14,936	12,102	10,163
Equity attributable to Nortel	680	10,797	9,605	8,185	6,603	5,457
Non-controlling Interest	574	9,126	8,048	6,751	5,499	4,706
Total Capital Stock (11)	4	68	68	68	68	68

(1) Solely for the convenience of the reader, peso amounts for the year ended December 31, 2016 have been translated into U.S. dollars at the annual average rate for U.S. dollars quoted by Banco Nación for the year 2016, of Ps.14.99 to U.S.$1.00.

(2) Other, net includes Finance income and expenses.

(3) Calculated based on the weight average number of shares of common stock outstanding during the period; excludes from net income amounts accrued for the payment of dividends to holders of preferred stock.

(4) Calculated based on the weight average number of  Nortel Preferred Shares outstanding during each year.  In April 1997, Nortel’s shareholders decided in an extraordinary meeting to amend the right to dividends, reducing the formula for the calculation of dividends on Nortel Preferred Shares from 49.46% to 48.96% beginning June 16, 1997.

(5) Number of ordinary shares of Telecom outstanding at year-end (as of December 31, 2016, 2015, 2014 and 2013 excludes treasury shares).

(6) Calculated based on Telecom’s weighted average number of ordinary shares outstanding during each period (969,159,605 for the years 2016, 2015 and 2014, 978,939,079 shares for the year 2013, and 984,380,978 shares for the year 2012).

(7) Calculated based on Telecom’ equivalent in ADSs to the weighted average number of ordinary shares outstanding during each period (193,831,921 ADSs for the years 2016, 2015 and 2014, 195,787,816 ADSs for the year 2013 and 196,876,196 ADSs for the year 2012).

(8) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per Telecom share of Ps.2.06, payable in two installments of Ps.0.72 and Ps.1.34, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.05 and U.S.$0.09, respectively.

(9) The dividends approved by the shareholders meeting held on April 29, 2016 represented a dividend per Telecom ADS of Ps.10.32 , payable in two installments of Ps.3.61 and Ps.6.71, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.25 and U.S.$0.45, respectively.

(10) Solely for the convenience of the reader, peso amounts as of December 31, 2016 have been translated into U.S. dollars at the ask rate for U.S. dollars quoted by Banco Nación on December 30, 2016 of Ps.15.89 to U.S.$1.00.

(11) 5,330,400 shares of common stock of Ps.10.0 of nominal value each and 1,470,455 Nortel Preferred Shares of Ps.10 of nominal value each.

(12) This amount includes the dividends for the year ended December 31, 2016 approved by Nortel’s Board of Directors on April 29, 2016 and August 9, 2016 and the dividends in advance approved by Nortel’s Board of Directors on October 24, 2016 and subsequently ratified by the Shareholders meeting held on April 27, 2017. The total amount represented a dividend per Nortel Preferred Share of Ps.363.59, comprising of Ps.126.52, Ps.57.28 and Ps. 179.79 per share, respectively, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$9.01, U.S.$3.84 and U.S.$12.03 per share, respectively.

(13) This amount include the dividends for the year ended December 31, 2016 approved by Nortel’s Board of Directors held on April 29, 2016 and August 9, 2016 and the dividends in advance approved by Nortel’s Board of Directors on October 24, 2016 and subsequently ratified by the shareholders meeting held on April 27, 2017. The total amount represented a dividend per Nortel Common Share of Ps.104.56, comprising of Ps.36.39, Ps.16.47 and Ps. 51.70 per share, respectively, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$2.59, U.S.$1.10 and U.S.$3.46 per share, respectively.

Sofora

The purpose of Sofora is to invest in Nortel.  Sofora owns 100% of the common stock of Nortel as of December 31, 2016.  Sofora’s sole activity is owning such stock and its sole source of cash income is cash dividends paid on such stock.

Sofora is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Sofora is 99 years from the date of registration (September 25, 2003).

Selected Financial Information

This prospectus has attached as Annex B the audited consolidated financial statements of Sofora as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016 (the “Sofora Audited Financial Statements”).  The Sofora Audited Financial Statements have been prepared in accordance with IFRS as issued by the IASB and are presented in Argentine pesos.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Sofora Audited Financial Statements.

	For the year ended December 31,
INCOME STATEMENT DATA	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$, except per share in U.S.$)(1)	(in millions of pesos, except per share data in pesos)

Total revenues and other income	3,557	53,322	40,539	33,388	27,350	22,196
Operating expenses (without depreciation and amortization)	(2,599)	(38,961)	(29,708)	(24,714)	(19,807)	(15,642)
Operating expenses - depreciation and amortization	(413)	(6,198)	(4,438)	(3,243)	(2,873)	(2,612)
Gain /(Loss) on disposal of PP&E and impairment of PP&E	(26)	(383)	(199)	(16)	(173)	8
Operating income	519	7,780	6,194	5,415	4,497	3,950
Other, net (2)	(141)	(2,109)	(964)	337	516	187
Income tax expense	(109)	(1,639)	(1,744)	(1,990)	(1,807)	(1,465)
Net income	269	4,032	3,486	3,762	3,206	2,672
Other Comprehensive Income, net of tax	18	263	257	243	132	90
Total Comprehensive Income	287	4,295	3,743	4,005	3,338	2,762
Total Comprehensive Income attributable to Sofora	81	1,211	1,067	1,124	897	735
Total Comprehensive Income attributable to Non-controlling Interest	206	3,084	2,676	2,881	2,441	2,027
Number of shares outstanding at year-end (in millions of shares)	440	440	440	440	440	440
Net income per share (basic and diluted)(3)	0.18	2.64	2.31	2.45	1.99	1.63
Dividends per share of Sofora(6)	0.10	1.41	0.64	0.53	—	—

	As of December 31,
FINANCIAL POSITION DATA	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$)(4)	(in millions of pesos)

Current assets	1,009	16,027	12,111	6,938	10,093	7,013
PP&E and intangible assets	1,936	30,757	25,622	19,140	12,745	10,549
Other non-current assets	100	1,597	1,351	790	638	277
Total assets	3,045	48,381	39,084	26,868	23,476	17,839
Current liabilities	1,043	16,571	17,084	9,148	9,112	5,908
Non-current liabilities	726	11,527	3,969	2,469	2,029	1,768
Total liabilities	1,769	28,098	21,053	11,617	11,141	7,676
Total equity	1,276	20,283	18,031	15,251	12,335	10,163
Equity attributable to Sofora	369	5,870	5,280	4,493	3,603	2,785
Non-controlling Interest	907	14,413	12,751	10,758	8,732	7,378
Total Capital Stock(5)	28	440	440	440	440	440

(1) Solely for the convenience of the reader, peso amounts for the year ended December 31, 2016 have been translated into U.S. dollars at the annual average rate for U.S. dollars quoted by Banco Nación for the year 2016, of Ps.14.99 to U.S.$1.00.

(2) Other, net includes finance income and expenses.

(3) Calculated based on the weighted average number of shares of common stock outstanding during the period.

(4) Solely for the convenience of the reader, peso amounts as of December 31, 2016 have been translated into U.S. dollars at the rate for U.S. dollars quoted by Banco Nación on December 30, 2016 of Ps.15.890 to U.S.$1.00.

(5) 439,702,000 shares of common stock of Ps.1.00 of nominal value each.

(6) This amount includes the dividends approved for the year ended December 31, 2016 by the shareholders meeting held on May 16, 2016 and the dividends in advance approved by Sofora’s Board of Directors on October 24, 2016 and subsequently ratified by the shareholders meeting held on March 28, 2017. The total amount represented a dividend per Sofora Share of Ps.1.41, comprising of Ps.0.77 and Ps. 0.64 per share, respectively, which translated into U.S. dollars using the ask rate published by the Banco Nación prevailing as of the date when dividends were available amounted to U.S.$0.06 and U.S.$0.04 per share, respectively.

The Reorganization

On March 31, 2017, the Preliminary Reorganization Agreement attached to this prospectus as Annex A was approved by the Boards of Directors of the Participating Companies.  Under the terms of the Preliminary Reorganization Agreement, the Absorbed Companies and Telecom have, subject to the approval by each of the Absorbed Companies and Telecom at the relevant shareholders’ meeting and other authorizations, agreed to the Reorganization pursuant to which the Absorbed Companies will be absorbed by Telecom, with Telecom being the surviving entity.  In connection with the dissolution of the Absorbed Companies, Nortel will distribute to holders of Nortel Preferred Shares all of the Telecom Class B Shares held by Nortel, including certain Telecom Class B Shares which Nortel will have converted from Telecom Class A Shares to Telecom Class B Shares.  Telecom will assume, by succession, all of the assets, liabilities, operations and activities, and will succeed to all of the rights and obligations, of each of the Absorbed Companies.  The surviving company will continue to be known as “Telecom Argentina S.A.”  We encourage you to read the Preliminary Reorganization Agreement attached hereto in its entirety.

The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

The Argentine Corporations Law, the Preliminary Reorganization Agreement and the resolutions adopted at the shareholders meetings of the Participating Companies will govern the Reorganization.  Shareholders of the Absorbed Companies and Telecom will be asked to vote on the decision to reorganize as contemplated by the Preliminary Reorganization Agreement at the shareholders meetings of each of the Absorbed Companies and Telecom, respectively.

If the Reorganization is approved by the shareholders of the Participating Companies, Telecom and each of the Absorbed Companies expect to enter into a Final Reorganization Agreement, which will be filed with the relevant Argentine authorities for registration and effectiveness of the Reorganization.  The cancellation of Nortel Shares and their exchange for Nortel’s Telecom Class B Shares as consequence of the Reorganization and the cancellation of Nortel ADSs and their exchange for Telecom ADSs will each take place after the Reorganization Completion Date.

The Reorganization qualifies as a tax-free reorganization under Argentine law.  Therefore, no Argentine capital gains or withholding tax would apply to investors receiving Nortel’s Telecom Class B Shares in the Reorganization in exchange for their Nortel Preferred Shares.  We can provide no assurances that the tax authorities will not challenge the Reorganization’s qualification as a tax-free reorganization.  Also, the consummation of the Reorganization may not occur for a significant period of time following the filing of this prospectus, in light of the requirements that each company to obtain shareholder approval, submit regulatory filings and complete a registration process.  In addition, the Reorganization is subject to a number of conditions, including approval by the shareholders of the four companies, and as a result we can provide no assurances as to when the Reorganization will be consummated or whether the Reorganization will be consummated at all.

If the Reorganization is not approved, Nortel will continue to be Telecom’s parent company and Telecom’s principal shareholder.

Telecom Class B Shares and Telecom ADSs Distribution

In the Reorganization, each holder of Nortel Preferred Shares will be entitled to receive Telecom Class B Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio).  Holders of Nortel Preferred Shares will not receive any additional distribution or consideration in cash or in kind in connection with the Reorganization (other than as a result of the conversion of Telecom Class A Shares into Telecom Class B Shares).

No fractional Telecom Class B Shares or Telecom ADSs will be issued.  Fractional entitlements to Telecom Class B Shares and Telecom ADSs will be aggregated and sold.  The net proceeds from the sale of fractional entitlements to Telecom Class B Shares and Telecom ADSs will be distributed on a pro rata basis to the holders of Nortel Preferred Shares and Nortel ADSs, as the case may be, that otherwise would have been entitled to receive a fraction of such securities.

The Telecom Class B Shares and Telecom ADSs to be distributed in the Reorganization will have the same rights (including the right to receive dividends) as the Telecom Class B Shares and Telecom ADSs, respectively,  prior to the Reorganization, as set forth in Telecom’s bylaws, except as may be amended at an extraordinary general meeting of Telecom shareholders.  See “The Reorganization—Effects of the Reorganization—Amendment to Telecom’s Bylaws.”

Based on the number of Nortel Preferred Shares outstanding on the date hereof, after the effective time of the Reorganization, former holders of Nortel Preferred Shares and Nortel ADSs will be entitled to receive approximately 20.42% of the total outstanding capital stock of Telecom on the date hereof in the form of Class B Shares or Telecom ADSs, assuming that Telecom does not issue any additional Telecom Class B Shares between the date hereof and the Reorganization Effectiveness Date.  See “The Reorganization—Reorganization Distribution” for more information.

Shareholders Entitled to Vote; Vote Required

All holders of Nortel Preferred Shares on the date that is three business days prior to the Nortel Preferred Special Meeting are entitled to vote at the Nortel Preferred Special Meeting.  See “The Nortel Preferred Special  Meeting—Who Can Vote.”

Nortel Preferred Shares generally do not have voting rights.  However, in the case of the Nortel Reorganization, (i) the Nortel Reorganization must be approved by holders representing at least two-thirds of the outstanding Nortel Preferred Shares in accordance with Section 9(i) of the terms of issuance of the Nortel Preferred Shares, and (ii) holders representing more than 50% of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting must approve the loss of preferential rights of the Nortel Preferred Shares.  The Nortel Preferred Shares will lose their preferential rights because the holders of Nortel Preferred Shares will receive Telecom Class B Shares with voting rights but no economic preferential rights as a result of the Nortel Reorganization.  In addition, holders representing at least two-thirds of the outstanding Nortel Preferred Shares are required to approve the deletion of Section 9 from the terms of issuance of the Nortel Preferred Shares.

Directors and Management of the Surviving Company After the Reorganization

Immediately following the Reorganization, the senior management and executives of Telecom, as the surviving company, shall remain the same as the senior management and executive team currently in place and overseeing the operations of the Absorbed Companies and Telecom.

On the Reorganization Effectiveness Date, in accordance with the Preliminary Reorganization Agreement, the Boards of Directors of the Absorbed Companies will be suspended, and Telecom’s Board of Directors shall assume the duties and responsibilities of each of the Absorbed Companies Boards of Directors.  Following the approval of the Reorganization by the shareholders meetings of each of the Absorbed Companies and Telecom, and once the creditors opposition period has ended, the Final Reorganization Agreement will be signed and its registration process initiated with the Public Registry of the City of Buenos Aires.  The composition of the Telecom’s Board of Directors will not change as a consequence of the Reorganization.

See “The Reorganization— Directors and Management of the Surviving Company After the Reorganization.”

Name and Executive Offices of the Surviving Company After the Reorganization

The surviving company shall continue to be known as “Telecom Argentina S.A.” upon the effectiveness of the Reorganization.  The executive offices of the company will continue to be located in Buenos Aires, Argentina.

Share Ownership of Directors, Executive Officers and their Affiliates

Prior to the completion of the Reorganization, Alejandro D. Quiroga López, Director of Legal and Regulatory Affairs of Telecom, Héctor Gaspar Buscalia, Director of Planning, Administration and Control and Roberto D. Nobile, Chief Operating Officer collectively hold less than one percent of the total outstanding shares entitled to vote at Telecom.  No other Telecom executive officer, member of Telecom’s Board of Directors or of the Supervisory Committee or their affiliates holds capital stock of Telecom entitled to vote.

Prior to the completion of the Reorganization, Christian Whamond, Alternate Director of Nortel, holds less than one percent of the total outstanding shares entitled to vote at Nortel.  No other Nortel executive officer, member of Nortel’s Board of Directors or of the Supervisory Committee or their affiliates holds Nortel Common Shares or Nortel Preferred Shares.

For comparison purposes, the voting threshold to approve the Reorganization is detailed under “Questions and Answers About the Reorganization and the Nortel Preferred Special Meeting—Q: What shareholder approvals are needed?” in this prospectus.

Stock Exchange Listings

The Telecom Class B Shares and the Nortel Preferred Shares are listed on the BYMA.  The Telecom ADSs and the Nortel ADSs are listed on the NYSE and additionally, Nortel ADSs are listed on the Luxembourg Stock Exchange.

After the Reorganization Completion Date, the Nortel Preferred Shares and Nortel ADSs will cease to exist and will no longer be admitted to trading or listed on the BYMA, Luxembourg Stock Exchange or the NYSE.

Dissenters’ Rights of Appraisal in the Reorganization

Holders of Nortel Preferred Shares and Nortel ADSs have no appraisal rights in connection with the Reorganization.

Conditions to Effectiveness of the Reorganization

The effectiveness of the Reorganization is subject to the satisfaction of the following conditions:

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Absorbed Companies and Telecom at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora and at the Nortel Preferred Special Meeting and Nortel Common Special Meeting in the case of Nortel;

•                  Telecom has prepared its technical and operational systems with the capacity to absorb the operations of the Absorbed Companies;

•                  the execution of the Final Reorganization Agreement, as required under Argentine law;

•                  the receipt of the ENACOM Amortization Authorization;

•                  the receipt of the ENACOM Nortel Authorization;

•                  the receipt of the ENACOM Licenses Authorization; and

•                  amortization in full of 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock.

In addition, the Participating Companies currently expect that the Reorganization will be completed as of the Reorganization Completion Date on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Reorganization and (ii) the registration of the Final Reorganization Agreement with the Public Registry of the City of Buenos Aires, among others.

No assurance can be given as to when or whether any of these approvals and consents will be obtained or conditions satisfied, the terms and conditions that may be imposed in connection with the consents and approvals, or the consequences of failing to obtain the consents and approvals.

Regulatory and Administrative Matters

The Reorganization is not subject to any additional regulatory or administrative requirements of any municipal, state, federal or foreign governmental agencies, other than those mentioned in this prospectus.  For more information, see “Regulatory and Administrative Matters.”

Taxation

The following is a summary.  U.S. holders are urged to consult their tax advisors regarding tax consequences of the Reorganization and of holding and disposing of Nortel Preferred Shares, Nortel ADSs, Telecom Class B Shares or Telecom ADSs.

U.S. Taxation

You should read the section entitled “U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Argentine Taxation

You should read the section entitled “Argentine Tax Consequences” for more information on the Argentine tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Accounting Treatment

The distribution by Nortel of its Telecom Class B Shares will be accounted for under the predecessor basis of accounting, as permitted by IFRS as issued by the IASB.  Under the predecessor basis of accounting, assets and liabilities of all Participating Companies will be consolidated into Telecom at their respective carrying amounts.

Comparison of the Rights of Telecom and Nortel Shareholders

On the Reorganization Completion Date, Nortel will distribute its Telecom Class B Shares and Telecom ADSs in exchange for the Nortel Preferred Shares or Nortel ADSs, respectively.  By receiving either Telecom Class B Shares or Telecom ADSs, holders of Nortel Preferred Shares and Nortel ADSs will be entitled to certain rights as a shareholder of Telecom that are different from your rights as a shareholder of Nortel.  See “Comparison of the Rights of Shareholders of Telecom and Nortel” in this prospectus.

Risk Factors

In deciding whether to vote in favor of the Reorganization, you should carefully consider the following risk factors:

•                  Market fluctuations may reduce the market value of the Telecom Class B Share and Telecom ADSs that we are offering to distribute to holders of Nortel Preferred Shares and holders of Nortel ADSs, respectively, because the Preferred B Share Distribution Ratio contemplated by the Reorganization is fixed.

•                  The value of the Telecom Class B Shares, including those represented by Telecom ADSs, being offered will fluctuate due to movements in exchange rates.

•                  Investors who own Nortel Preferred Shares but who do not wish to hold Telecom Class B Shares may sell the Telecom Class B Shares they receive or expect to receive in the Reorganization or sell their Nortel Preferred Shares prior to the consummation of the Reorganization.  This may put downward pressure on the market price of the Telecom Class B Shares that holders of Nortel Preferred Shares will receive in the Reorganization.  Arbitrageurs may also adversely influence the price of the Telecom Class B Shares.

•                  The Reorganization is subject to regulatory and shareholder approvals which may not be obtained, and any delay in completing the Reorganization may reduce or eliminate the benefits expected to be achieved as a result of the Reorganization.

•                  If the Reorganization is not consummated, holders of Nortel Preferred Shares will continue to be non-voting shareholders of Nortel.

•                  The business of Telecom and Personal and the Telecom Class B Shares and Nortel Securities may be adversely impacted if the Reorganization is not consummated.

•                  Telecom may fail to realize the synergies and benefits anticipated from the Reorganization.

•                  The receipt of Telecom Class B Shares or Telecom ADSs in the Reorganization may be taxable to Nortel ADS holders under U.S. federal income tax law.

•                  Certain rights of holders of Nortel Preferred Shares and Nortel ADSs will change as a result of the Reorganization.

•                  Though the Reorganization qualifies as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment that Argentine tax authorities will give to the Reorganization.

•                  The integration of the Absorbed Companies into Telecom is a complex process that may affect the operations and results of operations of Telecom.

See “Risk Factors” beginning on page 23.

COMPARATIVE PER SHARE MARKET DATA

The Boards of Directors of the Participating Companies approved the Preliminary Reorganization Agreement on March 31, 2017.  The following tables present the market value of the Telecom Class B Shares (on a historical basis) as of the last trading date for which stock prices were available prior to the date on which the Boards of Directors of the Participating Companies approved the Preliminary Reorganization Agreement.  Shareholders are urged to obtain current market information regarding the Nortel Securities and the Telecom Securities.  The market prices of these securities will fluctuate during the pendency of the Reorganization and thereafter, and may be different from the prices set forth below at the time you receive Telecom shares.

The Preferred B Share Distribution Ratio is 134.565053 Telecom Class B Shares for each Nortel Preferred Share and the ADS Distribution Ratio is 1.34565053 Telecom ADSs for each Nortel ADS.

Nortel Preferred Shares and Telecom Class B Shares

The following table presents the closing market prices per share as reported on the BYMA for Telecom Class B Shares as of February 6, 2017 and March 30, 2017 and Nortel Preferred Shares as of February 6, 2017:

	Telecom B Share		Nortel Preferred Shares		Nortel Preferred Shares
	Historical				Equivalent Basis
February 6, 2017(1)	Ps.	69.0	Ps.	8,150.0	Ps.	9,285.0
March 30, 2017(2)	Ps.	71.0	N/A		Ps.	9,554.1

(1) February 6, 2017 is the latest day for which trading prices are available for Nortel Preferred Shares on the BYMA.  Argentine securities markets are substantially smaller, less liquid and more volatile than major securities markets in the U.S.  Since their listing on the BYMA, the Nortel Preferred Shares have been illiquid.

(2) March 30, 2017 is the date preceding the date the Preliminary Reorganization Agreement was approved by the Board of Directors of the Participating Companies.

The “equivalent basis share price” of Nortel Preferred Shares represents the applicable market price for Telecom Class B Shares on the corresponding date, multiplied by the Preferred B Share Distribution Ratio of 134.565053 Telecom Class B Shares for each Nortel Preferred Share.

Nortel ADSs and Telecom ADSs

The following table presents the closing market prices per share as reported on the NYSE for Telecom ADSs and Nortel ADSs as of March 30, 2017:

	Telecom ADSs		Nortel ADSs		Nortel ADSs
	Historical				Equivalent Basis
March 30, 2017(1)	U.S.$	22.8	U.S.$	25.6	U.S.$	30.6

(1) March 30, 2017 is the date preceding the date the Preliminary Reorganization was approved by the Board of Directors of the Participating Companies.

The “equivalent basis share price” of Nortel ADSs represents the applicable market price for Telecom ADSs on the corresponding date, multiplied by the ADS Distribution Ratio of 1.34565053 Telecom ADSs for one Nortel ADS.

COMPARATIVE HISTORICAL AND EQUIVALENT BASIS PER SHARE DATA

The following comparative historical and equivalent basis per share data should be read in conjunction with the Telecom Audited Financial Statements and the Nortel Audited Financial Statements incorporated by reference into this prospectus and the Sofora Audited Financial Statements attached to this prospectus as Annex B.  No pro forma per share data is provided in this section for the reasons described in section “Summary Pro Forma Financial Information” below.

The following table presents historical, historical as adjusted (in the case of Sofora) and equivalent per share data.  The amounts presented reflect the following:

•                  Historical earnings per Telecom share (including Telecom’s Class A, B and C ordinary shares) is calculated by dividing net income attributable to Telecom (controlling interest) by the weighted average number of ordinary shares outstanding (969,159,605) during the year.

•                  Historical earnings per Nortel Preferred B share is calculated by dividing net income attributable to Preferred B Shares (approximately Ps.1,073 million) by the weighted average number of Preferred B Shares outstanding (1,470,455) during the year.

•                  Historical earnings per ordinary share of Sofora, as presented in the Sofora Audited Financial Statements, is calculated by dividing net income attributable to Sofora (controlling interest) by the weighted average number of total ordinary shares of Sofora (439,702,000) during the year.

•                  Historical dividend per Telecom share is calculated by dividing total dividends paid by Telecom to its shareholders by the weighted average number of shares outstanding during the year.

•                  Historical dividend per Nortel Preferred Share is calculated by dividing total dividends paid to holders of Nortel Preferred Shares by the weighted average number of Nortel Preferred Shares outstanding during the year.

•                  Historical dividend per ordinary share of Sofora is calculated by dividing total dividends paid by Sofora to its shareholders by the weighted average number of total ordinary shares of Sofora during the year.

•                  Historical book value per Telecom share is computed by dividing total shareholders’ equity attributable to Telecom (controlling interest) by the number of historical shares outstanding as of December 31, 2016.

•                  Historical book value per Preferred B share of Nortel is computed by dividing total shareholders’ equity attributable to Nortel Preferred B Shares (approximately Ps.5,286 million) by the number of historical Preferred B shares outstanding as of December 31, 2016.

•                  Historical book value per ordinary share of Sofora, as presented in the Sofora Audited Financial Statements, is computed by dividing total shareholders’ equity attributable to Sofora (controlling interest) by the number of total historical shares outstanding as of December 31, 2016.

•                  Equivalent basis information of Nortel Preferred B Shares reflects the historical amounts for Telecom Shares multiplied by the Nortel’s Preferred B Share Distribution Ratio, and the equivalent basis information of Sofora’s ordinary shares reflects Telecom’s historical amounts multiplied by the Ordinary Distribution Ratio.  For a comprehensive understanding of the Reorganization effect, this equivalent basis data should be read in conjunction with the market equivalent basis information provided in the section “Comparative per Share Market Data.”

	For the year ended December 31, 2016
	Telecom Shares (Classes A, B and C)		Nortel Preferred Shares				Sofora Ordinary Shares
	Historical		Historical		Equivalent Basis		Historical		Historical as adjusted(1)		Equivalent Basis
	(pesos)
Earnings per share (Basic and Diluted)(2)	Ps.	4.10	Ps.	729.73	Ps.	551.92	Ps.	2.64	Ps.	3.89	Ps.	4.68
Dividend per share	Ps.	2.06	Ps.	363.59	Ps.	277.69	Ps.	1.41	Ps.	2.08	Ps.	2.35
Book value per share	Ps.	19.95	Ps.	3,594.95	Ps.	2,684.75	Ps.	13.35	Ps.	19.63	Ps.	22.75

(1) Historical as adjusted data of Sofora includes the effect of the amortization in full of 140,704,640 Sofora’s ordinary shares subsequent to December 31, 2016 and prior to the Reorganization Effectiveness Date (see “The Reorganization—Conditions to Effectiveness of the Reorganization” in this prospectus).

(2) Since Telecom, Nortel and Sofora have no dilutive potential stock issuance, there are no dilutive earnings per share amounts.

UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION

No pro forma financial information of Telecom is presented in this section because there are no significant differences between the historical consolidated financial information and unaudited pro forma combined financial information of Telecom, including the pro forma adjustments giving effect to the Reorganization.

RISK FACTORS

In addition to the other information included in this prospectus, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote to adopt the Reorganization of the Absorbed Companies into Telecom as contemplated by the Preliminary Reorganization Agreement.  You should also consider the other information in this prospectus and the other documents incorporated by reference into this prospectus, including the Preliminary Reorganization Agreement, a copy of which is attached to this prospectus as Annex A.  See “Where You Can Find More Information.”

Risks Related to The Reorganization

Market fluctuations may reduce the market value of the Reorganization consideration we are offering to holders of Nortel Preferred Shares and Nortel ADSs because the Preferred B Share Distribution Ratio and the ADS Distribution Ratio contemplated by the Reorganization are fixed

Upon the consummation of the Reorganization, holders of Nortel Preferred Shares and Nortel ADSs will receive consideration that consists of a specified number of Telecom Class B Shares or Telecom ADSs, respectively, rather than a number of Telecom Class B Shares or Telecom ADSs with a specified market value.  As a result, the market value of Telecom Class B Shares and of Telecom ADSs that holders of Nortel Preferred Shares and Nortel ADSs receive in the Reorganization will fluctuate depending upon the market value of Telecom’s shares on the BYMA and on the NYSE, as applicable.  Accordingly, the market value of Telecom Class B Shares and of Telecom ADSs at the time at which they are received by holders of Nortel Preferred Shares Nortel ADS may vary significantly from their market value on the date of this prospectus and at the time of the closing of the Reorganization.

The value of the Telecom Class B Shares, including those represented by Telecom ADSs, being offered will fluctuate due to movements in exchange rates

There will be no adjustment to the stock consideration offered for changes in the market price of either Nortel Preferred Shares and Nortel ADSs, on the one hand, or Telecom Class B Shares and Telecom ADSs, on the other, or for movements in exchange rates.  Accordingly, the market value of the Telecom Class B Shares and Telecom ADSs that holders of Nortel Preferred Shares and Nortel ADSs, respectively, will receive upon the consummation of the Reorganization and the exchange rate between the peso and the U.S. dollar at the time could vary significantly from the market value of Telecom Class B Shares and Telecom ADSs and the peso-to-U.S. dollar exchange rate on the date of this prospectus.  The market value of the Telecom Class B Shares and Telecom ADSs to be distributed in the Reorganization and the peso-to-U.S. dollar exchange rate will also continue to fluctuate after the consummation of the Reorganization.  For historical exchange rate information, please see “Exchange Rates.”  You should obtain current market quotations for Nortel Preferred Shares and Nortel ADSs, on the one hand, and Telecom Class B Shares and Telecom ADS, on the other.

Investors who own Nortel Preferred Shares but who do not wish to hold Telecom Class B Shares may sell the Telecom Class B Shares they receive or expect to receive in the Reorganization or sell their Nortel Preferred Shares prior to the consummation of the Reorganization.  This may put downward pressure on the market price of the Telecom Class B Shares that holders of Nortel Preferred Shares will receive in the Reorganization.  Arbitrageurs may also adversely influence the price of the Telecom Class B Shares

Some holders of Nortel Preferred Shares may wish to sell their Nortel Preferred Shares prior to the consummation of the Reorganization, or, in the case of holders of Nortel Preferred Shares, the Telecom Class B Shares that they will receive in the Reorganization.  In addition, the market price of the Nortel Securities may be adversely affected by arbitrage activities prior to the consummation of the Reorganization.  These sales or the prospect of future sales, as well as arbitrage activity, could adversely affect the market price of Telecom Class B Shares.

The Reorganization is subject to regulatory and shareholder approvals which may not be obtained, and any delay in completing the Reorganization may reduce or eliminate the benefits expected to be achieved as a result of the Reorganization

The Reorganization is subject to the receipt of the requisite approvals by the shareholders of the Participating Companies, which may not be obtained or may be delayed.  In the event one or more of these approvals are not obtained, the Reorganization may not be consummated or its terms and conditions may be modified from the current agreement.

In addition to the shareholder approvals, the Reorganization requires certain regulatory and administrative approvals, some of which are beyond Telecom and Nortel’s control and any of which may prevent, delay or otherwise materially adversely affect the consummation of the Reorganization.  The consummation of the Reorganization requires certain authorizations from ENACOM, the receipt of an administrative consent from the CNV, the registration of the Final Reorganization Agreement with the Public Registry of the City of Buenos Aires, and the cancellation of the Nortel Preferred Shares requires the approval by the BYMA.  Additional authorizations may be necessary from other governmental or regulatory entities to consummate the Reorganization.  None of the Participating Companies can predict whether or when these approvals will be obtained.  Furthermore, the requirements for obtaining the required approvals, consents or clearances could delay the consummation of the Reorganization for a significant period of time or prevent it from occurring at all.  Any delay in completing the Reorganization could prevent or delay the combined company from realizing some or all of the anticipated cost savings, synergies, growth opportunities and other benefits that Telecom and Nortel expect to achieve if the Reorganization is successfully completed within the expected time frame.

If the Reorganization is not consummated, holders of Nortel Preferred Shares will continue to be non-voting shareholders of Nortel

If the Reorganization is not consummated, holders of Nortel Preferred Shares will continue to be non-voting shareholders in Nortel with no influence to the outcome of any matters that are or can be subject to shareholder approval, except in the event of certain payment defaults or breaches of certain covenants.  Holders of Nortel Preferred Shares have no rights over the appointment of directors, acquisition or disposition of substantial assets, the issuance of capital stock and other securities and the payment of dividends on Nortel Securities, except in the event of certain payment defaults or breaches of certain covenants.

If the Reorganization is not approved, Sofora intends to retain ownership of all of its Telecom Securities and will continue to treat Telecom, Nortel and Personal as subsidiaries.  Furthermore, Sofora may decide to cause Nortel to delist from any or all of the NYSE, the BYMA and Luxembourg Stock Exchange, withdraw the Nortel Shares from the public offering regime in Argentina or terminate the Nortel Deposit Agreement and deregister the Nortel Preferred Shares and the Nortel ADSs under the Exchange Act.  The decision would depend on, among other factors, Sofora’s management’s evaluation of the public float, trading volumes and liquidity of the Nortel Securities and the expenses of the Nortel Securities listed.  In order to withdraw the Nortel Shares from the public offering regime in Argentina under Argentine law, Nortel and/or Sofora would need to initiate a mandatory tender offer whereby they offer all Nortel shareholders that voted against the withdrawal of Nortel Shares the right to sell their Nortel Shares at a fair price (precio equitativo) based on certain parameters including the six-month weighted trading average value.  The liquidity of any Nortel Security outstanding would be materially and adversely affected upon the withdrawal from the public offering regime, deregistration or delisting from either or any of the BYMA, the NYSE and the Luxembourg Stock Exchange, as holders of Nortel Securities would likely no longer have an active trading market in which to sell such securities.

The businesses of Telecom and Personal and the Telecom Class B Shares and Nortel Securities may be adversely impacted if the Reorganization is not consummated

There can be no assurance that the Reorganization will occur, as the Reorganization is subject to certain conditions including shareholders’, regulatory and administrative approvals, among others.  We cannot guarantee that these conditions will be satisfied and that the Reorganization will be successfully completed.  The failure to consummate the Reorganization will prevent Telecom from reaping the expected benefits of the Reorganization, which could adversely affect its results of operations and financial condition and could adversely affect the price of the Telecom Class B Shares and the Nortel Securities.

In the case of Nortel Preferred Shares particularly, Nortel incurs considerable costs in order to maintain the listing of these shares on the BYMA, NYSE and the Luxembourg Stock Exchange, and if the Reorganization is not consummated, Nortel may need to consider reducing the markets in which its shares are listed.

Telecom may fail to realize the synergies and benefits anticipated from the Reorganization

The Reorganization may not achieve the synergies and benefits that the Participating Companies anticipate.  Telecom may face operational challenges as a result of the Reorganization, including difficulties integrating and developing Personal’s technology platform.  If Telecom experiences significant disruptions in their technology platform as a result of new technology acquired, Telecom’s business, results of operations and financial condition could be adversely affected.  In addition, higher than expected overhead and administrative expenses or an inability to eliminate duplicative overhead and administrative functions could cause Telecom not to realize the expected cost savings and synergies and leave Telecom’s business less profitable.

The receipt of Telecom Class B Shares or Telecom ADSs in the Reorganization may be taxable to Nortel ADS holders under U.S. federal income tax law

There is no direct guidance for U.S. federal income tax purposes on the simultaneous mergers of multiple companies into a single company pursuant to the Argentine Corporations Law.  Consequently, there is no assurance that the Reorganization will be a tax-free reorganization for U.S. federal income tax purposes.  We do not plan on seeking a legal opinion as to whether the Reorganization will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The U.S. federal income tax consequences of the Reorganization are complex.  You should read the section entitled “U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the Reorganization, and you should consult your own tax advisors regarding the tax consequences of the Reorganization in your particular circumstances.

Certain rights of holders of Nortel Preferred Shares and Nortel ADSs will change as a result of the Reorganization

Following completion of the Reorganization, holders of Nortel Preferred Shares and Nortel ADSs will no longer be holders of securities of Nortel.  There will be certain differences between your current rights as a holder of Nortel Preferred Shares or Nortel ADSs, on the one hand, and the rights to which you will be entitled as a holder of Telecom Class B Shares, on the other hand.  For a more detailed discussion of the differences in the rights of holders of Nortel Preferred Shares (including Nortel ADSs) and Telecom Class B Shares, see “Comparison of the Rights of Shareholders of Telecom and Nortel” in this prospectus.

Though the Reorganization qualifies as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment that the Argentine tax authorities will give to the Reorganization

Though Nortel expects that all requirements for the Reorganization to qualify as a tax-free reorganization will be met in accordance with Article 77 of the Argentine Income Tax Law, no assurances can be given as to the tax treatment that Argentine tax authorities will give to the Reorganization and whether and when those requirements will be met.  If the Reorganization qualifies as a tax-free reorganization under Argentine law, no Argentine capital gains or withholding tax would apply to investors receiving Telecom Class B Shares in the Reorganization in exchange for their Nortel Securities.  See “Argentine Tax Consequences—Tax Consequences Related to the Reorganization” for more detail on the issues related to the tax-free treatment of the Reorganization.  If the Reorganization does not qualify as a tax-free reorganization, each transfer of assets and liabilities to Telecom caused by the Reorganization shall be subject to tax in accordance with the respective applicable law and regulations and we may be required to revise Telecom’s, Nortel´s, Sofora´s and Personal´s tax return filings in order to reflect the fact that the proposed Reorganization would not be tax-free, which may have an adverse impact on Telecom’s financial condition and results of operations.

The integration of the Absorbed Companies into Telecom is a complex process that may affect the operations and results of operation of Telecom

The integration of the operations, personnel and culture of each of the Absorbed Companies is a complex process that is subject to important challenges that may not be successful, incur unforeseen costs or experience unexpected delays.  In particular, Telecom may experience difficulties in the integration of internal standards, controls, procedures, practices, policies, business systems, IT systems, customer service, personnel, networks, suppliers, technology and infrastructure.  Any of these could adversely affect the anticipated strategic and financial benefits from the Reorganization.

Risks Related to Argentina

You should read and consider the risk factors specific to Argentina.  These risks are described in the Telecom 2016 Form 20-F, the Nortel 2016 Form 20-F and in other documents that are incorporated by reference into this document.  See “Where You Can Find More Information” for more detail on the information incorporated by reference in this document.

Risks Related to Nortel’s Business

You should read and consider the risk factors specific to Nortel’s business.  These risks are described in the Nortel 2016 Form 20-F, and in other documents that are incorporated by reference into this document.  See “Where You Can Find More Information” for more detail on the information incorporated by reference in this document.

Risks Related to Telecom’s Shares and Business

You should read and consider the risk factors specific to Telecom’s shares and business.  These risks are described in the Telecom 2016 Form 20-F and in other documents that are incorporated by reference into this document.  See “Where You Can Find More Information” for more detail on the information incorporated by reference in this document.

THE NORTEL PREFERRED SPECIAL MEETING

Date, Time, Place, Purpose and Agenda

The Nortel Preferred Special Meeting will be held on         , 2017, at           , Buenos Aires time, at Alicia Moreau de Justo 50, Buenos Aires, Argentina.

The purpose of the Nortel Preferred Special Meeting is to approve the terms of the Nortel Reorganization and the loss of preferential rights of the Nortel Preferred Shares upon receiving Telecom Class B Shares.  In addition, Nortel will convene the Nortel Preferred Special Meeting to approve the deletion of Section 9 of the terms of issuance of the Nortel Preferred Shares.

Who Can Vote

All holders of Nortel Preferred Shares who are shareholders of record as of close of business, Buenos Aires time, on the date that is three business days prior to the date of the Nortel Preferred Special Meeting are entitled to vote at the Nortel Preferred Special Meeting.  Holders may cast one vote for each Nortel Preferred Share that they own on the date indicated above.  Such voting rights are governed by Section 250 of the Argentine Corporations Law and, in the case of the Nortel ADSs, the Nortel Deposit Agreement.

Holders of Nortel Preferred Shares.  Holders of Nortel Preferred Shares who intend to attend the Nortel Preferred Special Meeting must notify Nortel of their intention to do so at least three business days prior to the date of such meeting through a written notice signed by the holder of the Nortel Preferred Shares or an authorized representative acting on such holder’s behalf delivered to Nortel.  Along with the written notice, a statement of account crediting the ownership of the shares (or a beneficial interest therein) issued by Caja de Valores S.A.

Holders of Nortel ADSs.  In order to provide instructions to the Nortel ADS Depositary to exercise voting rights at the Nortel Preferred Special Meeting by proxy, holders of Nortel ADSs whose ownership is directly or indirectly recorded in the ADR Register (as defined in the Nortel ADS Depositary Agreement) of the Nortel ADS Depositary must follow the instructions described under “—Manner of Voting—Holders of Nortel ADSs Whose Ownership is Directly Recorded in the Nortel ADS Depositary’s Nortel ADR Register” or “—Manner of Voting—Beneficial Owners of Nortel ADSs Whose Ownership is Indirectly Recorded in the Nortel ADS Depositary’s Nortel ADR Register,” as applicable.

Vote Required for Adoption of Decision to Reorganize

In order to effect the Reorganization, holders of Nortel Preferred Shares and Nortel ADSs must adopt the decision to consent to the terms of the Nortel Reorganization and the loss of preferential rights of the Nortel Preferred Shares upon receiving Telecom Class B Shares at the Preferred B Share Distribution Ratio (or in the case of the holders of Nortel ADSs, at the ADS Distribution Ratio).  The decision to consent to the terms of the Nortel Reorganization requires the approval of holders representing at least two-thirds of the outstanding Nortel Preferred Shares pursuant to Section 9(i) of the terms of issuance of the Nortel Preferred Shares, and the loss of preferential rights of the Nortel Preferred Shares requires the approval of holders representing more than 50%  of the Nortel Preferred Shares present at the Nortel Preferred Special Meeting.

In order to have a quorum at the Nortel Preferred Special Meeting, at least 50% of the outstanding Nortel Preferred Shares must be present or represented at the meeting following the first call, or at least one Nortel Preferred Share must be present or represented at the meeting following the second call if a quorum was not reached on the first call.

Manner of Voting

Holders of Nortel Preferred Shares.  Holders of Nortel Preferred Shares may submit their vote for or against the submitted proposal or abstain from voting at the Nortel Preferred Special Meeting in person or by personal proxy.  All Nortel Preferred Shares entitled to vote and represented by duly completed proxies received prior to the Nortel Preferred Special Meeting in accordance with the applicable formalities, and not revoked, will be voted at the Nortel Preferred Special Meeting as instructed on the proxies

Directors, members of Telecom’s supervisory committee, managers and other employees of Nortel may not be proxies.  Proxies may be granted through private instrument with the signature certified by a notary public and legalized by apostille if certified abroad.  This prospectus does not constitute a proxy statement.  We are not asking you for a proxy, and you are requested not to send us a proxy.

Holders of Nortel ADSs Whose Ownership is Directly Recorded in the Nortel ADS Depositary’s Nortel ADR Register.  The Nortel ADS Depositary may, after consultation with Nortel if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Nortel) for the determination of the holders of Nortel ADSs who are entitled to give instructions for the exercise of any voting right.  Only the holders of Nortel ADSs on such record date shall be entitled to give such voting instructions.

As soon as practicable after receipt from Nortel of notice of any meeting or solicitation of consents or proxies of holders of Nortel Preferred Shares, the Nortel ADS Depositary shall distribute to holders of Nortel ADSs a notice stating (i) such information as is contained in such notice and any solicitation materials, (ii) that each Nortel ADS holder on the record date set by the Nortel ADS Depositary therefor will, subject to any applicable provisions of Argentine law, be entitled to instruct the Nortel ADS Depositary as to the exercise of the voting rights, if any, pertaining to the Nortel Preferred Shares represented by the ADSs and (iii) the manner in which such instructions may be given.  Upon receipt of instructions of a Nortel ADS holder on such record date in the manner and on or before the date established by the Nortel ADS Depositary for such purpose, the Nortel ADS Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Nortel Preferred Shares to vote or cause to be voted the Nortel Preferred Shares underlying the Nortel ADSs in accordance with such instructions.  The Nortel ADS Depositary will not itself exercise any voting discretion in respect of any Nortel ADSs.

There is no guarantee that Nortel ADS holders generally will receive the notice described above with sufficient time to enable such holder to return any voting instructions to the Nortel ADS Depositary in a timely manner.

Notwithstanding anything else contained in the Nortel Deposit Agreement, the Nortel ADS Depositary shall not have any obligation to take any action with respect to any shareholders meeting, or solicitation of consents or proxies, of holders of shares if the taking of such action would violate U.S. or Argentine laws.

Beneficial Owners of Nortel ADSs Whose Ownership is Not Reflected in their Name on the Books of the Nortel ADS Depositary.  Beneficial owners of Nortel ADSs whose Nortel ADSs are held through a bank, broker, custodian or other nominee must follow voting instructions of such bank, broker, custodian or other nominee regarding how and when to provide voting instructions with respect to the Nortel Preferred Special Meeting.  Beneficial owners of Nortel ADSs should contact the bank, broker, custodian or other nominee through which their Nortel ADSs are held for relevant instructions and deadlines.

Other Shareholders Meetings of the Absorbed Companies

In addition to the Nortel Preferred Special Meeting and the Nortel Common Special Meeting, each of the Absorbed Companies will convene the required general shareholders’ meetings to approve the Reorganization.  For more information, see “The Reorganization—Shareholders Meetings in connection with the Reorganization” in this prospectus.

THE REORGANIZATION

The following is a description of the material aspects of the Reorganization.  While we believe that the following description covers the material terms of the Reorganization, the description may not contain all the information that is important to you.  We encourage you to read carefully this entire prospectus, including the Preliminary Reorganization Agreement, a copy of which is attached to this prospectus as Annex A, for a more complete understanding of the Reorganization.

Overview

The Reorganization is subject to the terms and conditions set forth in the Preliminary Reorganization Agreement.  On March 31, 2017, each of the Boards of Directors of the Participating Companies approved the Preliminary Reorganization Agreement and the transactions contemplated thereunder as they related to their own operations.  The main purpose of the Reorganization is to absorb and consolidate the operations, assets and liabilities of the Absorbed Companies into Telecom, as the surviving entity that will continue to be known as “Telecom Argentina S.A.”  As a consequence of the Reorganization, (a) Nortel, Sofora and Personal will be dissolved without liquidation and cease to exist, (b) all issued Nortel Securities, Sofora Common Shares and shares of capital stock of Personal will be cancelled and (c) Telecom will assume all of the rights and obligations of each of the Absorbed Companies.  Pursuant to the terms of the Reorganization, Nortel will (i) convert a portion of its Telecom Class A Shares to Telecom Class B Shares at the ratio of one Telecom Class B Share for each Telecom Class A Share, (ii) distribute its Telecom Class B Shares (including all of the Telecom Class B Shares resulting from the conversion of Nortel’s Telecom Class A Shares) to the holders of Nortel Preferred Shares at the Preferred B Share Distribution Ratio, (iii) distribute its remaining Telecom Class A Shares to the holders of Sofora Common Shares at the Ordinary Distribution Ratio and (iv) cancel all Nortel Securities. If the Reorganization is consummated, holders of Nortel Securities will cease to have any equity interest in Nortel.

The distribution of the Telecom Class B Shares to the holders of Nortel Preferred Shares and Nortel ADS holders will be made at the Preferred B Share Distribution Ratio and the ADS Distribution Ratio, and the distribution of the Telecom Class A Shares to Fintech will be made at the Ordinary Distribution Ratio.

Telecom will not issue new Telecom Securities in connection with the Reorganization.  Only the Telecom Securities previously issued and currently held by Nortel will be distributed to its shareholders as a result of the Reorganization.

If the Reorganization is not consummated, holders of Nortel Securities will remain holders of Nortel Shares or Nortel ADSs, as the case may be.  Currently, there are 1,470,455 Nortel Preferred Shares (representing 21.62% of the total capital stock of Nortel), of which 99.8% (representing 1,467,692 Nortel Preferred Shares or 29,353,840 ADSs) are in ADS form.

On April 5, 2017, Telecom Nortel and Personal filed a form reorganization prospectus (prospecto de fusión) with the CNV, which describes the terms of the Reorganization.  The CNV authorized publication of the Argentine prospectus related to the Reorganization on              , 2017.

The Boards of Directors of the Participating Companies have called for general shareholders meetings to consider and approve the Reorganization, which are expected to be held on May 22, 2017 for Nortel and Sofora, and on May 23, 2017 for Telecom and Personal.

Background of the Reorganization

Nortel

Nortel was organized by a consortium of Argentine and international investors to acquire a controlling interest in the common stock of Telecom as the first step in Argentina’s privatization of its fixed-link public telecommunications services and basic telephone services.  See “Item 7—Major Shareholders and Related Party Transactions” of the Nortel 2016 Form 20-F.  As of December 31, 2016, Nortel owned approximately 7.64% Telecom Class B Shares and 100% of Telecom Class A Shares collectively representing 54.74% of the common stock of Telecom.  However, Nortel’s ownership of the outstanding Telecom Class A Shares and Telecom Class B Shares amounts to 55.60% of Telecom’s outstanding shares as of December 31, 2016 considering the 15,221,373 Class B Ordinary Shares which were repurchased by Telecom and are held in treasury.  Nortel’s sole activity is owning such stock and its sole source of cash income is cash dividends paid on such stock.  See “Item 10—Additional Information—Bylaws and Terms and Conditions of Issuance of Series B Preferred Shares—Nortel’s Capital Stock” of the Nortel 2016 Form 20-F.

Nortel is a stock corporation (sociedad anónima) organized under the laws of Argentina on October 31, 1990.  The duration of Nortel is 99 years from such date of organization.  The Company’s business offices are located at Alicia Moreau de Justo 50 (C1107 AAB) Buenos Aires, Argentina and its telephone number is (54-11) 4968-3631.  Nortel’s operations are limited only by its corporate purpose as stated in its bylaws, which is to invest in companies, other than financial services companies generally, and to invest in Telecom specifically.  Nortel Inversora S.A.’s commercial names are “Nortel Inversora” outside of Argentina and “Nortel” or “Nortel Inversora” in Argentina.

Telecom

Telecom is one of the largest private-sector companies in Argentina in terms of revenues, net income, capital expenditures and number of employees.  Telecom has a non-expiring license to provide fixed-line telecommunications services in Argentina, and it also provides other telephone-related services such as international long-distance service, data transmission, IT solutions outsourcing and Internet services.  Through its subsidiaries, it also provides mobile telecommunications services (primarily through its wholly owned subsidiary Personal) and international wholesale services.

At Telecom’s ordinary and extraordinary shareholders’ meeting held on June 22, 2015, the shareholders approved amendments to Telecom’s corporate purpose to include the provision of Audiovisual Communication Services.  Telecom obtained authorization for the amendments from the Federal Authority for Information and Communication Technologies (Autoridad Federal de Tecnologías de la Información y las Comunicaciones, or AFTIC, the predecessor of ENACOM) and the CNV.  IGJ registered the amendment to Telecom’s bylaws on September 26, 2015.

Telecom is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Telecom is 99 years from the date of registration with the Public Registry  of the City of Buenos Aires (July 13, 1990).  Telecom conducts its business under the commercial name “Telecom.”  Its principal executive offices are located at Alicia Moreau de Justo 50, City of Buenos Aires, Argentina (C1107AAB).  Telecom’s telephone number is (54-11) 4968-4000.  Its website address is www.telecom.com.ar.  None of the information available on Telecom’s website or elsewhere will be deemed to be included or incorporated by reference into this prospectus.

Sofora

The purpose of Sofora is to invest in Nortel.  Sofora owns 100% of the common stock of Nortel as of December 31, 2016.  Sofora’s sole activity is owning such stock and its sole source of cash income is cash dividends paid on such stock.

Sofora is incorporated as a sociedad anónima under the laws of Argentina.  The duration of Sofora is 99 years from the date of registration (September 25, 2003).

Personal

Personal is a wholly owned subsidiary of Telecom that provides mobile telecommunications services in Argentina and Paraguay and mobile financial services in Paraguay.

Reorganization Distribution

Pursuant to the terms and conditions of the Reorganization, the Telecom Class A Shares and the Telecom Class B Shares held by Nortel will be distributed among its respective shareholders as follows, (i) holders of Nortel Preferred Shares will receive Telecom Class B Shares at the Preferred B Share Distribution Ratio, and (ii) Fintech as indirect holder of 100% of the ordinary voting shares of Nortel, through Sofora, will receive Telecom Class A Shares at the Ordinary Distribution Ratio.  As a result, up to 197,871,855 Telecom Class B Shares, representing approximately 20.42% of the total outstanding capital stock of Telecom, shall be distributed to holders of Nortel Preferred Shares.  In order to effect such distribution to Nortel Preferred Shares under the form of Telecom Class B Shares, (i) Nortel will convert up to 161,039,447 of its Telecom Class A Shares to Telecom Class B Shares for distribution to holders of Nortel Preferred Shares, and (ii) Nortel will distribute to holders of Nortel Preferred Shares and Nortel ADSs all of the 36,832,408 Telecom Class B Shares held by Nortel.

No additional distribution or consideration in cash or in kind will be made or paid by Nortel or Telecom to the shareholders of Nortel in connection with the Reorganization or Nortel’s distribution of Telecom Class B Shares (other than as a result of the conversion of Telecom Class A Shares into Telecom Class B Shares).  No fractional Telecom B Shares or Telecom ADSs will be issued.  Fractional entitlements to Telecom Class B Shares and Telecom ADSs will be aggregated and sold.  The net proceeds from the sale of fractional entitlements to Telecom Class B Shares and Telecom ADSs will be distributed on a pro rata basis to the holders of Nortel Preferred Shares and Nortel ADSs, as the case may be, that otherwise would have been entitled to receive a fraction of such securities.

The Telecom Class B Shares to be distributed by Nortel in connection with the Reorganization will have the same rights (including the right to receive dividends) as the Telecom Class B Shares prior to the Reorganization, as set forth in Telecom’s bylaws (estatutos sociales), except as may be amended at an extraordinary general meeting of Telecom Shareholders.  See “The Reorganization—Effects of the Reorganization—Amendment to Telecom’s Bylaws.”

The cancellation of Nortel Securities and their exchange for Nortel’s Telecom Class B Shares as a result of the Reorganization will take place after the receipt of the administrative consent from the CNV in connection with the Reorganization and the Final Reorganization Agreement is registered with the Public Registry of the City of Buenos Aires.

The Telecom Class B Shares to be distributed in the Reorganization will be entitled to receive dividends in the same manner as the other Telecom Class B Shares in circulation prior to the Reorganization.

Effects of the Reorganization

General Effects

As a result of the Reorganization, Telecom will assume all of the assets, liabilities and operations of Sofora, Nortel and Personal, other than the shares of Telecom held by Nortel prior to the Reorganization.  Telecom will not be required to issue new shares of its capital stock in connection with the Reorganization.

Personal’s Debt Obligations

On December 10, 2015, Personal issued (i) Class I notes with an initial par value of Ps.571,505,000 due June 12, 2017, (ii) Class II notes with an initial part value of Ps.149,000,000 due December 10, 2018, (iii) Class III notes with an initial part value of Ps.721,969,404 due May 16, 2018 and (iv) Class IV notes with an initial par value of U.S.$77,900,400 due November 16, 2018 (collectively, the “Notes”).

In connection with the Reorganization, Telecom has agreed to assume on the Reorganization Effectiveness Date all of Personal’s rights and obligation arising from the Notes and their trust or fiscal agency agreements, if any.  As a result of such assumption and the universal succession by Telecom of all assets and liabilities of Personal pursuant to the terms of the Reorganization and Argentine law, the Reorganization is a merger authorized by the terms and conditions of the Notes and their holders will not have opposition rights with respect to the Reorganization.

In October 2016, Personal and the International Finance Corporation entered into a U.S.$400 million, six-year loan agreement (the “IFC Loan”), payable in eight equal semi-annual installments beginning in the first quarter of 2019.  The IFC Loan will be used to expand the 4G LTE network and to refinance short-term financial liabilities.

Additionally, in April 2017, Personal and the Inter-American Investment Corporation, a member of the Inter-American Development Bank Group, entered into a U.S.$100 million, six-year loan agreement (the “IIC Loan”), payable in eight equal semi-annual installments beginning in the first quarter of 2019.  The IIC Loan will be used to expand the 4G LTE network and to finance working capital and other financial needs.

As a result of the Reorganization, Telecom shall assume all obligations of Personal, including payment obligations and covenants, under the Notes, the IFC Loan and the IIC Loan.

Sofora’s Bono de Goce

In March 2017, W de Argentina—Inversiones S.A. (“WAI”) offered to Sofora and Sofora accepted with the consent of Fintech Telecom, LLC (“Fintech”), the controlling shareholder of Sofora, an offer to amortize, in two tranches, all of the shares of capital stock issued by Sofora and owned by WAI, equal to 140,704,640 shares.  As a result of the amortization, Sofora agreed to pay WAI an amount equal to the par value of WAI’s shares of capital stock issued by Sofora, such amount being equivalent to Ps.140,704,640, and issue in the name of WAI one or more dividend certificates (any such certificate, a “Bono de Goce”) evidencing WAI’s rights to dividends up to an aggregate amount of up to U.S.$470 million less the amounts paid to amortize the shares of Sofora owned by WAI, plus certain incremental amounts, with preference over the Telecom Class A Shares to be received by the shareholders of Sofora in the Reorganization.   The amortization of the first tranche of shares of capital stock of Sofora owned by WAI and representing 17% of the issued and outstanding capital stock of Sofora is expected to occur during May 2017, after which a Bono de Goce in the amount of U.S.$249,687,500 less the U.S. dollar equivalent to Ps.74,749,340 will be issued to WAI.  The amortization of the second tranche of shares of capital stock of Sofora owned by WAI and representing an additional 15% of the issued and outstanding capital stock of Sofora as of the date of this prospectus is subject to the authorization of ENACOM.  If this second amortization occurs, an additional Bono de Goce will be issued in an amount equal to U.S.$220,312,500 less the U.S. dollar equivalent to Ps.65,955,300.  Upon the completion of the amortizations, Fintech will be the sole shareholder of Sofora.

The principal terms and conditions of each Bono de Goce provide that: (i) dividend payments of up to the maximum amount under the Bono de Goce will be made only if and when Sofora resolves to pay a dividend, (ii) dividend payments made by Sofora shall be paid to the holder of the Bono de Goce with priority over to all other shareholders of Sofora, (iii) all dividends to be paid under the Bono de Goce will be paid by Sofora with liquid and realized profits (ganancias realizadas y líquidas, (iv) the maximum amount of dividends to be collected under the Bono de Goce shall accrete every year on June 1 on the amount of dividends that remain unpaid by Sofora as of May 31 of the relevant year at a rate that will be set by the Board of Directors of Sofora and WAI, (v) Sofora has a right to redeem the Bono de Goce at any time after the later of (x) 36 months from the date of issuance or (y) the payment of 60% of the maximum amount of dividends under the Bono de Goce and (vi) in the event that Sofora is absorbed by Telecom pursuant to the Reorganization, the preference over dividends provided in the Bono de Goce  will extend only to the shares received by Fintech as a result of the Reorganization, which will be the Telecom Class A Shares (which will be distributed exclusively to Fintech) but not to the Telecom Class B Shares.

If the Reorganization is consummated, Telecom will assume, by universal succession, all of the assets, liabilities, operations and activities, and will succeed to all of the rights and obligations, of Sofora as issuer of the Bono de Goce.  In no event shall the dividend rights under the Bono de Goce affect the dividend rights of holders of Telecom Class B Shares.

Amendment to Telecom’s Bylaws

In accordance with the terms and conditions of the Preliminary Reorganization Agreement, Telecom will amend its bylaws such that: (i) the clauses regulating the amortization of shares and the issuance of bonos de goce in accordance with Articles 223 and 228 of the Argentine Corporations Law are in alignment with terms of Sofora’s Bono de Goce, (ii) the conversion of shares in one class of shares to another class of shares may be done more expeditiously by notice to the Board of Directors without the need for a shareholders meeting, and (iii) the Telecom Class A Shares may be converted into Telecom Class B shares for distribution to holders of Nortel Preferred Shares.

Applicable Legal Framework

The Reorganization will be implemented in accordance with Article 82, Article 83 and the remaining applicable provisions of the Argentine Corporations Law, Article 77 of the Argentine Income Tax Law, and applicable rules from the CNV and BYMA.

Preliminary Reorganization Agreement

On March 31, 2017, the Boards of Directors of the Participating Companies approved the execution of the Preliminary Reorganization Agreement and the filing with the CNV and BYMA of the prior authorization request for the Reorganization by filing, among other documentation, a form of reorganization prospectus (prospecto de fusión).

The following summary describes the material provisions of the Preliminary Reorganization Agreement, a complete translated copy of which is attached to this prospectus as Annex A and is incorporated by reference into this prospectus.  This summary is qualified in its entirety by reference to the complete text of the Preliminary Reorganization Agreement and may not contain all the information about the Preliminary Reorganization Agreement that is important to you.

•                  The Distribution: Nortel will distribute to holders of Nortel Preferred Shares and Nortel ADSs all of its Telecom Class B Shares, including Telecom Class B Shares held by Nortel following the conversion of certain Telecom Class A Shares currently held by Nortel, in exchange for their Nortel Preferred Shares at the Preferred B Share Distribution Ratio (or the holders of Nortel ADSs at the ADS Distribution Ratio).  Nortel will also distribute the remaining portion of Telecom Class A Shares that it holds to Fintech.

•                  The Reorganization: Each of the Absorbed Companies will merge into Telecom, by way of a consolidation of their operations, assets and liabilities into Telecom, and Telecom will assume, by succession, the rights and obligations of each of the Absorbed Companies.  The surviving company will continue to be known as “Telecom Argentina S.A.”

•                  Purpose of the Reorganization: The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies’ creditors into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

•                  Reorganization Effectiveness Date:  The Reorganization Effectiveness Date is the date in which all of the conditions to effectiveness of the Reorganization are satisfied.  See “—Conditions to Effectiveness of the Reorganization” below.

•                  Management of the Absorbed Companies: As of the Reorganization Effectiveness Date, Telecom’s Board of Directors will be responsible for the management and administration of each of the Absorbed Companies’ operations, assets and liabilities, and the Board of Directors of the Absorbed Companies will be suspended pursuant to the Argentine Corporations Law.

•                  Reorganization Distribution Ratios: A holder of Nortel Preferred Shares will receive the Preferred B Share Distribution Ratio, which equals 134.565053 of Telecom Class B Shares for each Nortel Preferred Shares (or 1.34565053 Telecom ADS for each Nortel ADS).  A holder of Nortel Common Shares will receive the Ordinary Distribution Ratio, which equals 1.14046108 Telecom Class A Shares for each Sofora Common Share.

•                  No Capital Increase: The terms of the Reorganization permit Sofora and Nortel to make certain distributions to their respective shareholders prior to the consummation of the Reorganization.  As a consequence of such permitted distributions and the assumption of all the operations, assets and liabilities of each of the Absorbed Companies by Telecom, Telecom will not need to increase its capital stock in connection with the Reorganization.

•                  Applicable legal framework: With respect to Argentine law, the Reorganization will be carried out pursuant to the provisions of Sections 82 to 87 of the Argentine Corporations Law, the CNV regulations and the regulations of the Public Registry of the City of Buenos Aires.  The Reorganization is also carried on as a tax-exempted corporate reorganization within the framework set forth by Articles 77 and 78 of the Argentine Income Tax Law and other Argentine tax regulations.

Pursuant to Section I, Chapter XI, Title II of the CNV Rules, (approved by CNV Resolution 622/2013), when a public company decides to merge with another company (public or not), it is required to make a filing with the CNV at least 30 business days prior to the date of the shareholders meeting that will consider and approve the Reorganization. The filing consists of a prospectus describing the Reorganization that shall contain, among other items:

(a)         a description of the shares that will be issued in exchange for the shares of the absorbed company; form of the shares; exchange ratio and conditions of the exchange, grounds for the determination of the exchange ratio and a certification of an independent auditor regarding the exchange ratio;

(b)         decision to request the public offering of the new shares;

(c)          explanation about the reasons of the Reorganization and business, economic and financial impact of the Reorganization in the absorbing and absorbed company;

(d)         the limitations agreed by the merging companies regarding the administration and management of the business and their granting of guarantees for fulfillment of normal activity during the time which will elapse until the Reorganization is registered;

(e)          draft of amendment to the corporate bylaws of the absorbing company (if necessary); and

(f)           special purpose unconsolidated statement of financial position for the Reorganization from each company, and consolidated statement of financial position, prepared pursuant to Section 83 of the Argentine Corporations Law and the accounting standards and regulations of the CNV.

Shareholders Meetings in connection with the Reorganization

On May 22, 2017, each of Sofora and Nortel will hold an extraordinary general shareholders’ meeting to vote upon the Reorganization.  Sofora’s Board of Directors intends to cause Sofora to vote all of its Nortel Common Shares in favor of the Reorganization at the extraordinary general shareholders’ meeting of Nortel.  The affirmative vote of all of the Nortel Common Shares held by Sofora will be sufficient to approve the Reorganization at the extraordinary general shareholders’ meeting of Nortel.

On May 23, 2017, Telecom will hold an ordinary and extraordinary general shareholders’ meeting and Personal will hold an extraordinary general shareholders’ meeting to vote upon the Reorganization.  Nortel’s Board of Directors intends to cause Nortel to vote the 502,034,299 Telecom Class A Shares and the 36,832,408 Telecom Class B Shares that it directly beneficially owns, representing 55.60% of the total outstanding capital stock of Telecom, in favor of the Reorganization.  In addition, Telecom intends to vote all of the capital stock of Personal in favor of the Reorganization.  The affirmative vote of Nortel and Telecom at the general shareholders meetings of Telecom and Personal, respectively, will be sufficient to approve the Reorganization at the general shareholders’ meetings of Telecom and Personal.

The Nortel Preferred Special Meeting will be held on         , 2017 All holders of the Nortel Preferred Shares who are entitled to vote are eligible to attend this meeting, have one vote allocated per Nortel Preferred Share held, in order to consider the terms of the Nortel Reorganization and the loss of preferential rights of the Nortel Preferred Shares upon receiving Telecom Class B Shares (and the deletion of Section 9 of the terms of issuance the Nortel Preferred Shares.

The Nortel Common Special Meeting will be held on or prior to the date of the Nortel Preferred Special Meeting. All holders of the Nortel Common Shares will be entitled to vote at this Meeting, with one vote allocated per share held, in order to consider the dilution of the voting rights of the Nortel Common Shares as a result of holders of Nortel Preferred Shares receiving Telecom Class B Shares, with voting rights, in the Reorganization.

Conditions to Effectiveness of the Reorganization

The effectiveness of the Reorganization is subject to the satisfaction of the following conditions:

•                  approval of the Reorganization on the terms and conditions set forth in the Preliminary Reorganization Agreement by the shareholders of the Absorbed Companies and Telecom at each of their respective general shareholders’ meetings in the case of Telecom, Personal, Nortel and Sofora and at the Nortel Preferred Special Meeting and Nortel Common Special Meeting in the case of Nortel;

•                  Telecom has prepared its technical and operational systems with the capacity to absorb the operations of the Absorbed Companies;

•                  the execution of the Final Reorganization Agreement, as required under Argentine law;

•                  the receipt of the ENACOM Amortization Authorization;

•                  the receipt of the ENACOM Nortel Authorization;

•                  the receipt of the ENACOM Licenses Authorization; and

•                  amortization in full of 140,704,640 Sofora Common Shares representing 32.0% of Sofora’s outstanding capital stock.

In addition, the Participating Companies currently expect that the Reorganization will be completed as of the Reorganization Completion Date on which each of the following corporate and administrative procedures is satisfied: (i) the receipt of an administrative consent from the CNV with respect to the Reorganization and (ii) the registration of the Final Reorganization Agreement with the Public Registry of the City of Buenos Aires, among others and (iii) any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

No assurance can be given as to when or whether any of these approvals and consents will be obtained or conditions satisfied, the terms and conditions that may be imposed in connection with the consents and approvals, or the consequences of failing to obtain the consents and approvals.

Termination

The Preliminary Reorganization Agreement between each of the Absorbed Companies and Telecom does not contain any termination provisions for the agreement.  However, under Argentine law, the Preliminary Reorganization Agreement may be terminated if: (i) the shareholders of any of the Participating Companies do not approve the Reorganization at the relevant shareholders’ meeting; (ii) any of the Participating Companies does not hold the required shareholders’ meeting and approve the Preliminary Reorganization Agreement within three months of its execution or, if approved, the resolution is duly revoked by a new shareholders’ meeting prior to the execution of the Final Reorganization Agreement; (iii) the Final Reorganization Agreement is declared void or terminated by a competent court for justified causes before its registration with the Public Registry of the City of Buenos Aires; (iv) the CNV rejects the administrative consent of the Reorganization; (v) the Final Reorganization Agreement is not registered with the Public Registry of the City of Buenos Aires; or (vi) any other governmental or regulatory authorization that may be necessary to consummate the Reorganization is not obtained. The terms of the Preliminary Reorganization Agreement provide that in the event that the shareholders of a Participating Company do not approve any of the terms of the Reorganization at their respective shareholders meetings, the Participating Companies may propose amendments to the terms of the Reorganization until it is finally approved or continue with the Reorganization with the other Participating Companies whose shareholders have approved the Reorganization.

Effect of Termination

If the Preliminary Reorganization Agreement is terminated or the Reorganization cannot be consummated for any reason:

•                  The Preliminary Reorganization Agreement will have no effect and there shall be no consequence for any of the Absorbed Companies;

•                  All the acts performed by Telecom from the Reorganization Effectiveness Date as a consequences of the management of business to be merged, shall be considered as performed on behalf of each of the Absorbed Companies; and

•                  The companies will continue to run their business as they did prior to the execution of the Preliminary Reorganization Agreement.

Reasons for the Reorganization from the Boards of Directors

The Reorganization is expected to allow the Participating Companies to (i) simplify and consolidate the corporate structure of the Participating Companies; (ii) simplify and consolidate the management of the Participating Companies into only one Board of Directors and group of managers and officers so as to achieve a more integrated and efficient decision-making process; (iii) consolidate and integrate the operational structure and the human resources of the Participating Companies; (iv) incorporate operational synergies and improvements; (v) improve the liquidity of the Telecom Class B Shares in the capital markets and provide liquidity to the Nortel Preferred Shares and (vi) consolidate the assets and liabilities of the Participating Companies’ creditors into the Company, improving its creditworthiness and enhancing the financial alternatives for operations.

Directors and Management of the Surviving Company After the Reorganization

Immediately following the Reorganization, the senior management and executives of Telecom, as the surviving company, shall remain the same as the senior management and executive team currently in place and overseeing the operations of the Absorbed Companies and Telecom.

On the Reorganization Effectiveness Date, in accordance with the Preliminary Reorganization Agreement, the Boards of Directors of the Absorbed Companies will be suspended, and Telecom’s Board of Directors shall assume the duties and responsibilities of each of the Absorbed Companies Boards of Directors.  Following the approval of the Reorganization by the shareholders’ meetings of each of the Absorbed Companies and Telecom, and once the creditors opposition period has ended, the Final Reorganization Agreement is expected to be signed and filed with the CNV, and after the CNV grants its administrative conformity to the Reorganization, registered with the Public Registry of the City of Buenos Aires.  The composition of the Telecom’s Board of Directors will not change as a consequence of the Reorganization.

Share Ownership of Directors, Executive Officers and their Affiliates

Prior to the completion of the Reorganization, Alejandro D. Quiroga López, Director of Legal and Regulatory Affairs of Telecom, holds 4,450 Telecom Class B Shares, Héctor Gaspar Buscalia, Director of Planning, Administration and Control, holds 2,000 Telecom Class B Shares and 650 Telecom ADSs and Roberto D. Nobile, Chief Operating Officer, holds 4,000 Telecom ADSs.  Collectively, they hold less than one percent of total outstanding shares entitled to vote at Telecom.  No other Telecom executive officer, member of Telecom’s Board of Directors or Supervisory Committee or their affiliates holds capital stock of Telecom entitled to vote.

Prior to the completion of the Reorganization, Christian Whamond, Alternate Director of Nortel, holds 2,457 Nortel ADSs, or less than one percent of the total outstanding shares entitled to vote at Nortel.  No other Nortel executive officer, member of Nortel’s Board of Directors or of the Supervisory Committee or their affiliates holds Nortel Common Shares or Nortel Preferred Shares.

For comparison purposes, the voting threshold to approve the Reorganization is detailed under “Questions and Answers About the Reorganization and Nortel Preferred Special Meeting—Q: What shareholder approvals are needed?” in this prospectus.

Taxation

For a description of certain material tax consequences of the Reorganization to the holders of Nortel Preferred Shares and Nortel ADSs, see “U.S. Federal Income Tax Consequences” and “Argentine Tax Consequences.”

Accounting Treatment

The distribution by Nortel of its Telecom Class B Shares will be accounted for under the predecessor basis of accounting, as permitted by IFRS as issued by the IASB.  Under the predecessor basis of accounting, assets and liabilities of all Participating Companies will be consolidated into Telecom at their respective carrying amounts.

Stock Exchange Listings

The Telecom Class B Shares and the Nortel Preferred Shares are listed on the BYMA.  The Telecom ADSs are listed on the NYSE, and the Nortel ADSs are listed on the NYSE and the Luxembourg Stock Exchange.

Following the consummation of the Reorganization, the Nortel Preferred Shares and Nortel ADSs will cease to exist and will no longer be admitted to trading or listed on the BYMA (in the case of the Nortel Preferred Shares), or the NYSE or the Luxembourg Stock Exchange (in the case of the Nortel ADSs).

Dissenters’ Rights of Appraisal in the Reorganization

Holders of Nortel Preferred Shares and Nortel ADSs have no appraisal rights in connection with the Reorganization.

Agreements Between Nortel and Telecom Related to the Reorganization

For a summary of the agreements between Nortel and Telecom related to the Reorganization, see “Material Relationships among Telecom, Nortel and their Executive Officers, Directors, and Major Shareholders—Past Contacts, Transactions, Negotiations and Agreements with the Absorbed Companies.”

Regulatory and Administrative Matters

The Reorganization is subject to obtaining the ENACOM Amortization Authorization, the ENACOM Nortel Authorization and the ENACOM Licenses Authorization.  The filings with ENACOM for the ENACOM Amortization Authorization was made on March 30, 2017 and is pending approval.  The filings with ENACOM for the ENACOM Nortel Authorization and the ENACOM Licenses Authorization are expected to be made during May 2017.

In addition, Telecom must obtain the administrative consent (conformidad administrativa) of the CNV with respect to the Reorganization, register the Final Reorganization Agreement with the Public Registry of the City of Buenos Aires (Inspección General de Justicia) and receive any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

For more information, see “Regulatory and Administrative Matters.”

U.S. FEDERAL INCOME TAX CONSEQUENCES

This summary describes certain U.S. federal income tax consequences of the Reorganization that may be relevant to you if you are a beneficial owner of Nortel Preferred Shares or Nortel ADSs that is a U.S. holder (as defined below) that receives Telecom Class B Shares or Telecom ADSs in exchange for Nortel Preferred Shares or Nortel ADSs pursuant to the Reorganization and that will hold Telecom Class B Shares or Telecom ADSs as capital assets for tax purposes.  This summary does not address the Medicare tax on net investment income and does not apply to investors that are members of a class of holders subject to special rules, such as:

•                  a dealer in securities or currencies;

•                  a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•                  a bank;

•                  a life insurance company;

•                  a tax-exempt organization;

•                  an entity treated as a partnership for U.S. federal income tax purposes, or a partner therein;

•                  a person that holds Nortel Securities that are a hedge or that are hedged against interest rate or currency risks;

•                  a person that holds Nortel Preferred Shares, Nortel ADSs, Telecom Class B Shares or Telecom ADSs as part of a straddle or conversion transaction for tax purposes;

•                  a person who is liable for the alternative minimum tax;

•                  a person whose functional currency for U.S. tax purposes is not the U.S. dollar;

•                  a person that owns or is deemed to own 5% or more of Telecom’s voting stock; or

•                  a holder that is part of the affiliated group of Telecom.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as currently in effect.  These authorities are subject to change, possibly on a retroactive basis.  In addition, this summary assumes the Nortel Deposit Agreement, and all other related agreements, will be performed in accordance with their terms.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES OF THE REORGANIZATION AND OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NORTEL PREFERRED SHARES, NORTEL ADSs, TELECOM CLASS B SHARES OR ADSs IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

For purposes of this summary, an investor is a “U.S. holder” if such investor is a beneficial owner of Nortel Preferred Shares or Nortel ADSs and is:

•                  an individual citizen or resident of the United States;

•                  a U.S. domestic corporation; or

•                  otherwise subject to U.S. federal income tax on a net income basis with respect to income from the Nortel Preferred Shares or Nortel ADSs.

Consequences of the Reorganization for U.S. Holders

For U.S. federal income tax purposes, a merger generally will be a tax-free reorganization if, as a result of the operation of statutory law, all of the assets and liabilities of the business entities that are parties to the merger become the assets and liabilities of one of those entities, and the business entities that transfer their assets and liabilities simultaneously cease their separate legal existence, and certain other conditions are met.  While there is no guidance that applies these rules to the simultaneous merger of multiple companies into a single company pursuant to the Argentine Corporations Law, we expect that the Reorganization will be a tax-free reorganization for U.S. federal income tax purposes.  Consequently, we expect that (i) U.S. holders will recognize no gain or loss for U.S. federal income tax purposes in connection with the Telecom Class B Shares or Telecom ADSs received, except for any gain or loss that may result from your receipt of cash instead of fractional shares of Telecom Class B Shares or fractional interests in Telecom ADSs, (ii) a U.S. holder’s holding period in the Telecom Class B Shares or Telecom ADSs will include the holding period of the Nortel Preferred Shares or Nortel ADSs exchanged therefor and (iii) a U.S. holder’s tax basis in the Telecom Class B Shares or Telecom ADSs will be the same as the holder’s tax basis in the Nortel Preferred Shares or Nortel ADSs, as applicable, at the time of the distribution of Telecom Class B Shares or Telecom ADSs to the holder.

A U.S. holder will generally recognize capital gain or loss on any cash received in lieu of a fractional share of Telecom B Shares or Telecom ADSs.  The gain or loss will be equal to the difference between the amount of cash received and the tax basis allocated to the fractional share.  The gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period in the Nortel Securities surrendered in the Reorganization is greater than one year as of the date of the Reorganization.

Taxation of Telecom Class B Shares or ADSs Received Pursuant to the Reorganization

In general, if an investor is the beneficial owner of Telecom ADSs, the investor will be treated as the beneficial owner of the Telecom Class B Shares represented by those Telecom ADSs for U.S. federal income tax purposes, and the discussion above will apply to the receipt of Telecom ADSs in exchange for Nortel ADSs.

Dividends

Subject to the discussion below concerning passive foreign investment company status, to the extent paid out of our current or accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles), the gross amount of distributions made with respect to Telecom Class B Shares or ADSs will generally be included in the income of a U.S. holder as ordinary dividend income.  Because Telecom does not maintain calculations of its earnings and profits under U.S. federal income tax principles, U.S. holders should expect that a distribution will generally be treated as a dividend.  The amount of a dividend will include any amounts withheld by Telecom or the appropriate withholding agent in respect of Argentine taxes Dividends will generally be treated as foreign-source and “passive category” income to U.S. holders and will not be eligible for the “dividends-received deduction” generally allowed to U.S. corporations under the Code.  Dividends will be included in a U.S. holder’s income on the date of the U.S. holder’s (or in the case of Telecom ADSs, the depositary’s) receipt of the dividend.  The amount of the distribution will equal the U.S. dollar value of the pesos received (including amounts withheld in respect of Argentine Taxes), calculated by reference to the exchange rate in effect on the date such distribution is received (which, for holders of Telecom ADSs, will be the date such distribution is received by the depositary), whether or not the depositary or U.S. holder in fact converts any pesos received into U.S. dollars.  If the distribution is converted into U.S. dollars on the date of receipt, U.S. holders should not be required to recognize foreign currency gain or loss in respect of the dividend income.  Any gains or losses resulting from the conversion of pesos into U.S. dollars after the date on which the distribution is received will be treated as ordinary income or loss of the U.S. holder and will be U.S.-source income or loss for foreign tax credit purposes.

Subject to certain exceptions for short-term (60 days or less) positions, the U.S. dollar amount of dividends paid to certain individuals or other non-corporate U.S. holders will be taxable at the preferential rates if the dividends are “qualified dividends.”  Dividends paid on ADSs are generally treated as “qualified dividends” if (1) the ADSs are readily tradable on a securities market in the United States (such as the New York Stock Exchange, where the Telecom ADSs are currently traded) and (2) the issuer is not, in the year prior to the year in which the dividend was paid, and is not in the year in which the dividend is paid, a PFIC.  Based on the Telecom Audited Financial Statements and relevant market data, we believe that Telecom was not a PFIC for U.S. federal income tax purposes with respect to our 2016 taxable year.  In addition, based on our current expectations regarding the value and nature of Telecom’s assets, the sources and nature of Telecom’s income, and relevant market data, we do not anticipate Telecom becoming a PFIC for its 2017 taxable year or the foreseeable future, although there can be no assurance in this regard.  If Telecom is a PFIC for U.S. federal income tax purposes for any taxable year, U.S. holders of Telecom ADSs could be subject to adverse U.S. federal income tax consequences.

Because the Telecom Class B Shares are not themselves listed on a U.S. exchange, dividends received with respect to the Telecom Class B Shares or Telecom ADSs may not be treated as qualified dividends.  U.S. Holders of Telecom Class B Shares or Telecom ADSs should consult their own tax advisors regarding the availability of the reduced dividend tax rate in the light of their own particular circumstances.

Distributions of additional Telecom Class B Shares in respect of Telecom Class B Shares that are made as part of a pro-rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax.

Sale or Other Disposition

Gain or loss realized by a U.S. holder on the sale or other disposition of Telecom Class B Shares or Telecom ADSs will be subject to U.S. federal income tax as U.S.-source capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the shares for more than one year (including the holding period of the Nortel Securities exchanged therefor).  The amount of the gain or loss will be equal to the difference between the U.S. holder’s tax basis in those Telecom Class B Shares or Telecom ADSs and the amount realized on the disposition, in each case as determined in U.S. dollars.  Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates.  The deductibility of capital losses is subject to limitations.  If an Argentine tax is withheld, or otherwise paid, on the sale or disposition of Telecom Class B Shares or Telecom ADSs, a U.S. holder’s amount realized will include the gross amount of the proceeds of the sale or disposition before deduction of the Argentine tax.  See “Argentine Tax Consequences—Certain Tax Consequences Related to the Telecom Class B Shares—Capital gains” for a description of when a disposition may be subject to taxation by Argentina.

Foreign Tax Credit Considerations

Subject to applicable limitations and conditions that may vary depending upon the U.S. holder’s circumstances, Argentine income taxes withheld from cash dividends on ADSs or Class B shares will be creditable against a U.S. holder’s U.S. federal income tax liability, so long as such holder has owned the ADSs or Class B shares (and not entered into specified kinds of hedging transactions) for at least 16 days during the 31-day period beginning on the date which is 15 days before the ex-dividend date.  In addition, amounts paid on account of the personal assets tax (as described in “Argentine Tax Consequences—Certain Tax Consequences Related to the Telecom Class B Shares—Personal assets tax”) generally will not be treated as an income tax for U.S. federal income tax purposes and will consequently not be eligible for credit against a U.S. holder’s federal income tax liability.  Instead of claiming a credit, U.S. holders may elect to deduct otherwise creditable Argentine income taxes in computing taxable income, subject to generally applicable limitations.  An election to deduct foreign taxes instead of claiming foreign income tax credits applies to all income taxes paid or accrued in the taxable year to foreign countries and possessions of the United States.  The rules governing foreign tax credits are complex, and U.S. holders should consult their tax advisors regarding the creditability and deductibility of foreign taxes in their particular circumstances.  Because any gain realized on the sale or other disposition of Telecom Class B Shares or Telecom ADSs will be treated as U.S. source, an investor generally would not be able to use the foreign tax credit arising from any Argentine tax imposed on such disposition unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Foreign Financial Asset Reporting

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of USD 50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets.  “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Telecom Class B Shares) that are not held in accounts maintained by financial institutions.  Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals.  Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria.  U.S. Holders who fail to report the required information could be subject to substantial penalties.  In addition, the statute of limitations for assessment of tax would be suspended, in whole or part.  Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Telecom Class B Shares or Telecom ADSs, including the application of the rules to their particular circumstances.

U.S. Information Reporting and Backup Withholding Rules

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting unless the holder is an exempt recipient and may also be subject to backup withholding unless the holder (1) provides its taxpayer identification number and certifies that it is not subject to backup withholding or (2) otherwise establishes an exemption from backup withholding.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

ARGENTINE TAX CONSEQUENCES

The following description of certain Argentine tax matters is based upon the tax laws of Argentina and regulations thereunder as of the date of this prospectus and is subject to any subsequent change in Argentine laws and regulations that may come into effect after such date.  This section is the opinion of Errecondo, González & Funes Abogados insofar as it relates to matters of Argentine tax law.  This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a holder of Telecom Class B Shares or Nortel Preferred Shares.  No assurance can be given that the courts or Argentine tax authorities responsible for the administration of the laws and regulations described in this prospectus will agree with this interpretation.

Tax Consequences Related to the Reorganization

The Reorganization of the Absorbed Companies and Telecom qualifies as a “tax-free reorganization” under the Argentine Income Tax Law, the Regulatory Decree, judicial decisions, and published rulings of the AFIP; therefore, we believe the shareholders will not have to recognize any Argentine-source income in connection with the exchange of Nortel Preferred Shares for Telecom Class B Shares in the Reorganization.

Pursuant to Section 77 of the Argentine Income Tax Law, and among other requirements, for a two-year period following the Reorganization Effectiveness Date, the surviving company must (i) continue with the activities of the restructured companies prior to the Reorganization and (ii) maintain the listing of its shares on a stock market.

Even though Telecom expects that these requirements will be met, no assurance can be given as to this fact.  Since applicable regulations do not provide that the AFIP must issue a resolution confirming that the surviving company has effectively complied with the abovementioned requirements and that, therefore, the Reorganization effectively qualifies as a “tax-free reorganization,” there can be no assurance that the AFIP will not challenge the Reorganization based on their interpretation that such requirements were not properly satisfied, until the five-year statute of limitations has lapsed.

If the Reorganization qualifies as a tax-free reorganization under Argentine law, no capital gains or withholding tax would apply to investors receiving Telecom Class B Shares in the Reorganization in exchange for their Nortel Preferred Shares.  In addition, the exchange of the Nortel Securities in the Reorganization is exempted from value added tax pursuant to Section 7(b) of the Argentine Value Added Tax Law (Ley de Impuesto al Valor Agregado No. 23,349).

Certain Tax Consequences Related to the Telecom Class B Shares

The following is a description of the principal Argentine tax consequences of the acquisition, ownership and disposition of Telecom Class B Shares, but it does not purport to be a comprehensive description of all the Argentine tax considerations that may be relevant for the holder of Telecom Class B Shares and/or Telecom ADSs.

Taxation of Dividends

Pursuant to Law No. 26,893, dividends and other profits paid in cash or in kind—except for stock dividends or quota dividends—by companies and other entities incorporated in Argentina referred to in Sections 69 (a)(1), (2), (3), (6) and (7), and Section 69(b) of the Argentine Income Tax Law, were subject to income tax at a 10% rate except for those beneficiaries that were domestic corporate taxpayer.  Law No. 27,260 repealed this withholding tax as of July 23, 2016.  Consequently, there is currently no withholding tax levied on dividends distributed to either Argentine or non-Argentine resident shareholders.

Under the Argentine Income Tax Law, a corporation that makes a distribution of dividends to its shareholders in excess of the amount of its accumulated taxable net income at the close of the previous taxable year, as determined by application of the Argentine Income Tax Law, must withhold a 35% tax from such excess.  For purposes of this rule, the amount of income to be considered shall be determined by (1) deducting from taxable income (calculated under the general rules of the Argentine Income Tax Law) the income tax paid by the company and (2) adding the dividends and profits not subject to tax received as distributions from other corporations.  If the distribution is in-kind, then the corporation must pay the tax to the Argentine tax authorities and will be entitled to seek reimbursement from the shareholders.

Capital gains

The results derived from the transfer of shares and other equity interests, bonds and other securities of Argentine companies are subject to Argentine capital gains tax, regardless of the type of beneficiary who realizes the gains.  Capital gains obtained by Argentine taxpayers (in general, entities organized or incorporated under Argentine law and local branches of non-Argentine entities) derived from the sale, exchange or other disposition of shares are subject to income tax at the rate of 35% on net income.

Income derived by Argentine resident individuals from the sale of shares and other securities is subject to income tax at a 15% rate on the net gain, unless such securities were traded in stock markets and/or have public offering authorization, in which case an exemption applies.  The implementing Decree No. 2,334/13 introduced a provision stating that the exemption applies to gains derived from the sale of shares and other securities made through a stock exchange market duly authorized by the CNV.

It is not clear whether the term “includes” (as used in the implementing Decree No. 2,334/13) means that the exemption only refers to sales of securities made through a stock exchange market duly authorized by the CNV or whether the implementing Decree No. 2,334/13 intended to clarify that such sales were just one of the possibilities that may be covered by the exemption (in addition to publicly offering authorized securities, as provided in the Argentine Income Tax Law).

Capital gains obtained by non-Argentine residents from the sale, exchange or other disposition of shares and other equity interests, bonds and other securities of Argentine companies are subject to capital gains tax.  In such cases, gains are subject to Argentine tax at a rate of 15% on the net presumed gain provided by the Argentine Income Tax Law for this type of transaction, which is 90% of the transaction’s price, resulting in an effective rate of 13.5%.  The nonresident seller may opt to be taxed on the net gain resulting from the deduction of the expenses incurred in Argentina necessary for its obtaining, maintenance and conservation, as well as the deductions admitted by the Argentine Income Tax Law.  For that purpose, the nonresident seller has to furnish the purchaser with supporting evidence of the amounts to be deducted from the transaction’s price, which may or may not be accepted by the purchaser.  There is currently no regulation under Argentine law with respect to how this election can be made.  When both the seller and the buyer are non-Argentine residents, the person liable to pay the tax shall be the buyer of the shares, equity interests or other securities transferred.

However, as of the date of this Annual Report, no regulations have been issued stipulating the withholding and payment mechanism for transactions between nonresidents.  Following the amendments made by Law No. 26,893, and its implementing Decree No. 2,334/13, the tax treatment applicable to gains obtained by non-residents from the sale of ADSs is open to interpretation.  Additionally, should the sale of ADSs take place between non-Argentine parties and such sale were deemed to give rise to Argentine source income, as of the date of this Annual Report no regulations have been issued yet regarding the mechanism through which payment would be effectuated to satisfy such obligation.  Conversely, if the sale of ADSs were deemed to give rise to foreign source income, no income tax would apply.  Therefore, holders of the Class B Shares underlying ADSs or ADS are encouraged to consult a tax advisor as to the particular Argentine income tax consequences derived from holding and disposing of not only the Class B Shares underlying ADSs but also the ADSs.

Personal assets tax

Argentine companies, such as us, have to assess and pay the personal assets tax corresponding to their shareholders that are Argentine individuals and non-Argentine resident persons.  The tax rate in effect through December 31, 2015 was 0.50%.  As of December 31, 2016, Law No. 27,260 lowered the rate to 0.25%, which is to be assessed on the proportional net worth value (valor patrimonial proporcional), of the shares as per the Argentine entity’s last financial statements prepared under Argentine GAAP.  Pursuant to the Personal Assets Tax Law, the Argentine company is entitled to seek reimbursement of such paid tax from the applicable Argentine domiciled individuals and/or foreign domiciled shareholders.

Pursuant to Law No. 27,260, Argentine companies that have properly fulfilled their tax obligations during the two fiscal year periods prior to the 2016 fiscal year and comply with certain other requirements may qualify for an exemption from the personal asset tax for the 2016, 2017 and 2018 fiscal years.  The request for this tax exemption should be filed before March 31, 2017.  Telecom has filed the request.  Notwithstanding, we cannot assure that in the future, Telecom can fulfill those requirements and maintain the referred exemption.

Telecom has, from time to time, requested that its shareholders reimburse the amounts of personal assets tax paid on their behalf and has received partial reimbursement of such taxes, however no assurances can be made that Telecom will be successful in seeking reimbursement of all such taxes paid from holders of ADSs and Class A, B, and C shares.  The amount paid by Telecom and pending collection from its shareholders as of December 31, 2016, was approximately Ps.26 million, of which Ps.18 million are included in the allowance for doubtful accounts, based on the recoverability assessment made by Telecom.  Whenever applicable, personal assets tax paid on behalf of Telecom’s shareholders is deducted from the cash dividend payment.

Value added tax

The sale, exchange or other disposition of Telecom’s shares and ADSs, and the distribution of dividends in connection therewith are exempted from the value added tax.

Tax on Deposits to and Withdrawals from Bank Accounts

The tax on deposits to and withdrawals from bank accounts under Law No. 21,526 applies to certain deposits to and withdrawals from bank accounts with Argentine financial institutions and to other transactions that, due to their special nature and characteristics, are similar or could be used in lieu of a deposit to or withdrawal from a bank account.  Therefore, any deposit to or withdrawal from a bank account opened in an institution regulated by Law No. 21,526, or any transaction deemed to be used in lieu of a deposit to or withdrawal from a bank account, is subject to the tax on deposits and withdrawals unless a particular exemption is applicable.  The tax rate in effect since August 1, 2001 has been 0.6% of the transaction volume.

Decree No. 534/04 provides that owners of bank accounts subject to the general tax rate of 0.6% may take into account as a tax credit of 34% of the tax originated in credits on such bank accounts.  This amount may be computed as a credit for the income tax and tax on minimum presumed income.  The amount computed as a credit is not deductible for income tax purposes.

Tax on minimum presumed income

Companies located in Argentina are required to pay an amount equal to the greater of the income tax or the tax on minimum presumed income.  The tax on minimum presumed income is computed based on 1% of the value of our assets.  The value of our assets is determined in accordance with the criteria established under Argentine tax laws.  The amount of any income tax paid during the fiscal year may be applied against the tax on minimum presumed income that would be payable in such fiscal year.  The amount of any tax on minimum presumed income paid in excess of the income tax for such fiscal year may be carried forward for a period of up to ten years.  This excess may be treated as a credit to be applied against the income tax payable in a future year to the extent the tax on minimum presumed income for the year does not exceed income tax payable for such future year.

According to Law No. 27,260, the tax on minimum presumed income is abolished for the fiscal years beginning from January 1, 2019.

Turnover tax

Turnover tax could be applicable to Argentine residents on the transfer of shares and on the perception of dividends to the extent such activity is conducted on a regular basis within an Argentine province or within the City of Buenos Aires.  However, under the Tax Code of the City of Buenos Aires, any transactions with shares, as well as the perception of dividends are exempt from gross turnover tax.  Holders of the Class A, B and C Shares or ADSs are encouraged to consult a tax advisor as to the particular Argentine gross turnover tax consequences derived from holding and disposing of the Class A, B and C Shares or ADSs or ADSs.

Stamp taxes

Stamp tax is a provincial tax that is levied based on the formal execution of public or private instruments.  Documents subject to stamp tax include, among others, all types of contracts, notarial deeds and promissory notes.  Each province and the City of Buenos Aires have its own stamp tax legislation.  Stamp tax rates vary according to the jurisdiction and type of agreement involved.  In certain jurisdictions, acts or instruments related to the negotiation of shares and other securities duly authorized for its public offering by the CNV are exempt from stamp tax.

Other taxes

There are no Argentine federal inheritances or succession taxes applicable to the ownership, transfer or disposition of Class A, B and C Shares.

Tax treaties

Argentina has signed tax treaties for the avoidance of double taxation with several countries, although there is currently no tax treaty or convention in effect between Argentina and the United States.  On December 23, 2016, Argentina and the United States signed an agreement for the exchange of information relating to taxes.

REGULATORY AND ADMINISTRATIVE MATTERS

The Reorganization will be subject to the Participating Companies obtaining the following authorizations from ENACOM:

•                  the ENACOM Amortization Authorization;

•                  the ENACOM Nortel Authorization; and

•                  the ENACOM Licenses Authorization.

The filings with ENACOM for the ENACOM Amortization Authorization was made on March 30, 2017 and is pending approval.  The filings with ENACOM for the ENACOM Nortel Authorization and the ENACOM Licenses Authorization are expected to be made during May 2017.

The following administrative authorizations and approvals are also required:

•                  obtaining the administrative consent (conformidad administrativa) of the CNV with respect to the Reorganization;

•                  the registration of the Final Reorganization Agreement with the Public Registry of the City of Buenos Aires (Inspección General de Justicia); and

•                  any other authorizations that may be necessary from any other governmental or regulatory entities to consummate the Reorganization.

MATERIAL RELATIONSHIPS AMONG TELECOM, NORTEL AND THEIR EXECUTIVE OFFICERS,

DIRECTORS AND MAJOR SHAREHOLDERS

Telecom’s Major Shareholders

Telecom’s principal shareholder is Nortel.  As of December 31, 2016, Nortel owned all of Telecom’s Class A Ordinary Shares (51% of Telecom’s total capital stock) and approximately 7.64% of the Class B Ordinary Shares (3.74% of Telecom’s total capital stock) which, in the aggregate, represented approximately 54.74% of the total capital stock or 55.60% of the total outstanding shares considering the 15,221,373 Class B Ordinary Shares which were repurchased and are held in treasury.  Telecom is directly controlled by Nortel by virtue of Nortel’s ownership of a majority of Telecom’s capital stock; however, Nortel’s controlling interest is subject to certain agreements among Sofora’s shareholders.

In the event of certain payment defaults or breaches of covenants, holders of Nortel’s preferred stock collectively have the right to elect one director of Nortel and obtain voting rights.

For additional information on Telecom’s major shareholders, see “Item 7—Major Shareholders and Related Party Transactions” of the Telecom 2016 Form 20-F.

Nortel’s Major Shareholders

As of December 31, 2016, Nortel’s capital stock was represented by ordinary shares (78.38% of the capital stock) and Nortel Preferred Shares (21.62% of the capital stock).  All of Nortel’s ordinary shares are owned by Sofora.  Nortel Preferred Shares generally have no voting rights except under limited circumstances.  See “Item 10-Additional Information—Bylaws and Terms and Conditions of Issuance of Series B Preferred Shares—Nortel’s Capital Stock—Voting Rights” of the Nortel 2016 Form 20-F.

The ownership of Nortel’s shares of common stock as of April 26, 2017 was as follows:

Shareholder	Percentage of capital
Sofora	100.0%

According to the ownership reports of shares or other securities or rights in Nortel Securities prepared by Telecom’s directors and members of senior management and provided to us, none of Telecom’s directors or executive officers entered into any transactions in Nortel Securities during the past six months.

For additional information on Nortel’s major shareholders, see “Item 7—Major Shareholders and Related Party Transactions” of the Nortel 2016 Form 20-F.

Past Contacts, Transactions, Negotiations and Agreements with the Absorbed Companies

Telecom has been involved in a number of transactions with related parties during the periods for which financial statements are presented.

Our policy is to make transactions with related parties on arm’s-length basis.  In addition, Section 72 of Law No. 26,831 provides that before such company whose stock is publicly-listed may enter into an act or contract involving a “relevant amount” with a related party or parties, the publicly-listed company must obtain approval from its Board of Directors and obtain a valuation report from its Audit Committee or two independent valuation firms that  states that the terms of the transaction are consistent with those that could be obtained at an arm’s-length basis.  If the Audit Committee or two independent valuation firms do not find that the terms of the contract are consistent with those that could be obtained on an arm’s-length basis, approval must be obtained from the shareholders.  “Relevant amount” means an amount which exceeds 1% of the issuers’ equity as contained in the latest approved financial statements.

Transactions with related parties of Sofora (including Telecom Italia S.p.A. (indirect controlling company up to March 8, 2016), Fintech (indirect controlling company as from March 8, 2016), W de Argentina Inversiones S.A. and/or their respective affiliates) and other related parties resulted in expenses, finance costs or purchases of approximately Ps.304 million for the year ended December 31, 2016.  Of that amount, Ps.90 million were incurred with Telecom Italia S.p.A. and its affiliates for telecommunications services received by Telecom, including international outbound calls and others, fees for services, roaming and purchases of equipment and materials (that amount is related to the transactions made with the Telecom Italia Group performed until March 8, 2016, date when the Telecom Italia Group ceased to be a related party of the Telecom Group); Ps,209 million were incurred with W de Argentina Inversiones S.A. for insurance, advertising, labor costs and finance costs; and Ps.5 million were incurred with other parties.

Transactions with related parties of Sofora (including Telecom Italia S.p.A. (indirect controlling company up to March 8, 2016), Fintech (indirect controlling company as from March 8, 2016), and other related parties resulted in income for services rendered by us of approximately Ps.123 million for the year ended December 31, 2016, corresponding to telecommunication services rendered to Telecom Italia S.p.A. and its affiliates of approximately Ps.111 million, services rendered to W de Argentina Inversiones S.A. of approximately Ps.7 million and services rendered to other related parties of approximately Ps.5 million.

In addition, Ps.1 million of other income (rental services) rendered to Nortel is recorded for the year ended December 31, 2016.

Transactions with related parties of Fintech for the year ended December 31, 2016 resulted in income for telecommunication services rendered by us of approximately Ps.41 million and expenses for telecommunications services received of approximately Ps.90 million.

These agreements were submitted to an independent firm for evaluation, which found them to be “reasonable” and “in accordance with market practice in all material respects.”  These agreements were also submitted to the review of the Audit Committee of the board of directors of Telecom and were approved by Telecom’s board of directors.

As of December 31, 2016, Telecom had no loans outstanding to the executive officers of Telecom.

Directors and Senior Management

For information on the members of the Board of Directors and Senior Management of Telecom and Nortel, including information related to share ownership, compensation and related party transactions, see “Item 6—Directors, Senior Management and Employees” and “Item 7—Major Shareholders and Related Party Transactions” of the Telecom 2016 Form 20-F and the Nortel 2016 Form 20-F.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF
TELECOM AND NORTEL

The following is a summary of all material differences between the rights of shareholders of Nortel Preferred Shares and Telecom Class B Shares arising from the differences between the corporate bylaws of the two companies.  Because it is a summary, it does not contain all the information that may be important to you.  For more complete information, you should read the translations of Telecom’s bylaws, which are included as exhibits to the Reorganization Form F-4 and of the bylaws of Nortel, which are filed as exhibits to the Nortel 2016 Form 20-F.  To find how to obtain these documents see “Where You Can Find More Information.”

Telecom is a sociedad anónima organized under the laws of Argentina, and the rights of its shareholders are governed by the Argentine Corporations Law, the Capital Markets Law and by the provisions of its bylaws.  Telecom’s bylaws with all amendments thereto were registered in the Public Registry of the City of Buenos Aires on January 8, 2016 under number 447, book 77 of Corporations.

Nortel is a sociedad anónima organized under the laws of Argentina, and the rights of its shareholders are governed by the Argentine Corporations Law, the Capital Markets Law and by the provisions of its bylaws.  Nortel’s bylaws with all amendments thereto were registered in the Public Registry of the City of Buenos Aires on December 10, 2010 under number 23647, book 52 of Corporations.

Nortel Preferred Shares	Telecom Class B Shares
Voting Rights

Holders of Nortel Preferred Shares generally do not have any voting rights. Pursuant to Sections 217 and 244 of the Argentine Corporations Law, non-voting preferred shares, including Nortel Preferred Shares, are entitled to vote on certain corporate decisions, including a merger (except when Nortel is the surviving company), a spin-off or the dissolution of Nortel. In addition, under the terms of issuance of the Nortel Preferred Shares, holders of Nortel Preferred Shares have one vote per share and the right to elect, voting together as a single class, one member to the Board of Directors of Nortel.

Each holder of Telecom Class B Shares is entitled to one vote per share.
Dividend Rights

Every holder has the right to obtain dividends, and the dividend is allocated as a fixed amount per Nortel Preferred Share, with holders receiving a dividend in proportion to their pro rata share of Nortel Preferred Shares. The aggregate amount of dividends allocated to Nortel Preferred Shares is equal to 48.96% of the total amount of dividends approved by Nortel.

The amount and payment of dividends are determined by majority vote of the holders of Nortel Common Shares at the annual shareholders meeting, considering the recommendation of the Board of Directors of Nortel.

Any modifications to the preferential rights of Nortel Preferred shares are determined by a majority vote of the shareholders present at an ordinary shareholders’ meeting in accordance with Section 243 of the Argentine Corporations Law.

Every shareholder has the right to obtain dividends, the dividend is allocated as a fixed amount per share, with shareholders receiving a dividend in proportion to their shareholding.

The amount and payment of dividends are determined by majority vote of the shareholders at the annual shareholders meeting, considering the recommendation of the board of directors

Nortel Preferred Shares	Telecom Class B Shares
Liquidation Preference
The terms of issuance of the Nortel Preferred Shares provide holders of Nortel Preferred Shares the right to receive, in the aggregate, 48.96% of the liquidation proceeds of Nortel.	Bylaws provide no liquidation preference.
Mandatory Tender Offer Requirements
CNV rules do not require a mandatory tender offer of Nortel Preferred Shares for so long as they remain non-voting shares, in the case of a direct or indirect change of control of Nortel.	CNV rules require a mandatory tender offer for all of the outstanding Telecom Class B Shares in the case of a direct or indirect change of control of Telecom.
Limitations on Share Ownership
There is no limitation in the bylaws.	There is no limitation in the bylaws.
Capital Increases and Preemptive Rights
Nortel Preferred Shares have preemptive and accretion rights only with respect to capital increases of Nortel Preferred Shares.

Telecom Class B Shares have preemptive rights with respect to capital increases of Telecom Class B Shares and, to the extent that an issuance would result in a change in the proportion of Telecom Class B Shares relative to other classes of Telecom capital stock, with respect to capital increases of all classes of Telecom capital stock.

Nortel will not issue any additional Nortel Preferred Shares in excess of 1,470,455 shares, other than Nortel Preferred Shares issued (i) pursuant to the preemptive rights of holders of Nortel Preferred Shares in connection with the issuance of new Nortel Common Shares, or (ii) free of payment to holders of Nortel Preferred Shares to capitalize reserves, revaluation surpluses or similar concepts.

Any capital increase is subject to section 5 of Telecom’s bylaws, which provides that shares of stock to be issued shall be Telecom Class A Shares, Telecom Class B Shares or Telecom Class C Shares, in each case in book-entry form and having the same characteristics as those already issued and observing the laws and regulations then in force. In any issuance of shares of stock, the proportion existing between Telecom Class A Shares, Telecom Class B Shares and Telecom Class C Shares at the time of holding the shareholders meeting to approve the issuance must be maintained, except where the shareholders decide to act in accordance with the second paragraph of Section 195 of the Argentine Corporations Law.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Telecom is incorporated under the laws of Argentina.  Substantially all of Telecom’s and Telecom’s subsidiaries’ assets are located outside the United States.  All of Telecom’s directors and all Telecom’s officers and certain advisors named in this prospectus reside in Argentina.  As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or Telecom in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

Argentine counsel, Errecondo, González & Funes Abogados, has advised Telecom that it may be difficult for an investor to bring in an Argentine court an original action predicated solely upon the civil liability provisions of U.S. federal securities laws against us, Telecom’s directors and/or Telecom’s officers.  There is doubt as to whether Argentine courts would permit such actions or enforce any civil liabilities thereon.

If enforcement of a judgment issued by a U.S. court is sought before federal courts or courts with jurisdiction in commercial matters of the City of Buenos Aires, such judgment will be subject to the requirements set out in Articles 517 through 519 of the Argentine Federal Civil and Commercial Procedure Code.  Such requirements are as follows: (1) the judgment, which must be valid and final in the jurisdiction where rendered, was issued by a competent court in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property which was transferred to Argentine territory during or after the prosecution of the foreign action, (2) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against foreign action, (3) the judgment does not violate the principles of public policy of Argentine law, and (4) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court. Any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto) requires filing with the relevant court of a duly legalized translation by a sworn public translator into the Spanish language.

The filing of claims with the Argentine judicial system is subject to the payment of a court tax to be paid by the person filing a claim.  Such tax rate varies from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed, in conformity with Article 2 of Argentine Law No. 23,898).  Furthermore, pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

Subject to compliance with Article 517 of the Argentine Federal Civil and Commercial Procedure Code described above, a judgment against Telecom or the persons described above and obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

Telecom has been further advised by Argentine counsel that the ability of a judgment creditor or the other persons named above to satisfy a judgment by attaching certain assets of Telecom’s, Telecom’s directors, Telecom’s executive officers and/or the advisors named in this prospectus, respectively, may be limited by provisions in Argentine law.

A plaintiff (whether Argentine or non-Argentine) residing outside Argentina during the course of litigation in Argentina may be required to provide a bond to guarantee court costs and legal fees incurred under such litigation, if the plaintiff owns no real property in Argentina that could secure such payment.  The aforementioned bond should have a value at least sufficient to pay for court fees and defendant’s attorney fees in the corresponding litigation, as determined by the Argentine judge.  This requirement does not apply to the enforcement of foreign judgments.

LEGAL MATTERS

Certain matter of New York law will be pass upon for Telecom by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.  Errecondo, González & Funes Abogados, Telecom’s Argentine legal counsel, will provide an opinion regarding the validity of the Telecom Class B Shares under Argentine law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Telecom Audited Financial Statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Telecom’s Annual Report on Form 20-F for the year ended December 31, 2016 have been incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The Nortel Audited Financial Statements incorporated in this prospectus by reference to the Nortel’s Annual Report on Form 20-F for the year ended December 31, 2016 have been incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The Sofora Audited Financial Statements included in this prospectus have been included in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Annex A

PRELIMINARY REORGANIZATION AGREEMENT

entered into between

TELECOM ARGENTINA S.A.

(as Surviving Company)

and

TELECOM PERSONAL S.A.,

NORTEL INVERSORA S.A.

and

SOFORA TELECOMUNICACIONES S.A.

(as Absorbed Companies)

March 31, 2017

PRELIMINARY REORGANIZATION AGREEMENT

This PRELIMINARY REORGANIZATION AGREEMENT is held on March 31, 2017 among:

(1)         Telecom Argentina S.A. (“Telecom Argentina” or, the “Surviving Company”), domiciled at Ave. Alicia Moreau de Justo 50, 13th floor, Autonomous City of Buenos Aires;

(2)         Telecom Personal S.A. (“Telecom Personal”), domiciled at Ave. Alicia Moreau de Justo 50, Autonomous City of Buenos Aires;

(3)         Nortel Inversora S.A. (“Nortel”), domiciled at Ave. Alicia Moreau de Justo 50 13th floor, Autonomous City of Buenos Aires; and

(4)         Sofora Telecomunicaciones S.A., domiciled at Ave. Alicia Moreau de Justo 50, 13th floor, Autonomous City of Buenos Aires., hereinafter “Sofora” and, together with Telecom Personal and Nortel, the “Absorbed Companies” and, all of them together with Telecom Argentina, the “Participating Companies” and each of them individually, a “Party”.

AND WHEREAS:

(a)         Telecom Argentina’s primary business is the provision, directly or through third parties or associated with third parties, of ICT Services (as such term is defined below), whether fixed, mobile, wired, wireless, national or international, with or without own infrastructure, within the framework of the applicable licenses, and its corporate purpose includes the provision of Audiovisual Communication Services (as such term is defined below). Telecom Argentina also has activity as holding company of subsidiaries such as Telecom Personal; Micro Sistemas S.A. and Telecom Argentina USA, Inc.;

(b)         Telecom Personal’s primary business is the provision, directly or through third parties or associated with third parties, of ICT Services, whether fixed, mobile, wired, wireless, national or international, with or without own infrastructure, within the framework of the applicable licenses, and its corporate purpose includes the provision of Audiovisual Communication Services. Telecom Personal also has activity as holding company of subsidiaries such as Núcleo S.A. and Personal Envíos S.A.;

(c)          The national and international trend of ICT Services and Audiovisual Communication Services is the convergence of voice, data, sound and image transmission services, both fixed and wireless, in a sole unity to be provided to users.

(d)         Nortel’s primary business, and Sofora’s primary business, indirectly through Nortel, is to act as holding company of Telecom Argentina and Telecom Personal and their respective subsidiaries;

(e)          The Participating Companies have determined that their respective operative and ownership structures may be optimized, for the benefit of their respective shareholders, through a reorganization by absorption in which Telecom Argentina absorbed the other companies and became the universal successor of all the Absorbed Companies’ activities, simplifying its capital structure in accordance with international standards and market practices;

(f)           Having analyzed the benefits that may be obtained by a corporate reorganization, having requested the preparation of the applicable accounting documents and having agreed upon the terms on which such reorganization may be perfected, the Participating Companies wish to undertake the applicable corporate procedure; and

(g)          As a relevant subsequent fact as of December 31, 2016, the Participating Companies have taken into account that the General Unanimous Shareholders’ Meeting of Sofora held on March 28, 2017 has approved the total amortization of 140,704,640 shares of common stock representing 32% of its capital stock held by WAI (as such term is defined below), which shall be totally cancelled, and its capital stock shall be reduced in an amount of Argentine Pesos 140,704,640, all of which shall occur before the Reorganization Effectiveness Date (as such term is defined below).

THEREFORE, the Participating Companies hereto agree to enter into this PRELIMINARY REORGANIZATION AGREEMENT, subject to: (i) the applicable shareholders’ approvals required by Section 83 of the General Corporations Law No. 19,550 and its amendments (hereinafter, the “GCL”) and the terms hereunder, and (ii) the approvals of the National Communications Agency (“Ente Nacional de Comunicaciones” or ENACOM) listed in Section Five hereof; in the conditions set forth as follows:

Section One.   DEFINITIONS.

The following terms used with their first letter in capital letter will have the meaning assigned to them as follows, except when the use of a capital letter exclusively responds to the grammatical rule that requires it at the beginning of a sentence, or applies to a proper noun:

“Shares to Be Distributed”: means the 502,034,299 Telecom Argentina’s Class A Shares and 36,832,408 Telecom Argentina’s Class B Shares currently held by Nortel; all of which will be distributed among the holders of shares of Sofora and the holders of Nortel’s B Preferred Shares as set forth in Section Four of this Agreement.

“Telecom Argentina’s Class A Shares”: means the 502,034,299 book-entry Class “A” shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Telecom Argentina, which are listed in the Merval and as of the date of this Agreement are held in their entirety by Nortel.

“Telecom Argentina’s Class B Shares”: means the 482,111,931 book-entry Class “B” shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Telecom Argentina, which are listed in the Merval; of which 15,221,373 are treasury shares.

“Nortel’s Preferred B Shares”: means the 1,470,455 Class “B” Preferred shares, with no vote and with a par value of ten (AR$10.-) Argentine Pesos issued by Nortel, which are listed in the Merval.

“Sofora’s F Shares of Common Stock”: means the 298,997,360 shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Sofora and held by Fintech, which, once the procedure of amortization of the Shares Subject to Amortization is finished, shall represent 100% of the capital stock of Sofora.

“Shares Subject to Amortization” or “Sofora’s W Shares of Common Stock”: means the 140,704,640 shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Sofora and held by WAI, consisting of Sofora’s Block A and Sofora’s Block B, all of which are subject to total amortization and cancellation pursuant to the terms of Section 223 of the GCL with the resulting capital reduction in accordance with the resolutions approved by the General Unanimous Extraordinary Shareholders’ Meeting of Sofora held on March 28, 2017.

“Final Reorganization Agreement”: means the final reorganization agreement to be entered into by and among Sofora, Nortel, Telecom Argentina and Telecom Personal for purposes of implementing this reorganization, pursuant to the terms of Sections 82, 83 et seq. of the GCL and the terms of this Agreement.

“Special Preferred B Shareholders’ Meeting of Nortel”: means a special meeting of Preferred B Shares to be called by Nortel pursuant to the terms of this Agreement and for purposes of approving the terms of the Reorganization and the Share Distribution Ratio, to be held pursuant to the terms of Section 250 of the GCL.

“Special Common Stock Shareholders’ Meeting of Nortel”: means a special meeting of shares of common stock issued by Nortel, with one vote each and a par value of ten (AR$10.-) Argentine Pesos, to be called by Nortel pursuant to the terms of this Agreement and for purposes of approving the terms of the Reorganization and the Share Distribution Ratio, to be held pursuant to the terms of Section 250 of the GCL.

“Extraordinary Shareholders’ Meeting of Sofora”: means an extraordinary shareholders’ meeting to be called by Sofora to approve the terms of the Reorganization set forth in this Agreement, to be held pursuant to the terms of Section 244 of the GCL.

“Extraordinary Shareholders’ Meeting of Nortel” means an extraordinary shareholders’ meeting to be called by Nortel to approve the terms of the Reorganization set forth in this Agreement, to be held pursuant to the terms of Section 244 of the GCL.

“Extraordinary Shareholders’ Meeting of Telecom Argentina” means an extraordinary shareholders’ meeting to be called by Telecom Argentina to approve the terms of the Reorganization set forth in this Agreement, to be held pursuant to the terms of Section 244 of the GCL.

“Extraordinary Shareholders’ Meeting of Telecom Personal” means an extraordinary shareholders’ meeting to be called by Telecom Personal to approve the terms of the Reorganization set forth in this Agreement, to be held pursuant to the terms of Section 244 of the GCL.

“ENACOM Amortization’s Authorization”: means a resolution issued by the ENACOM for purposes of: i) release Sofora’s Block B shares from the main core of shares held by the investor consortium for the acquisition -during the privatization process of ENTel- of “Sociedad Licenciataria Norte” (currently Telecom Argentina) pursuant to Decree No. 62/90 dated January 5, 1990 and the terms of such privatization, and Resolution No. 111/2003 issued by the Argentine Secretary of Communications on December 10, 2003; ii) authorize the amortization of Sofora’s Block B pursuant to Section 223 of the GCL; or iii) confirm that the obligation of maintaining Sofora’s Block B in the main core is not currently in effect, or iv) consent in any other way the amortization of Sofora’s Block B.

“ENACOM Nortel’s Authorization”: means a resolution issued by the ENACOM authorizing Nortel’s dissolution as a result of the Reorganization and the distribution to the holders of Nortel’s Preferred B Shares of a portion of Telecom Argentina’s Class A Shares through their conversion into Telecom Argentina’s Class B Shares, pursuant to the terms and conditions of this Agreement.

“ENACOM Licenses’ Authorization” means a resolution issued by the ENACOM authorizing the transfer to Telecom Argentina, as a result of the Reorganization, of all the licenses for the provision of ICT Services and the registries of ICT Services, together with the corresponding frequency use permissions, which were in the past granted or awarded to Telecom Personal.

“Notices”: means the notices to be published by Sofora, Nortel, Telecom Argentina and Telecom Personal pursuant to Section 83 of the GCL for the exercise of the opposition rights of the respective creditors of all companies involved in the Reorganization.

“Sofora’s Block A”: means the 74,749,340 shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Sofora, representing 17% of the capital stock of Sofora and subject to total amortization under the terms of Section 223 of the GCL, pursuant to the resolutions approved by the General Unanimous Extraordinary Shareholders’ Meeting of Sofora held on March 28, 2017.

“Sofora’s Block B”: means the 65,955,300 shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Sofora, representing 15% of the capital stock of Sofora and subject to total amortization under the terms of Section 223 of the GCL, pursuant to the resolutions approved by the General Unanimous Extraordinary Shareholders’ Meeting of Sofora held on March 28, 2017, and subject to prior approval of the amortization by the ENACOM.

“Agreement” or “Preliminary Reorganization Agreement”: means this Preliminary Reorganization Agreement.

“Decree 267/15”: means the Decree of Need and Urgency No. 267 issued on December 29, 2015.

“Opposition Rights”: means the rights arising from Section 83 of the GCL for the benefit of all holders of credits originated before the date of this Agreement, which allow them to oppose the reorganization for a period of 15 days starting on the date of the last publication of the Notice issued by the participating company in the Reorganization of which they are creditors.

“Allowed Distributions”: means an amount in Argentine Pesos equal to the amount of the respective “Distributable Net Amounts” of Nortel and Sofora that Nortel and Sofora may to distribute to their respective shareholders as provisional, regular or any other kind of dividends, as from the date of this Agreement until the Reorganization Effectiveness Date, without modifying Nortel’s Preferred B Share Distribution Ratio or Sofora’s Distribution Ratio.

“ENACOM”: means the National Communications Agency as applicable authority of Argentine Digital Law No. 27,078.

“Special-Purpose Combined Financial Statements”: means the special combined financial statements of the reorganization of Sofora, Nortel, Telecom Argentina and Telecom Personal as of December 31, 2016 attached hereto as Annex II, which were prepared based on the Special-Purpose Unconsolidated Financial Statements of each of such companies.

“Special-Purpose Unconsolidated Financial Statements”: means the special unconsolidated financial statements of the reorganization prepared for Sofora,

 Nortel, Telecom Argentina and Telecom Personal as of December 31, 2016 attached as Annex I-A; I-B; I-C and I-D to this Agreement.

“Fintech”: means Fintech Telecom LLC.

“Merval”: means the Buenos Aires Securities Exchange (“Mercado de Valores de Buenos Aires S.A.”).

“Distributable Net Amounts”: means, with respect to Nortel and Sofora, as applicable, the net amount in Argentine Pesos equal to total net assets identified in the respective Special-Purpose Unconsolidated Financial Statements of Nortel and Sofora as of December 31, 2016, minus (i) their respective direct and indirect holdings in Telecom Argentina (book value); and (ii) the amount allocated to face the amortization of the Shares Subject to Amortization; plus or minus the profits or losses, as applicable, resulting from the management and administration of Nortel and Sofora until the Reorganization Effectiveness Date.

“Telecom Personal’s Notes”: means the notes (“obligaciones negociables”) issued by Telecom Personal, as follows: Series I issued with an initial par value of AR$571,505,000.-, which are due on June 12, 2017; Series II, with an initial par value of AR$149,000,000.-, which are due on December 10, 2018; Series III issued with an initial par value of AR$721,969,404.-, which are due on May 16, 2018 and Series IV with an initial par value of US$77,900,400.-, which are due on November 16, 2018.

“Nortel’s Shareholding in Telecom Personal”: means an amount of 120,000 shares of common stock, book entry, with an one (AR$1) Argentine Peso par value and one vote each, issued by Telecom Personal and representing 0.008% of its capital stock, which have been held by Nortel until the date hereof.

“Market Price”: means AR$66.61 per share, equal to the average market price of Telecom Argentina’s Class B Shares listed on the Merval at the end of each trading day starting on January 2, 2017 until March 20, 2017.

“Nortel’s Preferred B Share Distribution Ratio”: means the share distribution ratio set forth in Section Four of this Agreement, pursuant to which the Shares to Be Distributed shall be distributed to the holders of Nortel’s Preferred B Shares.

“Sofora’s Distribution Ratio”: means the share distribution ratio set forth in Section Four of this Agreement, pursuant to which the Shares to Be Distributed shall be distributed to Fintech, as sole shareholder of Sofora following the total amortization of the Shares Subject to Amortization.

“Audiovisual Communication Services”: means the audiovisual communication services governed by Law No. 26,522, as amended and regulated.

“ICT Services”: means the information, communications and technologies services governed by Law No. 27,078, as amended and regulated.

“WAI”: means W de Argentina — Inversiones S.A.

Section Two. Reorganization

The Participating Companies hereby agree on a corporate reorganization through a reorganization by absorption of Sofora, Nortel and Telecom Personal, as Absorbed Companies, into Telecom Argentina, as Surviving Company, pursuant to the terms of Sections 82 and 83 of the GCL, and within the tax framework provided by Sections 77 et seq. of Law No. 20,628 of Income Tax, as amended and complemented, and the terms of this Preliminary Reorganization Agreement, all of it subject to the corporate approvals listed in Section Ten of this Agreement and the regulatory approvals listed in Section Five of this Agreement, and effective as of the Reorganization Effectiveness Date (as such term is defined in Section Five (hereinafter, the “Reorganization”)

Section Three.  General Effects of the Reorganization.

Resulting from the Reorganization agreed upon in Section Two and effective as of the Reorganization Effectiveness Date: (i) all the assets and liabilities of the Absorbed Companies shall be transferred in their entirety to the Surviving Company at the values listed in the respective Special-Purpose Unconsolidated Financial Statements, causing Telecom Argentina to acquire ownership of all rights and to assume all obligations and liabilities of any nature of Telecom Personal, Sofora and Nortel including (a) those rights and liabilities that, for any reason, have not been included in the Special-Purpose Unconsolidated Financial Statements, among which are all rights and liabilities arising or becoming known after the end date of the Special-Purpose Unconsolidated Financial Statements as a result of events or activities prior to such end date, and those rights and liabilities of the Absorbed Companies arising from their relationships with their personnel, which personnel shall become directly dependent of Telecom Argentina, and whose seniority, benefits and all other acquired rights shall be respected; and (b) all kind of licenses, authorizations and use permits of any kind which transfer is subject to authorization by a governmental entity, which authorizations shall be timely requested; (ii) Telecom Argentina shall be the successor of all activities of Telecom Personal, Sofora and Nortel; (iii) Telecom Personal, Sofora and Nortel shall dissolve without liquidation; and (iv) the holders of Sofora and Nortel shares shall be considered shareholders of Telecom Argentina as of the Reorganization Effectiveness Date, including the exercise of their economic and political rights to the extent of the Share Distribution Ratios provided for in this Agreement.

Section 4.  Share Distribution Ratios.

1.              Telecom Argentina will not issue new shares as a result of the Reorganization. Shares to Be Distributed, which are currently part of Nortel’s holding in Telecom Argentina, will be distributed among holders of Sofora’s Shares and Nortel’s Preferred B Shares as follows:

a.1.-                        Holders of Nortel’s Preferred B Shares will receive Telecom Argentina’s Class B Shares by the following share distribution ratio (“Nortel’s Share Distribution Ratio”): 134.565053 Telecom Argentina’s Class B Shares for each one of 1,470,455 Nortel’s Preferred B Shares. As a result, holders of Nortel’s Preferred B Shares will receive an aggregate of 197,871,855 Telecom Argentina’s Class B Shares. No new Telecom Argentina Class B Shares shall be issued. Telecom Argentina’s Class B Shares to be received by holders of Nortel’s Preferred B Shares will arise from (i) the 36,832,408 Telecom Argentina’s Class B Shares held by Nortel as of today, and (ii) the conversion of 161,039,447 Telecom Argentina’s Class A Shares held by Nortel into Class B Shares.

a.2.-                         As of the date of this Agreement, an agreement for the sale of Nortel’s Shareholding in Telecom Personal to Telecom Argentina, current holder of 99.992% of Telecom Personal’s capital stock, shall be executed. As a result, the Surviving Company will become the holder of all the shares representing the capital stock of Telecom Personal. Therefore, the absorption of Telecom Personal by Telecom Argentina will not cause an economic variation in Telecom Argentina, since the value of the shares representing the capital stock of Telecom Personal shall be replaced by the assets and liabilities’ items included in the balance sheet of Telecom Personal, incorporated in Telecom Argentina pursuant to the reorganization. As a result, Telecom Personal’s absorption will not cause a capital increase in Telecom Argentina, no shares of Telecom Argentina will be issued and no share distribution ratio will be provided for.

b.-                Fintech, as indirect shareholder of Nortel through Sofora, will receive Telecom Argentina’s Class A Shares by the following distribution ratio (“Sofora’s Distribution Ratio”): 1.14046108 Telecom Argentina’s Class A Shares for each one of the 298,997,360 Sofora’s F Shares of Common Stock. As a result, Fintech will receive an aggregate of 340,994,852 Telecom Argentina’s Class A Shares, which are currently held by Nortel.

c.-                 The Participating Companies hereby agree that the respective Distributable Net Amounts of Nortel and Sofora will not be capitalized in the Surviving Company and the Surviving Company will not issue new shares in consideration thereof, since Nortel and Sofora are allowed to distribute to their respective shareholders an amount equal to the Distributable Net Amounts as Allowed Distributions before the Reorganization Effectiveness Date.

d.-                Agreement on the Share Distribution Ratios referred to above (which are certified by Independent External Auditors) was based on the following: (1) Sofora, Nortel, Telecom Argentina and Telecom Personal’s respective net worths and Allowed Distributions; (2) that Nortel and Sofora’s assets consist almost exclusively of their direct and indirect investment in Telecom Argentina, except for the Distributable Net Amounts; (3) neither Sofora nor Nortel have financial debt or other relevant liabilities other than their respective offices’ rents, professional fees, salaries and social security contributions and other expenses arising from their ordinary course of business and payment of Income Tax and other taxes; (4) because the Reorganization will cause Sofora’s dissolution, the Shares to Be Distributed will not be delivered to Sofora. Instead they will be directly delivered to the holder of Sofora’s F Shares of Common Stock, which shall be its only holder of shares of common stock, since Sofora’s W Shares of Common Stock are subject to amortization and cancellation that shall be concluded before the Reorganization Effectiveness Date; (5) the historic lack of liquidity and the absence of voting rights of Nortel B Preferred Shares; (6) the fact that, historically, such lack of liquidity and voting rights has caused Nortel’s B Preferred Shares to have a market price significantly lower than the value of Nortel’s shareholding in Telecom Argentina and its economic rights vis a vis the market price of Telecom Argentina’s Class B Shares in the New York Stock Exchange. This difference in price has been of an average of 38.29 % during the last five years, and 28.71% during the last year. Therefore, it was considered reasonable to fix a Nortel’s Preferred B Share Distribution Ratio that reflects a 25% discount on such preferred shares’ current economic rights, and deliver Telecom Argentina’s Class B Shares to the holders of Nortel’s Preferred B Shares in proportion to their economic rights newly adjusted by the above mentioned discount; and (7) the valuation report prepared by the Participating Companies’ working team on Telecom Argentina, Telecom Personal and the relative discount of Nortel’s Preferred B Shares with the aim to determine the reasonableness of the Share Distribution Ratio and the Market Price.

An explanation of the methodology and the calculation of the Share Distribution Ratios referred to above is attached hereto as Annex III.

Section Five.  Reorganization Effectiveness Date.

This Reorganization shall be effective as of 12 am of the day in which the Chairmans of the Board of Directors of the Participating Companies (hereinafter, the

“Date of Reorganization”), execute a minute of transfer of operations recording that: (i) Telecom Argentina has set up its technical-operational systems to assume Telecom Personal, Nortel and Sofora’s operations and activities; and (ii) as of the Reorganization Effectiveness Date the transfer of the operations and activities of the Absorbed Companies into Telecom Argentina is perfected because the following conditions, to which the Reorganization is subject, have been complied with:

1)             The Final Reorganization Agreement has been executed;

2)             The ENACOM Amortization’s Authorization has been obtained;

3)             The ENACOM Nortel’s Authorization has been obtained;

4)             The ENACOM Licenses’ Authorization has been obtained;

5)             The Shares Subject to Amortization have been fully amortized.

As of the Date of Reorganization the operations and activities of Telecom Personal, Sofora and Nortel will be assumed by Telecom Argentina.

Section 6.  Reasons and Purposes of the Reorganization.

Pursuant to Section 83, Subsection 1), paragraph a), of the GCL, the Participating Companies hereby declare that the Reorganization agreed upon in this Agreement is made for the following purposes: i) to simplify and consolidate the corporate structure of the Telecom Group; ii) to simplify and consolidate the management of the Telecom Group in only one Board of Directors and group of managers and officers so as to achieve a better integration and efficiency in the decision making process; iii) to consolidate and integrate the operational structure and the human resources of the Telecom Group; iv) to incorporate operational synergies and improvements; v) to improve the liquidity of the Telecom Argentina’s Class B Shares in the capital markets, and to provide liquidity to Nortel’s Preferred B Shares through their exchange for Telecom Argentina’s Class B Shares; vi) to consolidate the common guaranty of the Telecom Group’s creditors, improving its creditworthiness and enhancing the financial alternatives for its operations.

Section 7. Accounting Documents. Special-Purpose Unconsolidated Financial Statements and Special-Purpose Combined Financial Statements.

The following documents constitute a part of this Agreement: (i) the Special-Purpose Unconsolidated Financial Statements of Telecom Argentina, Telecom Personal, Nortel and Sofora as of December 31, 2016, attached hereto as Annex I (A), I (B), I (C) and I (D), respectively; (ii) the Special-Purpose Combined Financial Statements as of December 31, 2016, attached hereto as Annex II; (iii) the methodology by which the Share Distribution Ratios were calculated, attached hereto as Annex III; and (iv) Reasons and Economic and Financial Consequences of the Reorganization (Annex IV). The accounting documents referred to in Annex I (A), I (B), I (C) I (D) and II were prepared by the Participating Companies’ managers on uniform bases and identical valuation criteria, executed by their respective legal representatives, with reports from their respective Supervisory Committees, and certified by a

Certified Public Accountant. The Special-Purpose Unconsolidated Financial Statements of Telecom Argentina, Telecom Personal, Nortel and Sofora as of December 31, 2016 have been audited by Independent External Auditors, pursuant to the auditing rules applicable in Argentina, the Special-Purpose Combined Financial Statements as of December 31, 2016 are certified by Independent External Auditors, as required by the Argentine National Securities Commision (Comisión Nacional de Valores or CNV). All Annexes will be made available to the shareholders and, in turn, the financial statements will be copied in the applicable corporate books.

Section 8.  Bylaws Amendment.

Simultaneously with the reorganization, Telecom Argentina will adjust and amend its Bylaws in the form attached hereto as Annex V.  Consideration of such Bylaws will be part of the Agenda to be discussed at the Extraordinary Shareholders’ Meeting that will consider the reorganization.

Section 9.  Opposition Rights. Final Reorganization Agreement.

Once the applicable corporate resolutions approving the terms of this Preliminary Reorganization Agreement are passed, the applicable Notices are published and the applicable waiting periods relating to the Opposition Rights have expired, the applicable Final Reorganization Agreement will be executed by public deed. Pursuant to Decree 267/15, the Final Reorganization Agreement may be executed subject to the applicable ENACOM authorizations. In addition, the transfer of ownership of buildings and other registrable assets (including trademarks) that are to be incorporated to the Surviving Company as a result of the Reorganization, may be included in the same public deed.

Particularly, in connection with the exercise of the opposition rights by the holders of Telecom Personal’s Notes, Telecom Argentina shall be the successor corporation pursuant to the Section titled “Reorganization, Consolidations, Sales and Transfers” included in the terms of issuance of said notes. In addition, Telecom Argentina hereby expressly assumes, effective as of the Reorganization Effectiveness Date, Telecom Personal’s obligations arising from Telecom Personal’s Notes and their trust or fiscal agency agreements, if any; and shall deliver to the trustee or fiscal agent, if any, a Certificate issued by its Officers representing that the Reorganization complies with Telecom Personal’s Notes and that all conditions precedent relating to the Reorganization have been complied with. Thus, Telecom Argentina shall be the successor and shall succeed, and shall become the substitute of, Telecom Personal, and shall be entitled to exercise all rights and powers of Telecom Personal, with the same effect as if it had been named in Telecom Personal’s Notes and in their respective trust or fiscal agency agreements, if any.   In such terms, the Reorganization is a merger authorized by the terms and conditions of issuance of Telecom Personal’s Notes and their holders shall have no Opposition Rights to the Reorganization.

Section 10. Corporate Authorizations.

The Participating Companies hereby represent that the execution of this Agreement, as well as all its terms and the accounting documents attached as annexes hereto, have been approved by a Board resolution of each of the Participating Companies.

The Participating Companies hereby agree to call their respective Sofora’s Extraordinary Shareholders’ Meeting, Nortel’s Extraordinary Shareholders’ Meeting, Telecom Argentina’s Ordinary and Extraordinary Shareholders’ Meeting and Telecom Personal’s Extraordinary Shareholders’ Meeting as soon as possible, for purposes of considering the Reorganization and all its relating documents pursuant to applicable law.

In addition, Nortel hereby agrees to call a Special Preferred B Shareholders’ Meeting of Nortel and a Special Common Stock Shareholders’ Meeting of Nortel for purposes of granting consent to the Reorganization and the Nortel’s Preferred B Share Distribution Ratio per Telecom Argentina’s Class B Shares. If an authorization or registration before the United States Securities and Exchange Commission is previously required, the Special Preferred B Shareholders’ Meeting of Nortel may be called once such authorization or registration is obtained, but such call shall not affect the Participating Companies’ obligation to call their respective extraordinary shareholders’meetings as soon as possible to consider the Reorganization.

In case any of the authorizations required for the execution of the Final Reorganization Agreement to be granted by the extraordinary or special shareholders’ meetings is not obtained, the Participating Companies may propose and accept amendments to the terms of the Preliminary Reorganization Agreement until the applicable corporate authorization is obtained, or they may elect not to include in the Reorganization the Party who has not obtained its corporate authorization, adjusting the terms of the Reorganization provided for in this Agreement.

Section 11.  Management.

The Participating Companies hereby agree to continue with their ordinary course of business and not to impose any limitations on the management of their respective activities, nor grant any guaranties of complying with the regular performance of such activities until the Reorganization Effectiveness Date, on which date the management and representation of Telecom Personal, Nortel and Sofora shall be in charge of the managers and representatives of Telecom Argentina pursuant to the terms of Section 84 of the GCL and Telecom Argentina’s bylaws.  During the period between the execution of this Preliminary Reorganization Agreement and the Reorganization Effectiveness Date, the Participating Companies’ boards of directors shall continue with their ordinary business affairs and their regular course of operations. If any of the Participating Companies proposes to undertake any extraordinary activity or operation, it shall inform the other Participating Companies so that they may assess whether such activity or operation affects the Reorganization and its terms under this Agreement. Telecom Argentina shall indicate which officers shall be appointed in each of the Absorbed Companies to perform all the acts and execute all the documents that might be necessary for the Absorbed Companies to execute or perform themselves directly.

Section 12. Regulatory Authorizations. Administrative and Exchanges’ Approvals.

The Participating Companies hereby agree to submit as soon as possible before regulatory and administrative authorities, and Argentine and foreign securities Exchanges, all the authorization requests that may be necessary for purposes of furthering and perfecting the Reorganization, including the Argentine National Securities Commission (Comisión Nacional de Valores or CNV), the Buenos Aires Stock Exchange, the MERVAL, the ENACOM, the U. S. Securities and Exchange Commission and any other governmental or other kind of entity from which an authorization may be necessary to further and perfect the Reorganization.

Section 13.  Subsequent Amendments.

The Participating Companies may agree amendments to the terms of this Agreement with their boards of directors’ approval.

Section 14. Applicable Law and Jurisdiction.

This Preliminary Reorganization Agreement is governed by Argentine laws. Any conflicts arising from the interpretation or performance of this Agreement shall be submitted to the jurisdiction of the Ordinary Courts of the City of Buenos Aires and the Participating Companies hereby expressly waive any other jurisdiction.

IN WITNESS WHEREOF, the Participating Companies execute seven (7) counterparts to the same and only effect, one for each of the Participating Companies and the other three (3) for their submittal before the Argentine National Securities Commission (Comisión Nacional de Valores or CNV), the Buenos Aires Stock Exchange and the ENACOM, respectively.

By Telecom Argentina S.A.

/s/Mariano M. Ibáñez
Mariano M. Ibáñez - Chairman

By Telecom Personal S.A.

/s/Baruki L.A. González
Baruki L.A. González - Chairman

By Nortel Inversora S.A.

/s/Baruki L.A. González
Chairman

By Sofora Telecomunicaciones S.A.

/s/Saturnino J. Funes
Chairman

ANNEXES TO THE PRELIMINARY REORGANIZATION AGREEMENT:

Annexes I (A), I (B), I (C) y I (D): Special-Purpose Unconsolidated Financial Statements of Telecom Argentina, Telecom Personal, Nortel and Sofora as of December 31, 2016.

Annex II: Special-Purpose Combined Financial Statements as of December 31, 2016.

Annex III: Methodology of calculation of the Share Distribution Ratios.

Annex IV: Reasons and Economic and Financial Consequences of the Reorganization.

Annex V: Telecom Argentina’s Statutory Amendments.

Annex I(A)

Unaudited* Special-Purpose Unconsolidated Financial Statements of Telecom Argentina, as of December 31, 2016.

* The special-purpose unconsolidated financial statements attached hereto were prepared to comply with local Argentine laws and thus, were subject to an audit performed under International Standards on Auditing (ISAs). Such financial statements were not audited under PCAOB or US GAAS.

TELECOM ARGENTINA S.A. (Surviving company)

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

INDEX

Special unconsolidated statement of financial position
Notes to the Special-purpose unconsolidated financial statements

Alicia Moreau de Justo 50 — Autonomous City of Buenos Aires

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

Main activity of the Company: the provision, directly or through third parties or associated with third parties, of ICT Services, whether fixed, mobile, wired, wireless, national or international, with or without own infrastructure, within the framework of the applicable licenses, and the provision of Audiovisual Communication Services.

Date of Registration in the IGJ:

Of the bylaws: July 13, 1990

Of the last amendment: September 26, 2015

Date of expiration of the bylaws: July 13, 2089

Information on the controlling company in Note 4.a)

CAPITAL STOCK

As of December 31, 2016

(in Argentine pesos)

	Registered, subscribed and authorized for offering (Note 5.a)
Type of shares	Outstanding shares	Treasury shares	Total capital stock
Ordinary shares of $1 argentine peso of nominal value each and entitled to one vote each:
Class “A”	502,034,299	—	502,034,299
Class “B”	466,890,558	15,221,373	482,111,931
Class “C”	234,748	—	234,748
Total	969,159,605	15,221,373	984,380,978

Annex I(A) - Page 1

SPECIAL UNCONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2016

(In millions of Argentine pesos)

ASSETS
Current Assets
Cash and cash equivalents	244
Investments	193
Trade receivables	1,847
Other receivables	248
Inventories	10
Total current assets	2,542
Non-Current Assets
Trade receivables	14
Other receivables	68
Income tax assets	677
Investments	10,255
Property, plant and equipment	11,453
Intangible assets	429
Total non-current assets	22,896
TOTAL ASSETS	25,438
LIABILITIES
Current Liabilities
Trade payables	2,507
Deferred revenues	100
Financial debt	41
Salaries and social security payables	1,220
Income tax payables	195
Other taxes payables	219
Other liabilities	52
Provisions	215
Total current liabilities	4,549
Non-Current Liabilities
Trade payables	11
Deferred revenues	428
Salaries and social security payables	177
Income tax payables	7
Other liabilities	169
Provisions	761
Total non-current liabilities	1,553
TOTAL LIABILITIES	6,102
EQUITY
Capital Stock — Outstanding shares	969
Inflation adjustment of capital stock — Outstanding shares	2,646
Capital Stock — Treasury shares	15
Inflation adjustment of capital stock — Treasury shares	42
Treasury shares acquisition cost	(461)
Legal reserve	734
Special reserve for IFRS implementation	351
Voluntary reserve for capital investments	3,191
Voluntary reserve for future investments	2,904
Voluntary reserve for future dividends payments	4,272
Other comprehensive results	698
Retained earnings	3,975
TOTAL EQUITY	19,336
TOTAL LIABILITIES AND EQUITY	25,438

The accompanying notes are an integral part of this special unconsolidated statement of financial position.

Information on the main accounts is given in Note 3 to this special unconsolidated statement of financial position.

Mariano Ibáñez
Chairman of the Board of Directors

Annex I(A) - Page 2

NOTES TO THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

(In millions of Argentine pesos or otherwise expressly indicated)

Annex I(A) - Page 3

GLOSSARY OF TERMS

The following explanations are not intended as technical definitions, but to assist the general reader to understand certain terms as used in these special-purpose unconsolidated financial statements.

Company or Telecom Argentina: Telecom Argentina S.A.

Personal or Telecom Personal: Telecom Personal S.A.

Nortel: Nortel Inversora S.A.

Sofora: Sofora Telecomunicaciones S.A.

Telecom USA: Telecom Argentina USA Inc.

BCBA (Bolsa de Comercio de Buenos Aires): The Buenos Aires Stock Exchange.

CNV (Comisión Nacional de Valores): The Argentine National Securities Commission.

CPCECABA (Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires): The Professional Council of Economic Sciences of the City of Buenos Aires.

ENACOM: the Regulatory Authority, the National Communications Agency.

FACPCE (Federación Argentina de Consejos Profesionales en Ciencias Económicas): Argentine Federation of Professional Councils of Economic Sciences.

Fintech:  Fintech Telecom LLC, Sofora’s controlling company.

IASB:  International Accounting Standards Board.

IFRS:  International Financial Reporting Standards, as issued by the International Accounting Standards Board.

IGJ (Inspección General de Justicia): General Board of Corporations.

LGS (Ley General de Sociedades): Argentine Corporations Law No. 19,550 as amended. Since the enforcement of the new Civil and Commercial Code its name was changed to “General Corporations Law”.

NYSE: New York Stock Exchange.

PP&E:  Property, plant and equipment.

RT 26: Technical Resolution No. 26 issued by the FACPCE, amended by RT 29 and RT 43.

SC (Secretaría de Comunicaciones): The Argentine Secretary of Communications, former regulatory authority.

SU: The availability of Basic telephone service, or access to the public telephone network via different alternatives, at an affordable price to all persons within a country or specified area.

WAI: means W de Argentina — Inversiones S.A.

Participating Companies: Sofora, Telecom Personal, Nortel and Telecom Argentina, all of them together.

Annex I(A) - Page 4

NOTE 1 — PURPOSE OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS

On March 17, 2017 the Company was notified of the intention of Sofora’s shareholders, indirect controlling company of Telecom Argentina, that the Boards of Directors of the Company shall evaluate a corporate reorganization (“the Reorganization”) among Sofora, Nortel and Telecom Personal (“the Absorbed companies”) and Telecom Argentina as the continuing company (“the Surviving company”). The purpose of the Reorganization is to simplify the corporate structure of Telecom Argentina in line with international standards and market practices.

The Reorganization shall be effective as of 12 am of the day in which the Presidents of the Board of Directors of the Participating Companies (hereinafter, the “Reorganization Effectiveness Date”), execute a minute of transfer of operations recording that: (i) Telecom Argentina has set up its technical-operational systems to assume Telecom Personal, Nortel and Sofora’s operations and activities; and (ii) as of the Reorganization Effectiveness Date the transfer of the operations and activities of the Absorbed companies into Telecom Argentina is perfected because the following conditions to which the Reorganization is subject (the ENACOM’s authorizations, the WAI’s Sofora shares subject to amortization have been fully amortized and the final reorganization agreement has been executed, among others), have been complied with; as from that date the transfer of all the assets and liabilities of the Absorbed companies to the Surviving Company will be effective, causing the Surviving company to acquire ownership of all rights and assume all obligations and liabilities of any nature of the Absorbed companies, all subject to the corporate approvals required under the applicable regulations and the registration of the merger and dissolution without liquidation of the Absorbed companies before the IGJ.

Meanwhile, the Absorbed companies and Telecom Argentina are performing all the necessary procedures before the regulatory and administrative entities and stock exchanges and markets of the country and abroad (CNV, BCBA, Merval, ENACOM and any governmental or other entity), necessary to carry out and perfect the Reorganization.

Notwithstanding this, Telecom Argentina and the Absorbed companies agree to continue with the ordinary course of their business and agree neither to establish limitations on the administration of their respective activities nor to establish guarantees for compliance with the normal development thereof until the Reorganization is perfected.

The Participating Companies agree on a corporate reorganization through a merger by absorption of Sofora, Nortel and Telecom Personal, as Absorbed companies, into Telecom Argentina, as Surviving company, pursuant to the terms of Sections 82 and 83 of the LGS, and within the tax framework provided by Sections 77 et seq. of Law No. 20,628 of Income Tax, as amended and complemented, the CNV Regulations, the BCBA Regulations, the IGJ Regulations and other regulations applicable.

So, these special-purpose unconsolidated financial statements as of December 31, 2016 have been prepared with the only purpose of the Reorganization abovementioned.

NOTE 2 — BASIS OF PREPARATION OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

a)             Basis of preparation

These special-purpose unconsolidated financial statements have been prepared in accordance with RT 26 of FACPCE (as amended and adopted by the CPCECABA), as required by the CNV.

Given its specific purpose described in Note 1, these special-purpose unconsolidated financial statements do not include the following statements: the special income statement, the special statement of changes in equity, the special statement of cash flows or the notes and other information required by IFRS.

These special-purpose unconsolidated financial statements are a free translation from the original special-purpose unconsolidated financial statements issued in Spanish and filed to the CNV in Argentina and contain the same information to the original version.

These special-purpose unconsolidated financial statements are presented in millions of pesos, so the accounting balances have been rounded. The effect of the aforementioned rounding is non-material for the special-purpose unconsolidated financial statements taken as a whole.

The preparation of these special-purpose unconsolidated financial statements in conformity with IFRS requires the Company’s Management to use certain critical accounting estimates. Actual results could differ from those estimates.

Annex I(A) - Page 5

These special-purpose unconsolidated financial statements have been prepared on a going concern basis as there is a reasonable expectation that Telecom Argentina will continue its operational activities in the foreseeable future (and in any event with a time horizon of more than twelve months).

These special-purpose unconsolidated financial statements as of December 31, 2016 were approved by resolution of the Board of Directors’ meeting held on March 31, 2017.

b)             Significant accounting policies

The following are the significant accounting policies used in the preparation of these special-purpose unconsolidated financial statements:

1)             Foreign currency balances

At year-end exchange rate.

2)             Foreign currency translation

The items included in the financial statements of each entity are recorded using the currency of the primary economic environment in which each entity carries out its activities (“the functional currency”). The financial statements are presented in Argentine pesos ($), which is the functional currency of Telecom Argentina. The functional currency of the Company’s foreign subsidiaries is represented by the legal tender of the country in which each company is located.

The financial statements of the Company’s foreign subsidiary (Telecom USA) are translated using the exchange rates at the reporting date for assets and liabilities. The exchange differences resulting from the application of this method are recorded to Other Comprehensive Results.

3)             Financial instruments

3.1) Financial assets

Financial assets and liabilities, on initial recognition, are measured at transaction price as of the acquisition date. Financial assets are derecognized in the financial statement when the rights to receive cash flows from them have expired or have been transferred and the Company has transferred substantially all the risks and benefits of ownership.

Upon acquisition, in accordance with IFRS 9, financial assets are subsequently measured at either amortized cost, or fair value, on the basis of both:

(a) the entity’s business model for managing the financial assets; and

(b) the contractual cash flow characteristics of the financial asset.

A financial asset shall be measured at amortized cost if both of the following conditions are met:

(a) the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and

(b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Additionally, for assets that met the abovementioned conditions, IFRS 9 provides for an option to designate, at inception, those assets as measured at fair value if doing so eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as an ‘accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

A financial asset that is not measured at amortized cost according to the paragraphs above is measured at fair value.

Financial assets include:

Cash and cash equivalents

Cash equivalents are short-term and highly liquid investments that are readily convertible to known amounts of cash, subject to an insignificant risk of changes in value and their original maturity or the remaining maturity at the date of purchase does not exceed three months.

Cash and cash equivalents are recorded, according to their nature, at fair value or amortized cost.

Time deposits are valued at their amortized cost.

Investments in other short-term investments are carried at fair value.

Annex I(A) - Page 6

Trade and other receivables

Trade and other receivables classified as either current or non-current assets are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method, less allowances for doubtful accounts.

Investments

During 2016, Telecom Argentina received government bonds from the Government of the Province of Mendoza and the province of Buenos Aires, denominated in pesos that bear an interest rate in pesos. These securities were valued at amortized cost.

Those National, Provincial and Municipal Governments bonds denominated in foreign currency whose initial intention is to keep them until their maturity, are measured at amortized cost and bear an interest in foreign currency. In this particular case, Management estimated the US Dollar denominated cash flows to be generated until maturity and compared that amount to the fair value of the instrument in US Dollars at the acquisition date. The acquisition cost in US Dollars has been adjusted by applying the IRR and the resulting value was converted to Argentine pesos using the exchange rate as of the date of measurement.

Likewise, Telecom Argentina had acquired Government bonds. Taking into account the business model chosen to manage these financial assets, and according to the provisions of IFRS 9, these bonds are recorded at their fair value.

Impairment of financial assets

At every annual date, assessments are made as to whether there is any objective evidence that a financial asset or a group of financial assets may be impaired. If any such evidence exists, an impairment loss is recognized in the income statement.

Certain circumstances of impairment of financial assets that the Company assesses to determine whether there is objective evidence of an impairment loss could include: delay in the payments received from customers; customers that enter bankruptcy; the disappearance of an active market for that financial asset because of financial difficulties; observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets, significant financial difficulty of the obligor, among others.

3.2) Financial liabilities

Financial liabilities comprise trade payables, financial debt, salaries and social security payables (see 12) below) and certain other liabilities.

Financial liabilities are initially recognized at fair value and subsequently measured at amortized cost. Amortized cost represents the initial amount net of principal repayments made, adjusted by the amortization of any differences between the initial amount and the maturity amount using the effective interest method.

4)             Inventories

Inventories are measured at the lower of cost and estimated net realizable value. Cost is determined on a weighted average cost basis. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. Allowances are made for obsolete and slow-moving inventories.

5)             Non-current investments

The equity interest in controlled companies is valued at the equity method net of results not transferred to third parties, determined on the basis of year-end financial statements and prepared with similar accounting policies as those used in the preparation of these special-purpose unconsolidated financial statements.

The Management of the Company has not been aware of facts that could change the financial position or results of subsidiaries as of December 31, 2016 as from the date of approval of their financial statements, which have a significant impact on the valuation of the investments at that date.

The 2003 Telecommunications Fund is recorded at fair value.

6)             PP&E

PP&E is stated at acquisition or construction cost. Subsequent expenditures are capitalized only when they represent an improvement, it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably.

All other subsequent costs are recognized as expense in the period in which they are incurred, unless they are improvements. When a tangible fixed asset comprises major components having different useful lives, these components are accounted for as separate items if they are significant.

Annex I(A) - Page 7

PP&E cost also includes the expected costs of dismantling the asset and restoring the site if a legal or constructive obligation exists. The corresponding liability is recognized in the statement of financial position under Provisions line item at its present value.

The accounting estimates for dismantling costs, including discount rates, and the dates in which such costs are expected to be incurred are annually reviewed. Changes in the above liability are recognized as an increase or decrease of the cost of the relative asset and are depreciated prospectively.

The depreciation rates are reviewed annually and revised if the current estimated useful life is different from that estimated previously taking into account, among others, technological obsolescence, maintenance and condition of the assets and different intended use from previous estimates. The effect of such changes is recognized prospectively in the income statement.

7)             Intangible assets

Intangible assets are recognized when the following conditions are met: the asset is separately identifiable, it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity; and the cost of the asset can be measured reliably.

Intangible assets with a finite useful life are stated at cost, less accumulated amortization and impairment losses, if any.

Intangible assets with an indefinite useful life are stated at cost, less accumulated impairment losses, if any.

Intangible assets comprise the following:

• Subscriber acquisition costs (“SAC”)

Direct and incremental costs incurred for the acquisition of new subscribers with a minimum contractual period are capitalized when the conditions for the recognition of an intangible asset are met.

The cost of acquiring broadband subscribers meet the conditions established by IFRS for its recognition as intangible asset, since these contracts establish a minimum contractual period, which guarantees minimum monthly income by installments and, in the event of early cancellation, grants the right to cancel bonuses granted at the beginning of the contractual relationship (i.e, equipment bonuses).

Capitalized SAC are amortized on a straight-line basis over the term of the contract with the customer acquired.

On August 17, 2016, Law No. 27,265 (in force since August 29, 2016) was published in the Official Bulletin incorporating an amendment to Law No. 24,240 of Consumer Protection. This incorporation (in Section 10 quárter) establishes the prohibition of “collection of advance notice, advance month and/or any other concept, by service providers, including public services, in the cases of unsubscription request made by subscribers, either in a personal, telephonic, electronic or similar way” In this sense, since last quarter of 2016, the Company complies with these regulations, where applicable, and the Company’s Management will continue assessing the effects of the new regulations in its SAC capitalization policies.

• Service connection or habilitation costs

Direct costs incurred for connecting customers to the network are accounted for as intangible assets and then amortized over the term of the contract with the customer if required conditions are met. For indefinite period contracts, the deferral of these costs is limited to the amount of non contingent revenue from the customer and expensed over the average period life of the customer relationship. Costs exceeding that amount are expensed as incurred. Connection costs are generated mainly for the installation of fixed lines and amortized over an average period of 8 years.

• Rights of use

The Company purchases network capacity under agreements which grant the exclusive right to use a specified amount of capacity for a specified period of time. Acquisition costs are capitalized as intangible assets and amortized over the terms of the respective capacity agreements, generally 180 months.

• Exclusivity agreements

Exclusivity agreements were entered into with certain retailers and third parties relating to the promotion of the Company’s services and products. Amounts capitalized are being amortized over the life of the agreements, with expiration up to year 2028.

• Customer relationships

Customer relationships identified as part of the purchase price allocation performed upon the acquisition of Cubecorp Argentina S.A. (a company engaged in data center business) in financial year 2008, are being amortized over the estimated duration of the relationship for customers in the data center business (180 months).

Annex I(A) - Page 8

8)             Leases

Finance leases

Leases that transfer substantially all the risks and benefits incidental to ownership of the leased asset are classified as finance leases. The Company recognizes finance leases as assets and liabilities in its statements of financial position at amounts equal to the fair value of the leased property or, if lower, the present value of the minimum lease payments, each determined at the inception of the lease. Subsequently, minimum lease payments are apportioned between a finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability. Contingent rents, if any, are charged as expenses in the periods in which they are incurred.

The depreciation policy for depreciable leased assets is consistent with that for depreciable assets that are owned.

As of December 31, 2016 the Company holds finance leases which represents current commercial liabilities in the amount of $47 and non-current commercial liabilities of $11. The total payable at these leases’ maturity amounts to $61. PP&E related to these financial leases and several of the mentioned leases contracts characteristics as of December 31, 2016 are detailed below:

	Book value	Lease term	Depreciation
PP&E — Computer equipment	77	3 years	3 years
Accumulated depreciation	(37)
Net carrying value as of December 31, 2016	40

9)             Impairment of PP&E and intangible assets

At least annually, the Company assesses whether there are any indicators of impairment of assets that are subject to amortization. Both internal and external sources of information are used for this purpose. Internal sources include, among others, obsolescence or physical damage of the asset, and significant changes in the use of the asset and the economic performance of the asset compared to estimated performance. External sources include, among others, the market value of the asset, changes in technology, markets or laws, increases in market interest rates and the cost of capital used to evaluate investments, and an excess of the carrying amount of the net assets of the Company over market capitalization.

The carrying value of an asset is considered impaired by the Company when it is higher than its recoverable amount. In that event, a loss shall be recognized in the statement of income.

The recoverable value of an asset is the higher of its fair value less costs to sell and its value in use. In calculating the value in use, the estimated future cash flows are discounted to present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the evaluated asset.

Where it is not possible to estimate the recoverable value of an unconsolidated asset, the Company estimates the recoverable value of the cash-generating unit to which the asset belongs.

When the conditions that gave rise to an impairment loss no longer exist, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, up to the carrying amount that would have been recorded if no impairment loss had been recognized.

During 2016, Telecom Argentina has assessed the recoverability of certain works in progress and materials related to AFA Plus Project, recording an impairment for the total book value of the assets involved in an amount of $143.

Likewise, in 2016 Telecom Argentina has assessed the recoverability of a group of former work in progress and other assets, recording an impairment of $30 as of December 31, 2016 (equivalent to its book value).

10)      Other liabilities

Pension benefits

Argentine laws provide for pension benefits to be paid to retired employees from government pension plans and/or privately managed fund plans to which employees may elect to contribute. Amounts payable to such plans are accounted for on an accrual basis. The Company does not sponsor any stock option plan.

Pension benefits shown under Other liabilities represent benefits under collective bargaining agreements for employees who retire upon reaching normal retirement age, or earlier due to disability in Telecom Argentina. Benefits consist of the payment of a single lump sum equal to the salary of one month for each five years of service. There is no vested benefit obligation until the occurrence of those conditions. The collective bargaining agreements do not provide for other post-retirement benefits such as life insurance, health care, and other welfare benefits.

Annex I(A) - Page 9

Actuarial assumptions and demographic data, as applicable, were used to measure the benefit obligation as required by IAS 19 revised. The Company does not make plan contributions or maintain separate assets to fund the benefits at retirement.

The actuarial assumptions used are based on market interest rates, past experience and Management’s best estimate of future economic conditions. Changes in these assumptions may impact future benefit costs and obligations. The main assumptions used in determining expense and benefit obligations are the following rates and salary ranges:

2016
Discount rate (1)	4.8% - 6.2%
Projected increase rate in compensation (2)	8.0% - 22.5%

(1) Represents estimates of real rate of interest rather than nominal rate in $.

(2) In line with an estimated inflationary environment for the next three financial years.

Legal fee

Pursuant to Law No. 26,476 - Tax Regularization Regime (“Régimen de Regularización Impositiva Ley Nº 26,476”), the Company is subject to a legal fee which shall be paid in twelve monthly consecutive installments without interest as from final judgment. It is carried at amortized cost.

11)      Deferred revenues

Deferred revenues include:

Deferred revenues on prepaid calling cards

Revenues from unused traffic and data packs for unexpired calling cards are deferred and recognized as revenue when the minutes and the data are used by customers or when the card expires, whichever happens first.

Deferred revenues on connection fees

Non-refundable up-front connection fees for fixed telephony, data and Internet services that are non-separable from the service are accounted for as a single transaction and deferred over the term of the contract, or in the case of indefinite period contracts, over the average period of customer relationship.

Deferred revenue on sale of capacity and related services

Under certain network capacity purchase agreements, the Company sells excess purchased capacity to other carriers. Revenues are deferred and recognized as services are provided.

12)      Salaries and social security payables

Include unpaid salaries, vacation and bonuses and its related social security contributions, as well as termination benefits. See 3.2) above for a description of the accounting policy regarding the measurement of financial liabilities.

Termination benefits represent severance indemnities that are payable when employment is terminated in accordance with labor regulations and current practices, or whenever an employee accepts voluntary redundancy in exchange for these benefits. In the case of severance compensations resulting from agreements with employees leaving the Company upon acceptance of voluntary redundancy, the compensation is usually comprised of a special cash bonus paid upon signing the severance agreement, and in certain cases may include a deferred compensation, which is payable in monthly installments calculated as a percentage of the prevailing wage at the date of each payment (“prejubilaciones”). The employee’s right to receive the monthly installments mentioned above starts on the date they leave the Company and ends either when they reach the legal mandatory retirement age or upon the decease of the beneficiary, whichever occurs first.

13)      Taxes payables

The Company is subject to different taxes and levies such as municipal taxes, tax on deposits to and withdrawals from bank accounts, turnover taxes, regulatory fees and income taxes, among others, that represent an expense for the Company. It is also subject to other taxes over its activities that generally do not represent an expense (VAT).

The principal taxes that represent an expense for the Company are the following:

Annex I(A) - Page 10

• Income taxes

The Company records income taxes in accordance with IAS 12.

Deferred taxes are recognized using the “liability method”. Temporary differences arise when the tax base of an asset or liability differs from their carrying amounts. A deferred income tax asset or liability is recognized on those differences, except for those differences related to investments in subsidiaries that generate a deferred income tax liability, where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

The statutory income tax rate in Argentina is 35%.

Income tax - Actions for recourse filed with the Tax Authority

Section 10 of Law No. 23,928 and Section 39 of Law No. 24,073 suspended the application of the provisions of Title VI of the Income Tax Law relating to the income tax inflation adjustment since April 1, 1992.

Accordingly, Telecom Argentina and its domestic subsidiaries determined its income tax obligations in accordance to those provisions, without taking into account the income tax inflation adjustment.

After the economic crisis of 2002, many taxpayers began to question the legality of the provisions suspending the income tax inflation adjustment. Also, the Argentine Supreme Court of Justice issued its verdict in the “Candy” case (07/03/2009) in which it stated that particularly for fiscal year 2002 and considering the serious state of disturbance of that year, the taxpayer could demonstrate that not applying the income tax inflation adjustment resulted in confiscatory income tax rates.

More recently, the Argentine Supreme Court of Justice applied a similar criterion to the 2010, 2011 and 2012 fiscal years in the cases brought by “Distribuidora Gas del Centro” (10/14/2014, 06/02/2015 and 10/04/2016), enabling the application of income tax inflation adjustment for periods not affected by a severe economic crisis such as 2002.

According to the above-mentioned new legal background that the Company took knowledge during 2015, and after making the respective assessments, Telecom Argentina filed during 2015 and 2016 actions for recourse with the AFIP to claim the full tax overpaid for fiscal years 2009, 2010 and 2011 for a total amount of $371 plus interest, under the argument that the lack of application of the income tax inflation adjustment is confiscatory.

As of the date of issuance of these special-purpose unconsolidated financial statements, the actions for recourse filed are pending of resolution by the Tax Authority. However, the Company’s Management, with the assessment of its tax advisor, considers that the arguments presented in those recourse actions follow the same criteria as the one established by the Argentine Supreme Court of Justice jurisprudence mentioned above, among others, which should allow the Company to obtain a favorable resolution of actions of recourse filed.

Consequently, the income tax determined in excess qualifies as a tax credit in compliance with IAS 12 and the Company recorded a non-current tax credit of $466 as of December 31, 2016 ($98 were recorded in fiscal year 2015 and $368 in fiscal year 2016, reducing Income tax cost). For the measurement of the tax credit, the Company has estimated the amount of the tax determined in excess for all fiscal years not covered by the statute of limitation (2009-2016) weighting the likelihood of certain variables according to the jurisprudential antecedents known until such date. The Company’s Management will assess Tax Authority’s resolutions related to actions of recourse filed as well as the jurisprudence evolution in order to annually re-measure the tax credit recorded.

• Turnover tax

The Company is subject to a tax levied on financial income. Rates differ depending on the jurisdiction where revenues are earned for tax purposes and on the nature of revenues (services or equipment).

• Other taxes and levies

Since the beginning of 2001, telecommunication services companies have been required to make a SU contribution to fund SU requirements. The SU tax is calculated as a percentage of the total revenues received from the rendering of telecommunication services, net of taxes and levies applied on such revenues, excluding the SU tax and other deductions stated by regulations. The rate is 1% of total billed revenues and adopts the “pay or play” mechanism for compliance with the mandatory contribution to the SU fund.

Annex I(A) - Page 11

14)      Provisions

The Company records provisions for risks and charges when it has a present obligation, legal or constructive, to a third party, as a result of a past event, when it is probable that an outflow of resources will be required to satisfy the obligation and when the amount of the obligation can be estimated reliably.

If the effect of the time value of money is material, and the payment date of the obligations can be reasonably estimated, provisions to be accrued are the present value of the expected cash flows, taking into account the risks associated with the obligation.

Provisions also include the expected costs of dismantling assets and restoring the corresponding site if a legal or constructive obligation exists, as mentioned in 6) above. The accounting estimates for dismantling costs, including discount rates, and the dates in which such costs are expected to be incurred are reviewed annually, at each financial year-end.

15)      Treasury Shares Acquisition

In connection with the Telecom Argentina’s Treasury Shares Acquisition Process, Telecom Argentina has applied the guidance set forth in IAS 32, which provides, consistently with the CNV Regulations, that any instruments of its own equity acquired by Telecom Argentina must be recorded at the acquisition cost and must be deducted from Equity under the caption “Treasury shares acquisition cost”. No profit or loss resulting from holding such instruments of own Equity shall be recognized in the income statement. If the treasury shares are sold, the account “Treasury shares acquisition cost” shall be recorded within Equity under the “Treasury shares negotiation premium” caption. If such difference is negative, the resulting amount shall be recorded within Equity under the “Treasury shares negotiation discount” caption.

NOTE 3 — BREAKDOWN OF THE MAIN ACCOUNTS OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

CURRENT ASSETS

a) Cash and cash equivalents

Cash	6
Banks	77
Time deposits	61
Other short-term investments	100
244

b) Investments

Government bonds at fair value	184
Provincial government and Municipal bonds at amortized cost	9
193

c) Trade receivables

Services and equipment	1,921
Balances with Companies Law No. 19,550	98
Allowance for doubtful accounts	(172)
1,847

d) Other receivables

Prepaid expenses	139
Tax credits	31
Restricted funds	26
PP&E disposal receivables	17
Tax on personal property — on behalf of Shareholders	8
Other	37
Allowance for doubtful accounts	(10)
248

e) Inventories

Fixed telephones and equipment	11
Allowance for obsolescence of inventories	(1)
10

NON CURRENT ASSETS

f) Trade receivables

Services	14
14

Annex I(A) - Page 12

g) Other receivables

Credit on SC Resolution No. 41/07 and IDC	57
Prepaid expenses	42
Tax on personal property — on behalf of Shareholders	18
Restricted funds	16
Tax credits	1
Balances with Companies Law No. 19,550	1
Other	8
Allowance for regulatory matters	(57)
Allowance for tax on personal property	(18)
68

h) Income tax assets

Deferred tax assets:
Allowance for doubtful accounts	86
Provisions	341
Termination benefits	82
Other, net	262
Deferred tax liabilities:
PP&E	(477)
Intangible assets	(83)
Total net deferred tax assets	211
Actions for recourse tax receivable	466
677

i) Investments

Personal	10,163
Telecom USA	83
Provincial government and Municipal bonds at amortized cost	8
2003 Telecommunications Fund	1
10,255

j) PP&E

Land, buildings and installations	1,059
Computer equipment and software	774
Switching and transmission equipment	2,631
Mobile network access and external wiring	4,545
Construction in progress	1,646
Other tangible assets	284
Subtotal PP&E	10,939
Materials	730
Impairment of PP&E	(173)
Valuation allowance for materials and impairment of materials	(43)
11,453

k) Intangible assets

Rights of use and exclusivity agreements	213
Service connection or habilitation costs	119
SAC fixed services	96
Other intangible assets	1
429

CURRENT LIABILITIES

l) Trade payables

PP&E	1,340
Other assets and services	983
Inventory	1
Balances with Companies Law No. 19,550	183
2,507

m) Deferred revenues

On capacity rental	40
On connection fees	35
Balances with Companies Law No. 19,550	13
On prepaid calling cards	12
100

n) Financial debt

Bank overdrafts — principal	41
41

Annex I(A) - Page 13

o) Salaries and social security payables

Vacation and bonuses	811
Social security payables	292
Termination benefits	117
1,220

p) Income tax payables

Income tax payables	465
With holdings and payments in advance of income taxes	(275)
Law No. 26,476 Tax Regularization Regime	5
195

q) Other taxes payables

Tax withholdings	121
VAT, net	49
Turnover tax	23
Municipal taxes	18
Tax on personal property — on behalf of Shareholders	8
219

r) Other liabilities

Compensation for directors and members of the Supervisory Committee	32
Guarantees received	10
Other	10
52

s) Provisions

Civil and commercial proceedings	103
Labor claims	73
Regulatory, tax and other matters claims	39
215

NON CURRENT LIABILITIES

t) Trade payables

PP&E	11
11

u) Deferred revenues

On capacity rental	234
On connection fees	87
Balances with Companies Law No. 19,550	107
428

v) Salaries and social security payables

Termination benefits	142
Bonuses	35
177

w) Income tax payables

Law No. 26,476 Tax Regularization Regime	7
7

x) Other liabilities

Pension benefits	164
Legal fees	4
Other	1
169

y) Provisions

Civil and commercial proceedings	122
Labor claims	266
Regulatory, tax and other matters claims	297
Asset retirement obligations	76
761

NOTE 4 — CONTROLLING COMPANY AND BALANCES WITH COMPANIES LAW No. 19,550

a)             Controlling company

Nortel, residing in A. Moreau de Justo 50 - 13th floor — Autonomous City of Buenos Aires, holds 54.74% stake in the Company, meaning that exercises control of the Company in the terms of Section 33 of Law No. 19,550. As of December 31, 2016, Nortel owns all of the Class “A” Preferred shares (51% of total shares of the Company) and 7.64% of the Class “B” Preferred shares (3.74% of total shares of the Company).

As a result of the Company’s Treasury Shares Acquisition Process described in Note 5.c), Nortel’s equity interest in Telecom Argentina amounts to 55.60% of the Company’s outstanding shares as of December 31, 2016. Pursuant to Section 221 of the LGS, the rights of treasury shares shall be suspended until such shares are sold, and shall not be taken into account to determine the quorum or the majority of votes at the Shareholders’ Meetings.

Annex I(A) - Page 14

All of the common shares of Nortel belong to Sofora. As of December 31, 2016 these shares represent 78.38% of the capital stock of Nortel.

Sofora’s capital stock consists of shares of common stock, with a par value of $1 argentine peso each and one vote per share. As of December 31, 2016, Sofora’s shares are held by Fintech Telecom LLC (68%) and W de Argentina - Inversiones S.A. (32%). Additionally, Fintech holds 58,173,522 Class “B” shares of Telecom Argentina, which represent 5.91% of Telecom Argentina’s total capital stock.

Fintech Telecom LLC, a Delaware (United States) limited liability company, is a wholly-owned direct subsidiary of Fintech Advisory Inc. and its primary purpose is to hold, directly and indirectly, the securities of Telecom Argentina. Fintech Advisory Inc., a Delaware (United States) company, is directly controlled by Mr. David Martínez (a member of Telecom Argentina’s Board of Directors). Fintech Advisory Inc. is an investor and investment manager in equity and debt securities of sovereign and private entities primarily in emerging markets.

On March 17, 2017, within the framework of the Reorganization described in Note 1, Sofora´s shareholders have agreed to the total amortization of the 32% of WAI´s equity interest in Sofora. Once this amortization has been perfected, Fintech Telecom LLC will control 100% of Sofora’s capital stock, consolidating all of Sofora’s economic and corporate rights.

b)             Balances with Companies Law No. 19,550 as of December 31, 2016

CURRENT ASSETS
Trade receivables
Núcleo	98
98
NON CURRENT ASSETS
Other receivables
Núcleo	1
1
CURRENT LIABILITIES
Trade payables
Personal	144
Telecom USA	39
183
Deferred revenues
Personal	13
13
NON CURRENT LIABILITIES
Deferred revenues
Personal	107
107

NOTE 5 — EQUITY

(a) Capital information

The total capital stock of Telecom Argentina amounted to $984,380,978, represented by an equal number of ordinary shares, of $1 argentine peso of nominal value, of which 969,159,605 treasury shares are entitled to one vote. The capital stock is fully integrated and registered with the IGJ.

The Company’s shares are authorized by the CNV, the Buenos Aires Stock Exchange (the “BCBA”) and the New York Stock Exchange (the “NYSE”) for public trading. Only Class “B” shares are traded since Nortel owns all of the outstanding Class “A” shares; and Class “C” shares are dedicated to the employee stock ownership program, as described below.

Each ADS represents 5 Class “B” shares and are traded on the NYSE under the ticker symbol TEO.

(b) Share Ownership Plan (“PPP”)

In December 1992, a Decree from the Argentine government, which provided for the creation of the Company upon the privatization of ENTel, established that 10% of the capital stock then represented by 98,438,098 Class “C” shares was to be included in the PPP (an employee share ownership program sponsored by the Argentine government). Pursuant to the PPP, the Class “C” shares were held by a trustee for the benefit of former employees of the state-owned company who remained employed by the Company and who elected to participate in the plan.

In 1999, Decree No. 1,623/99 of the Argentine government eliminated the restrictions on some of the Class “C” shares held by the PPP, although it excluded Class “C” shares of the Fund of Guarantee and Repurchase subject to an injunction against their use. In March 2000, the shareholders’ meeting of the Company approved the conversion of up to unrestricted 52,505,360 Class “C” shares into Class “B” shares (these shares didn’t belong to the Fund of Guarantee and Repurchase), most of which was sold in a secondary public offering in May 2000.

Annex I(A) - Page 15

The Annual General and Extraordinary Meetings held on April 27, 2006, approved that the power for the additional conversion of up to 41,339,464 Class “C” ordinary shares into the same amount of Class “B” ordinary shares, be delegated to the Board of Directors. As granted by the Meetings, the Board transferred the powers to convert the shares to some of the Board’s members and/or the Company’s executive officers. As of December 31, 2011, all the 41,339,464 shares were converted into Class “B” ordinary shares in eleven tranches.

The remaining 4,593,274 Class “C” shares were affected by an injunction measure recorded in file “Garcías de Vicchi, Amerinda y otros c/ Sindicación de Accionistas Clase C del Programa de Propiedad Participada s/nulidad de acto jurídico”, which was released. The General Ordinary and Extraordinary and Special Class “C” Shares Meetings held on December 15, 2011, approved that the power for the additional conversion of up to 4,593,274 Class “C” shares into the same amount of Class “B” shares in one or more tranches, be delegated to the Board of Directors. Of such amount, 4,358,526 Class “C” shares have already been converted into Class “B” shares in 10 tranches.

As of the date of issuance of these consolidated financial statements, 234,748 Class “C” shares are still pending to be converted into Class “B” shares.

(c) Acquisition of Treasury Shares

The Company’s Ordinary Shareholders’ Meeting held on April 23, 2013, which was adjourned until May 21, 2013, approved at its second session of deliberations, the creation of a “Voluntary Reserve for Capital Investments” of $1,200, granting powers to the Company’s Board of Directors to decide its total or partial application, and to approve the methodology, terms and conditions of such investments.

In connection with the foregoing, on May 22, 2013, Telecom Argentina’s Board of Directors approved a Treasury Shares Acquisition Program of Telecom Argentina in the market in Argentine pesos (the “Treasury Shares Acquisition Program”) for the purpose of avoiding any possible damages to Telecom Argentina and its shareholders derived from fluctuations and unbalances between the shares’ price and Telecom Argentina’s solvency, for the following maximum amount and with the following deadline:

•                  Maximum amount to be invested: $1,200.

•                  Deadline for the acquisitions: until April 30, 2014.

According to the offer made on November 7, 2013 by Fintech Telecom LLC for the acquisition of the controlling interest of the Telecom Italia Group in Telecom Argentina, Telecom Argentina suspended the acquisition of treasury shares and its Board of Directors considered appropriate to request the opinion of the CNV on the applicability of the new provisions contained in the rules issued by that entity (Title II, Chapter I, Section 13 and concurring) with respect to the continuation of the Treasury Shares Acquisition Program.

The CNV did not answer the Company’s request and the Telecom Argentina’s Board of Directors, at its meeting held on May 8, 2014, decided to conclude the request considering that the Treasury Shares Acquisition Program finished on April 30, 2014, which had been approved by Telecom Argentina’s Board of Directors Meeting held on May 22, 2013.

Telecom Argentina’s Board of Directors, at its meeting held on June 27, 2014, decided to request a new opinion from the CNV to confirm whether Telecom Argentina is obliged to refrain from acquiring treasury shares in the market under Section 13, Chapter I, Title II of the CNV rules (NT 2013).

Pursuant to Section 67 of Law No. 26,831, the Company must sell its treasury shares within three years of the date of acquisition. Pursuant to Section 221 of the LGS, the rights of treasury shares shall be suspended until such shares are sold, and shall not be taken into account to determine the quorum or the majority of votes at the Shareholders’ Meetings. No restrictions apply to Retained Earnings as a result of the creation of a specific reserve for such purposes named “Voluntary Reserve for Capital Investments”, which, as of December 31, 2016 amounted to $3,191. On April 29, 2016, the Ordinary and Extraordinary Shareholders’ Meeting approved an additional 3-year extension for the disposal due date of treasury shares provided by Section 67 of Law No. 26,831.

As of December 31, 2016, the Company owns 15,221,373 treasury shares, representing 1.55% of its total capital. The acquisition cost of these shares in the market amounted to $461.

Mariano Ibáñez
Chairman of the Board of Directors

Annex I(A) - Page 16

Annex I(B)

Unaudited* Special-Purpose Unconsolidated Financial Statements of Telecom Personal as of December 31, 2016.

* The special-purpose unconsolidated financial statements attached hereto were prepared to comply with local Argentine laws and thus, were subject to an audit performed under International Standards on Auditing (ISAs). Such financial statements were not audited under PCAOB or US GAAS.

TELECOM PERSONAL S.A. (Absorbed company)

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

INDEX

Special unconsolidated statement of financial position
Notes to the Special-purpose unconsolidated financial statements

Alicia Moreau de Justo 50 — Autonomous City of Buenos Aires

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

Main activity of the company: the provision, directly or through third parties or associated with third parties, of ICT Services, whether fixed, mobile, wired, wireless, national or international, with or without own infrastructure, within the framework of the applicable licenses, and the provision of Audiovisual Communication Services.

Date of registration in the IGJ:

Of the bylaws: August 8, 1994

Of the last amendment: January 25, 2016

Date of expiration of the bylaws: August 8, 2093

Information on the controlling company in Note 4.a)

CAPITAL STOCK

AS OF DECEMBER 31, 2016

(in Argentine pesos)

Registered, subscribed and fully paid (Note 5)
Ordinary shares of $1 argentine peso of nominal value each and entitled to one vote each	1,552,572,405

Annex I(B) - Page 1

SPECIAL UNCONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2016

(In millions of Argentine pesos)

ASSETS
Current Assets
Cash and cash equivalents	3,583
Investments	1,558
Trade receivables	5,693
Other receivables	688
Inventories	1,209
Total current assets	12,731
Non-Current Assets
Other receivables	348
Investments	1,444
Property, plant and equipment	9,541
Intangible assets	7,086
Total non-current assets	18,419
TOTAL ASSETS	31,150
LIABILITIES
Current Liabilities
Trade payables	6,082
Deferred revenues	314
Financial debt	2,999
Salaries and social security payables	385
Income tax payables	509
Other taxes payables	919
Other liabilities	14
Provisions	56
Total current liabilities	11,278
Non-Current Liabilities
Trade payables	141
Deferred revenues	106
Financial debt	8,318
Salaries and social security payables	7
Deferred income tax liabilities	555
Other liabilities	1
Provisions	581
Total non-current liabilities	9,709
TOTAL LIABILITIES	20,987
EQUITY
Capital Stock	1,553
Inflation adjustment of capital stock	349
Legal reserve	380
Special reserve for IFRS implementation	405
Voluntary reserve for future investments and working capital financing	1,470
Voluntary reserve for future dividends payments	2,536
Other comprehensive results	658
Retained earnings	2,812
TOTAL EQUITY	10,163
TOTAL LIABILITIES AND EQUITY	31,150

The accompanying notes are an integral part of this special unconsolidated statement of financial position.

Information on the main accounts is given in Note 3 to this special unconsolidated statement of financial position.

Baruki González
Chairman of the Board of Directors

Annex I(B) - Page 2

NOTES TO THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

(In millions of Argentine pesos or otherwise expressly indicated)

Annex I(B) - Page 3

GLOSSARY OF TERMS

The following explanations are not intended as technical definitions, but to assist the general reader to understand certain terms as used in these special-purpose unconsolidated financial statements.

Company or Personal or Telecom Personal: Telecom Personal S.A.

Nortel: Nortel Inversora S.A.

Sofora: Sofora Telecomunicaciones S.A.

Telecom Argentina: Telecom Argentina S.A.

BCBA (Bolsa de Comercio de Buenos Aires): The Buenos Aires Stock Exchange.

CNV (Comisión Nacional de Valores): The Argentine National Securities Commission.

CPCECABA (Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires): The Professional Council of Economic Sciences of the City of Buenos Aires.

ENACOM: the Regulatory Authority, the National Communications Agency.

ENARD (Ente Nacional de Alto Rendimiento Deportivo): National High Sport Performance Organization.

FACPCE (Federación Argentina de Consejos Profesionales en Ciencias Económicas): Argentine Federation of Professional Councils of Economic Sciences.

Fintech:  Fintech Telecom LLC, Sofora’s controlling company.

IASB:  International Accounting Standards Board.

IFRS:  International Financial Reporting Standards, as issued by the International Accounting Standards Board.

IGJ (Inspección General de Justicia): General Board of Corporations.

LGS (Ley General de Sociedades): Argentine Corporations Law No. 19,550 as amended. Since the enforcement of the new Civil and Commercial Code its name was changed to “General Corporations Law”.

NDF: Non-Deliverable Forward.

Núcleo: Núcleo S.A.

PCS: Personal Communications Service. A mobile communications service with systems that operate in a manner similar to cellular systems.

PEN: National Executive Power.

Personal Envíos:  Personal Envíos S.A.

PP&E:  Property, plant and equipment.

RT 26: Technical Resolution No. 26 issued by the FACPCE, amended by RT 29 and RT 43.

SC (Secretaría de Comunicaciones): The Argentine Secretary of Communications, former regulatory authority.

SU: The availability of Basic telephone service, or access to the public telephone network via different alternatives, at an affordable price to all persons within a country or specified area.

WAI: means W de Argentina — Inversiones S.A.

Participating Companies: Sofora, Telecom Personal, Nortel and Telecom Argentina, all of them together.

Annex I(B) - Page 4

NOTE 1 — PURPOSE OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS

On March 17, 2017 the Company was notified of the intention of Sofora’s shareholders, indirect controlling company of Personal, that the Boards of Directors of the Company shall evaluate a corporate reorganization (“the Reorganization”) among Sofora, Nortel and Telecom Personal (“the Absorbed companies”) and Telecom Argentina as the continuing company (“the Surviving company”). The purpose of the Reorganization is to simplify the corporate structure of Telecom Argentina in line with international standards and market practices.

The Reorganization shall be effective as of 12 am of the day in which the Presidents of the Board of Directors of the Participating Companies (hereinafter, the “Reorganization Effectiveness Date”), execute a minute of transfer of operations recording that: (i) Telecom Argentina has set up its technical-operational systems to assume Telecom Personal, Nortel and Sofora’s operations and activities; and (ii) as of the Reorganization Effectiveness Date the transfer of the operations and activities of the Absorbed companies into Telecom Argentina is perfected because the following conditions to which the Reorganization is subject (the ENACOM’s authorizations, the WAI’s Sofora shares subject to amortization have been fully amortized and the final reorganization agreement has been executed, among others), have been complied with; as from that date the transfer of all the assets and liabilities of the Absorbed companies to the Surviving Company will be effective, causing the Surviving company to acquire ownership of all rights and assume all obligations and liabilities of any nature of the Absorbed companies, all subject to the corporate approvals required under the applicable regulations and the registration of the merger and dissolution without liquidation of the Absorbed companies before the IGJ.

Meanwhile, the Absorbed companies and Telecom Argentina are performing all the necessary procedures before the regulatory and administrative entities and stock exchanges and markets of the country and abroad (CNV, BCBA, Merval, ENACOM and any governmental or other entity), necessary to carry out and perfect the Reorganization.

Notwithstanding this, Telecom Argentina and the Absorbed companies agree to continue with the ordinary course of their business and agree neither to establish limitations on the administration of their respective activities nor to establish guarantees for compliance with the normal development thereof until the Reorganization is perfected.

The Participating Companies agree on a corporate reorganization through a merger by absorption of Sofora, Nortel and Telecom Personal, as Absorbed companies, into Telecom Argentina, as Surviving company, pursuant to the terms of Sections 82 and 83 of the LGS, and within the tax framework provided by Sections 77 et seq. of Law No. 20,628 of Income Tax, as amended and complemented, the CNV Regulations, the BCBA Regulations, the IGJ Regulations and other regulations applicable.

So, these special-purpose unconsolidated financial statements as of December 31, 2016 have been prepared with the only purpose of the Reorganization abovementioned.

NOTE 2 — BASIS OF PREPARATION OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

a)             Basis of preparation

These special-purpose unconsolidated financial statements have been prepared in accordance with RT 26 of FACPCE (as amended and adopted by the CPCECABA), as required by the CNV.

Given its specific purpose described in Note 1, these special-purpose unconsolidated financial statements do not include the following statements: the special income statement, the special statement of changes in equity, the special statement of cash flows or the notes and other information required by IFRS.

These special-purpose unconsolidated financial statements are a free translation from the original special-purpose unconsolidated financial statements issued in Spanish and filed to the CNV in Argentina and contain the same information to the original version.

These special-purpose unconsolidated financial statements are presented in millions of pesos, so the accounting balances have been rounded. The effect of the aforementioned rounding is non-material for the special-purpose unconsolidated financial statements taken as a whole.

The preparation of these special-purpose unconsolidated financial statements in conformity with IFRS requires the Company’s Management to use certain critical accounting estimates. Actual results could differ from those estimates.

These special-purpose unconsolidated financial statements have been prepared on a going concern basis as there is a reasonable expectation that Personal, or through Telecom Argentina as Surviving company after the Reorganization, will continue its operational activities in the foreseeable future (and in any event with a time horizon of more than twelve months).

Annex I(B) - Page 5

These special-purpose unconsolidated financial statements as of December 31, 2016 were approved by resolution of the Board of Directors’ meeting held on March 31, 2017.

b)             Significant accounting policies

The following are the significant accounting policies used in the preparation of these special-purpose unconsolidated financial statements:

1)             Foreign currency balances

At year-end exchange rate.

2)             Foreign currency translation

The items included in the financial statements of each entity are recorded using the currency of the primary economic environment in which each entity carries out its activities (“the functional currency”). The financial statements are presented in Argentine pesos ($), which is the functional currency of Telecom Personal. The functional currency of the Company’s foreign subsidiaries is represented by the legal tender of the country in which each company is located.

The financial statements of the Company’s foreign subsidiaries (Núcleo Personal Envíos) are translated using the exchange rates at the reporting date for assets and liabilities. The exchange differences resulting from the application of this method are recorded to Other Comprehensive Results.

3)             Financial instruments

3.1) Financial assets

Financial assets and liabilities, on initial recognition, are measured at transaction price as of the acquisition date. Financial assets are derecognized in the financial statement when the rights to receive cash flows from them have expired or have been transferred and the Company has transferred substantially all the risks and benefits of ownership.

Upon acquisition, in accordance with IFRS 9, financial assets are subsequently measured at either amortized cost, or fair value, on the basis of both:

(a) the entity’s business model for managing the financial assets; and

(b) the contractual cash flow characteristics of the financial asset.

A financial asset shall be measured at amortized cost if both of the following conditions are met:

(a) the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and

(b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Additionally, for assets that met the abovementioned conditions, IFRS 9 provides for an option to designate, at inception, those assets as measured at fair value if doing so eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as an ‘accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

A financial asset that is not measured at amortized cost according to the paragraphs above is measured at fair value.

Financial assets include:

Cash and cash equivalents

Cash equivalents are short-term and highly liquid investments that are readily convertible to known amounts of cash, subject to an insignificant risk of changes in value and their original maturity or the remaining maturity at the date of purchase does not exceed three months.

Cash and cash equivalents are recorded, according to their nature, at fair value or amortized cost.

Time deposits are valued at their amortized cost.

Investments in other short-term investments are carried at fair value. During 2016, Personal acquired other short-term investments whose main underlying asset is adjustable to the variation of the US$/$ exchange rate (dollar linked).

Investments in Lebacs are valued at amortized cost.

Annex I(B) - Page 6

Trade and other receivables

Trade and other receivables classified as either current or non-current assets are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method, less allowances for doubtful accounts.

Investments

Those National, Provincial and Municipal Governments bonds denominated in foreign currency whose initial intention is to keep them until their maturity, are measured at amortized cost and bear an interest in foreign currency. In this particular case, Management estimated the US Dollar denominated cash flows to be generated until maturity and compared that amount to the fair value of the instrument in US Dollars at the acquisition date. The acquisition cost in US Dollars has been adjusted by applying the IRR and the resulting value was converted to Argentine pesos using the exchange rate as of the date of measurement.

Likewise, Personal acquired Government bonds during 2016. Taking into account the business model chosen to manage these financial assets, and according to the provisions of IFRS 9, these bonds are recorded at their fair value.

Impairment of financial assets

At every annual date, assessments are made as to whether there is any objective evidence that a financial asset or a group of financial assets may be impaired. If any such evidence exists, an impairment loss is recognized in the income statement.

Certain circumstances of impairment of financial assets that the Company assesses to determine whether there is objective evidence of an impairment loss could include: delay in the payments received from customers; customers that enter bankruptcy; the disappearance of an active market for that financial asset because of financial difficulties; observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets, significant financial difficulty of the obligor, among others.

3.2) Financial liabilities

Financial liabilities comprise trade payables (excluding Derivatives), financial debt, which include Notes, salaries and social security payables (see 10) below) and certain other liabilities.

Financial liabilities are initially recognized at fair value and subsequently measured at amortized cost. Amortized cost represents the initial amount net of principal repayments made, adjusted by the amortization of any differences between the initial amount and the maturity amount using the effective interest method.

3.3) Derivatives

Derivatives are used by the Company to manage its exposure to exchange rate and sometimes interest rate risks and to diversify the parameters of debt so that costs and volatility can be reduced to pre-established operational limits.

All derivative financial instruments are measured at fair value in accordance with IFRS 9.

Derivative financial instruments qualify for Hedge Accounting only when:

a) The hedging relation consists only on hedging instruments and hedged items eligible;

b) Since its inception the hedging relation and the purpose and risk management strategy, are formally designated and documented;

c) The hedging relationship satisfies the following requirements of hedge effectiveness:

(i) the economic relationship between the hedged item and the hedging instrument;
(ii) the effect of credit risk is not predominant in respect of changes of value coming from this economic relationship, and

(iii) the coverage ratio of the hedging relationship is the same as that provided by the amount of the hedged item that really covers the entity and the amount of the hedging instrument that the entity actually used to cover that amount of the hedged item.

When a derivative financial instrument is designated as a cash flow hedge (the hedge of the exposure to variability in cash flows of an asset or liability, a firm commitment or a highly probable forecasted transaction) the effective portion of any gain or loss on the derivative financial instrument is recognized directly in OCI. The cumulative gain or loss is removed from OCI and recognized in the income statement at the same time as the hedged transaction affects the income statement.

If hedged item is a prospective transaction that results in the recognition of a non-financial asset or liability or a firm commitment, the cumulative gain or loss that was initially recognized in OCI is reclassified to the carrying amount of such asset or liability.

Annex I(B) - Page 7

4)             Inventories

Inventories are measured at the lower of cost and estimated net realizable value. Cost is determined on a weighted average cost basis. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. Allowances are made for obsolete and slow-moving inventories.

From time to time, the Management of Personal decides to sell mobile handsets at prices lower than their respective costs. This strategy is aimed at achieving higher service revenues or at retention of high value customers by reducing customer access costs while maintaining the companies’ overall mobile business profitability since the customer subscribes a monthly service contract for indefinite period with a minimum period of permanence and, if the contract is abandoned in advance, the mobile company has the right to cancel, totally or partially, the bonus granted to the customer at the beginning of the contractual relationship. For the estimation of the net realizable value in these cases the Company considers the estimated selling price in normal course of business less applicable variable selling expenses plus the expected margin from the service contract signed during its minimum non-cancelable term.

5)             Non-current investments

The equity interest in controlled companies is valued at the equity method net of results not transferred to third parties, determined on the basis of year-end financial statements and prepared with similar accounting policies as those used in the preparation of these special-purpose unconsolidated financial statements.

The Management of the Company has not been aware of facts that could change the financial position or results of subsidiaries as of December 31, 2016 as from the date of approval of their financial statements, which have a significant impact on the valuation of the investments at that date.

6)             PP&E

PP&E is stated at acquisition or construction cost. Subsequent expenditures are capitalized only when they represent an improvement, it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably.

All other subsequent costs are recognized as expense in the period in which they are incurred, unless they are improvements. When a tangible fixed asset comprises major components having different useful lives, these components are accounted for as separate items if they are significant.

PP&E cost also includes the expected costs of dismantling the asset and restoring the site if a legal or constructive obligation exists. The corresponding liability is recognized in the statement of financial position under Provisions line item at its present value.

The accounting estimates for dismantling costs, including discount rates, and the dates in which such costs are expected to be incurred are annually reviewed. Changes in the above liability are recognized as an increase or decrease of the cost of the relative asset and are depreciated prospectively.

The depreciation rates are reviewed annually and revised if the current estimated useful life is different from that estimated previously taking into account, among others, technological obsolescence, maintenance and condition of the assets and different intended use from previous estimates. The effect of such changes is recognized prospectively in the income statement.

7)             Intangible assets

Intangible assets are recognized when the following conditions are met: the asset is separately identifiable, it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity; and the cost of the asset can be measured reliably.

Intangible assets with a finite useful life are stated at cost, less accumulated amortization and impairment losses, if any.

Intangible assets with an indefinite useful life are stated at cost, less accumulated impairment losses, if any.

Intangible assets comprise the following:

• Subscriber acquisition costs (“SAC”)

Direct and incremental costs incurred for the acquisition of new subscribers with a minimum contractual period are capitalized when the conditions for the recognition of an intangible asset are met.

Annex I(B) - Page 8

The cost of acquiring postpaid and “cuentas claras” subscribers in mobile telephony meet the conditions established by IFRS for its recognition as intangible asset, since these contracts establish a minimum contractual period, which guarantees minimum monthly income by installments and, in the event of early cancellation, grants the right to cancel bonuses granted at the beginning of the contractual relationship (i.e, equipment bonuses). SAC are mainly related to the mobile services; and are mainly comprised of upfront commissions paid to third parties and, to a lower extent, of subsidies granted to customers on the sale of handsets.

Capitalized SAC are amortized on a straight-line basis over the term of the contract with the customer acquired.

On August 17, 2016, Law No. 27,265 (in force since August 29, 2016) was published in the Official Bulletin incorporating an amendment to Law No. 24,240 of Consumer Protection. This incorporation (in Section 10 quárter) establishes the prohibition of “collection of advance notice, advance month and/or any other concept, by service providers, including public services, in the cases of unsubscription request made by subscribers, either in a personal, telephonic, electronic or similar way” In this sense, since last quarter of 2016, the Company complies with these regulations, where applicable, and the Company’s Management will continue assessing the effects of the new regulations in its SAC capitalization policies.

• 3G/4G licenses

It includes 3G and 4G frequencies awarded by the SC to Personal in November 2014 and June 2015. In accordance with Section 12 of the Auction Terms and Conditions they were granted for a period of 15 years as from the date of awarding notification. After this deadline, the Regulatory Authority may extend the term at Personal´s request. The extension of the term, the related cost and conditions shall be defined by the Regulatory Authority.

Consequently, the Company’s management has concluded that the 3G and 4G licenses have a finite useful life and therefore are amortized under the straight-line method over 180 months.

As a consequence of Section 4 (d) of PEN Decree No. 1,340/16, the remaining useful life of the frequencies included in lot 8 of the auction was re-estimated in 4Q16. It was considered that 700 Mhz bands would be released since May 2017 and, in compliance with the mentioned Decree, the period of 15 years from such date was computed.

• PCS license (Argentina)

The Company, based on an analysis of all of the relevant factors, has considered the license having an indefinite useful life since there is no foreseeable limit to the period over which the asset is expected to generate net cash inflows for the entity.

• Rights of use

The Company purchases network capacity under agreements which grant the exclusive right to use a specified amount of capacity for a specified period of time. Acquisition costs are capitalized as intangible assets and amortized over the terms of the respective capacity agreements, generally 180 months.

• Exclusivity agreements

Exclusivity agreements were entered into with certain retailers and third parties relating to the promotion of the Company’s services and products. Amounts capitalized are being amortized over the life of the agreements, with expiration up to year 2028.

8)             Impairment of PP&E and intangible assets

At least annually, the Company assesses whether there are any indicators of impairment of assets that are subject to amortization. Both internal and external sources of information are used for this purpose. Internal sources include, among others, obsolescence or physical damage of the asset, and significant changes in the use of the asset and the economic performance of the asset compared to estimated performance. External sources include, among others, the market value of the asset, changes in technology, markets or laws, increases in market interest rates and the cost of capital used to evaluate investments, and an excess of the carrying amount of the net assets of the Company over market capitalization.

The carrying value of an asset is considered impaired by the Company when it is higher than its recoverable amount. In that event, a loss shall be recognized in the statement of income.

The recoverable value of an asset is the higher of its fair value less costs to sell and its value in use. In calculating the value in use, the estimated future cash flows are discounted to present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the evaluated asset.

Annex I(B) - Page 9

Where it is not possible to estimate the recoverable value of an unconsolidated asset, the Company estimates the recoverable value of the cash-generating unit to which the asset belongs.

When the conditions that gave rise to an impairment loss no longer exist, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, up to the carrying amount that would have been recorded if no impairment loss had been recognized.

Intangible assets with an indefinite useful life (including intangible assets under development or not ready to use) are not subject to amortization and are tested at least annually for impairment. The only intangible asset with an indefinite useful life held by the Company as of December 31, 2016 is the PCS license (Argentina). Its recoverable amount is determined based on the value in use, which is estimated using discounted net cash flows projections.

During 2016, Telecom Personal has assessed the recoverability of certain assets related to the mobile access modernization and replacement of its cellular network’s access technology, recording an impairment for the total book value of the assets involved amounting to $71.

Likewise, Personal has assessed the recoverability of a group of former work in progress, recording an impairment of $38 as of December 31, 2016 (equivalent to its book value).

9)             Deferred revenues

Deferred revenues include:

•                 Deferred revenues on prepaid calling cards

Revenues from unused traffic and data packs for unexpired calling cards are deferred and recognized as revenue when the minutes and the data are used by customers or when the card expires, whichever happens first.

•                 Customer Loyalty Programs

The fair value of the award credits regarding Personal’s customer loyalty program is accounted for as deferred revenue, and recognized as revenue when the award credits are redeemed or expire, whichever occurs first.

10)      Salaries and social security payables

Include unpaid salaries, vacation and bonuses and its related social security contributions, as well as termination benefits. See 3.2) above for a description of the accounting policy regarding the measurement of financial liabilities.

Termination benefits represent severance indemnities that are payable when employment is terminated in accordance with labor regulations and current practices, or whenever an employee accepts voluntary redundancy in exchange for these benefits. In the case of severance compensations resulting from agreements with employees leaving the Company upon acceptance of voluntary redundancy, the compensation is usually comprised of a special cash bonus paid upon signing the severance agreement, and in certain cases may include a deferred compensation, which is payable in monthly installments calculated as a percentage of the prevailing wage at the date of each payment (“prejubilaciones”). The employee’s right to receive the monthly installments mentioned above starts on the date they leave the Company and ends either when they reach the legal mandatory retirement age or upon the decease of the beneficiary, whichever occurs first.

11)      Taxes payables

The Company is subject to different taxes and levies such as municipal taxes, tax on deposits to and withdrawals from bank accounts, turnover taxes, regulatory fees (including SU) and income taxes, among others, that represent an expense for the Company. It is also subject to other taxes over its activities that generally do not represent an expense (internal taxes, VAT, Retention Decree No. 583/10 ENARD).

The principal taxes that represent an expense for the Company are the following:

• Income taxes

The Company records income taxes in accordance with IAS 12.

Deferred taxes are recognized using the “liability method”. Temporary differences arise when the tax base of an asset or liability differs from their carrying amounts. A deferred income tax asset or liability is recognized on those differences, except for those differences related to investments in subsidiaries that generate a deferred income tax liability, where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

The statutory income tax rate in Argentina is 35%.

Annex I(B) - Page 10

• Turnover tax

The Company is subject to a tax levied on financial income. Rates differ depending on the jurisdiction where revenues are earned for tax purposes and on the nature of revenues (services or equipment).

• Other taxes and levies

Since the beginning of 2001, telecommunication services companies have been required to make a SU contribution to fund SU requirements. The SU tax is calculated as a percentage of the total revenues received from the rendering of telecommunication services, net of taxes and levies applied on such revenues, excluding the SU tax and other deductions stated by regulations. The rate is 1% of total billed revenues and adopts the “pay or play” mechanism for compliance with the mandatory contribution to the SU fund.

12)      Provisions

The Company records provisions for risks and charges when it has a present obligation, legal or constructive, to a third party, as a result of a past event, when it is probable that an outflow of resources will be required to satisfy the obligation and when the amount of the obligation can be estimated reliably.

If the effect of the time value of money is material, and the payment date of the obligations can be reasonably estimated, provisions to be accrued are the present value of the expected cash flows, taking into account the risks associated with the obligation.

Provisions also include the expected costs of dismantling assets and restoring the corresponding site if a legal or constructive obligation exists. The accounting estimates for dismantling costs, including discount rates, and the dates in which such costs are expected to be incurred are reviewed annually, at each financial year-end.

NOTE 3 — BREAKDOWN OF THE MAIN ACCOUNTS OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

CURRENT ASSETS

a) Cash and cash equivalents

Cash	6
Banks	727
Time deposits	837
Lebacs at amortized cost	604
Other short-term investments	1,409
3,583

b) Investments

Government bonds at fair value	1,272
Provincial government and Municipal bonds at amortized cost	13
Government bonds at amortized cost in foreign currency	3
Other short-term investments	270
1,558

c) Trade receivables

Services and equipment	5,990
Balances with Companies Law No. 19,550	144
Allowance for doubtful accounts	(441)
5,693

d) Other receivables

Prepaid expenses	428
Expenditure reimbursement	126
Receivables for return of handsets under warranty	29
Balances with Companies Law No. 19,550	25
Tax credits	14
Guarantee deposits	10
Restricted funds	7
Non deliverable forward	2
PP&E disposal receivables	1
Other	57
Allowance for doubtful accounts	(11)
688

e) Inventories

Mobile handsets	1,255
Mobile handsets in transit	1
Allowance for obsolescence of inventories	(47)
1,209

Annex I(B) - Page 11

NON CURRENT ASSETS

f) Other receivables

Prepaid expenses	202
Restricted funds	17
Tax credits	10
Balances with Companies Law No. 19,550	107
Guarantee deposits	12
348

g) Investments

Núcleo	1,128
Government bonds at amortized cost in foreign currency	255
Provincial government and Municipal bonds at amortized cost — dollar linked	61
1,444

h) PP&E

Land, buildings and installations	211
Computer equipment and software	1,253
Switching and transmission equipment (i)	1,982
Mobile network access and external wiring	3,919
Construction in progress	1,133
Other tangible assets	338
Subtotal PP&E	8,836
Materials	839
Impairment of PP&E	(109)
Valuation allowance for materials and impairment of materials	(25)
9,541

(i) Includes tower and pole, transmission equipment, switching equipment, power equipment, equipment lent to customers at no cost and handsets lent to customers at no cost.

i) Intangible assets

3G/4G licenses	5,105
Other licenses	588
Rights of use and exclusivity agreements	21
SAC mobile services	1,372
7,086

CURRENT LIABILITIES

j) Trade payables

PP&E	2,975
Other assets and services	2,071
Inventory	675
Agent commissions	353
Balances with Companies Law No. 19,550	8
6,082

k) Deferred revenues

On mobile customer loyalty programs	85
On prepaid calling cards	214
Other	15
314

l) Financial debt

Bank overdrafts — principal	1,666
Bank loans — principal	620
Notes — principal	566
Accrued interest	145
Non deliverable forward	2
2,999

m) Salaries and social security payables

Vacation and bonuses	287
Social security payables	90
Termination benefits	8
385

n) Income tax payables

Income tax payables	1,586
Withholdings and payments in advance of income taxes	(1,077)
509

Annex I(B) - Page 12

o) Other taxes payables

Tax withholdings	195
VAT, net	304
Internal taxes	138
Tax on Universal Service	110
Regulatory fees	59
Turnover tax	52
Municipal taxes	35
Retention Decree No. 583/10 ENARD	26
919

p) Other liabilities

Compensation for directors and members of the Supervisory Committee	12
Guarantees received	2
14

q) Provisions

Civil and commercial proceedings	6
Labor claims	18
Regulatory, tax and other matters claims	32
56

NON CURRENT LIABILITIES

r) Trade payables

PP&E	141
141

s) Deferred revenues

On mobile customer loyalty programs	106
106

t) Financial debt

Bank loans — principal	6,234
Notes — principal	2,084
8,318

u) Salaries and social security payables

Termination benefits	2
Bonuses	5
7

v) Deferred income tax liabilities

Deferred tax assets:
Allowance for doubtful accounts	(271)
Provisions	(149)
Termination benefits	(120)
Deferred tax liabilities:
PP&E	205
Intangible assets	584
Cash dividends from foreign companies	150
Mobile handsets financed sales	84
Investments	4
Other, net	68
555

w) Other liabilities

Other	1
1

x) Provisions

Civil and commercial proceedings	139
Labor claims	111
Regulatory, tax and other matters claims	118
Asset retirement obligations	213
581

Annex I(B) - Page 13

NOTE 4 — CONTROLLING COMPANY AND BALANCES WITH COMPANIES LAW No. 19,550

a)             Controlling company

Telecom Argentina is the controlling company of Personal, which main activity is the provision, directly or through third parties or associated with third parties, of ICT Services, whether fixed, mobile, wired, wireless, national or international, with or without own infrastructure, within the framework of the applicable licenses, and the provision of Audiovisual Communication Services. This corporate purpose was amended by Telecom Argentina´s Ordinary and Extraordinary Shareholders’ Meeting held on June 22, 2015 and it is registered before the IGJ as of December 31, 2016. The legal address of Telecom Argentina is Alicia Moreau de Justo 50 — 13th Floor — Autonomous City of Buenos Aires.

Telecom Argentina holds 99.992% stake in the Company, meaning that exercises control of the Company in the terms of Section 33 of LGS.

Nortel, the controlling company of Telecom Argentina, holds 55.60% stake in Telecom Argentina as of December 31, 2016. All of the common shares of Nortel belong to Sofora. As of December 31, 2016 these shares represent 78.38% of the capital stock of Nortel.

Sofora’s capital stock consists of shares of common stock, with a par value of $1 argentine peso each and one vote per share. As of December 31, 2016, Sofora’s shares are held by Fintech Telecom LLC (68%) and W de Argentina - Inversiones S.A. (32%). Additionally, Fintech holds 58,173,522 Class B shares of Telecom Argentina, which represent 5.91% of Telecom Argentina’s total capital stock.

Fintech Telecom LLC, a Delaware (United States) limited liability company, is a wholly-owned direct subsidiary of Fintech Advisory Inc. and its primary purpose is to hold, directly and indirectly, the securities of Telecom Argentina. Fintech Advisory Inc., a Delaware (United States) company, is directly controlled by Mr. David Martínez (a member of Telecom Argentina’s Board of Directors). Fintech Advisory Inc. is an investor and investment manager in equity and debt securities of sovereign and private entities primarily in emerging markets.

On March 17, 2017, within the framework of the Reorganization described in Note 1, Sofora´s shareholders have agreed to the total amortization of the 32% of WAI´s equity interest in Sofora. Once this amortization has been perfected, Fintech Telecom LLC will control 100% of Sofora’s capital stock, consolidating all of Sofora’s economic and corporate rights.

b)             Balances with Companies Law No. 19,550 as of December 31, 2016

	Type of company

CURRENT ASSETS
Trade receivables
Telecom Argentina	Controlling company	144
		144
Other receivables
Telecom Argentina	Controlling company	13
Núcleo	Subsidiary	12
		25
NON CURRENT ASSETS
Other receivables
Telecom Argentina	Controlling company	107
		107
CURRENT LIABILITIES
Trade payables
Núcleo	Subsidiary	8
		8

Annex I(B) - Page 14

NOTE 5 — CAPITAL STOCK

Personal´s General Ordinary Shareholders’ Meeting held on November 17, 2014 approved the increase of the capital stock (up to five times) in an amount of $1,242. As a consequence, Personal´s capital stock as of December 31, 2016 amounts to $1,553, representing 1,552,572,405 ordinary shares of $1 argentine peso of nominal value each and entitled to one vote each and is fully paid and registered before the IGJ.

Baruki González
Chairman of the Board of Directors

Annex I(B) - Page 15

Annex I(C)

Unaudited* Special-Purpose Unconsolidated Financial Statements of Nortel as of December 31, 2016.

* The special-purpose unconsolidated financial statements attached hereto were prepared to comply with local Argentine laws and thus, were subject to an audit performed under International Standards on Auditing (ISAs). Such financial statements were not audited under PCAOB or US GAAS.

NORTEL INVERSORA S.A. (Absorbed company)

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

INDEX

Special unconsolidated statement of financial position
Notes to the Special-purpose unconsolidated financial statements

Av. Alicia Moreau de Justo 50 — 13th Floor — Autonomous City of Buenos Aires

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

Main activity of the Company: Investment

Date of registration in the IGJ:

Of the bylaws: October 31, 1990

Of the last amendment: November 12, 2010

Number of registration in the IGJ: 8025 - Book 108 - Tome A of Corporations

Date of expiration of the bylaws: October 31, 2089

Information on the controlling company in Note 5.a)

CAPITAL STOCK

AS OF DECEMBER 31, 2016

(in Argentine pesos)

Type of shares	Registered, subscribed and fully paid
5,330,400 Ordinary shares of $10 argentine peso of nominal value each and entitled to one vote each:	53,304,000

1,470,455 Class “B” Preferred shares of $10 argentine peso of nominal value each:	14,704,550

Annex I(C) - Page 1

SPECIAL UNCONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2016

(In millions of Argentine pesos)

ASSETS
Current assets
Cash and cash equivalents	57
Other receivables	1
Total current assets	58
Non-Current assets
Other receivables	2
Investments	10,752
Total non-current assets	10,754
TOTAL ASSETS	10,812
LIABILITIES
Current liabilities
Trade payables	2
Salaries and social security payables	1
Income tax payables	3
Other liabilities	7
Total current liabilities	13
Non Current liabilities
Deferred income tax liabilities	2
Total non-current liabilities	2
TOTAL LIABILITIES	15
EQUITY
Capital stock	68
Inflation adjustment of capital stock	108
Share issue premiums	15
Subsidiary’s treasury shares acquisition effect	(155)
Legal reserve	180
Special reserve for IFRS implementation	204
Voluntary reserve for future dividends payments	8,339
Other comprehensive results	386
Retained earnings	1,652
TOTAL EQUITY	10,797
TOTAL LIABILITIES AND EQUITY	10,812

The accompanying notes are an integral part of this special unconsolidated statement of financial position.

Information on the main accounts is given in Note 3 to this special unconsolidated statement of financial position.

Baruki González
Chairman of the Board of Directors

Annex I(C) - Page 2

NOTES TO THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

(In millions of Argentine pesos or otherwise expressly indicated)

Annex I(C) - Page 3

GLOSSARY OF TERMS

The following explanations are not intended as technical definitions, but to assist the general reader to understand certain terms as used in these special-purpose unconsolidated financial statements.

Company or Nortel: Nortel Inversora S.A.

Sofora: Sofora Telecomunicaciones S.A.

Telecom Argentina: Telecom Argentina S.A.

BCBA (Bolsa de Comercio de Buenos Aires): The Buenos Aires Stock Exchange.

CNV (Comisión Nacional de Valores): The Argentine National Securities Commission.

CPCECABA (Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires): The Professional Council of Economic Sciences of the City of Buenos Aires.

ENACOM: the Regulatory Authority, the National Communications Agency.

FACPCE (Federación Argentina de Consejos Profesionales en Ciencias Económicas): Argentine Federation of Professional Councils of Economic Sciences.

Fintech:  Fintech Telecom LLC, Sofora’s controlling company.

IASB:  International Accounting Standards Board.

IFRS:  International Financial Reporting Standards, as issued by the International Accounting Standards Board.

IGJ (Inspección General de Justicia): General Board of Corporations.

LAD (Ley Argentina Digital): Argentine Digital Law No. 27,078.

LGS (Ley General de Sociedades): Argentine Corporations Law No. 19,550 as amended. Since the enforcement of the new Civil and Commercial Code its name was changed to “General Corporations Law”.

NYSE: New York Stock Exchange.

Personal or Telecom Personal: Telecom Personal S.A.

PP&E:  Property, plant and equipment.

RT 26: Technical Resolution No. 26 issued by the FACPCE, amended by RT 29 and RT 43.

WAI: means W de Argentina - Inversiones S.A.

Participating Companies: Sofora, Telecom Personal, Nortel and Telecom Argentina, all of them together.

Annex I(C) - Page 4

NOTE 1 — PURPOSE OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS

On March 17, 2017 the Company was notified of the intention of Sofora’s shareholders, controlling company of Nortel, that the Boards of Directors of the Company shall evaluate a corporate reorganization (“the Reorganization”) among Sofora, Nortel and Telecom Personal (“the Absorbed companies”) and Telecom Argentina as the continuing company (“the Surviving company”). The purpose of the Reorganization is to simplify the corporate structure of Telecom Argentina in line with international standards and market practices.

The Reorganization shall be effective as of 12 am of the day in which the Presidents of the Board of Directors of the Participating Companies (hereinafter, the “Reorganization Effectiveness Date”), execute a minute of transfer of operations recording that: (i) Telecom Argentina has set up its technical-operational systems to assume Telecom Personal, Nortel and Sofora’s operations and activities; and (ii) as of the Reorganization Effectiveness Date the transfer of the operations and activities of the Absorbed companies into Telecom Argentina is perfected because the following conditions to which the Reorganization is subject (the ENACOM’s authorizations, the WAI’s Sofora shares subject to amortization have been fully amortized and the final reorganization agreement has been executed, among others), have been complied with; as from that date the transfer of all the assets and liabilities of the Absorbed companies to the Surviving Company will be effective, causing the Surviving company to acquire ownership of all rights and assume all obligations and liabilities of any nature of the Absorbed companies, all subject to the corporate approvals required under the applicable regulations and the registration of the merger and dissolution without liquidation of the Absorbed companies before the IGJ.

Meanwhile, the Absorbed companies and Telecom Argentina are performing all the necessary procedures before the regulatory and administrative entities and stock exchanges and markets of the country and abroad (CNV, BCBA, Merval, ENACOM and any governmental or other entity), necessary to carry out and perfect the Reorganization.

Notwithstanding this, Telecom Argentina and the Absorbed companies agree to continue with the ordinary course of their business and agree neither to establish limitations on the administration of their respective activities nor to establish guarantees for compliance with the normal development thereof until the Reorganization is perfected.

The Participating Companies agree on a corporate reorganization through a merger by absorption of Sofora, Nortel and Telecom Personal, as Absorbed companies, into Telecom Argentina, as Surviving company, pursuant to the terms of Sections 82 and 83 of the LGS, and within the tax framework provided by Sections 77 et seq. of Law No. 20,628 of Income Tax, as amended and complemented, the CNV Regulations, the BCBA Regulations, the IGJ Regulations and other regulations applicable.

So, these special-purpose unconsolidated financial statements as of December 31, 2016 have been prepared with the only purpose of the Reorganization abovementioned.

NOTE 2 — BASIS OF PREPARATION OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

a)             Basis of preparation

These special-purpose unconsolidated financial statements have been prepared in accordance with RT 26 of FACPCE (as amended and adopted by the CPCECABA), as required by the CNV.

Given its specific purpose described in Note 1, these special-purpose unconsolidated financial statements do not include the following statements: the special income statement, the special statement of changes in equity, the special statement of cash flows or the notes and other information required by IFRS.

These special-purpose unconsolidated financial statements are a free translation from the original special-purpose unconsolidated financial statements issued in Spanish and filed to the CNV in Argentina and contain the same information to the original version.

These special-purpose unconsolidated financial statements are presented in millions of pesos, so the accounting balances have been rounded. The effect of the aforementioned rounding is non-material for the special-purpose unconsolidated financial statements taken as a whole.

The preparation of these special-purpose unconsolidated financial statements in conformity with IFRS requires the Company’s Management to use certain critical accounting estimates. Actual results could differ from those estimates.

These special-purpose unconsolidated financial statements have been prepared on a going concern basis as there is a reasonable expectation that Nortel, or through Telecom Argentina as Surviving company after the Reorganization, will continue its operational activities in the foreseeable future (and in any event with a time horizon of more than twelve months).

Annex I(C) - Page 5

These special-purpose unconsolidated financial statements as of December 31, 2016 were approved by resolution of the Board of Directors’ meeting held on March 31, 2017.

b)             Significant accounting policies

The following are the significant accounting policies used in the preparation of these special-purpose unconsolidated financial statements:

1)             Foreign currency balances

At year-end exchange rate.

2)             Financial instruments

2.1) Financial assets

Financial assets and liabilities, on initial recognition, are measured at transaction price as of the acquisition date. Financial assets are derecognized in the financial statement when the rights to receive cash flows from them have expired or have been transferred and the Company has transferred substantially all the risks and benefits of ownership.

Upon acquisition, in accordance with IFRS 9, financial assets are subsequently measured at either amortized cost, or fair value, on the basis of both:

(a) the entity’s business model for managing the financial assets; and

(b) the contractual cash flow characteristics of the financial asset.

A financial asset shall be measured at amortized cost if both of the following conditions are met:

(a) the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and

(b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Additionally, for assets that met the abovementioned conditions, IFRS 9 provides for an option to designate, at inception, those assets as measured at fair value if doing so eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as an ‘accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

A financial asset that is not measured at amortized cost according to the paragraphs above is measured at fair value.

Financial assets include:

Cash and cash equivalents

Cash equivalents are short-term and highly liquid investments that are readily convertible to known amounts of cash, subject to an insignificant risk of changes in value and their original maturity or the remaining maturity at the date of purchase does not exceed three months.

Cash and cash equivalents are recorded, according to their nature, at fair value or amortized cost.

Investments in other short-term investments are carried at fair value.

2.2) Financial liabilities

Financial liabilities comprise trade payables, salaries and social security payables and other liabilities.

Financial liabilities are initially recognized at fair value and subsequently measured at amortized cost. Amortized cost represents the initial amount net of principal repayments made, adjusted by the amortization of any differences between the initial amount and the maturity amount using the effective interest method.

3)             Taxes payables

The Company is subject to different taxes and levies such as tax on deposits to and withdrawals from bank accounts, turnover taxes and income taxes.

- Turnover tax

The Company is subject to a tax levied on financial income.

- Income taxes

The Company records income taxes in accordance with IAS 12.

Annex I(C) - Page 6

Deferred taxes are recognized using the “liability method”. Temporary differences arise when the tax base of an asset or liability differs from their carrying amounts. A deferred income tax asset or liability is recognized on those differences, except for those differences related to investments in subsidiaries that generate a deferred income tax liability, where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

The statutory income tax rate in Argentina is 35%.

4)             Non-current investments

The equity interest in controlled companies is valued at the equity method net of results not transferred to third parties, determined on the basis of year-end financial statements and prepared with similar accounting policies as those used in the preparation of these special-purpose unconsolidated financial statements.

The Management of the Company has not been aware of facts that could change the financial position or results of subsidiaries as of December 31, 2016 as from the date of approval of their financial statements, which have a significant impact on the valuation of the investments at that date.

5)             Telecom Argentina’s Treasury Shares Acquisition

In connection with the Telecom Argentina’s Treasury Shares Acquisition Process, Telecom Argentina has applied the guidance set forth in IAS 32, which provides, consistently with the CNV Regulations, that any instruments of its own equity acquired by Telecom Argentina must be recorded at the acquisition cost and must be deducted from Equity under the caption “Treasury shares acquisition cost”. No profit or loss resulting from holding such instruments of own Equity shall be recognized in the income statement. If the treasury shares are sold, the account “Treasury shares acquisition cost” shall be recorded within Equity under the “Treasury shares negotiation premium” caption. If such difference is negative, the resulting amount shall be recorded within Equity under the “Treasury shares negotiation discount” caption.

Effect of Telecom Argentina’s Acquisition of Treasury Shares in the Company

Telecom Argentina’s Ordinary Shareholders’ Meeting held on April 23, 2013, which was adjourned until May 21, 2013, approved at its second session of deliberations, the creation of a “Voluntary Reserve for Capital Investments” of $1,200, granting powers to Telecom Argentina’s Board of Directors to decide its total or partial application, and to approve the methodology, terms and conditions of such investments.

On May 22, 2013, Telecom Argentina’s Board of Directors approved the terms and conditions of Telecom Argentina’s Treasury Shares Acquisition Process. Pursuant to Section 221 of the LGS, the rights of treasury shares shall be suspended until such shares are sold, and shall not be taken into account to determine the quorum or the majority of votes at the Shareholders’ Meetings. In accordance with IFRS, the economic rights of an investor in a company that holds treasury shares must be calculated taking into account the amount of shares held by such investor against the aggregate amount of outstanding shares of the subsidiary/associate. As a result, Telecom Argentina’s treasury shares acquisition has caused Nortel to increase its political and economic rights from 54.74% to 55.60% of the outstanding capital stock of Telecom Argentina as of December 31, 2014.

As of December 31, 2013, Telecom Argentina had acquired 15,221,373 treasury shares, which were carried at their transaction cost of $461, reducing its equity in such amount. This accounting treatment has caused a reduction of Nortel’s investment in Telecom Argentina and a reduction of its equity of $155, which is disclosed in the Equity as “Subsidiary’s treasury shares acquisition effect”.

NOTE 3 — BREAKDOWN OF THE MAIN ACCOUNTS OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

CURRENT ASSETS
a) Cash and cash equivalents

Cash and banks	7
Other short-term investments	50
57

b) Other receivables

Prepaid expenses	1
1

Annex I(C) - Page 7

NON CURRENT ASSETS
c) Other receivables

Tax on personal property — on behalf of Shareholders	13
Tax credits	17
Prepaid expenses	2
32
Allowance for tax on personal property	(13)
Allowance for tax credits	(17)
2

d) Investments

Telecom Argentina	10,751
Telecom Personal	1
10,752

CURRENT LIABILITIES
e) Trade payables

For services	2
2

f) Salaries and social security payables

Vacation and bonuses	1
1

g) Income tax payables

Income tax payables	11
Payments in advance of income taxes	(8)
3

h) Other liabilities

Compensation for directors and members of the Supervisory Committee	7
7

NON CURRENT LIABILITIES
i) Deferred income tax liabilities

Investments	2
2

NOTE 4 - ENCUMBERED ASSETS AND OTHER COMMITMENTS

Pursuant to the terms and conditions for Class “B” preferred shares, the Company may not sell, transfer, assign or otherwise dispose of, under any title, or encumber its shareholding in Telecom Argentina, unless, after such operation has been concluded, more than 50% of those shares remain in direct or indirect ownership of the Company without being encumbered in any manner, or unless the above-mentioned actions are expressly approved by the holders of two-thirds of the preferred shares outstanding.

The Bidding Terms and Conditions for the privatization of the telecommunication service created obligations for both the Company and Telecom Argentina, non-fulfillment of which could in some cases lead to the subsidiary’s license being revoked. Such a situation would require the Company to transfer its shareholding in Telecom Argentina to the Regulatory Authority, which would proceed to sell the shares by public auction. Such obligations, among others, are as follows:

a)           not to reduce its participation in Telecom Argentina to less than 51% of the share capital without the authorization of the Regulatory Authority, which could lead to the subsidiary’s license being revoked; and

b)            not to reduce the participation of the holders of common stock in the Company to less than 51% of the share capital with voting rights, without the authorization of the Regulatory Authority.

At the moment, all shares of common stock of Nortel belong to Sofora.

The Decree of Need and Urgency (“Decreto de Necesidad y Urgencia”) No. 267/2015 amended the requirement of prior authorization for changes of control included in the LAD, replacing it for a new set of rules in which the transfers of licenses and of shareholdings of licensee companies that imply a loss of control are deemed to have been made ad referendum of the ENACOM approval, must be notified to the Regulatory Authority within 30 business days of their closing and will be deemed tacitly approved if they have not been expressly rejected within 90 business days of such notification.

The obligations assumed by Telecom Argentina are detailed in section 13.10.6 of the Bidding Terms and Conditions, excluding sub-sections h) and n).

Annex I(C) - Page 8

NOTE 5 — EQUITY

The Company has implemented a mechanism that allows Class “B” Preferred Shares to be traded in the United States of America and in other markets through ADSs.

The Class “B” Preferred Shares and the ADSs have been registered with the SEC and, as from June 16, 1997, the ADSs are listed on the NYSE. The ADSs are also listed on the Luxemburg Stock Exchange since 1992.

(a) The Company’s capital stock

On September 9, 2003 Nortel took note of the agreement reached by the France Telecom Group with W de Argentina - Inversiones S.A. for the sale of their interest in the Company. In December 2003, the France Telecom Group and the Telecom Italia Group transferred their interests in Nortel to a new company called Sofora, while France Telecom Group sold its entire stake in Sofora to W de Argentina - Inversiones S.A.

Thus, all shares of common stock of Nortel belong to Sofora. As of December 31, 2016, these shares represent 78.38% of Nortel capital stock.

Fintech Telecom LLC, a Delaware (United States) limited liability company, is a wholly-owned direct subsidiary of Fintech Advisory Inc. and its primary purpose is to hold, directly and indirectly, the securities of Telecom Argentina. Fintech Advisory Inc., a Delaware (United States) company, is directly controlled by Mr. David Martínez (a member of Telecom Argentina’s Board of Directors). Fintech Advisory Inc. is an investor and investment manager in equity and debt securities of sovereign and private entities primarily in emerging markets.

On March 17, 2017, within the framework of the Reorganization described in Note 1, Sofora´s shareholders have agreed to the total amortization of the 32% of WAI´s equity interest in Sofora. Once this amortization has been perfected, Fintech Telecom LLC will control 100% of Sofora’s capital stock, consolidating all of Sofora´s economic and corporate rights.

(b) Class “B” preferred shares

Class “B” preferred shares are subject to Argentine laws and to the jurisdiction of the City of Buenos Aires commercial courts.

The Terms of Issuance of Class “B” preferred shares provide that:

a)             Class “B” preferred shares are not redeemable.

b)             A non cumulative dividend equivalent to a percentage (49.46%) of Nortel’s profits legally available for distribution. On April 25, 1997, an Extraordinary Shareholders’ Meeting resolved to amend section 4(a) (“right to dividends”), reducing the formula for the calculation of dividends by 50 basic points (0.50%, currently 48.96%) beginning on June 16, 1997. This resolution was filed with the Public Registry of Commerce on July 16, 1997 under number 7,388. Before the total cancellation of the Class “A” preferred shares, which took place on June 14, 2012, the non-cumulative dividend corresponding to the Class “B” preferred shares was subject to the previous dividend and redemption payments on the Class “A” preferred shares.

c)              Holders of Class “B” preferred shares shall be entitled to vote in case of accrual of and failure to pay any preferred dividend and/or in any of the events provided for in Section 9 of the Terms of Issuance. If such right to vote were triggered, each holder of Class “B” preferred shares shall be entitled to cast one vote per share and shall vote jointly with the shares of common stock; except for those matters relating to the election of Directors, in which case the holders of Class “B” preferred shares shall be entitled to elect one regular director and one alternate director, pursuant to Section 15 of Nortel’s Bylaws, Class “B” preferred shares’ right to vote shall cease upon the disappearance of the circumstances that triggered such right.

d)             Class “B” preferred shares rank pari passu without any preference among them and have priority in the case of winding up with respect to the shares of common stock of Nortel.

Nortel agreed not to allow its subsidiary Telecom Argentina to constitute, incur, assume, guarantee or in any other manner become liable or responsible for the payment of any debt excluding accounts payable resulting from the ordinary course of business, if as a result of doing so Telecom Argentina’s ratio of total liabilities to its Shareholders’ equity, as shown in the unconsolidated financial statements for interim periods, prepared in accordance with Argentine accounting standards, exceeds 1.75:1.

Annex I(C) - Page 9

As from September 13, 2002, since Telecom Argentina had exceeded its ratio of total liabilities to Shareholders’ equity of 1.75:1 (as provided in paragraph “F”, Section 9 of the conditions of issuance of the Class “B” preferred shares), the holders of Class “B” preferred shares acquired the right to vote, pursuant to the terms and conditions of issuance applicable to Class “B” preferred shares.

Because, pursuant to the unconsolidated financial statements of Telecom Argentina as of December 31, 2006 Telecom Argentina’s ratio of total liabilities to Shareholders’ equity ceased to exceed 1.75:1, as from the date of approval of such financial statements, the right to vote of the holders of Class “B” preferred shares was terminated.

Nortel was admitted to the public offering regime on December 29, 1997, by CNV Resolution No. 12,056. On January 27, 1998, as a result of such admittance, the BCBA authorized the listing of Nortel’s Class “B” preferred shares.

Baruki González
Chairman of the Board of Directors

Annex I(C) - Page 10

Annex I(D)

Unaudited* Special-Purpose Unconsolidated Financial Statements of Sofora as of December 31, 2016.

* The special-purpose unconsolidated financial statements attached hereto were prepared to comply with local Argentine laws and thus, were subject to an audit performed under International Standards on Auditing (ISAs). Such financial statements were not audited under PCAOB or US GAAS.

SOFORA TELECOMUNICACIONES S.A. (Absorbed company)

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

INDEX

Special unconsolidated statement of financial position
Notes to the Special-purpose unconsolidated financial statements

Av. Alicia Moreau de Justo 50 — 13th Floor — Autonomous City of Buenos Aires

SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

Main activity of the Company: Investment

Date of registration in the IGJ:

Of the bylaws: September 25, 2003

Number of registration in the IGJ: 13878 - Book 23 - Tome A of Corporations

Date of expiration of the bylaws: September 25, 2102

CAPITAL STOCK

AS OF DECEMBER 31, 2016

(in Argentine pesos)

Type of shares	Registered, subscribed and fully paid (Note 5)
Ordinary shares of $1 argentine peso of nominal value each and entitled to one vote each:	439,702,000

Annex I(D) - Page 1

SPECIAL UNCONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2016

(In millions of Argentine pesos)

ASSETS
Current Assets
Cash and cash equivalents	312
Investments	93
Other receivables	2
Total current assets	407
Non-Current Assets
Investments	5,510
Total non-current assets	5,510
TOTAL ASSETS	5,917
LIABILITIES
Current Liabilities
Income tax payables	40
Other liabilities	7
Total current liabilities	47
TOTAL LIABILITIES	47
EQUITY
Capital stock	440
Subsidiary’s treasury shares acquisition effect	(79)
Legal reserve	99
Reserve for future dividends payments	4,331
Other comprehensive results	196
Retained earnings	883
TOTAL EQUITY	5,870
TOTAL LIABILITIES AND EQUITY	5,917

The accompanying notes are an integral part of this special unconsolidated statement of financial position.

Information on the main accounts is given in Note 3 to this special unconsolidated statement of financial position.

Saturnino Jorge Funes
Chairman of the Board of Directors

Annex I(D) - Page 2

NOTES TO THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

(In millions of Argentine pesos or otherwise expressly indicated)

Annex I(D) - Page 3

GLOSSARY OF TERMS

The following explanations are not intended as technical definitions, but to assist the general reader to understand certain terms as used in these special-purpose unconsolidated financial statements.

Company or Sofora: Sofora Telecomunicaciones S.A.

Telecom Argentina: Telecom Argentina S.A.

BCBA (Bolsa de Comercio de Buenos Aires): The Buenos Aires Stock Exchange.

CNV (Comisión Nacional de Valores): The Argentine National Securities Commission.

CPCECABA (Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires): The Professional Council of Economic Sciences of the City of Buenos Aires.

ENACOM: the Regulatory Authority, the National Communications Agency.

FACPCE (Federación Argentina de Consejos Profesionales en Ciencias Económicas): Argentine Federation of Professional Councils of Economic Sciences.

Fintech:  Fintech Telecom LLC, Sofora’s controlling company.

IASB:  International Accounting Standards Board.

IFRS:  International Financial Reporting Standards, as issued by the International Accounting Standards Board.

IGJ (Inspección General de Justicia): General Board of Corporations.

LGS (Ley General de Sociedades): Argentine Corporations Law No. 19,550 as amended. Since the enforcement of the new Civil and Commercial Code its name was changed to “General Corporations Law”.

Nortel: Nortel Inversora S.A.

Personal or Telecom Personal: Telecom Personal S.A.

PP&E:  Property, plant and equipment.

RT 26: Technical Resolution No. 26 issued by the FACPCE, amended by RT 29 and RT 43.

WAI: means W de Argentina - Inversiones S.A.

Participating Companies: Sofora, Telecom Personal, Nortel and Telecom Argentina, all of them together.

Annex I(D) - Page 4

NOTE 1 — PURPOSE OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS

On March 17, 2017 the Company was notified of the intention of Sofora’s shareholders that the Boards of Directors of the Company shall evaluate a corporate reorganization (“the Reorganization”) among Sofora, Nortel and Telecom Personal (“the Absorbed companies”) and Telecom Argentina as the continuing company (“the Surviving company”). The purpose of the Reorganization is to simplify the corporate structure of Telecom Argentina in line with international standards and market practices.

Likewise, the General Unanimous Ordinary and Extraordinary Shareholders Meeting of Sofora held on March 28, 2017 has approved:

a)             the total amortization of 140,704,640 shares of common stock representing 32% of its capital stock held by WAI pursuant to Section 223 of the LGS, which shall be totally cancelled by Sofora in two installments and its capital stock shall be reduced in an amount of $140,704,640, all of which shall occur before the date of Reorganization.

b)             the issuance of Sofora’s Class “A” dividend certificates pursuant to Section 228 of the LGS in favor of WAI in a total amount of US$ 470 million less approximately $141 million corresponding to the amortization of shares described in a) above. Those dividend certificates shall be redeemable at Sofora’s option and will have preferential right to the payment of cash dividends approved by Sofora (or the surviving company of a merger, limited to the shares of the surviving company given to Sofora’s shareholders in accordance with the Ordinary Distribution Ratio); without this implying an obligation of Sofora or the surviving company on future distribution of dividends.

The Reorganization shall be effective as of 12 am of the day in which the Presidents of the Board of Directors of the Participating Companies (hereinafter, the “Reorganization Effectiveness Date”), execute a minute of transfer of operations recording that: (i) Telecom Argentina has set up its technical-operational systems to assume Telecom Personal, Nortel and Sofora’s operations and activities; and (ii) as of the Reorganization Effectiveness Date the transfer of the operations and activities of the Absorbed companies into Telecom Argentina is perfected because the following conditions to which the Reorganization is subject (the ENACOM’s authorizations, the WAI’s Sofora shares subject to amortization have been fully amortized and the final reorganization agreement has been executed, among others), have been complied with; as from that date the transfer of all the assets and liabilities of the Absorbed companies to the Surviving Company will be effective, causing the Surviving company to acquire ownership of all rights and assume all obligations and liabilities of any nature of the Absorbed companies, all subject to the corporate approvals required under the applicable regulations and the registration of the merger and dissolution without liquidation of the Absorbed companies before the IGJ.

Meanwhile, the Absorbed companies and Telecom Argentina are performing all the necessary procedures before the regulatory and administrative entities and stock exchanges and markets of the country and abroad (CNV, BCBA, Merval, ENACOM and any governmental or other entity), necessary to carry out and perfect the Reorganization.

Notwithstanding this, Telecom Argentina and the Absorbed companies agree to continue with the ordinary course of their business and agree neither to establish limitations on the administration of their respective activities nor to establish guarantees for compliance with the normal development thereof until the Reorganization is perfected.

The Participating Companies agree on a corporate reorganization through a merger by absorption of Sofora, Nortel and Telecom Personal, as Absorbed companies, into Telecom Argentina, as Surviving company, pursuant to the terms of Sections 82 and 83 of the LGS, and within the tax framework provided by Sections 77 et seq. of Law No. 20,628 of Income Tax, as amended and complemented, the CNV Regulations, the BCBA Regulations, the IGJ Regulations and other regulations applicable.

So, these special-purpose unconsolidated financial statements as of December 31, 2016 have been prepared with the only purpose of the Reorganization abovementioned.

Annex I(D) - Page 5

NOTE 2 — BASIS OF PREPARATION OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

a)             Basis of preparation

These special-purpose unconsolidated financial statements have been prepared in accordance with RT 26 of FACPCE (as amended and adopted by the CPCECABA), as required by the IGJ.

Given its specific purpose described in Note 1, these special-purpose unconsolidated financial statements do not include the following statements: the special income statement, the special statement of changes in equity, the special statement of cash flows or the notes and other information required by IFRS.

These special-purpose unconsolidated financial statements are a free translation from the original special-purpose unconsolidated financial statements issued in Spanish and filed to the CNV in Argentina and contain the same information to the original version.

These special-purpose unconsolidated financial statements are presented in millions of pesos, so the accounting balances have been rounded. The effect of the aforementioned rounding is non-material for the special-purpose unconsolidated financial statements taken as a whole.

The preparation of these special-purpose unconsolidated financial statements in conformity with IFRS requires the Company’s Management to use certain critical accounting estimates. Actual results could differ from those estimates.

These special-purpose unconsolidated financial statements have been prepared on a going concern basis as there is a reasonable expectation that Sofora, or through Telecom Argentina as Surviving company after the Reorganization, will continue its operational activities in the foreseeable future (and in any event with a time horizon of more than twelve months).

These special-purpose unconsolidated financial statements as of December 31, 2016 were approved by resolution of the Board of Directors’ meeting held on March 31, 2017.

b)             Significant accounting policies

The following are the significant accounting policies used in the preparation of these special-purpose unconsolidated financial statements:

1)             Foreign currency balances

At year-end exchange rate.

2)             Financial instruments

2.1) Financial assets

Financial assets and liabilities, on initial recognition, are measured at transaction price as of the acquisition date. Financial assets are derecognized in the financial statement when the rights to receive cash flows from them have expired or have been transferred and the Company has transferred substantially all the risks and benefits of ownership.

Upon acquisition, in accordance with IFRS 9, financial assets are subsequently measured at either amortized cost, or fair value, on the basis of both:

(a) the entity’s business model for managing the financial assets; and

(b) the contractual cash flow characteristics of the financial asset.

A financial asset shall be measured at amortized cost if both of the following conditions are met:

(a) the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and

(b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Additionally, for assets that met the abovementioned conditions, IFRS 9 provides for an option to designate, at inception, those assets as measured at fair value if doing so eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as an ‘accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

Annex I(D) - Page 6

A financial asset that is not measured at amortized cost according to the paragraphs above is measured at fair value.

Financial assets include:

Cash and cash equivalents

Cash equivalents are short-term and highly liquid investments that are readily convertible to known amounts of cash, subject to an insignificant risk of changes in value and their original maturity or the remaining maturity at the date of purchase does not exceed three months.

Cash and cash equivalents are recorded, according to their nature, at fair value or amortized cost.

Investments in other short-term investments are carried at fair value.

Investments

The Company acquired Government bonds. Taking into account the business model chosen to manage these financial assets, and according to the provisions of IFRS 9, these bonds are recorded at their fair value.

2.2) Financial liabilities

Financial liabilities comprise other liabilities.

Financial liabilities are initially recognized at fair value and subsequently measured at amortized cost. Amortized cost represents the initial amount net of principal repayments made, adjusted by the amortization of any differences between the initial amount and the maturity amount using the effective interest method.

3)             Taxes payables

The Company is subject to different taxes and levies such as tax on deposits to and withdrawals from bank accounts, turnover taxes and income taxes.

• Turnover tax

The Company is subject to a tax levied on financial income. Rates differ depending on the jurisdiction where revenues are earned for tax purposes and on the nature of revenues.

• Income taxes

The Company records income taxes in accordance with IAS 12.

The statutory income tax rate in Argentina is 35%.

4)             Non-current investments

The equity interest in controlled companies is valued at the equity method net of results not transferred to third parties, determined on the basis of year-end financial statements and prepared with similar accounting policies as those used in the preparation of these special-purpose unconsolidated financial statements.

The Management of the Company has not been aware of facts that could change the financial position or results of subsidiaries as of December 31, 2016 as from the date of approval of their financial statements, which have a significant impact on the valuation of the investments at that date.

5)             Telecom Argentina’s Treasury Shares Acquisition

In connection with the Telecom Argentina’s Treasury Shares Acquisition Process, Telecom Argentina has applied the guidance set forth in IAS 32, which provides, consistently with the CNV Regulations, that any instruments of its own equity acquired by Telecom Argentina must be recorded at the acquisition cost and must be deducted from Equity under the caption “Treasury shares acquisition cost”. No profit or loss resulting from holding such instruments of own Equity shall be recognized in the income statement. If the treasury shares are sold, the account “Treasury shares acquisition cost” shall be recorded within Equity under the “Treasury shares negotiation premium” caption. If such difference is negative, the resulting amount shall be recorded within Equity under the “Treasury shares negotiation discount” caption.

Effect of Telecom Argentina’s Acquisition of Treasury Shares in the Company

The Telecom Argentina’s acquisition of treasury shares described above has caused a reduction of the Company equity of $79, which is disclosed in the Equity as “Subsidiary’s treasury shares acquisition effect”.

Annex I(D) - Page 7

NOTE 3 — BREAKDOWN OF THE MAIN ACCOUNTS OF THE SPECIAL-PURPOSE UNCONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

CURRENT ASSETS
a) Cash and cash equivalents
Cash and banks	251
Other short-term investments	61
312
b) Investments
Government bonds (Bonar X 2017) at fair value	93
93
c) Other receivables
Prepaid expenses	2
2
NON CURRENT ASSETS
d) Investments
Nortel	5,510
5,510

Nortel´s equity	10,797
Economic rights over Nortel´s ordinary shares	51.04%
Equity method	5,510
CURRENT LIABILITIES
e) Income tax payables
Income tax payables	60
Payments in advance of income taxes	(20)
40
f) Other liabilities
Compensation for directors and members of the Supervisory Committee	7
7

NOTE 4 - ENCUMBERED ASSETS AND OTHER COMMITMENTS

The obligations assumed by the Company and its shareholders as a result of the transfer of Nortel’s shares to the Company include the non-reduction of the Company’s interest, at less than 51% of Nortel’s voting share capital, without approval of the Regulatory Authority of Telecom Argentina, under penalty of expiration of the license that was eventually granted to Telecom Argentina.

NOTE 5 — CAPITAL STOCK

The Company’s capital stock composition as of December 31, 2016 is as follows:

	Shares	% of equity interest in the Company
Fintech Telecom, LLC	298,997,360	68.0%
W de Argentina — Inversiones S.A.	140,704,640	32.0%
Total	439,702,000	100%

On March 17, 2017, within the framework of the Reorganization described in Note 1, Sofora´s shareholders have agreed to the total amortization of the 32% of WAI´s equity interest in Sofora. Once this amortization has been perfected, Fintech will control 100% of Sofora’s capital stock, consolidating all of the Company’s economic and corporate rights.

Saturnino Jorge Funes
Chairman of the Board of Directors

Annex I(D) - Page 8

Annex II

Unaudited* Special-Purpose Combined Financial Statements as of December 31, 2016.

* The special-purpose unconsolidated financial statements attached hereto were prepared to comply with local Argentine laws. Such financial statements were not audited.

TELECOM ARGENTINA S.A. (Surviving company)

TELECOM PERSONAL S.A. (Absorbed company)

NORTEL INVERSORA S.A. (Absorbed company)

SOFORA TELECOMUNICACIONES S.A. (Absorbed company)

SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

INDEX

Special-purpose combined financial statements
Notes to the Special-purpose combined financial statements

TELECOM ARGENTINA S.A.
(Surviving company)

Legal address: Alicia Moreau de Justo 50 — Autonomous City of Buenos Aires

Main activity of the Company: the provision, directly or through third parties or associated with third parties, of ICT Services, whether fixed, mobile, wired, wireless, national or international, with or without own infrastructure, within the framework of the applicable licenses, and the provision of Audiovisual Communication Services.

Date of Registration in the IGJ:

Of the bylaws: July 13, 1990

Of the last amendment: September 26, 2015

Date of expiration of the bylaws: July 13, 2089

CAPITAL STOCK

As of December 31, 2016

(in Argentine pesos)

	Registered, subscribed and authorized for offering
Type of shares	Outstanding shares	Treasury shares	Total capital stock
Ordinary shares of $1 argentine peso of nominal value each and entitled to one vote each:
Class “A”	502,034,299	—	502,034,299
Class “B”	466,890,558	15,221,373	482,111,931
Class “C”	234,748	—	234,748
Total	969,159,605	15,221,373	984,380,978

Annex II - Page 1

TELECOM PERSONAL S.A. (Absorbed company)

Main activity of the company: the provision, directly or through third parties or associated with third parties, of ICT Services, whether fixed, mobile, wired, wireless, national or international, with or without own infrastructure, within the framework of the applicable licenses, and the provision of Audiovisual Communication Services.

Controlling company: Telecom Argentina S.A.

Controlling company’s equity interest over capital stock and voting rights: 99.992%

NORTEL INVERSORA S.A. (Absorbed company)

Main activity of the company: Investment

Controlling company: Sofora Telecomunicaciones S.A.

Controlling company’s equity interest over capital stock and voting rights: 78.3784%

Controlling company’s economic rights over capital stock: 51.04%

SOFORA TELECOMUNICACIONES S.A. (Absorbed company)

Main activity of the company: Investment

Controlling company: Fintech Telecom LLC

Controlling company’s equity interest over capital stock and voting rights: 68%

Annex II - Page 2

SPECIAL-PURPOSE COMBINED STATEMENT OF FINANCIAL POSITION

 AS OF DECEMBER 31, 2016

(In millions of Argentine pesos)

	Telecom Argentina (a)	Telecom Personal (a)	Nortel (a)	Sofora (a)	Elimination of intercompany balances (b)	Total combined (c)
ASSETS
Current Assets
Cash and cash equivalents	244	3,583	57	312	—	4,196
Investments	193	1,558	—	93	—	1,844
Trade receivables	1,847	5,693	—	—	(144)	7,396
Other receivables	248	688	1	2	(13)	926
Inventories	10	1,209	—	—	—	1,219
Total current assets	2,542	12,731	58	407	(157)	15,581
Non-Current Assets
Trade receivables	14	—	—	—	—	14
Other receivables	68	348	2	—	(107)	311
Income tax assets	677	—	—	—	—	677
Investments	10,255	1,444	10,752	5,510	(26,425)	1,536
Property, plant and equipment (“PP&E”)	11,453	9,541	—	—	—	20,994
Intangible assets	429	7,086	—	—	—	7,515
Total non-current assets	22,896	18,419	10,754	5,510	(26,532)	31,047
TOTAL ASSETS	25,438	31,150	10,812	5,917	(26,689)	46,628
LIABILITIES
Current Liabilities
Trade payables	2,507	6,082	2	—	(144)	8,447
Deferred revenues	100	314	—	—	(13)	401
Financial debt	41	2,999	—	—	—	3,040
Salaries and social security payables	1,220	385	1	—	—	1,606
Income tax payables	195	509	3	40	—	747
Other taxes payables	219	919	—	—	—	1,138
Other liabilities	52	14	7	7	—	80
Provisions	215	56	—	—	—	271
Total current liabilities	4,549	11,278	13	47	(157)	15,730
Non-Current Liabilities
Trade payables	11	141	—	—	—	152
Deferred revenues	428	106	—	—	(107)	427
Financial debt	—	8,318	—	—	—	8,318
Salaries and social security payables	177	7	—	—	—	184
Deferred income tax liabilities	—	555	2	—	—	557
Income tax payables	7	—	—	—	—	7
Other liabilities	169	1	—	—	—	170
Provisions	761	581	—	—	—	1,342
Total non-current liabilities	1,553	9,709	2	—	(107)	11,157
TOTAL LIABILITIES	6,102	20,987	15	47	(264)	26,887

(a)         As included in the special-purpose unconsolidated financial statements of each company approved by the respective Board of Directors on March 31, 2017.

(b)         Includes the elimination of the equity interests among the Absorbed companies and their respective equities.

(c)          Information on the main accounts is given in Note 4 to these special-purpose combined financial statements.

The accompanying notes are an integral part of this special-purpose combined statement of financial position.

Mariano Ibáñez
Chairman of the Board of Directors

Annex II - Page 3

SPECIAL-PURPOSE COMBINED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2016

(cont.)

(In millions of Argentine pesos)

	Telecom Argentina (a)	Telecom Personal (a)	Nortel (a)	Sofora (a)	Elimination of intercompany balances (b)	Total combined (c)
EQUITY
Capital Stock — Outstanding shares	969	1,553	68	440	(2,061)	969
Inflation adjustment of capital stock — Outstanding shares	2,646	349	108	—	(457)	2,646
Capital Stock — Treasury shares	15	—	—	—	—	15
Inflation adjustment of capital stock — Treasury shares	42	—	—	—	—	42
Share issue premiums	—	—	15	—	(15)	—
Treasury shares acquisition cost/Subsidiary´s treasury shares acquisition cost	(461)	—	(155)	(79)	234	(461)
Legal reserve	734	380	180	99	(659)	734
Special reserve for IFRS implementation	351	405	204	—	(609)	351
Voluntary reserve for capital investments	3,191	—	—	—	—	3,191
Voluntary reserve for future investments/working capital financing	2,904	1,470	—	—	(1,470)	2,904
Voluntary reserve for future dividends payments	4,272	2,536	8,339	4,331	(15,206)	4,272
Reserve for specific uses related to the Reorganization (d)	—	—	—	—	405	405
Other comprehensive results	698	658	386	196	(1,240)	698
Retained earnings	3,975	2,812	1,652	883	(5,347)	3,975
TOTAL EQUITY	19,336	10,163	10,797	5,870	(26,425)	19,741
TOTAL LIABILITIES AND EQUITY	25,438	31,150	10,812	5,917	(26,689)	46,628

(a)         As included in the special-purpose unconsolidated financial statements of each company approved by the respective Board of Directors on March 31, 2017.

(b)         Includes the elimination of the equity interests among the Absorbed companies and their respective equities.

(c)          Information on the main accounts is given in Note 4 to these special-purpose combined financial statements.

(d)         Corresponds to the net amount equivalent to the total net assets identified in the respective special-purpose unconsolidated financial statements of Nortel and Sofora as of December 31, 2016 deducting their direct or indirect holdings in Telecom Argentina (equity method) which have future specific uses provided in the Preliminary Reorganization Agreement. Further information on their use is given in Note 6 to these special-purpose combined financial statements.

The accompanying notes are an integral part of this special-purpose combined statement of financial position.

Mariano Ibáñez
Chairman of the Board of Directors

Annex II - Page 4

NOTES TO THE SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

(In millions of Argentine pesos or otherwise expressly indicated)

Annex II - Page 5

GLOSSARY OF TERMS

The following explanations are not intended as technical definitions, but to assist the general reader to understand certain terms as used in these special-purpose combined financial statements.

Company or Telecom Argentina: Telecom Argentina S.A.

BCBA (Bolsa de Comercio de Buenos Aires): The Buenos Aires Stock Exchange.

CNV (Comisión Nacional de Valores): The Argentine National Securities Commission.

CPCECABA (Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires): The Professional Council of Economic Sciences of the City of Buenos Aires.

ENACOM: the Regulatory Authority, the National Communications Agency.

ENARD (Ente Nacional de Alto Rendimiento Deportivo): National High Sport Performance Organization.

FACPCE (Federación Argentina de Consejos Profesionales en Ciencias Económicas): Argentine Federation of Professional Councils of Economic Sciences.

Fintech:  Fintech Telecom LLC, Sofora’s controlling company.

IASB:  International Accounting Standards Board.

ICT: Information and Communication Technologies.

IFRS:  International Financial Reporting Standards, as issued by the International Accounting Standards Board.

IDC (Impuesto a los débitos y créditos bancarios): Tax on deposits to and withdrawals from bank accounts.

IGJ (Inspección General de Justicia): General Board of Corporations.

LGS (Ley General de Sociedades): Argentine Corporations Law No. 19,550 as amended. Since the enforcement of the new Civil and Commercial Code its name was changed to “General Corporations Law”.

Nortel: Nortel Inversora S.A., the parent company of the Company.

Núcleo: Núcleo S.A.

Personal or Telecom Personal: Telecom Personal S.A.

PP&E:  Property, plant and equipment.

RT 26: Technical Resolution No. 26 issued by the FACPCE, amended by RT 29 and RT 43.

SAC:  Subscriber Acquisition Costs.

SC (Secretaría de Comunicaciones): The Argentine Secretary of Communications, former regulatory authority.

Sofora: Sofora Telecomunicaciones S.A. Nortel’s controlling company.

Telecom USA: Telecom Argentina USA Inc.

VAT: Value added tax.

Shares to be distributed: means the 502,034,299 Telecom Argentina’s Class A Shares and 36,832,408 Telecom Argentina’s Class B Shares currently held by Nortel; all of which shall be distributed among the holders of shares of Sofora and the holders of Nortel’s B Preferred Shares of as set forth in Note 5 to these special-purpose combined financial statements.

Sofora’s F Shares of Common Stock: means the 298,997,360 shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Sofora and held by Fintech, which, once the procedure of amortization of the Shares Subject to Amortization is finished, shall represent 100% of the capital stock of Sofora.

Shares Subject to Amortization or Sofora’s W Shares of Common Stock: means the 140,704,640 shares of common stock, with one vote each and a par value of one Argentine Peso, issued by Sofora and held by WAI, consisting of Sofora’s Block A and Sofora’s Block B, all of which are subject to total amortization and cancellation pursuant to the terms of Section 223 of the LGS with the resulting capital reduction in accordance with the resolutions approved by the General Unanimous Ordinary and Extraordinary Shareholders Meeting of Sofora held on March 28, 2017.

Allowed Distributions: means an amount in Argentine Pesos equal to the amount of the respective “Distributable Net Amounts” of Nortel and Sofora that Nortel and Sofora may to distribute to their respective shareholders as provisional, regular or any other kind of dividends, as from the date of this Agreement until the Reorganization Effectiveness Date (see Note 1), without modifying Nortel’s Preferred B Share Distribution Ratio or Sofora’s Ordinary Distribution Ratio (both definitions are included in Note 5).

Distributable Net Amounts: means, with respect to Nortel and Sofora, as applicable, the net amount in Argentine Pesos equal to total net assets identified in the respective special-purpose Unconsolidated Financial Statements of Nortel and Sofora as of December 31, 2016, minus (i) their respective direct and indirect holdings in Telecom Argentina (book value); and (ii) the amount allocated to pay the amortization of the Shares Subject to Amortization; plus or minus the profits or losses, as applicable, resulting from the management and administration of Nortel and Sofora until the Reorganization Effectiveness Date.

Market Price: equal to the average market price of Telecom Argentina’s Class B Shares listed on the Merval at the end of each trading day starting on January 2, 2017 until March 20, 2017.

WAI: means W de Argentina — Inversiones S.A.

Participating Companies: Sofora, Telecom Personal, Nortel and Telecom Argentina, all of them together.

Annex II - Page 6

NOTE 1 — PURPOSE OF THE SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS

On March 17, 2017 Telecom Argentina was notified of the intention of Sofora’s shareholders, indirect controlling company of Telecom Argentina, that the Boards of Directors of Sofora, Nortel and Telecom Personal shall evaluate a corporate reorganization (“the Reorganization”) among those companies (“the Absorbed companies”) and Telecom Argentina as the continuing company (“the Surviving company”). The purpose of the Reorganization is to simplify the corporate structure of Telecom Argentina in line with international standards and market practices.

Likewise, the General Unanimous Ordinary and Extraordinary Shareholders Meeting of Sofora held on March 28, 2017 has approved:

a)             the total amortization of 140,704,640 shares of common stock representing 32% of its capital stock held by WAI pursuant to Section 223 of the LGS, which shall be totally cancelled by Sofora in two installments and its capital stock shall be reduced in an amount of $140,704,640, all of which shall occur before the date of Reorganization.

b)             the issuance of Sofora’s Class “A” dividend certificates pursuant to Section 228 of the LGS in favor of WAI in a total amount of US$ 470 million less approximately $141 million corresponding to the amortization of shares described in a) above. Those dividend certificates shall be redeemable at Sofora’s option and will have preferential right to the payment of cash dividends approved by Sofora (or the surviving company of a merger, limited to the shares of the surviving company given to Sofora’s shareholders in accordance with the Ordinary Distribution Ratio); without this implying an obligation of Sofora or the surviving company on future distribution of dividends.

The Reorganization shall be effective as of 12 am of the day in which the Presidents of the Board of Directors of the Participating Companies (hereinafter, the “Reorganization Effectiveness Date”), execute a minute of transfer of operations recording that: (i) Telecom Argentina has set up its technical-operational systems to assume Telecom Personal, Nortel and Sofora’s operations and activities; and (ii) as of the Reorganization Effectiveness Date the transfer of the operations and activities of the Absorbed companies into Telecom Argentina is perfected because the following conditions to which the Reorganization is subject (the ENACOM’s authorizations, the WAI’s Sofora shares subject to amortization have been fully amortized and the final reorganization agreement has been executed, among others), have been complied with; as from that date the transfer of all the assets and liabilities of the Absorbed companies to the Surviving Company will be effective, causing the Surviving company to acquire ownership of all rights and assume all obligations and liabilities of any nature of the Absorbed companies, all subject to the corporate approvals required under the applicable regulations and the registration of the merger and dissolution without liquidation of the Absorbed companies before the IGJ.

Meanwhile, the Absorbed companies and Telecom Argentina are performing all the necessary procedures before the regulatory and administrative entities and stock exchanges and markets of the country and abroad (CNV, BCBA, Merval, ENACOM and any governmental or other entity), necessary to carry out and perfect the Reorganization.

Notwithstanding this, Telecom Argentina and the Absorbed companies agree to continue with the ordinary course of their business and agree neither to establish limitations on the administration of their respective activities nor to establish guarantees for compliance with the normal development thereof until the Reorganization is perfected.

The Participating Companies agree on a corporate reorganization through a merger by absorption of Sofora, Nortel and Telecom Personal, as Absorbed companies, into Telecom Argentina, as Surviving company, pursuant to the terms of Sections 82 and 83 of the LGS, and within the tax framework provided by Sections 77 et seq. of Law No. 20,628 of Income Tax, as amended and complemented, the CNV Regulations, the BCBA Regulations, the IGJ Regulations and other regulations applicable.

So, these special-purpose combined financial statements as of December 31, 2016 have been prepared with the only purpose of the Reorganization abovementioned.

Annex II - Page 7

NOTE 2 -       BASIS OF CONSOLIDATION OF THE SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS

The special-purpose combined financial statements as of December 31, 2016 have been prepared summarizing all the figures included in each special-purpose unconsolidated financial statements as of December 31, 2016 of Telecom Argentina, Personal, Nortel and Sofora, with their Reports of Independent Accountants dated March 31, 2017, considering Telecom Argentina as the Surviving company.

The abovementioned special-purpose unconsolidated financial statements have been combined on a line-by-line basis, as required by IFRS 10.

NOTE 3 -       BASIS OF PREPARATION OF THE SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

a)             Basis of preparation

As required by the CNV for most of public companies, these special-purpose combined financial statements have been prepared in accordance with RT 26 of FACPCE (as amended and adopted by the CPCECABA).

Given its specific purpose described in Note 1, these special-purpose combined financial statements do not include the following statements: the special income statement, the special statement of changes in equity, the special statement of cash flows or the notes and other information required by IFRS.

These special-purpose combined financial statements are a free translation from the original special-purpose combined financial statements issued in Spanish and filed to the CNV in Argentina and contain the same information to the original version.

These special-purpose combined financial statements are presented in millions of pesos, so the accounting balances have been rounded. The effect of the aforementioned rounding is non-material for the special-purpose combined financial statements taken as a whole.

The preparation of these special-purpose combined financial statements in conformity with IFRS requires the Company’s Management to use certain critical accounting estimates. Actual results could differ from those estimates.

These special-purpose combined financial statements have been prepared on a going concern basis as there is a reasonable expectation that Telecom Argentina will continue its operational activities in the foreseeable future (and in any event with a time horizon of more than twelve months).

These special-purpose combined financial statements as of December 31, 2016 were approved by resolution of the Board of Directors’ meeting held on March 31, 2017.

b)             Significant accounting policies

These special-purpose combined financial statements as of December 31, 2016 and the special-purpose unconsolidated financial statements of Telecom Argentina, Personal, Nortel and Sofora have been prepared using similar accounting policies.

Annex II - Page 8

NOTE 4 — BREAKDOWN OF THE MAIN ACCOUNTS OF THE SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

	Telecom Argentina	Telecom Personal	Nortel	Sofora	Elimination of intercompany balances (b)	Total combined (c)
CURRENT ASSETS
a) Cash and cash equivalents
Cash	6	6	—	—	—	12
Banks	77	727	7	251	—	1,062
Time deposits	61	837	—	—	—	898
Lebacs at amortized cost	—	604	—	—	—	604
Other short-term investments	100	1,409	50	61	—	1,620
	244	3,583	57	312	—	4,196
b) Investments
Government bonds at fair value	184	1,272	—	93	—	1,549
Provincial government and Municipal bonds at amortized cost	9	13	—	—	—	22
Government bonds at amortized cost in foreign currency	—	3	—	—	—	3
Other short-term investments	—	270	—	—	—	270
	193	1,558	—	93	—	1,844
c) Trade receivables
Services and equipment	1,921	5,990	—	—	—	7,911
Balances with Companies Law No. 19,550	98	144	—	—	(144)	98
Allowance for doubtful accounts	(172)	(441)	—	—	—	(613)
	1,847	5,693	—	—	(144)	7,396
d) Other receivables
Prepaid expenses	139	428	1	2	—	570
Expenditure reimbursement	—	126	—	—	—	126
Receivables for return of handsets under warranty	—	29	—	—	—	29
Balances with Companies Law No. 19,550	—	25	—	—	(13)	12
Tax credits	31	14	—	—	—	45
Guarantee deposits	—	10	—	—	—	10
Restricted funds	26	7	—	—	—	33
Non deliverable forward	—	2	—	—	—	2
PP&E disposal receivables	17	1	—	—	—	18
Tax on personal property — on behalf of Shareholders	8	—	—	—	—	8
Other	37	57	—	—	—	94
Allowance for doubtful accounts	(10)	(11)	—	—	—	(21)
	248	688	1	2	(13)	926
e) Inventories
Fixed telephones and equipment	11	—	—	—	—	11
Mobile handsets	—	1,255	—	—	—	1,255
Mobile handsets in transit	—	1	—	—	—	1
Allowance for obsolescence of inventories	(1)	(47)	—	—	—	(48)
	10	1,209	—	—	—	1,219
NON CURRENT ASSETS
f) Trade receivables
Services	14	—	—	—	—	14
	14	—	—	—	—	14
g) Other receivables
Credit on SC Resolution No. 41/07 and IDC	57	—	—	—	—	57
Prepaid expenses	42	202	2	—	—	246
Tax on personal property — on behalf of Shareholders	18	—	13	—	—	31
Restricted funds	16	17	—	—	—	33
Tax credits	1	10	17	—	—	28
Balances with Companies Law No. 19,550	1	107	—	—	(107)	1
Guarantee deposits	—	12	—	—	—	12
Other	8	—	—	—	—	8
Allowance for regulatory matters	(57)	—	—	—	—	(57)
Allowance for tax credits	—	—	(17)	—	—	(17)
Allowance for tax on personal property	(18)	—	(13)	—	—	(31)
	68	348	2	—	(107)	311
h) Income tax assets
Deferred tax assets:
Allowance for doubtful accounts	86	—	—	—	—	86
Provisions	341	—	—	—	—	341
Termination benefits	82	—	—	—	—	82
Other, net	262	—	—	—	—	262
Deferred tax liabilities:
PP&E	(477)	—	—	—	—	(477)
Intangible assets	(83)	—	—	—	—	(83)
Total net deferred tax assets	211	—	—	—	—	211
Actions for recourse tax receivable	466	—	—	—	—	466
	677	—	—	—	—	677

Annex II - Page 9

	Telecom Argentina	Telecom Personal	Nortel	Sofora	Elimination of intercompany balances (b)	Total combined (c)
i) Investments
Telecom Argentina	—	—	10,751	—	(10,751)	—
Personal	10,163	—	1	—	(10,164)	—
Nortel	—	—	—	5,510	(5,510)	—
Telecom USA	83	—	—	—	—	83
Núcleo	—	1,128	—	—	—	1,128
Government bonds at amortized cost in foreign currency	—	255	—	—	—	255
Provincial government and Municipal bonds at amortized cost — dollar linked	—	61	—	—	—	61
Provincial government and Municipal bonds at amortized cost	8	—	—	—	—	8
2003 Telecommunications Fund	1	—	—	—	—	1
	10,255	1,444	10,752	5,510	(26,425)	1,536
j) PP&E
Land, buildings and installations	1,059	211	—	—	—	1,270
Computer equipment and software	774	1,253	—	—	—	2,027
Switching and transmission equipment (i)	2,631	1,982	—	—	—	4,613
Mobile network access and external wiring	4,545	3,919	—	—	—	8,464
Construction in progress	1,646	1,133	—	—	—	2,779
Other tangible assets	284	338	—	—	—	622
Subtotal PP&E	10,939	8,836	—	—	—	19,775
Materials	730	839	—	—	—	1,569
Impairment of PP&E	(173)	(109)	—	—	—	(282)
Valuation allowance for materials and impairment of materials	(43)	(25)	—	—	—	(68)
	11,453	9,541	—	—	—	20,994
k) Intangible assets
3G/4G licenses	—	5,105	—	—	—	5,105
Other licenses	—	588	—	—	—	588
Rights of use and exclusivity agreements	213	21	—	—	—	234
Service connection or habilitation costs	119	—	—	—	—	119
SAC fixed services	96	—	—	—	—	96
SAC mobile services	—	1,372	—	—	—	1,372
Other intangible assets	1	—	—	—	—	1
	429	7,086	—	—	—	7,515
CURRENT LIABILITIES
l) Trade payables
PP&E	1,340	2,975	—	—	—	4,315
Other assets and services	983	2,071	2	—	—	3,056
Inventory	1	675	—	—	—	676
Agent commissions	—	353	—	—	—	353
Balances with Companies Law No. 19,550	183	8	—	—	(144)	47
	2,507	6,082	2	—	(144)	8,447
m) Deferred revenues
On capacity rental	40	—	—	—	—	40
On connection fees	35	—	—	—	—	35
Balances with Companies Law No. 19,550	13	—	—	—	(13)	—
On mobile customer loyalty programs	—	85	—	—	—	85
On prepaid calling cards	12	214	—	—	—	226
Other	—	15	—	—	—	15
	100	314	—	—	(13)	401
n) Financial debt
Bank overdrafts — principal	41	1,666	—	—	—	1,707
Bank loans — other - principal	—	620	—	—	—	620
Notes — principal	—	566	—	—	—	566
Accrued interest	—	145	—	—	—	145
Non deliverable forward	—	2	—	—	—	2
	41	2,999	—	—	—	3,040
o) Salaries and social security payables
Vacation and bonuses	811	287	1	—	—	1,099
Social security payables	292	90	—	—	—	382
Termination benefits	117	8	—	—	—	125
	1,220	385	1	—	—	1,606
p) Income tax payables
Income tax payables	465	1,586	11	60	—	2,122
Withholdings and payments in advance of income taxes	(275)	(1,077)	(8)	(20)	—	(1,380)
Law No. 26,476 Tax Regularization Regime	5	—	—	—	—	5
	195	509	3	40	—	747
q) Other taxes payables
Tax withholdings	121	195	—	—	—	316
VAT, net	49	304	—	—	—	353
Internal taxes	—	138	—	—	—	138
Tax on Universal Service	—	110	—	—	—	110
Regulatory fees	—	59	—	—	—	59
Turnover tax	23	52	—	—	—	75
Municipal taxes	18	35	—	—	—	53
Retention Decree No. 583/10 ENARD	—	26	—	—	—	26
Tax on personal property — on behalf of Shareholders	8	—	—	—	—	8
	219	919	—	—	—	1,138

Annex II - Page 10

	Telecom Argentina	Telecom Personal	Nortel	Sofora	Elimination of intercompany balances (b)	Total combined (c)
r) Other liabilities
Compensation for directors and members of the Supervisory Committee	32	12	7	7	—	58
Guarantees received	10	2	—	—	—	12
Other	10	—	—	—	—	10
	52	14	7	7	—	80
s) Provisions
Civil and commercial proceedings	103	6	—	—	—	109
Labor claims	73	18	—	—	—	91
Regulatory, tax and other matters claims	39	32	—	—	—	71
	215	56	—	—	—	271
NON CURRENT LIABILITIES
t) Trade payables
PP&E	11	141	—	—	—	152
	11	141	—	—	—	152
u) Deferred revenues
On capacity rental	234	—	—	—	—	234
On mobile customer loyalty programs	—	106	—	—	—	106
On connection fees	87	—	—	—	—	87
Balances with Companies Law No. 19,550	107	—	—	—	(107)	—
	428	106	—	—	(107)	427
v) Financial debt
Bank loans — principal	—	6,234	—	—	—	6,234
Notes — principal	—	2,084	—	—	—	2,084
	—	8,318	—	—	—	8,318
w) Salaries and social security payables
Termination benefits	142	2	—	—	—	144
Bonuses	35	5	—	—	—	40
	177	7	—	—	—	184
x) Deferred income tax liabilities
Deferred tax assets:
Allowance for doubtful accounts	—	(271)	—	—	—	(271)
Provisions	—	(149)	—	—	—	(149)
Termination benefits	—	(120)	—	—	—	(120)
Deferred tax liabilities:
PP&E	—	205	—	—	—	205
Intangible assets	—	584	—	—	—	584
Cash dividends from foreign companies	—	150	—	—	—	150
Mobile handsets financed sales	—	84	—	—	—	84
Investments	—	4	2	—	—	6
Other, net	—	68	—	—	—	68
	—	555	2	—	—	557
y) Income tax payables
Law No. 26,476 Tax Regularization Regime	7	—	—	—	—	7
	7	—	—	—	—	7
z) Other liabilities
Pension benefits	164	—	—	—	—	164
Legal fees	4	—	—	—	—	4
Other	1	1	—	—	—	2
	169	1	—	—	—	170
aa) Provisions
Civil and commercial proceedings	122	139	—	—	—	261
Labor claims	266	111	—	—	—	377
Regulatory, tax and other matters claims	297	118	—	—	—	415
Asset retirement obligations	76	213	—	—	—	289
	761	581	—	—	—	1,342

NOTE 5 — SHARE DISTRIBUTION RATIOS

Telecom Argentina shall not issue new shares as a result of the Reorganization. Shares to Be Distributed, which are currently part of Nortel’s holding in Telecom Argentina, shall be distributed among holders of Sofora’s Shares and Nortel’s Preferred B Shares as follows:

Annex II - Page 11

a.1.-                        Holders of Nortel’s Preferred B Shares shall receive Telecom Argentina’s Class B Shares by the following share distribution ratio (“Nortel’s Share distribution ratio”): 134.565053 Telecom Argentina’s Class B Shares for each one of 1,470,455 Nortel’s Preferred B Shares. As a result, holders of Nortel’s Preferred B Shares shall receive an aggregate of 197,871,855 Telecom Argentina’s Preferred B Shares. No new Telecom Argentina Class B Shares shall be issued. Telecom Argentina’s Class B Shares to be received by holders of Nortel’s Preferred B Shares shall arise from (i) the 36,832,408 Telecom Argentina’s Class B Shares held by Nortel as of today, and (ii) the conversion of 161,039,447 Telecom Argentina’s Class A Shares held by Nortel into Class B Shares.

a.2.-                         As of the date of the Preliminary Reorganization Agreement, an agreement for the sale of Nortel’s Shareholding in Telecom Personal to Telecom Argentina, current holder of 99.992% of Telecom Personal’s capital stock, shall be executed. As a result, the Surviving company shall become the holder of all the shares representing the capital stock of Telecom Personal. Therefore, the absorption of Telecom Personal by Telecom Argentina shall not cause an economic variation in Telecom Argentina, since the value of the shares representing the capital stock of Telecom Personal shall be replaced by the assets and liabilities’ items included in the balance sheet of Telecom Personal, incorporated in Telecom Argentina pursuant to the merger. As a result, Telecom Personal’s absorption shall not cause a capital increase in Telecom Argentina, no shares of Telecom Argentina shall be issued and no share distribution ratio shall be provided for.

b.-                Fintech, as indirect shareholder of Nortel through Sofora, shall receive Telecom Argentina’s Class A Shares by the following share distribution ratio (“Sofora’s Ordinary Distribution Ratio”): 1.14046108 Telecom Argentina’s Class A Shares for each one of the 298,997,360 Sofora’s F Shares of Common Stock. As a result, Fintech shall receive an aggregate of 340,994,852 Telecom Argentina’s Class A Shares, which are currently held by Nortel.

c.-                 The Participating Companies hereby agree that the respective Distributable Net Amounts of Nortel and Sofora shall not be capitalized in the Surviving company and the Surviving company shall not issue new shares in consideration thereof, since Nortel and Sofora are allowed to distribute to their respective shareholders an amount equal to the Distributable Net Amounts as Allowed Distributions before the Reorganization Effectiveness Date.

d.-                Agreement on the Share distribution ratios referred to above (which are certified by Independent External Auditors) was based on the following: (1) Sofora, Nortel, Telecom Argentina and Telecom Personal’s respective net worths and Allowed Distributions; (2) that Nortel and Sofora’s assets consist almost exclusively of their direct and indirect investment in Telecom Argentina, except for the Distributable Net Amounts; (3) neither Sofora nor Nortel have financial debt or other relevant liabilities other than their respective offices’ rents, professional fees, salaries and social security contributions and other expenses arising from their ordinary course of business and payment of Income Tax and other taxes; (4) because the Reorganization will cause Sofora’s dissolution, the Shares to Be Distributed shall not be delivered to Sofora. Instead they shall be directly delivered to the holder of Sofora’s F Shares of Common Stock, which shall be its only holder of shares of common stock, since Sofora’s W Shares of Common Stock are subject to amortization and cancellation that shall be concluded before the Reorganization Effectiveness Date; (5) the historic lack of liquidity and the absence of vote rights of Nortel B Preferred Shares; (6) the fact that, historically, such lack of liquidity and voting rights has caused Nortel’s B Preferred Shares to have a market price significantly lower than the value of Nortel’s shareholding in Telecom Argentina and its economic rights vis a vis the market price of Telecom Argentina’s Class B Shares in the New York Stock Exchange. This difference in price has been of an average of 38.29 % during the last five years, and 28.71% during the last year. Therefore, it was considered reasonable to fix a Nortel’s Preferred B Share distribution ratio that reflects a 25% discount on such preferred shares’ current economic rights, and deliver Telecom Argentina Class B Shares to the holders of Nortel’s Preferred B Shares in proportion to their economic rights newly adjusted by the above mentioned discount; and (7) the valuation report prepared by the Participating Companies’ working team on Telecom Argentina, Telecom Personal and the relative discount of Nortel’s Preferred B Shares for purposes of determining the reasonableness of the Share distribution ratios and the Market Price.

Annex II - Page 12

As a consequence of the share distribution ratios abovementioned, after the reorganization’s effect and the conversion of Class A shares to Class B shares, Capital Stock is composed of 340,994,852 Class A Shares, of 643,151,378 Class B Shares (of which 15,221,373 remain as treasury shares) and of 234,748 Class C Shares.

NOTE 6 — PRO FORMA INFORMATION ON TELECOM ARGENTINA´S EQUITY AS SURVIVING COMPANY

The following is the pro forma information on the estimated Telecom Argentina´s equity as Surviving company as of the Reorganization Effectiveness Date, starting on the figures included in these special-purpose combined financial statements as of December 31, 2016 plus/minus the relevant matters occurred after such date which affected the financial position and certain estimated operations that will occur until the Reorganization Effectiveness Date:

	Total Equity as of December 31, 2016	Amortization of Sofora´s shares (b)	Estimated operations until the Reorganization Effectiveness Date (c)	Total

Capital Stock — Outstanding shares	969	—	—	969
Inflation adjustment of capital stock — Outstanding shares	2,646	—	—	2,646
Capital Stock — Treasury shares	15	—	—	15
Inflation adjustment of capital stock — Treasury shares	42	—	—	42
Treasury shares acquisition cost/Subsidiary´s treasury shares acquisition cost	(461)	—	—	(461)
Legal reserve	734	—	—	734
Special reserve for IFRS implementation	351	—	—	351
Voluntary reserve for capital investments	3,191	—	—	3,191
Voluntary reserve for future investments/working capital financing	2,904	—	—	2,904
Voluntary reserve for future dividends payments	4,272	—	—	4,272
Reserve for specific uses related to the Reorganization	405	(141)	(264)	—
Other comprehensive results	698	—	—	698
Retained earnings	3,975	—	—	3,975
TOTAL EQUITY	(a) 19,741	(141)	(264)	19,336

(a)         See special-purpose combined statement of financial position as of December 31, 2016.

(b)         See Note 1 to these special-purpose combined financial statements.

(c)          Correspond to the estimated costs resulting from the management and administration of Nortel and Sofora until the Reorganization Effectiveness Date (approximately $28 million), the profits for the sale of Nortel´s holding in Telecom Personal (approximately $3 million) and the estimated dividends to be distributed by Nortel and Sofora until the Reorganization Effectiveness Date (approximately $239 million).

Mariano Ibáñez
Chairman of the Board of Directors

Annex II - Page 13

Annex III

Methodology of calculation of the share distribution ratios.

Telecom Argentina Annex III Prelim. Reorg. Agmt.. Telecom Argentina Merger of Sofora, Nortel, Telecom Argentina and Telecom Annex III Personal Buenos Aires, March 31, 2017 Strictly Confidential 1

Telecom Argentina
Annex III
Prelim. Reorg. Agmt..

Telecom Argentina

Merger of Sofora, Nortel, Telecom Argentina and Telecom Personal

Annex III

Buenos Aires, March 31, 2017

Annex III - Page 1

Strictly Confidential

Telecom Argentina Annex III Prelim. Reorg. Agmt.. Telecom Argentina Group –Preferred B Shares Distribution Ratio The Preferred B Shares are traded on the NYSE with a significant discount to the value they should have, based on the market price of the Telecom Class B Shares, Nortel's stake in TA (55.6%) and the rights to Dividends they are entitled to: In this sense, the offer to the Preferred B Shareholders is based on considering a of its historical discount of 25% on their dividend rights (a lower discount to that performance), by giving them Telecom Class B Shares that are more liquid and have voting rights. 2

Telecom Argentina
Annex III
Prelim. Reorg. Agmt..

Telecom Argentina Group –Preferred B Shares Distribution Ratio

1.500
1.000
500
0
USD MM
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
% Discount
Mkt Cap Series B Preferred (P*Q*20)
Value of Series B Preferred NTL (in function of TEO)
Discount Ratio
25% Discount
Average Discount - 5 years: 38,29%
Average Discount - last year : 28,71%
20/3/2012
20/3/2013
20/3/2014
20/3/2015
20/3/2016
20/3/2017

Annex III - Page 2

Telecom Argentina Annex III Prelim. Reorg. Agmt.. Telecom Argentina Nortel Shares Group – Distribution Ratio Telecom Shares to be delivered to Nortel Shareholders Nortel Common Class A Class B Preferred B Class A converted to Class B Class B 340.994.852 340.994.852 - 197.871.855 161.039.447 36.832.408 Common Preferred B 5.330.400 1.470.455 78,3784% 21,6216% Total 6.800.855 100,0000% Nortel Shareholders' right on Telecom Argentina Dividends Distribution of Telecom Shares based of New % of right to Dividends Exchange rate (25%) New % of right to Dividends Current % of right to Dividends Nortel Common 51,04% 12,24% 63,28% 340.994.852 Fintech Shares in Sofora 298.997.360 Preferred B 48,96% -12,24% 36,72% 197.871.855 Total 100,00% 0,00% 100,00% 538.866.707 Benefit to Preferred B Shares (1) Per Share (in U$S) For Total Shares (in Million of U$S) 1.470.455 21,6216% 48,96% 735,91 4.091,17 4,22 Preferred B Shares in Nortel Preferred B Shares Voting right Right to Dividends Nortel Market Capitalization 1 1.470.455 1/2/17 to 03/20/17 (a) 500,46 Telecom Market Capitalization 1/2/17 to 03/20/17 Telecom Class B share price (c) Theoretical Nortel Market Capitalization - based on Dividend rights 1/2/17 to 03/20/17-(b) Preferred B Shares Discount 1/2/17 to 03/20/17 (a)/(b) Distribution Ratio 1 Nortel = 134,565053 Telecom Shares (d Nortel Share Value after exchange (e ) = (c )*(d) Premiun Value received (e) /(a) 4,22 757,40 -33,92% 134,565053 568,05 13,504% 1.113,72 -33,92% 134,565053 835,29 13,504% 3 (1) The price source of the shares of Nortel and Telecom in U$S is the NYSE Preferred B Share Distribution Ratio134,565053 Ordinary Distribution Ratio1,14046108

Telecom Argentina
Annex III
Prelim. Reorg. Agmt..

Telecom Argentina Group – Distribution Ratio

Nortel Shares

Common	5.330.400	78,3784%
Preferred B	1.470.455	21,6216%
Total	**6.800.855**	**100,0000%**

Nortel Shareholders' right on Telecom Argentina Dividends

Benefit to Preferred B Shares (1)

	Per Share (in U$S)	For Total Shares (in Million of U$S)
Preferred B Shares	1	1.470.455
Voting right		21,6216%
Right to Dividends		48,96%
Nortel Market Capitalization 1/2/17 to 03/20/17 (a)	**500,46**	**735,91**
Telecom Market Capitalization 1/2/17 to 03/20/17		4.091,17
Telecom Class B share price (c)	4,22	4,22
Theoretical Nortel Market Capitalization - based on Dividend rights 1/2/17 to 03/20/17- (b)	757,40	1.113,72
Preferred B Shares Discount 1/2/17 to 03/20/17 (a)/(b)	-33,92%	-33,92%
Distribution Ratio 1 Nortel = 134,565053 Telecom Shares (d	134,565053	134,565053
Nortel Share Value after exchange (e) = (c)*(d)	**568,05**	**835,29**
Premiun Value received (e) /(a)	**13,504%**	**13,504%**

Telecom Shares to be delivered to Nortel Shareholders

Nortel Common	**340.994.852**
Class A	340.994.852
Class B	-
Preferred B	**197.871.855**
Class A converted to Class B	161.039.447
Class B	36.832.408

Fintech Shares in Sofora	**298.997.360**
Ordinary Distribution Ratio	**1,14046108**
Preferred B Shares in Nortel	**1.470.455**
Preferred B Share Distribution Ratio	**134,565053**

Annex III - Page 3

Telecom Argentina Annex III Prelim. Reorg. Agmt.. Telecom Argentina Group – Current and Future Shareholder Structure Current shareholders' structure of TELECOM ARGENTINA Future shareholders' structure of TELECOM ARGENTINA Amount % Amount % Quantity % Quantity % Nortel Common (1) Series B Preferred (1) Minority Class B Class C Fintech Telecom LLC Common Class A Class B Preferred B Class A Converted to Class B Class B Minority Class B Class C 275.037.567 263.829.140 430.058.150 234.748 538.866.707 28,3790% 27,2225% 44,3743% 0,0242% 55,6014% 340.994.852 340.994.852 35,1846% 35,1846% 430.058.150 234.748 44,3743% 0,0242% 161.039.447 36.832.408 430.058.150 234.748 161.039.447 36.832.408 430.058.150 234.748 16,6164% 3,8004% 44,3743% 0,0242% 16,6164% 3,8004% 44,3743% 0,0242% Outstanding shares 969.159.605 969.159.605 100,0000% 100,0000% Treasury shares 15.221.373 15.221.373 Total Shares Issued 984.380.978 984.380.978 Outstanding shares 969.159.605 969.159.605 100,0000% 100,0000% Treasury shares 15.221.373 15.221.373 Total Shares Issued 984.380.978 984.380.978 (1) Distribution based on the percentage of dividend rights of each class 4 Right to Dividend Voting Right Right to Dividends Voting Right

Telecom Argentina
Annex III
Prelim. Reorg. Agmt..

Telecom Argentina Group – Current and Future Shareholder Structure

Current shareholders' structure of TELECOM ARGENTINA

	Right to Dividends		Voting Right	
	Amount	**%**	**Amount**	**%**
Nortel				
Common (1)	275.037.567	28,3790%	538.866.707	55,6014%
Series B Preferred (1)	263.829.140	27,2225%		
Minority Class B	430.058.150	44,3743%	430.058.150	44,3743%
Class C	234.748	0,0242%	234.748	0,0242%
Outstanding shares	**969.159.605**	**100,0000%**	**969.159.605**	**100,0000%**
Treasury shares	15.221.373		15.221.373	
Total Shares Issued	**984.380.978**		**984.380.978**	

Future shareholders' structure of TELECOM ARGENTINA

	Right to Dividend		Voting Right	
	Quantity	**%**	**Quantity**	**%**
Fintech Telecom LLC				
Common				
Class A	340.994.852	35,1846%	340.994.852	35,1846%
Class B				
Preferred B				
Class A Converted to Class B	161.039.447	16,6164%	161.039.447	16,6164%
Class B	36.832.408	3,8004%	36.832.408	3,8004%
Minority Class B	430.058.150	44,3743%	430.058.150	44,3743%
Class C	234.748	0,0242%	234.748	0,0242%
Outstanding shares	**969.159.605**	**100,0000%**	**969.159.605**	**100,0000%**
Treasury shares	15.221.373		15.221.373	
Total Shares Issued	**984.380.978**		**984.380.978**	

Annex III - Page 4

Annex IV

Reasons and Economic and Financial Consequences of the Reorganization.

ANNEX IV TO THE PRELIMINARY REORGANIZATION AGREEMENT

Reasons and Economic and Financial Consequences

of the Reorganization

The corporate reorganization is made with the purpose of obtaining significant operative and economic advantages in connection with (i) achieving a higher operative efficiency, (ii) an optimized use of available resources and (iii) taking advantage of, and unifying, the company’s technical, administrative and financial structures. It is also made to avoid the relating additional costs, derived from the existence of differential operative procedures and from different legal entities corporate governance and internal audit structures. In addition, the reorganization will allow the implementation of policies, strategies and objectives from a services’ converging perspective.

The national and international trend of telecommunications and media services is their convergence. This means that the transmission of voice, data, sound and image, both fixed and wireless, converge towards a sole platform to provide such services to clients.

To achieve this objective, it is necessary to develop and execute business plans consistent with a converging vision of operative and commercial platforms, network platforms and clients platforms.

During Fiscal Year 2016, the Telecom Group defined its strategic vision of “being the leading company in solutions and services of converging connectivity with an agile structure centered in our clients”

To implement the above-mentioned strategy, it is essential to develop new ways of work, by projects or by initiatives, where work in multidisciplinary teams will be necessary to carry out the Telecom Group’s operation. For that purpose, it is necessary to simplify the corporate structure of the Telecom Group. Among other actions, this is intended to turn the transformation process into a competitive advantage sustainable in time.

The technological convergence creates operative needs to face the market’s current and new challenges, which will be more efficiently satisfied with a merged corporate structure.

Likewise, the regulatory framework has incorporated the “convergence” concept, which makes it necessary to develop new services and offers under a sole structure, with a cost/benefit efficient equation, thus ensuring rentability to the shareholders and contributing advantages in the quality of the services provided to the different clients’ segments.

Based on the foregoing, it is our intention that the Reorganization have the following economic financial consequences: i) the shareholdings of the current minority

Annex IV - Page 1

shareholders of Telecom Argentina will not be affected, since all the assets and liabilities of the Absorbed Companies shall be incorporated without any Distributable Net Amounts being capitalized; therefore, the minority shareholders will not be diluted; ii) the liquidity of Telecom Argentina’s Class B Shares in the securities markets is expected to increase, since more Telecom Argentina’s Class B Shares will enter the market resulting from Nortel’s Share Distribution Ratio, as a consequence of their exchange for Nortel’s Preferred B Shares and the conversion of Telecom Argentina’s Class A Shares taken into account in such Distribution Ratio; iii) the dividend flow to all shareholders will be direct, as a result of the dissolution without liquidation of Nortel, Sofora and Telecom Personal; iv) savings in the item Fees and other related costs are foreseeable due to the elimination of multiple boards of directors, supervisory committees, audit committees and other corporate governance structures; v) operations shall be carried out by Telecom Argentina in a unified way and services shall be provided by a sole company, with the intention of improving the competitive position of the Company, in its operative efficiency; in the quality of the services and in customer care, resulting from the expected convergence of services; vi) it is expected to achieve other synergies and cost savings from the convergence of operations and the simplification of operative processes, and vii) the consolidation of the common guaranty of the Telecom Group’s creditors in Telecom Argentina, improving its creditworthiness and enhancing the financial alternatives for its operations.

Annex IV - Page 2

Annex V

Amendments to the Bylaws of Telecom Argentina.

Current Text	Project of Amendment

Section Four: Changes in corporate capital as they arise from increases filed with the Public Registry of Commerce are shown in a note to the Financial Statements of the Company. Such note accounts for changes in capital during the last three (3) fiscal years, payment thereof and the capital amount authorized for public offer.

Section Four: Changes in corporate capital as they arise from increases filed with the Public Registry of Commerce are shown in a note to the Financial Statements of the Company. Such note accounts for changes in capital during the last three (3) fiscal years, payment thereof and the capital amount authorized for public offer.

The corporate capital is represented by Class “A”, “B” and “C” shares of common stock, all in book-entry form, with a par value of ONE PESO each and entitled to one vote per share.	The corporate capital is represented by Class “A”, “B” and “C” shares of common stock, all in book-entry form, with a par value of ONE PESO each and entitled to one vote per share.

Shares of one Class may be converted into another Classof wich integrate the corporate capital if so decided by the relevant shareholders’ meetings. Any decision to increase the corporate capital must be executed under a public deed or a private instrument, as the relevant meeting may decide, and filed with the Public Registry of Commerce.

Class “A”; Class “B” and Class “C” shares of common stock are convertible into shares of common stock of another Class with equal political and economic rights, at a ratio of one to one, at any time, by demand of the holder of one or more shares of common stock who wishes to convert them into another class, through a notice addressed to the Board of Directors. For such purpose, the following procedure shall apply: (i) the registered shareholder shall deliver to the Board of Directors a notice including, in the case of an individual, his/her first and last names, ID number, real domicile and special domicile, and in the case of legal entities, its complete legal name, real domicile and special domicile, and in both cases, if applicable, its tax payer identification number and the number of Class “A”, Class “B” or Class “C” shares of common stock, as the case may be, held by such shareholder as of that moment, the number of shares which conversion is requested, and the balance of shares of common stock of that Class which such shareholder would hold once the conversion transaction is finished. The request shall be signed by the registered shareholder or the registered shareholder’s representative authorized by a letter certified by a bank or a Notary Public. Such request shall constitute an irrevocable instruction for the Board of Directors to follow the procedure set forth in this Section Four until the shares’ exchange, which shall be definitive; (ii) such request shall remain on hold if it is submitted once a call to a shareholders’ meeting of the Company has been published, in which case the conversion request shall be considered following such shareholders meeting; (iii) at its first meeting following receipt of the conversion request, the Board of Directors shall pass a resolution on such request and shall notify the new capital structure to the applicable controlling authority; (iv) the Board of Directors shall immediately request Caja de Valores S.A., which is in charge of the Company’s StockRegistry, to lock the shares, and shall

Annex V - Page 1

notify the conversion to the Comisión Nacional de Valores (“CNV”) and the Bolsa de Comercio de Buenos Aires (“BCBA”) so that they may grant the authorization of public offering transfer and listing transfer, respectively; and (v) once the authorizations are obtained, Caja de Valores S.A. shall register the shares conversion in the Company’s Stock Registry.

Section Five: Shares of common stock to be issued in the future shall be Class “A”, “B” and “C” book-entry shares, having the same characteristics as those already issued and observing the laws and regulations in force. In any issue of shares of common stock, the proportion existing between Class “A”, “B” and “C” shares at the time of holding the Shareholders’ Meeting that provides for such issue shall be maintained, except if the meeting decides to act in accordance with the second paragraph of section 194 of Law 19,550. The Meeting may also decide on the issue of book-entry preferred shares. Preferred shares shall be entitled to preferred payment of their dividend, whether cumulative or not, according to their terms of issue and may also receive an additional share in the profits and/or be subject to early redemption, at the option of the company and under the terms set forth upon their issue.

Section Five: Shares of common stock to be issued in the future shall be Class “A”, “B” and “C” book-entry shares, having the same characteristics as those already issued and observing the laws and regulations in force. In any issue of shares of common stock, the proportion existing between Class “A”, “B” and “C” shares at the time of holding the Shareholders’ Meeting that provides for such issue shall be maintained, except if the meeting decides to act in accordance with the second paragraph of section 194 of Law 19,550. The Meeting may also decide on the issue of book-entry preferred shares. Preferred shares shall be entitled to preferred payment of their dividend, whether cumulative or not, according to their terms of issue and may also receive an additional share in the profits and/or be subject to early redemption, at the option of the company and under the terms set forth upon their issue.

The Extraordinary Shareholders’ Meeting may approve the issuance of dividend certificates (“bonos de goce”) pursuant to Section 228 of Law No. 19,550 and the terms of these bylaws, which dividend certificates shall have the rights granted to them herein and in their terms and conditions of issuance. The Extraordinary Shareholders’ Meeting may also decide the total or partial amortization of any paid in shares, pursuant to Section 223 of Law No. 19,550 and, in case of total

Annex V - Page 2

amortization of shares, the Company shall issue dividend certificates in favor of the holders of totally amortized shares, pursuant to Section 228 of Law No. 19,550 and the terms of these bylaws. If the amortization of shares is made with the consent of the holder of such shares, no raffle or pro rata basis for its implementation will be necessary. In addition, if the Extraordinary Shareholders’ Meeting approves the creation of an unavailable reserve with liquid and realized profits for an amount equal to the par value of the shares to be cancelled, then the Extraordinary Shareholders Meeting may decide that no capital reduction is necessary and that the shares that remain outstanding may increase their par value so that they may represent by themselves in the aggregate the Company’s capital stock. The Extraordinary Shareholders’ Meeting shall determine the terms and conditions of issuance of any dividend certificates that it may decide to issue, including the determination of a maximum amount of dividends to be earned during their term of duration, their term of duration, and the terms and conditions of payment, including their payment currency and the protections that the shareholders’ meeting may provide for the receipt of such dividends in the applicable currency. Such dividends may be fixed, variable, eventual or contingent on any event that the shareholders’meeting may determine, or any combination of the above, with or without a preference or priority with respect to dividends to be earned by one or more classes of shares of the Company. The dividend certificates may be issued as certificated securities or book-entry securities, and they shall be registered and non-endorsable. The Company shall be in charge of the registration of (i) the ownership of the dividend certificates and (ii) the dividend payments made to them. The dividend certificates may be totally o partially redeemable at the Company’s exclusive option and pursuant to the terms and conditions to be set forth by the Extraordinary Shareholders’ Meeting for such purpose. The Extraordinary Shareholders’ Meeting shall also determine the rights that may correspond to each class of dividend certificates with respect to the Company’s liquidation proceeds, including the right of preference or priority in the liquidation proceeds vis a vis one or more classes of shares of the Company, once the par value of such class or classes of shares is reimbursed. Once the dividend corresponding to the dividend certificates is received, the dividend certificates shall have no right to participate in any other payment or

Annex V - Page 3

distribution to be made by the Company, during its normal course of business or at its liquidation. The dividend certificates shall have no right to any liquidation proceeds, liquidation dividend or similar if the Company is dissolved as a result of being merged into another company that will become its successor, without detriment to the right of the dividend certificates to receive dividends pursuant to their terms and conditions of issuance. The Extraordinary Shareholders’ Meeting that decides the amortization of shares and the issuance of dividend certificates pursuant to the terms of Section 228 of Law No. 19,550, may authorize the Board of Directors to issue any kind of dividend certificate pursuant to the terms and conditions that such Shareholders’ Meeting may determine. Neither the dividend certificates nor their holders shall have any preemptive right or right of accrual, nor any right to subscribe new shares of any class or any dividend or participation certificates.

Section Nine: Transfer of “Class A” shares and of pre-emptive rights relating thereto shall be subject to the prior authorization of the competent authority. The company shall not acknowledge any transfer of “Class A” shares or their pre-emptive rights without such authorization.

It is proposed that this Section be eliminated effective as of the date on which the Argentine Communications Entity (Ente Nacional de Comunicaciones or “ENACOM”) authorizes the dissolution of Nortel Inversora S.A. (“Nortel”) resulting from the Reorganization and the distribution of a portion of Telecom Argentina’s Class “A” Shares to the holders of Preferred B Shares of Nortel through their conversion into Telecom Argentina’s Class “B” Shares pursuant to the terms of the Preliminary Reorganization Agreement.

Annex V - Page 4

ANNEX B

SOFORA TELECOMUNICACIONES S.A.

Consolidated Financial Statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014

Alicia Moreau de Justo 50

(1107) Ciudad Autónoma de Buenos Aires

Argentina

$: Argentine peso

US$: US dollar

$15.89 = US$1 as of December 31, 2016

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Sofora Telecomunicaciones S.A.

In our opinion, the accompanying consolidated statements of financial position, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows present fairly, in all material respects, the financial position of Sofora Telecomunicaciones S.A. and its subsidiaries (the “Company”) at December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Buenos Aires, Argentina

March 8, 2017

PRICE WATERHOUSE & CO. S.R.L.

By	/s/ Marcelo D. Pfaff
(Partner)
Marcelo D. Pfaff

SOFORA TELECOMUNICACIONES S.A.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In millions of Argentine pesos)

		As of December 31,
ASSETS	Note	2016	2015
Current Assets
Cash and cash equivalents	4	4,314	1,374
Investments	4	1,844	1,510
Trade receivables	5	7,577	5,663
Other receivables	6	1,014	1,371
Inventories	7	1,278	2,193
Total current assets		16,027	12,111
Non-Current Assets
Trade receivables	5	208	481
Other receivables	6	362	272
Income tax assets	14	680	265
Investments	4	347	333
Property, plant and equipment	8	23,165	17,963
Intangible assets	9	7,592	7,659
Total non-current assets		32,354	26,973
TOTAL ASSETS		48,381	39,084
LIABILITIES
Current Liabilities
Trade payables	10	8,981	9,874
Deferred revenues	11	443	477
Financial debt	12	3,266	3,458
Salaries and social security payables	13	1,611	1,262
Income tax payables	14	767	472
Other taxes payables	15	1,149	1,189
Dividends payables	4.b	—	83
Other liabilities	16	83	62
Provisions	17	271	207
Total current liabilities		16,571	17,084
Non-Current Liabilities
Trade payables	10	152	52
Deferred revenues	11	445	457
Financial debt	12	8,646	1,449
Salaries and social security payables	13	184	157
Deferred income tax liabilities	14	571	578
Income tax payables	14	7	10
Other liabilities	16	170	101
Provisions	17	1,352	1,165
Total non-current liabilities		11,527	3,969
TOTAL LIABILITIES		28,098	21,053
EQUITY
Equity attributable to Sofora (Controlling Company)		5,870	5,280
Equity attributable to non-controlling interest		14,413	12,751
TOTAL EQUITY(See Consolidated Statements of Changes in Equity)	19	20,283	18,031
TOTAL LIABILITIES AND EQUITY		48,381	39,084

The accompanying notes are an integral part of these consolidated financial statements.

SOFORA TELECOMUNICACIONES S.A.

CONSOLIDATED INCOME STATEMENTS

(In millions of Argentine pesos, except per share data in Argentine pesos)

		For the years ended December 31,
	Note	2016	2015	2014
Revenues	21	53,240	40,496	33,341
Other income	21	82	43	47
Total revenues and other income		53,322	40,539	33,388
Employee benefit expenses and severance payments	13	(9,807)	(7,258)	(5,595)
Interconnection costs and other telecommunication charges	22	(2,553)	(2,170)	(2,074)
Fees for services, maintenance, materials and supplies	22	(5,037)	(3,932)	(3,344)
Taxes and fees with the Regulatory Authority	22	(5,146)	(3,958)	(3,309)
Commissions	22	(3,849)	(3,193)	(2,494)
Cost of equipments and handsets	7	(6,188)	(4,595)	(4,143)
Advertising	22	(874)	(814)	(792)
Cost of VAS	22	(1,499)	(1,256)	(936)
Provisions	17	(187)	(113)	(84)
Bad debt expenses	5	(1,228)	(564)	(424)
Other operating expenses	22	(2,593)	(1,855)	(1,519)
Depreciation and amortization	22	(6,198)	(4,438)	(3,243)
Impairment of PP&E	22	(383)	(199)	(16)
Operating income	23	7,780	6,194	5,415
Finance income	24	1,142	1,273	1,544
Finance expenses	24	(3,251)	(2,237)	(1,207)
Income before income tax expense		5,671	5,230	5,752
Income tax expense	14	(1,639)	(1,744)	(1,990)
Net income for the year		4,032	3,486	3,762

Attributable to:
Sofora (Controlling Company)		1,164	1,017	1,077
Non-controlling interest		2,868	2,469	2,685
		4,032	3,486	3,762
Earnings per share attributable to Sofora - basic and diluted	25	2.64	2.31	2.45

The accompanying notes are an integral part of these consolidated financial statements.

SOFORA TELECOMUNICACIONES S.A.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In millions of Argentine pesos)

	For the years ended December 31,
	2016	2015	2014

Net income for the year	4,032	3,486	3,762

Other components of the Statements of Comprehensive Income
Will be reclassified subsequently to profit or loss
Currency translation adjustments (no effect on Income Tax)	288	245	227
Subsidiaries’ NDF effects classified as hedges (Note 20)	(9)	8	—
Will not be reclassified subsequently to profit or loss
Actuarial results (Notes 3.l and 16)	(24)	7	24
Tax effect	8	(3)	(8)
Other components of the comprehensive income, net of tax	263	257	243

Total comprehensive income for the year	4,295	3,743	4,005

Attributable to:
Sofora (Controlling Company)	1,211	1,067	1,124
Non-controlling interest	3,084	2,676	2,881
	4,295	3,743	4,005

The accompanying notes are an integral part of these consolidated financial statements.

SOFORA TELECOMUNICACIONES S.A.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In millions of Argentine pesos)

	Equity attributable to Sofora (Controlling Company)
	Capital stock (1)	Subsidiary’s treasury shares acquisition effect (2)	Legal reserve	Voluntary reserve for future dividends payments	Other comprehensive results	Retained earnings	Total	Equity attributable to non-controlling interest	Total Equity

Balances as of January 1, 2014	440	(79)	99	2,216	52	875	3,603	8,732	12,335

Provisions of the Ordinary Shareholders’ Meeting held on April 11, 2014
Dividends (Note 4)	—	—	—	—	—	(234)	(234)	—	(234)
Voluntary reserve for future dividends payments	—	—	—	641	—	(641)	—	—	—
Dividends of Telecom Argentina (3)	—	—	—	—	—	—	—	(534)	(534)
Dividends of Núcleo (4)	—	—	—	—	—	—	—	(52)	(52)
Dividends of Nortel (5)	—	—	—	—	—	—	—	(163)	(163)
Dividends of Nortel (6)	—	—	—	—	—	—	—	(106)	(106)
Comprehensive income:
Net income for the year	—	—	—	—	—	1,077	1,077	2,685	3,762
Other comprehensive income	—	—	—	—	47	—	47	196	243
Total Comprehensive Income	—	—	—	—	47	1,077	1,124	2,881	4,005
Balances as of December 31, 2014	440	(79)	99	2,857	99	1,077	4,493	(10) 10,758	15,251
Provisions of the Ordinary Shareholders’ Meeting held on April 16, 2015
Dividends (Note 4)	—	—	—	—	—	(280)	(280)	—	(280)
Voluntary reserve for future dividends payments	—	—	—	797	—	(797)	—	—	—
Dividends of Telecom Argentina (7)	—	—	—	—	—	—	—	(357)	(357)
Dividends of Núcleo (8)	—	—	—	—	—	—	—	(47)	(47)
Dividends of Nortel (9)	—	—	—	—	—	—	—	(279)	(279)
Comprehensive income:
Net income for the year	—	—	—	—	—	1,017	1,017	2,469	3,486
Other comprehensive income	—	—	—	—	50	—	50	207	257
Total Comprehensive Income	—	—	—	—	50	1,017	1,067	2,676	3,743
Balances as of December 31, 2015	440	(79)	99	3,654	149	1,017	5,280	(10) 12,751	18,031

(1) As of December 31, 2015 and 2014 all ordinary shares (439,702,000) were issued and fully paid.

(2) See Note 3 - Significant accounting policies.

(3) As approved by Telecom Argentina’s Ordinary Shareholders’ Meeting held on May 21, 2014 (second tranche).

(4) As approved by Núcleo’s Ordinary Shareholders’ Meeting held on March 28, 2014.

(5) As approved by Nortel´s Board of Directors’ Meeting held on May 28, 2014.

(6) As approved by Nortel´s Board of Directors’ Meeting held on October 10, 2014.

(7) As approved by Telecom Argentina’s Ordinary Shareholders’ Meeting held on April 29, 2015.

(8) As approved by Núcleo’s Ordinary Shareholders’ Meeting held on March 26, 2015 and Núcleo’s Board of Directors’ Meeting held on December 17, 2015.

(9) As approved by Nortel´s Board of Directors’ Meeting held on May 18, 2015.

(10) Equity attributable to non-controlling interest as of December 31, 2015 and 2014 is as follows:

	December 31,
	2015	2014
ABC Telecomunicaciones (32.5% Núcleo’s shares)	416	351
Telecom Argentina’s non-controlling interest (44.40% of shares)	7,632	6,400
Nortel’s non-controlling interest (48.96% of Class “B” Preferred Shares)	4,703	4,007
	12,751	10,758

The accompanying notes are an integral part of these consolidated financial statements.

SOFORA TELECOMUNICACIONES S.A.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In millions of Argentine pesos)

	Equity attributable to Sofora (Controlling Company)
	Capital stock (1)	Subsidiary’s treasury shares acquisition effect (2)	Legal reserve	Voluntary reserve for future dividends payments	Other comprehensive results	Retained earnings	Total	Equity attributable to non-controlling interest	Total Equity
Balances as of January 1st, 2016	440	(79)	99	3,654	149	1,017	5,280	(7) 12,751	18,031

Provisions of the Ordinary Shareholders’ Meeting held on May 16, 2016
Dividends (Note 4)	—	—	—	—	—	(340)	(340)	—	(340)
Voluntary reserve for future dividends payments	—	—	—	677	—	(677)	—	—	—
Dividends in advance (Note 4)	—	—	—	—	—	(281)	(281)	—	(281)
Dividends of Telecom Argentina (3)	—	—	—	—	—	—	—	(888)	(888)
Dividends of Nortel (4)	—	—	—	—	—	—	—	(186)	(186)
Dividends of Nortel (5)	—	—	—	—	—	—	—	(84)	(84)
Dividends in advance of Nortel (6)	—	—	—	—	—	—	—	(264)	(264)
Comprehensive income:
Net income for the year	—	—	—	—	—	1,164	1,164	2,868	4,032
Other comprehensive income	—	—	—	—	47	—	47	216	263
Total Comprehensive Income	—	—	—	—	47	1,164	1,211	3,084	4,295
Balances as of December 31, 2016	440	(79)	99	4,331	196	883	5,870	(7) 14,413	20,283

(1) As of December 31, 2016 and 2015 all ordinary shares (439,702,000) were issued and fully paid.

(2) See Note 3 - Significant accounting policies.

(3) As approved by the Telecom Argentina´s Ordinary Shareholders’ Meeting held on April 29, 2016.

(4) As approved by Nortel´s Board of Directors’ Meeting held on April 29, 2016.

(5) As approved by Nortel´s Board of Directors’ Meeting held on August 9, 2016.

(6) As approved by Nortel´s Board of Directors’ Meeting held on October 24, 2016.

(7) Equity attributable to non-controlling interest as of December 31, 2016 is as follows:

December 31,
2016
ABC Telecomunicaciones (32.5% Núcleo’s shares)	542
Telecom Argentina’s non-controlling interest (44.40% of shares)	8,584
Nortel’s non-controlling interest (48.96% of Class “B” Preferred Shares)	5,287
14,413

The accompanying notes are an integral part of these consolidated financial statements.

SOFORA TELECOMUNICACIONES S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions of Argentine pesos)

		For the years ended December 31,
	Note	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the year		4,032	3,486	3,762
Adjustments to reconcile net income to net cash flows provided by operating activities
Bad debt expenses	5	1,228	564	424
Allowance for obsolescence of inventories, materials and other		77	72	88
Depreciation of property, plant and equipment	22	4,358	3,046	2,389
Amortization of intangible assets	9	1,840	1,392	854
Consumption of materials	8	507	294	227
Gain on disposal of property, plant and equipment	21/22	(17)	(31)	(9)
Impairment of property, plant and equipment	22	383	230	25
Net book value of property, plant and equipment		21	35	45
Provisions	17	187	113	84
Other financial results		1,686	351	(9)
Income tax expense	14	1,639	1,744	1,990
Income tax paid	4.b	(1,758)	(1,632)	(2,277)
Net increase in assets	4.b	(1,663)	(4,646)	(1,857)
Net increase (decrease) in liabilities	4.b	(1,180)	1,891	38
Total cash flows provided by operating activities	4.b	11,340	6,909	5,774
CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment acquisitions	4.b	(9,541)	(5,148)	(4,895)
3G/4G licenses acquisitions	4.b	—	(2,256)	(3,091)
Other intangible asset acquisitions	4.b	(1,798)	(1,310)	(1,118)
Proceeds from the sale of property, plant and equipment		19	39	17
Investments not considered as cash and cash equivalents	4.b	(14)	(1,058)	(339)
Total cash flows used in investing activities		(11,334)	(9,733)	(9,426)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from financial debt	4.b	9,337	4,301	—
Payment of financial debt	4.b	(2,943)	(31)	(14)
Payment of interests and related expenses	4.b	(1,573)	(471)	(29)
Cash dividends paid by Sofora	4.b	(704)	(197)	(234)
Cash dividends and related withholding tax paid by non-controlling interest	4.b	(1,422)	(681)	(922)
Total cash flows provided by (used in) financing activities		2,695	2,921	(1,199)

NET FOREIGN EXCHANGE DIFFERENCES ON CASH AND CASH EQUIVALENTS		239	80	508

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		2,940	177	(4,343)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR		1,374	1,197	5,540
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR		4,314	1,374	1,197

See Note 4.b for additional information on the consolidated statements of cash flows.

The accompanying notes are an integral part of these consolidated financial statements.

Glossary of terms

The following explanations are not intended as technical definitions, but to assist the general reader to understand certain terms as used in these consolidated financial statements.

AMBA (Área Metropolitana de Buenos Aires): the Metropolitan Area of Buenos Aires.

ADS: Telecom Argentina’s or Nortel’s American Depositary Share, listed on the New York Stock Exchange, each representing 5 Class B Shares.

ADSL (Asymmetric Digital Subscriber Line): A modem technology that converts existing twisted-pair telephone lines into access paths for multimedia and high-speed data communications.

BCBA (Bolsa de Comercio de Buenos Aires): The Buenos Aires Stock Exchange.

BCRA (Banco Central de la República Argentina): The Buenos Aires Central Bank.

CAPEX (Inversiones en bienes de capital): Capital expenditures.

CNC (Comisión Nacional de Comunicaciones): The Argentine National Communications Commission.

CNDC (Comisión Nacional de Defensa de la Competencia): Argentine Antitrust Commission.

CNV (Comisión Nacional de Valores): The Argentine National Securities Commission.

Company or Sofora: Sofora Telecomunicaciones S.A.

CONATEL (Comisión Nacional de Telecomunicaciones del Paraguay): The Regulatory Authority of Paraguay.

CPCECABA (Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires): The Professional Council of Economic Sciences of the City of Buenos Aires.

CPP: Calling Party Pays.

“Cuentas claras”: Under the “Cuentas claras” plans, a subscriber pays a set monthly bill and, once the contract minutes per month have been used, the subscriber can obtain additional credit by recharging the phone card through the prepaid system.

D&A: Depreciation and amortization.

DLD: Domestic long-distance.

ENARD (Ente Nacional de Alto Rendimiento Deportivo): National High Sport Performance Organization.

ENTel (Empresa Nacional de Telecomunicaciones): Argentine State Telecommunication Company, which was privatized in November, 1990.

FACPCE (Federación Argentina de Consejos Profesionales en Ciencias Económicas): Argentine Federation of Professional Councils of Economic Sciences.

FFSU or SU Fund (Fondo Fiduciario del Servicio Universal): Universal Service Fiduciary Fund

Fintech: Fintech Telecom LCC, Sofora’s parent company.

IAS:  International Accounting Standards.

IASB:  International Accounting Standards Board.

IDC (Impuesto a los débitos y créditos bancarios): Tax on deposits to and withdrawals from bank accounts.

IFRS:  International Financial Reporting Standards, as issued by the International Accounting Standards Board.

IGJ (Inspección General de Justicia): General Board of Corporations.

LAD (Ley Argentina Digital): Argentine Digital Law No. 27,078.

Lebacs (Letras del BCRA): Bonds issued by the BCRA.

LGS (Ley de General de Sociedades): Argentine Corporations Law No. 19,550 as amended. Since the enforcement of the new Civil and Commercial Code its name was changed to “General Corporations Law”.

Micro Sistemas: Micro Sistemas S.A.

NDF: Non-Deliverable Forward.

Nortel: Nortel Inversora S.A.

Núcleo: Núcleo S.A.

NYSE: New York Stock Exchange.

OCI: Other Comprehensive Income.

PCS: Personal Communications Service. A mobile communications service with systems that operate in a manner similar to cellular systems.

PEN: National Executive Power.

Personal:  Telecom Personal S.A.

PPP (Programa de Propiedad Participada): Share Ownership plan.

PP&E:  Property, plant and equipment.

Price Cap: rate regulation mechanism applied to determine rate discounts based on a formula made up by the U.S. Consumer Price Index and an efficiency factor. The mentioned factor was established initially in the List of Conditions and afterwards in different regulations by the SC.

Publicom: Publicom S.A.

Regulatory Authority: Previously, the SC and the CNC. Since the issuance of the Decree of Need and Urgency No.267/15, the Regulatory Authority is the National Communications Agency (ENACOM).

Roaming: a function that enables mobile subscribers to use the service on networks of operators other than the one with which they signed their initial contract. The roaming service is active when a mobile device is used in a foreign country (included in the GSM network).

RT:  Technical resolutions issued by the FACPCE.

RT 26: Technical resolution No. 26 issued by the FACPCE, amended by RT29 and RT43.

SAC:  Subscriber Acquisition Costs.

SBT (Servicio básico telefónico): Basic telephone service.

SC (Secretaría de Comunicaciones): The Argentine Secretary of Communications.

SEC: Securities and Exchange Commission of the United States of America.

SRMC (Servicio de Radiocomunicaciones Móvil Celular): Cellular Mobile Radiocommunications Service.

SMS: Short message systems.

Springville: Springville S.A. Personal sold its equity interest in Springville on February 19, 2014.

STM (Servicio de Telefonía Móvil): Mobile Telephone Service.

SU: The availability of Basic telephone service, or access to the public telephone network via different alternatives, at an affordable price to all persons within a country or specified area.

Telecom Argentina: Telecom Argentina S.A.

Telecom Group/Group: Telecom Argentina and its consolidated subsidiaries.

Telecom Italia Group: Telecom Italia S.p.A and its consolidated subsidiaries, except where referring to the Telecom Italia Group as Telecom Argentina’s operator in which case it means Telecom Italia S.p.A and Telecom Italia International, N.V.

Telecom USA: Telecom Argentina USA Inc.

Telco S.p.A.: A joint company made up of Assicurazioni Generali S.p.A., Intesa San Paolo S.p.A., Mediobanca S.p.A., Sintonia S.A. and Telefónica, S.A. (of Spain).

Telefónica: Telefónica de Argentina S.A.

TLRD (Terminación Llamada Red Destino): Termination charges from third parties’ wireless networks.

UNIREN (Unidad de Renegociación y Análisis de Contratos de Servicios Públicos): Renegotiation and Analysis of Contracts of Public Services Division.

US GAAP: United States of America Generally Accepted Accounting Principles.

VAS (Value-Added Services): Services that provide additional functionality to the basic transmission services offered by a telecommunications network such as SMS, Video streaming, Personal Video, Personal Cloud, M2M (Communication Machine to Machine), Social networks, Personal Messenger, Contents and Entertainment (content and text subscriptions, games, music ringtones, wallpaper, screensavers, etc), MMS (Mobile Multimedia Services) and Voice Mail, among others.

Note 1 — Description of business of the Company, Nortel and the Telecom Group and basis of preparation of the consolidated financial statements

a)             The Company, Nortel and the Telecom Group operations

The purpose of the Company, whether on its own account, on behalf of or associated with third parties, is to invest in other companies, excluding operations Included in the Financial Entities Act No. 21,526.

Nortel was organized by a consortium of Argentina and international investors to acquire a controlling interest in the common stock of Telecom Argentina, which was formed as a result of the privatization of ENTel, the public telecommunication services company in Argentina.

Telecom Argentina was created through the privatization of ENTel, the state-owned company that provided telecommunication services in Argentina.

Telecom Argentina’s license, as originally granted, was exclusive to provide telephone services in the northern region of Argentina since November 8, 1990 through October 10, 1999. As from such date, Telecom Argentina also began providing telephone services in the southern region of Argentina and competing in the previously exclusive northern region.

Telecom Argentina provides fixed-line public telecommunication services, international long-distance service, data transmission and Internet services in Argentina and through its subsidiaries, mobile telecommunications services in Argentina and Paraguay and international wholesale services in the United States of America. Information on the Telecom Group’s licenses and the regulatory framework is described in Note 2.

The Telecom Argentina’s Ordinary and Extraordinary Shareholders Meeting held on June 22, 2015 approved the Telecom Argentina’s corporate purpose change, adapting it to the new definition of ICT services of the LAD and, thus, including the possibility of providing Audiovisual Communication Services. Telecom Argentina obtained authorization from the AFTIC and later of the CNV and IGJ, which registered the amendment of the Telecom Argentina’s bylaws on September 26, 2015.

As of December 31, 2016, entities included in the consolidation process and the respective direct and indirect equity interest of the Company in such entities is presented as follows:

Subsidiaries	Percentage of capital stock owned by Sofora and voting rights (i)	Percentage of capital stock owned by Nortel and voting rights (i)		Percentage of capital stock owned by Telecom Argentina and voting rights (i)	Indirect control through	Date of acquisition	Segment that consolidates (Note 28)
Nortel	78.38%					12.19.03	Nortel
Telecom Argentina		55.60	% (iv)		Nortel	11.08.90	Fixed Services
Personal		0.01%		99.99%	Telecom Argentina	07.06.94	Personal Mobile Services
Micro Sistemas (ii)		0.01%		99.99%	Telecom Argentina	12.23.97	Fixed Services
Telecom USA				100.00%	Telecom Argentina	09.12.00	Fixed Services
Núcleo (iii)				67.50%	Personal	02.03.98	Núcleo Mobile Services
Personal Envíos (iii)				67.50%	Núcleo	07.24.14	Núcleo Mobile Services

(i)        Percentage of equity interest owned has been rounded.

(ii)     Dormant entity as of and for the fiscal years ended December 31, 2016, 2015 and 2014.

(iii)   Non-controlling interest of 32.50% is owned by the Paraguayan company ABC Telecomunicaciones S.A.

(iv)  Corresponds to Nortel’s equity interest in Telecom Argentina as of December 31, 2016, considering Telecom Argentina’s total outstanding shares. Nortel’s equity interest in Telecom Argentina’s total capital amounts to 54.74% as of December 31, 2016.

b)             Segment reporting

An operating segment is defined as a component of an entity that engages in business activities from which it may earn revenues and incur expenses, and whose financial information is available, held separately, and evaluated regularly by the Telecom Group’s Chief Executive Officer (“CEO”).

Operating segments are reported in a consistent manner with the internal reporting provided to the Telecom Group’s CEO, who is responsible for allocating resources and assessing performance of the operating segments at the net income (loss) level and under the accounting principles effective (IFRS as issued by the IASB) at each time for reporting to the CNV. The accounting policies applied for segment information are the same for all operating segments.

Information regarding segment reporting is included in Note 28.

c)              Basis of preparation

These consolidated financial statements have been prepared in accordance with IFRS as issued by the IASB and in accordance with RT 26 (as amended by RT 29 and RT 43) of FACPCE as adopted by the CPCECABA, and as required by the IGJ.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires Management to exercise its judgment in the process of applying the Telecom Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 3.u).

The consolidated financial statements (except for cash flow information) are prepared on an accrual basis of accounting. Under this basis, the effects of transactions and other events are recognized when they occur. Therefore income and expenses are recognized at fair value on an accrual basis regardless of when they are received or paid. When significant, the difference between the fair value and the nominal amount of income and expenses is recognized as finance income or expense using the effective interest method over the relevant period.

The accompanying consolidated financial statements have also been prepared on a going concern basis (further details are provided in Note 3.a) and the figures are expressed in millions of pesos, otherwise indicated.

These consolidated financial statements for the year ended December 31, 2016 were approved by resolution of the Board of Directors’ meeting held on March 8, 2017.

d)             Financial statement formats

The financial statement formats adopted are consistent with IAS 1. In particular:

•                  the consolidated statements of financial position have been prepared by classifying assets and liabilities according to “current and non-current” criterion. Current assets and liabilities are those that are expected to be realized/settled within twelve months after the year-end;

•                  the consolidated income statements have been prepared by classifying operating expenses by nature of expense as this form of presentation is considered more appropriate and represents the way that the business of the Group is monitored by the Management, and, additionally, are in line with the usual presentation of expenses in the telecommunication industry;

•                  the consolidated statements of comprehensive income include the profit or loss for the year as shown in the consolidated income statement and all components of other comprehensive income;

•                  the consolidated statements of changes in equity have been prepared showing separately (i) profit (loss) for the year, (ii) other comprehensive income (loss) for the year, and (iii) transactions with shareholders (owners and non-controlling interest);

•                  the consolidated statements of cash flows have been prepared by presenting cash flows from operating activities according to the “indirect method”, as permitted by IAS 7.

These consolidated financial statements contain all material disclosures required under IFRS. Some additional disclosures required by the LGS and/or by the IGJ

e)              Application of IAS 29 (Financial reporting in hyperinflationary economies)

IAS 29 establishes the conditions under which an entity shall restate its financial statements if it is located in an economic environment considered “hyperinflationary”. It should be mentioned that if the qualitative and / or quantitative characteristics to consider an economy as a “hyperinflationary” economy set out in paragraph 3 of IAS 29 occur, the restatement of financial statements must be made retroactively from the date of the revaluation used as deemed cost (in the case of Group companies located in Argentina, since February 2003) or from the acquisition date for assets acquired after that date.

The Company’s Management periodically verifies the evolution of official statistics as well as the general factors of the economic environment in the countries in which the Telecom Group operates. The Telecom Group’s Management also considers the opinion of other organizations interested in this matter: the national and international accounting profession, domestic and foreign audit firms, national and the United States’ capital market regulators, and, in particular, the International Practices Task Force (“IPTF”), aware that the conclusions to which a financial statement issuer arrives must be consistent with the vision of those organizations for an uniform application of IAS 29.

Although the standard does not establish an absolute rate at which hyperinflation is deemed to arise, usually - in compliance with the provisions of IAS 29- a cumulative inflation rate over three years approaching or exceeding 100% is used as reference in conjunction with other qualitative factors related to the macroeconomic environment.

The Company analyzes the economic environment as required by the provisions of IAS 29, based on the inflation rates published by the National Institute of Statistics and Census (INDEC), following the same criteria adopted by the accounting profession in the Argentine Republic.

After declaring a state of statistical emergency in January 2016 and due to the reorganization of the INDEC structure, that agency was impelled to publish the Internal Wholesale Price Index for November and December 2015 and the Consumer Price Index for the period November 2015 - April 2016. Under these circumstances, the INDEC suggested the alternative utilization of Price Indexes published by the Province of San Luis and the City of Buenos Aires, which are integral part of the National Statistic System until the INDEC publishes Price Indexes in compliance with international standards of quality. Finally, in May 2016 the INDEC published the Internal Wholesale Price Index (“IPIM”) retroactively from January 2016 while the Consumer Price Index (“IPC”) was published from May 2016. It’s worth mentioning that, as of the date of issuance of these consolidated financial statements, the INDEC has not completed the IPIM and IPC’s statistical series, despite the requirements of domestic accounting profession organizations.

Therefore, for years 2015 and 2016 the Company analysis was performed according to Consumer Price Index and Internal Wholesale Price Index published by the INDEC until October 2015 and it was complemented applying November and December 2015 Price Index published by the Province of San Luis and the City of Buenos Aires, as the INDEC suggested. Also, the Telecom Group applied Price Index of the period January-April 2016 published by the Province of San Luis and the City of Buenos Aires for the calculation of the Consumer Price Index for the year 2016. It is worth mentioning that these simplified procedures as provided in paragraph 17 of IAS 29 were performed due to the unavailability of official statistics at national level.

The tables below show the evolution of these indexes in the last three years according to official statistics (INDEC), with the exceptions explained above regarding the use of alternative indexes for November and December 2015 for Consumer Price and Internal Wholesale Price and, additionally, the Consumer Price Index for the period January-April 2016:

	2014	2015	2016
Consumer Price Index		(*)	(**)
Consumer Price Index (annual)	23.9%	20.6%	36.3%
Consumer Price Index (3 years accumulated)	52.4%	65.8%	103.7%

Internal Wholesale Price Index
Internal Wholesale Price Index (annual)	28.3%	19.2%	34.6%
Internal Wholesale Price Index (3 years accumulated)	66.5%	75.4%	105.8%

(*) Consumer Price Index and Internal Wholesale Price Index published by INDEC until October 2015 were 11.9% and 10.6% respectively. These rates (which contain ten months accumulated), were updated with November and December 2015 Consumer Price Index average rates for this two months (7.8%) published by the Province of San Luis and the City of Buenos Aires.

(**) Due to the unavailability of Consumer Price Index published by the INDEC, the Telecom Group estimated 16.6% for the period January-April 2016; this estimation is an average of the indexes published by the Province of San Luis and the City of Buenos Aires for that period.  The Consumer Price Index at national level published by the INDEC for the period May-December 2016 was 16.9%.

The Annual Price Index for the year 2016 (Consumer Price Index: 36.3%, Internal Wholesale Price: 34.6%) and three years accumulated (Consumer Price Index: 103.7%, Internal Wholesale Price: 105.8%) show high levels of inflation rates that, for the first time, exceed 100% accumulated and highlight, between other matters, the effect in the internal prices of the argentine peso devaluation since December 2015, the elimination of certain exchange restrictions, and the increase in the public services tariffs approved by the Government after been frozen for more than a decade.

According to the high inflation levels in Argentina registered in late years, the Company’s Management has further assessed the characteristics set out in paragraph 3 of IAS 29, including (i) the quantitative condition provided in section (e) “the cumulative inflation rate over three years is approaching, or exceeds, 100%”, as well as (ii) the qualitative characteristics contained in paragraphs a) to d) of that paragraph.

From the analysis assessed as of December 31, 2016, the Company’s Management considers that the quantitative condition provided in section e) of IAS 29 has been met, while the qualitative conditions of the Argentine economy are mixed (some of them would recommend the existence of a high inflation environment and others have not substantially changed respect to previous years, when it was concluded that financial statements should not be restated). Under these circumstances, and in order to objectify the analysis, the Company’s Management gave priority to the conclusions reached by some international auditing firms to which the Telecom Group’s Management had access, which considered that, to date, there was insufficient evidence to consider the Argentine economy as “hyperinflationary” under IAS 29 terms. Similar conclusions for US GAAP were reached by the IPTF, according to its memo issued on November 17, 2016.

An extract of the mentioned memo stated in point III.A.3(a) related to countries with projected inflation rates above 100% (accumulated over the last three years): “The Task Force is aware that in late December 2016, certain US accounting firms submitted a white paper to the SEC staff from the Office of the Chief Accountant that asserted that the firms would not require a registrant to consider Argentina’s economy as highly inflationary under US GAAP for the reporting period from October 1, 2016 to December 31, 2016. The SEC staff from the Office of the Chief Accountant, after reviewing the white paper submitted by the firms, stated that the staff would not object to a calendar year-end registrant’s determination that Argentina’s economy would not be considered highly inflationary under US GAAP for the reporting period from October 1, 2016 to December 31, 2016”. In addition, the Task Force suggests registrants to continue monitoring inflation information and other Argentine economy conditions in order to assess whether it is necessary to consider it as highly inflationary during 2017.

While there are differences in the definition of a “hyperinflationary” and “highly inflationary” environments between IFRS and US GAAP, respectively, the Company believes that the assessment of the macroeconomic situation of a country should be substantially similar under both accounting frameworks and, on this condition, considers consistent the conclusions arrived by the IPTF with those provided in the analysis assessed by international audit firms according to IFRS and US GAAP.

Additionally, while the CNV required public companies the full implementation of IFRS-as issued by the IASB- from periods beginning on January 1st, 2012, Decree No. 664/03 continues to be in force as of the date of issuance of these consolidated financial statements. Through this Decree, the PEN instructed the control authorities —including the CNV- not to accept filings of restated financial statements. This legal restriction is foreseen in the current Regulations of the CNV (Title IV - Chapter III Article 3 - paragraph 1).

The Company’s Management will continue monitoring the characteristics and the evolution of the inflation rates in Argentina in order to comply properly with IAS 29 provisions, with special consideration of the pronouncements of argentine regulators — which as of the date are forbidden to accept the filing of financial statements restated for inflation according to Decree No. 664/03 and its supplementary standards. The Telecom Group’s Management will also monitor the pronouncements of foreign regulators, as well as the evaluation that the domestic and international accounting profession will perform with regards to the uniform application of IAS 29 together with other issuers that apply IFRS in the Argentine Republic.

Note 2 — Regulatory framework

(a) Regulatory Authority

Telecom Argentina and its domestic subsidiaries operate in a regulated industry. Regulation not only covers rates and service terms, but also the terms on which various licensing and technical requirements are imposed.

Until the issuance of Law No. 27,078 (hereinafter “Ley Argentina Digital” or “LAD”, as explained in e) below), which was published in the Official Bulletin on December 19, 2014 and has been in force since its publication, the telecommunication services provided by Telecom Argentina and its domestic subsidiaries were regulated by the CNC, a decentralized agency within the scope of the SC, which was also under the scope of the Ministry of Federal Planning, Public Investment and Services.

The LAD created the Federal Authority of Information and Communication Technologies (“AFTIC”), as a decentralized and autonomous agency within the scope of the PEN which would act as the Regulatory Authority of the LAD and would replace, for all purposes, of the SC and the CNC.

The LAD conferred the AFTIC the regulation, control, supervision and verification functions concerning the Information and Communications Technologies (“ICT”) in general, and in particular of the telecommunications, of the postal service and all those matters integrated to its field in accordance with the provisions of the LAD.

By the end of December 2015, the PEN issued the Decree of Need and Urgency (“Decreto de Necesidad y Urgencia” or hereinafter the “DNU”) No.267/15 published in the Official Bulletin on January 4, 2016. The DNU substantially amends Law No.26,522 (Audiovisual Communication Services — “SCA”) and Law No.27,078 (LAD) and also creates the National Communications Agency (“ENACOM”) as a new Regulatory Authority of those laws. The ENACOM replaces the AFTIC and AFSCA (“Federal Authority of Audiovisual Communication Services”). This new Authority acts as an autonomous agency, within the scope of the Ministry of Communications. Further information on Decree No. 267/15 - Amendments to the LAD is included in f) below.

Additionally, Decree No.13/15 creates the Ministry of Communications. The organizational structure of the Ministry was approved by Decree No. 268/15, issued on December 29, 2015 (published in the Official Bulletin on January 4, 2016).

The Board of ENACOM will be composed of a Chairman and 3 directors appointed by the PEN, as well as 3 directors appointed by the Bicameral Commission of Audiovisual Communication and ICT services. The quorum is met with the attendance of four members. No special suitability conditions are established to be a member of the Board; the only limitation is the non-existence of incompatibilities, under the terms of Law No. 25,188 (“Public Ethic”). The ENACOM members can be removed directly and without cause by the PEN.

The ENACOM has started its operations on January 5, 2016 with the 4 directors appointed by the PEN through Decree No. 7/16, thus resulting in the constitution of the ENACOM as established by Article 23 of Decree No. 267/15.

(b) Regulatory framework of Telecom Argentina and its subsidiaries

Among the principal features of the regulatory framework governing the services provided by Telecom and its domestic subsidiaries is worth mentioning:

•                  The LAD, as amended by Decree of Need and Urgency No. 267/15 and Decree No. 1,340/16;

•                  Law No.19,798 remains in force only to the extent that it does not conflict with the provisions set out under the LAD;

•                  The Privatization Regulations;

•                  The Transfer Agreement;

•                  The Licenses for providing telecommunication services granted to Telecom Argentina and Telecom Personal through several regulations; and the List of Conditions and their respective regulations.

In addition, Law No. 27,078 states that Decree No. 764/00 and its amendments shall remain in force to the extent that it does not conflict with the provisions set out under the LAD, for the time required by the Regulatory Authority to draw up the regulations concerning the Licensing Framework for ICT Services, the Interconnection Regulation, the Universal Service Regulation and the Administration, Management and Control of the Spectrum Regulation. Also, the new Law states that Law No.19,798 (“Ley Nacional de Telecomunicaciones” passed in 1972) and its amendments shall remain in force in respect of those regulations not opposing its provisions.

Núcleo, Personal’s Paraguayan subsidiary, is supervised by the Comisión Nacional de Telecomunicaciones de Paraguay, the National Communications Commission of Paraguay (“CONATEL”) and its subsidiary Personal Envíos S.A. is supervised by the Banco Central de la República del Paraguay. Additionally, Telecom USA, Telecom Argentina’s subsidiary in the United States, is supervised by the Federal Communications Commission (the “FCC”).

(c) Licenses granted as of December 31, 2016

•             To Telecom Argentina

As of December 31, 2016, Telecom Argentina has been granted the following non-expiring licenses to provide the following services in Argentina:

•                  Local fixed telephony;

•                  Public telephony;

•                  Domestic and international long-distance telephony;

•                  Domestic and international point-to-point link services;

•                  Domestic and international telex services;

•                  VAS, data transmission, videoconferencing and transportation of audio and video signals; and

•                  Internet access.

•             To Telecom Argentina’s subsidiaries

As of December 31, 2016, Telecom Argentina’s subsidiaries have been granted the following licenses:

•                  Personal has been granted a non-expiring license to provide mobile telecommunication services (STM) in the Northern Region of Argentina, and data transmission and VAS throughout the country. In addition, Personal owns licenses to provide mobile radio communication services (SRMC) in the Federal District and Greater Buenos Aires areas, as well as a non-expiring license to provide PCS services throughout the country, and it is registered to provide national and international long-distance telephone services. Additionally, from November 2014, Personal has been granted a license to provide Mobile Advanced Communications Services (SCMA) for 15 years as explained in j) below.

•                  Núcleo, a company controlled by Personal, has been granted a license to provide mobile telecommunication services (STM and PCS) throughout Paraguay. In addition, Núcleo has been granted a license for the installation and provision of Internet and Data throughout Paraguay. All these licenses have been granted for renewable five-year periods.

•                  Personal Envíos, a company controlled by Núcleo was authorized by the Central Bank of Paraguay to operate as an Electronic Payment Company (EMPE) through Resolution No.6 issued on March 30, 2015 and its corporate purpose is restricted to such service.

(d) Events of revocation of the Licenses

Telecom Argentina’s license is revocable in the case of non-compliance with certain obligations, including but not limited to:

•                  repeated interruption of all or a substantial portion of service;

•                  a modification of corporate purpose without prior approval of the Regulatory Authority or change of domicile to a jurisdiction outside Argentina;

•                  a sale or transfer of the license to third parties without prior approval of the Regulatory Authority;

•                  the sale, encumbrance or transfer of assets which has the effect of reducing services supplied, without the prior approval of the Regulatory Authority;

•                  a reduction of Nortel’s ownership of in the capital stock of Telecom Argentina to less than 51%, or the reduction of Nortel’s common shareholders’ ownership to less than 51% of the capital stock with voting power, in either case without prior approval of the Regulatory Authority (as of December 31, 2016, all Nortel’s ordinary shares belong to Sofora. Additional information in Note 27);

•                  any transfer of shares resulting in a direct or indirect loss of control in Telecom Argentina which has not been executed ad referendum of the approval of the ENACOM and informed within 30 days following its completion (according to the provisions of Article 8 of Decree No. 267/15); and

•                  Telecom Argentina’s bankruptcy.

If Telecom Argentina’s license is revoked, Nortel must transfer its interest in Telecom Argentina’s capital stock to the Regulatory Authority in trust for subsequent sale through public auction.

Once the sale of the shares to a new management group is performed, the Regulatory Authority may renew the license to Telecom Argentina under the terms to be determined.

STM, SRMC and PCS Personal’s licenses are revocable in case of non-compliance with certain obligations, including but not limited to:

•                  repeated interruptions of the services as set forth in the List of Conditions;

•                  any transfer of the license and/or the related rights and obligations, without the approval of the Regulatory Authority (according to the provisions of article 8 of Decree No. 267/15);

•                  any encumbrance of the license;

•                  any voluntary insolvency proceedings or bankruptcy of Personal; and

•                  a liquidation or dissolution of Personal, without the prior approval of the Regulatory Authority.

According to the Auction Terms and Conditions for the awarding of frequency bands for SCMA (and some bands for SRMC and PCS), approved by SC Resolution No. 38/14, the authorization to use radio electric spectrum (as defined in the Auction) will be revocable under the following circumstances:

•                  repeated or persistent breaches of obligations related to quality indicators of services provided under the terms of the Regulation for the Quality of Telecommunications Services approved by SC Resolution No. 5/13 (further information on filings of Telecom Argentina and Personal against the sanction processes initiated by the Regulatory Authority related to quality matters is disclosed in j) below);

•                  repeated or persistent failure of infrastructure sharing obligations and the conditions set for automatic roaming agreements established in the Terms and Conditions;

•                  repeated or persistent failure of the coverage obligations set in Annex III of the Terms and Conditions;

•                  assignment, transfer, encumbrance, lease or sale to third parties of the authorization for the use of the awarded bands, without the authorization of the Regulatory Authority.

Núcleo’s licenses are revocable mainly in the case of:

•                  repeated interruptions of the services;

•                  any voluntary insolvency proceedings or bankruptcy of Núcleo;

•                  non-compliance with certain service obligations.

According to the Resolution No. 6/14 of the Central Bank of Paraguay Personal Envíos’ license to provide Electronic Payment services may be revoked by:

i) insolvency proceedings or bankruptcy,

ii) sanctions imposed by the Central Bank of Paraguay, with prior administrative proceedings, regarding the performance of operations that are forbidden by the legislation in force.

(e) Law No. 27,078 — Argentine Digital Law

Among the most relevant contents in the LAD which amended the regulatory framework in force as of December 19, 2014 as regards telecommunications are:

a)                 the recognition as an essential and strategic public service of ICT as regards the use and access to the telecommunications networks, for and between licensees of ICT services (subsequently repealed by Article 22 of Decree No. 267/15);

b)                 the rule on prices and rates establishing that the licensees of ICT services shall set their prices which shall have to be fair and reasonable, cover the exploitation costs and tend to the efficient supply and reasonable operation margin;

c)                  the exemptions of taxes, establishing that tax exemptions or reductions, prices and encumbrances of ICT in general and telecommunications in particular may be set on a precarious basis when the nature of certain activities so warrant;

d)                 the amendments as regards Universal Service (further information in i) below);

e)                  the asymmetric regulation as universalization tools towards the development of an effective competition.

f)                   a maximum period for granting each authorization or use of frequencies of the radioelectric spectrum must be established (section 28 in fine).

The LAD declared of public interest the development of ICT and its associated resources, in order to establish and ensure complete neutrality of networks, and to guarantee every user the right to access, use, send, receive or offer any content, application, service or protocol through Internet without any restrictions, discrimination, distinction, blocking, interference, obstruction or degradation.

The new Law set forth that the licensees of the ICT services may supply audiovisual communication services with the exception of those provided through satellite link, in which case, the corresponding license must be requested to the proper authority. Also, the new Law allowed ICT services licensees included in the restrictions of the Audiovisual Services Communications Law (among them, Telecom Argentina) to provide audiovisual communications services. Nevertheless, that regulation was partially amended by Decree No. 267/15 (see f) below).

According to the LAD provisions, Telecom Argentina amended its corporate purpose during 2015, which was approved by AFTIC Resolution No.19/15. Further information is disclosed in Note 1.a).

Also, the law established the framework for suppliers and licensees entering the audiovisual communication services market (among them, Telecom Argentina and its domestic subsidiaries) setting forth that the Federal Authority of Audiovisual Communication Services (replaced by the ENACOM since Decree No. 267/15 enforcement) would determine the go-to-market conditions of audiovisual communication services for ICT suppliers and licensees. The Law also stated a gradual implementation plan through the setting up of promotion areas for limited periods of time determined according to public interest, within which the ICT licensees with significant market power would not be able to provide audiovisual communication services.

It also set forth that the ICT service should be provided throughout the national territory, considered for that end as a unique area of exploitation and supply, and the modification of the interconnection schedule, imposing higher obligations to the operators and more rights to the Argentine government for the regulation in this sense of the wholesale market.

According to the LAD provisions, the SBT holds its status of public service (section 54), but with a different scope than the previous regulations provisions. It was defined as the national and international telephone voice service, through the local networks, notwithstanding the technology used for its transportation, provided that it complies with the objective of allowing its users to communicate with each other (section 6 paragraph c)). In addition, in section 90 of Title XI, it established that said definition, comprises the senses of the definition established in the Bidding Terms and Conditions for the International Public Bidding process for the Privatization of the Supply of the Telecommunications Service timely approved by Decree No. 62/90.

The LAD introduced substantial changes to the SU regulation established by Decree No. 558/08. Among its provisions the LAD creates a new FFSU and provides that the investment contributions for the SU programs shall be managed through this fund, which assets belong to the Argentine government. Further information see i) below.

Law No.19,798 Telecommunications Act (passed in 1972), as amended continues in effect only with respect to those provisions that do not contradict the provisions of the new LAD (including, for example, Article 39 of Law No.19,798 referred to exemption from all taxes on the use of soil, subsoil and airspace for telecommunications services).

The LAD also revoked Decree No. 764/00, as amended, but provisions of the decree that do not contradict the LAD will remain in effect, during the time it takes to the Regulatory Authority to issue new licensing, interconnection services, universal service and spectrum regulations.

(f) Decree No. 267/15 — Amendments to the “LAD”

On January 4, 2016, Decree No. 267/15 was issued, amending Law No. 26,522 (Audiovisual Communication Services) and Law No. 27.078 (LAD). As mentioned above, “ENACOM” was created as the Regulatory Authority applicable of these laws. However, many of its provisions were subsequently amended by Decree No. 1,340/16.

The main amendments to the LAD consist in:

•                                         The incorporation of Broadcasting Services provided by subscription (physical or radio electric link, such as Cable TV) as an ICT service within the scope of the LAD, and excluding it from Law No. 26,522. Satellite Television Services will remain within the scope of Law No. 26,522. Furthermore, Decree No. 267/15 states that the ownership of a satellite television license provided by subscription is incompatible with having any other kind of ICT services license. Provision amended by Decree No. 1,340/16.

Broadcasting supplied by subscription licenses (such as Cable TV) issued before the application of Decree No. 267/15 will be considered for all purposes as in compliance with LAD upon the respective registration for such service provision. Furthermore, the Decree states a 10 years extension from January 2016, for the use of frequency spectrum to radio electric link provided by subscription license holders.

Among the amendments that replaces Section 6 of the LAD is the incorporation of “video on demand service”, defined as a service offered by an ICT services supplier to provide access to software under demand on a catalogue basis. On January 7, 2016 Telecom Argentina and Personal presented to ENACOM an application for the registration of “Video On Demand or On Demand Video Service”, describing the service characteristics which registration was requested. As of the date of issuance of these consolidated financial statements, the ENACOM resolution is still pending.

Decree No. 267/15 replaced the LAD’s article No. 94, and states that SBT suppliers, fixed telephony license holders within the scope of Decree No.264/98, and mobile telecommunication license holders within the scope of Decree No.1,461/93 are prohibited from providing Broadcasting under subscription services (defined as any form of communication, primarily one-way, for the transmission of signals to be received by a determinable public, either by physical or by radio connection, for example, video cable and IP TV services) until January 1, 2018 (this term can be extended by 1 additional year). Also, the Decree replaces article 95 of the LAD and provides several obligations for fixed telephony licensees granted by Decree No. 264/98 and mobile services providers with licenses granted by Decree No.1,461/93, which choose to provide broadcasting under subscription services. This provision was subsequently amended by Decree No. 1,340/16.

In addition, shareholders of a 10% or more stake interest in companies that provide public services may not be holders of a Subscription Radio Record. However, this will not apply in the following cases: (i) non-profit companies to whom the national, provincial or municipal State has granted the license, concession or permission to provide a public service (such as telecommunications cooperatives); (ii) those mentioned in section 94 (including Telecom Argentina and Personal) who will be only able to provide the service after the expiration of the period specified therein.

In addition, the Decree provides an advertising and opposition mechanism, in case of the existence of another provider of the same service in the same area when requesting it inclusion in the record, with intervention, in case of opposition, of the National Competition Defense Commission. Such procedure must not apply to non-profit companies who exclusively provide public ICT service.

•                                         Section 28 of Decree No. 267/15 created, in the field of the Ministry of Communications, the “Commission for the Elaboration of the Draft Law for the Reform, Updating and Unification of Laws No 26,522 and 27,078” (“Comisión para la Elaboración del Proyecto de Ley de Reforma, Actualización y Unificación de las Leyes N° 26.522 y 27.078”). The Commission is responsible for the study of the reform of both laws under the principles set out herein.

On April 15, 2016, the Ministry of Communications through Resolution No. 9/16 provided that the Commission shall be composed by 6 members and 1 Secretary, who will perform their duties “ad honorem”. The Resolution also appointed its members. The Commission should submit a draft Law for the reform, updating and adaptation of a unified system of the Regulatory Framework Law for the Telecommunications and Audiovisual Communication Services in Argentina, within the following 180 calendar days from the date of its constitution.

Through Resolution No. 1,098-E/16 published on October 31, 2016, the Ministry of Communications extended for 180 days the deadline for the preparation of the draft reform of Laws No. 26,522 and 27,078. As of the date of issuance of these consolidated financial statements, the elaboration of the draft reform of Laws No. 26,522 and 27,078 is still pending.

•                                         Furthermore, the Decree provides that licenses transfers and stake interest transfers involving the loss of company control must be approved by ENACOM, stating a new procedure provided by section 8 of Decree No. 267/15. That licenses transfers and stake interest in licensees’ transfers will be considered ad referendum of ENACOM approval.

•                                         Decree No. 267/15 repealed Section 15 and Section 48 (second paragraph) of the LAD. Therefore, the following provisions have no longer effect: (i) the condition of essential and strategic public services of ICT regarding the access to the telecommunications network for the “ICT services” license holders; and (ii) the Regulatory Authority power to regulate tariffs due to public interest reasons.

•                                         On April 8, 2016, the Chamber of Representatives voted in favor of the validity of DNU No. 267/15. According to this, such Decree acquired the status of Law.

•                                         The Decree also establishes several amendments to the Audiovisual Communications Services Law (SCA).

(g)             Personal and Telecom Argentina’s filings to Regulatory Authority

On June 18, 2014, Telecom Argentina made a filing before the SC requesting the adjustment of the SBT lines’ Connection Fee, in order to obtain an urgent restoration of the balance that must reasonably exist in the operative costs incurred for the provision of the public service under its charge, recomposing the Connection Fee in an equitable manner and pursuant to the legal provisions that govern the licenses granted to Telecom Argentina, taking into account that the revenues obtained for the installation of the SBT lines was much lower than the direct costs that Telecom Argentina incurred to connect new customers. In addition, Telecom Argentina requested that, until such adjustment takes place, such installations become excluded from the sanctioning regime provided by Decree No. 1,185/90, Decree No. 62/90, and SC Resolution No.5/13.

On July 23, 2014, Telecom Argentina made a second filing before the SC pursuant to which it requested, among other matters: (i) an adjustment of the monthly basic charges of all the SBT categories set forth in the Tariffs General Structure; (ii) the determination of a social tariff; (iii) the adjustment of the telephonic pulse value; (iv) the adaptation of the international long-distance tariff to the current value of the gold franc; and (v) the tariff deregulation of the commercial service category. In addition, and until such adjustments are made, Telecom Argentina also requested the SBT to be excluded from the sanctioning regime provided by Decrees Nos. 1,185/90 and No. 62/90, and SC Resolutions No.10,059/99 and No. 5/13. It is worth mentioning that such adjustments would have relevant effects on Telecom Argentina’s ability to finance the technological updating of its networks and infrastructure, which would finally result in the provision of better services to its customers.

Telecom Argentina has not received any answer related to the filing made before the SC.

Following these presentations, on December 19, 2014 the LAD (under Title (VI) “Prices, rates and levies”), established a general rule (Article 48) setting a new legal framework in this matter.

Under the provisions of Article 48 of the LAD, on April 16, 2015, Telecom Argentina made two presentations before the CNC through which it reported new installation rates for the “business, professional and government” segment (which were applied from April 23, 2015 and will be equal to $690 argentine pesos) and the new monthly rates for this segment (which were applied from July 15, 2015 and will be equal to $77.28 argentine pesos).The presentation was rejected by the CNC through a letter received on April 29, 2015, in which it requested that Telecom Argentina refrain from engaging in unilateral conduct, or it could otherwise face penalties under a sanctioning process.

Likewise, on June 2, 2015, Telecom Argentina informed the CNC of new rates for the price per minute for calls made by its customers to certain international destinations that became effective on October 15, 2015. Telecom Argentina also informed the CNC of the new prices applying for public telephony service in the Southern Region and new prices applying to the assisted call service, effective on July 1, 2015.

On June 16, 2015 Telecom Argentina was notified of the CNC GC Note No. 364/15 through which the CNC urged Telecom Argentina to apply the effective maximum rates approved by the General Tariff Structure to international calls made to the mentioned countries according to the provisions of CNT Resolution No.127/91, as amended. Telecom Argentina was also asked to refrain from engaging in unilateral conduct, or it could otherwise face penalties under a sanctioning process.

On May 27, 2015 and July 2, 2015, Telecom Argentina filed its defense of rights in response to both CNC letters.

However, on July 17, 2015, the AFTIC notified Telecom Argentina of the initiation of a sanction process related to a potential violation of the General Tariff Structure and of CNT Resolution No. 127/91, as amended, with respect to the increase of the installation charges prices and the monthly charges tariffs for the “business, professional and government” segment informed on April 16, 2015.

On August 11, 2015, Telecom Argentina filed before the AFTIC a discharge against the mentioned sanctioning process, which, as of the date of issuance of these consolidated financial statements, is still pending of resolution. In the opinion of Telecom Argentina’s legal counsel, there are solid legal arguments under the LAD that allow it to perform these price adjustments.

On February 1, 2016, Telecom Argentina informed the ENACOM, that effective May 15, 2016, the new rate of SBT for residential segment will be $50 argentine pesos (plus VAT) and that the “Retired” customer’s category will have a discount of 50% on the mentioned new rate.

However, on March 11, 2016, Telecom Argentina informed the ENACOM that the new rate of SBT for the residential segment will be $38 argentine pesos (plus VAT) since May 1, 2016, in response to a collaboration request made by the Regulatory Authority taking into consideration the special circumstances of the current macroeconomic environment in Argentina.

Before implementing the mentioned rates increase, Telecom Argentina has communicated the new rate to its affected customers.

On June 14, 2016, Personal informed ENACOM that, since August 15, 2016, the TLRD price, in CPP mode for calls from fixed origin to mobile destination, regardless the time band, will be $0.90 argentine pesos plus VAT per minute, applying a discount during the first 120 days, period in which the price will be $0.66 argentine pesos plus VAT per minute.

Personal —through fixed operators— informed the changes of the mentioned prices to its affected subscribers.

On August 18, 2016, ENACOM summoned Personal to refrain from modifying the amounts established by SC Resolution No. 48/03. Personal filed its response on August 26, 2016, supporting its right to increase the price informed, which is fully in force.

As of the date of issuance of these consolidated financial statements, ENACOM has not rejected the disclaimer presented by Personal.

(h) Decree No. 1,340/16 - Amendments to DNU No. 267/15

Decree No. 1,340/16 issued by PEN and published in the Official Bulletin on January 2, 2017 provides the rules for achieving a greater convergence of networks and services under competitive conditions, promoting the deployment of next generation networks and the penetration of Broadband Internet access throughout the national territory, in accordance with the provisions of Laws No. 26,522 and 27,078. This Decree introduces some amendments to DNU No. 267/15, which has the status of Law.

Among the most relevant provisions, it establishes:

• Fix the 15-year-term, as from the publication of the Decree, as differential condition in the terms provided by section 45 of Law No. 27,078, for the protection of last-mile fixed NGN networks for Broadband deployed by ICT licensees for Broadband regarding the regulations of open access to Broadband and infrastructure to be stated, notwithstanding the provisions of section 56 of said Law.

• That the Ministry of Communications or ENACOM, as appropriate, shall establish the rules for the administration, management, and control of the radio spectrum, according to guidelines for the promotion of competition as follows:

a) the ENACOM, in a period not exceeding 6 months since the publication of the Decree, shall call for National and International Public Auction Process for the allocation of new frequency bands for the provision of mobile communications services, according to the service attributions following the recommendations of the International Telecommunication Union (ITU), to maximize and increase the radio resources assigned thereto;

b) for the purposes of the provisions of section 28 of Annex IV of Decree No. 764/00 and section 29 of Law No 27,078, rules and procedures shall be adopted ensuring the reattribution of radio spectrum frequencies with economic compensation and shared use to frequencies previously allocated to other service and assigned to ICT or SCA providers who request to re-use them for the provision of mobile or fixed wireless services with LTE or higher technologies. To this effect, the Regulatory Authority shall impose coverage obligations and specific goals;

c) for the purposes of the provisions of sections 27 and 28 of Law No 27,078 and section 2 subparagraphs c) and d) of Decree No. 798/16, the ENACOM shall have the power to assign radio spectrum frequencies on demand, establishing compensation, deployment and coverage obligations, within the corresponding deadlines, to: 1) current local or regional providers of ICT services in their service areas; and 2) current providers of MCS, on the terms provided in section 3 of Decree No. 798/16;

d) the term of authorizations for the use of frequencies of the Advanced Mobile Communications Service, as well as the corresponding deployment obligations, shall be computed since the effective migration of services currently operating in these bands in the scope of Area II, defined according to the provisions of Decree No. 1,461/93 and its amendments (additional information on the impact on Personal is provided in Note 3.i) and Note 18.f) to the consolidated financial statements as of December 31, 2016).

• That Operators included in section 94 of the LAD (among them, Telecom Argentina and Personal), may register the Broadcasting Service by subscription, by physical or radio connection as of the enforcement of this Decree, setting January 1, 2018 as initial date for the provision of such service in the AMBA (and extended AMBA), and in the cities of Rosario (Santa Fe Province) and Córdoba (Córdoba Province). The Decree also provides that, for the rest of the country, the initial date for the provision of the services of these operators shall be determined by the ENACOM.

• That ICT’s licensees and Satellite Link Subscription Broadcasting licensees, who as of December 29, 2016 simultaneously provided both services, may retain ownership of both types of licenses.

• That ICT’s services providers carrying out joint service offerings, shall detail the price of each of them, including the breakdown of these values, and the discounts or benefits applied to each service or product of the aforementioned offer, not being able to subsume, under any condition, the hiring of any service to the hiring of another, so as to prevent the consumer from obtaining the service individually or separately.

• That within 180 days of the Decree enforcement, the Ministry of Communications will establish the necessary guidelines for the creation of the “Public Protection, Defense and Security Operations Network” (Red de Protección Pública y Operaciones de Socorro, Defensa y Seguridad) under the terms of section 12 of Law No. 27,208 to secure suitable communications for public safety agencies.

• That for the purposes of the provisions of section 92 of Law 27,078 and section 2, paragraph g) of Decree No. 798 issued on June 21, 2016, MINCOM shall ensure the following principles on interconnection matters:

a) Until the interconnection prices determination systems provided by the National Interconnection Regulation are implemented, averages of regional Latin America prices shall be considered for similar functions and facilities, corrected by parameters which comply with the conditions of the sector, as determined by the Authority of Application;

b) In accordance with section 46 of Law No. 27,078, the National Interconnection Regulation shall provide asymmetric interconnection rates for mobile services for a 3 years period from the effective service implementation, extendable for a maximum of 18 months.

c) The National Interconnection Regulation shall provide rules concerning the automatic national roaming service, forcing mobile services providers, for a maximum period of 3 years, to make such service available to other providers in areas where they do not have their own network coverage.

The temporary limitation provided in the previous paragraph shall not be enforceable in those cases in which mobile services are provided by cooperatives and small and medium-sized companies with exclusively regional coverage.

Mobile service providers shall freely enter into agreements to secure, among other issues, technical, economic, operational and legal conditions. Such agreements may not be discriminatory or may not establish technical conditions that prevent, delay or obstruct interconnection services.

The National Interconnection Regulation will enable ENACOM to define reference prices for a maximum period of 3 years, taking into consideration the costs of the assets involved (subject to exploitation) and a reasonable return rate to ensure speed, neutrality, non-discrimination and competition between mobile service providers. Likewise, they shall not contain technical, interconnection, operational or other conditions that delay, obstruct or create barriers for the remaining mobile services providers to access the market.

As of the date of issuance of these consolidated financial statements, Telecom Argentina’s Management, with the assistance of its legal advisors, is evaluating the operational, business and financial implications of the provisions of the recently issued Decree No. 1,340/16, and its application together with Decree No. 267/15, in order to protect Telecom Argentina’s and its shareholder’s interests.

(i) Universal Service Regulation

Decree No. 764/00

Annex III of Decree No.764/00 required entities that receive revenues from telecommunications services to contribute 1% of these revenues (net of taxes) to the SU fund. The regulation adopted a “pay or play” mechanism for compliance with the mandatory contribution to the SU fund. The regulation also established the exemption to contribute to the FFSU in the following events: i) for local services provided in areas with teledensity lower than 15%, and ii) when certain conditions exists in connection with a formula which combines the foregone revenues and the market share of other operators than Telecom Argentina and Telefónica who provide local telephony. Additionally, the regulation created a committee responsible for the administration of the SU fund and the development of specific SU programs.

SC Resolution No. 80/07 stipulated that until the SU Fund was effectively implemented, telecommunication service providers, such as Telecom Argentina and Personal, were required to deposit any contributions accrued since the issuance of such Resolution into a special individual account held in their name at Banco de la Nación Argentina. CNC Resolution No. 2,713/07, issued in August 2007, established how these contributions are to be calculated.

Decree No. 558/08

Decree No. 558/08, published on April 4, 2008, introduced certain changes to the SU Fund regime, replacing the Annex III of the Decree No. 764/00.

The Decree established that the SC would assess the value of service providers direct program contributions in compliance with obligations promulgated by Decree No. 764/00. It would also determine the level of funding required in the SU Fund for programs pending implementation. In the same manner, in order to guarantee the continuity of certain projects, the SC was given the choice to consider as SU contributions certain other undertakings made by telecommunication services providers and compensate providers for these undertakings.

In defining “Universal Service,” the new regulation established two categories: a) geographical areas with uncovered or unsatisfied needs; and b) customer groups with unsatisfied needs. It also determined that the SC would have exclusive responsibility for the issuance of general and specific resolutions regarding the new regulation, as well as for its interpretation and application.

It also established that the SC would review SU programs which were established under the previous regulation, guaranteeing the continuity of those already being administered and implementing those that had been under review. The financing of SU ongoing programs which were recognized as such were determined by the SC, whereas telecommunications providers appointed to participate in future SU Programs were selected by competitive bidding.

The Decree required Telecom Argentina and Telefónica to extend the coverage of their fixed line networks, within their respective original region of activity, within 60 months from the effective date of publication of the Decree.

The Decree required telecommunications service providers to contribute 1% of their revenues (from telecommunication services, net of taxes) to the SU Fund and kept the “pay or play” mechanism for compliance with the mandatory monthly contribution to the SU Fund or, to claim the corresponding receivable, as the case may be.

Providers of telecommunications services should rely on the advice of a Technical Committee made up of seven members (two members should be appointed by the SC, one member should be appointed by the CNC, three members should be appointed by the telecommunication services providers — two of which should be appointed by Telecom Argentina and Telefónica and one by the rest of the providers — and another member had to be appointed by independent local operators). This Technical Committee was informed by the SC of the programs to be financed and was responsible for managing and controlling the SU Fund, carrying out technical-economic evaluations of existing projects and supervising the process of competitive bidding and adjudication of new SU programs, with the prior approval by the SC.

The Technical Committee was created. Additionally, telecommunications service providers sent the proposed Fiduciary agreement to the SC. The SC approved it in January 2009 through Resolution No. 7/09.

On December 9, 2008, the SC issued Resolution No. 405/08 which was objected by Telecom Argentina and Personal. These objections were resolved by the SC through its Resolution No.154/10.

On April 4, 2009, by means of SC Resolution No. 88/09, the SC created a program denominated “Telephony and Internet for towns without provision of Basic Telephone Services” that will be subsidized with funds from the SU Fund. The program sought to provide local telephony, domestic long distance, international long-distance and Internet in towns that did not provide basic telephone services. The proposed projects approved by the SC would be sent to the Technical Committee of the SU Fund so that availability of funds can be evaluated and they can be included in a bidding process provided for in Decree No. 558/08.

On December 1, 2010, the SC issued Resolutions No. 147/10 and 148/10, approving “Internet for educational institutions” and “Internet for public libraries” programs, respectively. These programs aimed to reclaim the Broadband service to state-run educational institutions and public libraries, respectively, and were implemented through the use of the FFSU resources. Telecom Argentina was awarded with the “Internet for educational institutions” program and is finishing the last project facilities, reaching 1,540 schools. This program represents a billing to the FFSU of approximately $5 per year for a period of 5 years. On the other hand, the auction “Internet for public libraries” program was cancelled by the Regulatory Authority for its redefinition. During 2012, the auction “Telephony and Internet for towns without provision of Basic Telephone Service” took place according to Resolution No. 88/09, which involved the service provision in 430 locations. Personal presented its offer to the auction. As of the date of issuance of these consolidated financial statements, the auction is pending of definition.

On November 11, 2010, the SC issued Resolution No. 154/10 adopted the methodology for the deposit of the SU contributions to the trustee’s escrow account. The Resolution included several provisions related to the determination of the contributions that correspond to the periods before and after Decree No. 558/08 was issued. It also provided that until the SC determined the existence of programs, the amounts that would correspond to their implementation would be discounted by the telecommunication providers when determining their contribution to the SU Fund. If completed the verification from the SC there were unrecognized amounts, they should be contributed into the FFSU or for the development of new works of the SU, with the approval of the SC.

On December 30, 2010, the trustee notified Telecom Argentina and Personal the trustee’s escrow account number in which they should deposit the SU contributions under the provisions of SC Resolution No. 154/10.

Amendments of the LAD to the SU Regulation

In December 2014, the LAD introduced substantial modifications to the SU regulations pursuant to Decree No. 558/08. Among its provisions the LAD establishes the creation of a new FFSU and the fact that the investment contributions corresponding to the SU programs be managed through said fund, whose assets shall belong to the Argentine government.

The licensees of ICT Services (among them, Telecom Argentina and Personal) are obliged to make investment contributions to the FFSU equivalent to one per cent (1%) of the total accrued revenues for the provision of the ICT Services included in the scope of application of the law, net of imposed taxes and charges. The investment contribution shall not be transferred to the users whatsoever. In turn, the Regulatory Authority may dispose, once the SU objectives are reached, the total or partial, permanent or temporary exemption, of the obligation to perform said investment contributions.

The Law also establishes that by virtue of that set forth by Sections 11.1 and 11.2 of the Management Trust Agreement of the FFSU of Decree No. 558/08, the resources therein foreseen in section 8 of Annex III of Decree No. 764/00 and its amendments shall be integrated to the FFSU created by the LAD in the conditions determined by the Regulatory Authority.

The SU funds shall be applied by means of specific programs. Its content and the corresponding awarding mechanisms shall be defined by the Regulatory Authority who may entrust the execution of these plans directly to the entities included in article 8, paragraph b), of Law No. 24,156, or, complying with the selection mechanisms that may correspond, respecting publication and competition principles, to other entities.

On September 10, 2015 Telecom Argentina and Personal filed before the AFTIC their respective SU contribution affidavits corresponding to the revenues recorded in July 2015, clarifying that these presentations were made with the understanding that the operational rules related to the FFSU contribution, regulated by Decree No. 558/08 and related provisions, were in force. Additionally, Personal proceeded to deposit the corresponding contribution in the new FFSU account reported through the Official Notice published by the AFTIC.

In its filings, Telecom Argentina and Personal had stated that the filing of the affidavits and - in the case of Personal - the deposit did not imply explicit or implicit consent of the regulations issued by the LAD, and expressly reserved their rights in relation to the unconstitutionality of the provisions set forth in articles 21, 22, 91 and related provisions of said law, as well as the claim of any rights arising from the acknowledgement of this argument.

As of the date of issuance of these consolidated financial statements, Personal has not received any response to its filings.

ENACOM Resolution No. 2,642/16 approved the new SU Regulation, which was published on May 31, 2016.

The new regulation retains the obligation of contributing 1% of total income related to the provision of ICT services net of taxes and fees, anticipating the possibility of granting exemptions, in which case the subjects liable for payment, must comply with the obligations established by the Regulatory Authority.

In accordance with ENACOM Resolution No. 6,981-E/16 issued on October 19, 2016, the FFSU and the FFSU Investment Contribution Settlement and Interest Report forms were approved and will be in force since January 1, 2017, being operationally implemented since March 2017. As a result, Telecom Argentina and Personal have continued submitting the presentation of their monthly payments to the ENACOM, with the existing formalities prior to the Resolution No. 2,642/16. Taking into consideration the changes introduced in the Affidavits Form approved by the regulation, Telecom Argentina and Personal made a presentation to the Regulatory Authority exposing the need to introduce amendments to the forms in order to continue deducting the SU services that both companies are providing.

ENACOM Resolution No. 8,770-E/16, issued on December 19, 2016, amends section 21 of the RGSU, providing that programs developed in accordance with sections 19 and 20 of the Regulation will be awarded by Resolution of the ENACOM Board of Directors through any of the following mechanisms, as proposed by the Chairman of the ENACOM Board of Directors:

a) Direct implementation of the programs to entities included in section 8 paragraphs b) of Law No. 24,156, or

b) Public or private, national or international, single or multiple-stage auction or offering.

Priority will be given to projects to be developed in those municipalities that have adopted the regulations proposed in the code of good practices for the deployment of mobile communications networks developed by Argentine Federation of Municipalities and the Operators of Mobile Communications and supported by the former SC of the former Ministry of Federal Planning, Public Investment and Services on August 20, 2009 or those contemplating regulations of similar characteristics.

ENACOM Resolution No. 1,035-E/17, issued on February 20, 2017, approved the “Digital Educational Networks Program”, which aims to develop the internal network infrastructure of state managed educational facilities to enable the reception and use of Broadband Internet service and to enhance their educational practices. The Program will be implemented through the execution of a project and/or projects which presentation will be made by EDUC.AR S.E, with the intervention of the National Ministry of Education and Sports.

As of the date of issuance of these consolidated financial statements there are still pending administrative resources filed by Telecom Argentina in 2012 against several resolutions that rendered ineffective deductions in the SU payments with reference to several programs provided by Telecom Argentina in the mode “play” of the SU. The magnitudes of the deductions challenged by the Regulatory Authority are disclosed in Note 2.i) “FFSU - Impact in Telecom Argentina” of the consolidated financial statements, transforming the asset position of Telecom Argentina ($2,423 million) into a liability position of approximately $628 million for the period July 2007 - December 2016. However, Telecom Argentina’s Management, with the assistance of its legal advisors, considers that has solid fact and legal arguments to defend the criteria that Telecom Argentina has held and holds with regard to the SU scheme. Additional information is provided on Note 2.r) to the consolidated financial statements “Renegotiation of agreements with the Argentine government”.

FFSU — Impact in Telecom Argentina

Several years after the market’s liberalization and the effectiveness of the first SU regulations, incumbent operators have not received any set-offs for providing services as required by the SU regime and the LAD.

As of the date of issuance of these consolidated financial statements and in compliance with SC Resolution No. 80/07 and No.154/10 and CNC Resolution No.2,713 /07, Telecom Argentina has filed its monthly calculations since July 2007 for the review of the Regulatory Authority and estimated a receivable of $2,423 (unaudited). This receivable has not yet been recorded as of December 31, 2016 since it is subject to the approval of the SU programs, the review of the Regulatory Authority and the availability of funds in the SU Trust.

On April 8, 2011, the SC issued Resolution No. 43/11 notifying Telecom Argentina that investments associated with “High-Cost Areas” — amounting to approximately $2,171 since July 2007 to date and which are included in the abovementioned receivable - did not qualify as an Initial Indicative Program. Telecom Argentina filed a claim on this resolution.

Telecom Argentina was notified of SC Resolutions No. 53, 54, 59, 60, 61, 62, 69 and 70/12, pursuant to which the “Special Service of Information 110”, the “Discounts for Retired People, Pensioners and Low Consumption Households”, the services of “Social Public Telephony and Loss-Making Public Telephony”, the “Services and Discounts relating to the Information Society Program argentin@internet.todos”, the “Services for Deaf-Mute People”, the “Free Access to Special Emergency Services and Special Community Services”, the “Value Added Service 0611 and 0612” and the “Long Distance Semipublic Service “, respectively, did not qualify as an Initial Indicative Program, pursuant to the terms of Article 26 of Annex III of Decree No. 764/00, and that, they did not constitute different services involving a SU provision, and therefore they cannot be financed with SU funds, pursuant to the terms of Article 2 of Decree No. 558/08.

Telecom Argentina’s Management, with the advice of its legal counsel, has filed appeals against SC Resolutions Nos. 53, 54, 59, 60, 61, 62, 69 and 70 presenting the legal arguments based on which such resolutions should be revoked. The deductions that were objected by the SC Resolutions amount to approximately $880 and are included in the credit balance mentioned in the second paragraph.

As of the date of issuance of these consolidated financial statements, the resolution of this appeal is still pending.

On September 13, 2012, the CNC required Telecom Argentina to deposit approximately $208. Telecom Argentina has filed a recourse refusing the CNC’s request on the grounds that appeals against the SC Resolutions are still pending of resolution. As of the date of issuance of these consolidated financial statements, although it cannot be assured that these issues will be favorably resolved at the administrative stage, Telecom Argentina’s Management, with the assistance of its legal advisors, considers that it has solid legal and de facto arguments to support the position of Telecom Argentina. Additional information is provided in r) of this Note.

FFSU — Impact in Personal

Since January 2001, Personal has recorded a liability related to its obligation to make contributions to the SU Fund. In addition, since July 2007 and in compliance with SC Resolution No. 80/07 and No.154/10 and CNC Resolution No. 2,713/07, Personal deposited the correspondent contributions of approximately $112 into an account held under their name at the Banco de la Nación Argentina in January 2011.

During the first quarter of 2011, the above mentioned funds were transferred to the trustee’s escrow account, in compliance with the provisions of SC Resolution No. 154/10 previously described. Since January 2011, the SU Fund contributions were made into such escrow account.

On January 26, 2011 the SC issued Resolution No. 9/11, establishing the “Infrastructure and Facilities Program”. The Resolution provided that telecommunication service providers could contribute to investment projects under this program, exclusively the amounts corresponding to their pending obligations of investment contributions born under Annex III of Decree No.764/00, before the effective date of Decree No. 558/08.

In March 2011, Personal submitted to the SC a $70 investment project, pursuant to SC Resolution No. 9/11, for the development of a network infrastructure in locations in the Northern Region of Argentina with no mobile coverage. Personal submitted its calculations from 2001/2007 related to the mentioned project to be financed through its own SU contribution of such periods as required by the SC.

On April 9, 2014 Personal filed an amendment proposal for the project within the scope of Resolution No. 9/11, pursuant to the SC’s request. This new filing consists only of additional detailed information about the project’s scope. As of the date of issuance of these consolidated financial statements, the project is pending of approval.

On July 5, 2012, the SC issued Resolution No. 50/12 pursuant to which it notified that the services referred to by the Mobile Communications Services Providers, which were filed as High Cost Areas or services provided in non-profitable areas, services provided to clients with physical limitations (deaf-mute and blind people), rural schools, and the request relating to the installation of radio-bases and/or investment in the infrastructure development in various localities, did not constitute items that may be discounted from the amount of contributions to the SU pursuant to the last part of Article 3 of Resolution No. 80/07, or Article 2 of Decree No. 558/08. It also provided that certain amounts already deducted would be used for investment projects within the framework of the Program of SC Resolution No. 9/11, or deposited in the SU Fund, as applicable.

Personal has filed an administrative action against SC Resolution No. 50/12, requesting its nullity. As of the date of issuance of these consolidated financial statements, the resolution of this matter is still pending.

On October 1, 2012, responding to an SC’s requirement, Personal deposited under protest approximately $23 in the SU Fund, corresponding to the assessment of the SU services provided by Personal since the issuance of Decree No.558/08, reserving its right to take all actions it may deem appropriate to claim its reimbursement, as informed to the SC and the CNC on October 15, 2012. Since August 2012, Personal is paying under protest of those concepts in their monthly affidavits.

The Management of Personal could not assure that this issue would be favorably resolved in the administrative stage.

(j) Spectrum

SC Resolution No. 38/14

On July 7, 2014, SC Resolution No. 38 was published in the Official Bulletin which announced a Public Auction process (the “Auction process”) for the awarding of the remaining frequencies of the Personal Communication Services (PCS), of the Cellular Mobile Radiocommunication Services (SRMC), as well as those of the new spectrum for the Advanced Mobile Communications Service (SCMA) recently created.

The Terms and Conditions organized the aggregate of the spectrum to be auctioned in 10 Lots, being the first one to be auctioned exclusively among entering operators. The Public Auction took place on October 31, 2014. Personal presented its economic bids and was awarded Lots 2, 5, 6 and 8. Telefónica Móviles Argentina S.A. (Movistar), América Movil S.A. (Claro) and Arlink S.A also participated in the Auction.

Through SC Resolution No. 79/14 the SCMA service was awarded to Personal, while through SC Resolutions No. 80/14, 81/14, 82/14 and 83/14 that were published in the Official Bulletin on November 27, 2014, the following frequency bands were awarded to Personal:

SC Resolution	Lot No.		Frequency Band	Exploitation area/ (Service)	Amount paid (in millions of US$)	Capitalized cost of acquisition (in millions of $)
80/14	5	PCS	1890-1892.5 Mhz and 1970-1972.5 Mhz	Northern (3G)	5.0	43
81/14	2	SRMC	830.25-834 Mhz and 875.25-879 Mhz	AMBA (3G)	45.0	387
82/14	6	PCS	1862.5-1867.5 Mhz and 1942.5-1947.5 Mhz	Southern (3G)	6.0	51
83/14	8	SCMA	1730-1745 Mhz and 2130-2145 Mhz	Country (4G) partial awarding	354.7	3,049
					410.7	(*) 3,530

(*) Includes $18 corresponding to the tax on debits to bank accounts that were capitalized in the cost of the licenses.

Personal paid for the awarded frequency bands, and also constituted the corresponding performance guarantees. In the case of Lot No. 8, the payment was made on account of the single and total price offered for this Lot.

Personal asked that the assignment of the Frequency Bands for the SCMA services in Lot No. 8, which was partially awarded to Personal through SC Resolution No. 83/14, be completed and reserved the applicable rights.

The full awarding of Lot No. 8 became essential for compliance with the commitments foreseen in the Auction Terms and Conditions. Once the awarding process was completed, Personal had access to SCMA Frequency Bands 713-723/768-778, and Personal paid the equivalent of US$ 247.3 million (the remaining balance of the bid) and constituted the performance guarantees of 15% of the said amount.

The Auction Terms and Conditions provided authorizations for the use of the auctioned frequency bands for a period of fifteen (15) years from the notification of the award. After this deadline the Regulatory Authority would extend the terms of use upon formal request of the awarded operator (which price and conditions would be set forth by the Regulatory Authority).

The Auction Terms and Conditions also established strict coverage and network deployment commitments which require significant investments to Personal. Additional information is provided in Note 18.e).

Through SC Resolution No. 25/15, issued on June 11, 2015, Personal was assigned Frequency Bands 713-723 MHz and 768-778 MHz, which composed Lot 8 and that were pending of assignment by the SC.

On June 25, 2015 Personal paid the offered amounts corresponding to the awarded Frequency Bands (which were equivalent to US$ 247.3 millions) pursuant to the provisions of the Bidding Terms and Conditions and its complementary clarifying documents, as a result of which the whole amount of the sum offered for Lot 8 was paid. In addition, in its bid documents, Personal stated that such Lot formed a unique and comprehensive block for purposes of complying with the obligations undertaken in connection with the deployment of the SCMA, also expressing that the Federal Government has the obligation to cause the awarded bands to be free from occupants and interferences.

SC Resolution No. 18/14, provided that the 698 to 806MHz frequency bands had to be disengaged before a two years deadline. Expired that period, the irradiating systems involved in the migration had to finish their emissions.

As of the date of issuance of these consolidated financial statements, the deadline provided by SC Resolution No. 18/14 for the disengagement of the 698 to 806MHz frequency band expired on July 18, 2016. However, such frequency band continues to be busy.

New Developments for fiscal year 2016

ENACOM Resolution No. 6,396/16, published in the Official Bulletin on July 22, 2016, provided that the licensees within the scope of the migration provided by SC Resolution No. 18/14 that are currently providing services within the 698 to 806MHz frequency band, may choose to: (i) temporarily continue providing their respective services in other frequencies corresponding to the bands allocated to the broadcasting service, particularly 512-698 MHz frequency band, subject to technical feasibility verified in each case, and for the term provided in section 2 of Resolution No. 6,396/16; or (ii) request the assignment of a bandwidth equivalent to that currently authorized, in 12.2 to 12.7 GHz destination band.

On the other hand, the “Authorization Agreement for the Use of Frequency Bands”, related to the bands awarded to Personal as a result of the public auction called pursuant to the provisions of SC Resolution No. 38/14 is still pending of execution by the Regulatory Authority.

Personal has filed a presentation before the ENACOM, requesting clarification on the timescale in which the operators involved in the migration should comply with the provisions of the ENACOM Resolution No. 6,396/16. In addition, Personal has requested the review of the proceedings related to the migration of services operating in the bands that were awarded to it through SC Resolution No. 25/15. As of the date of issuance of these consolidated financial statements, ENACOM has not responded to the request filed.

According to the provisions of Decree No. 1,340/16, the term of the authorizations for the use of frequencies of the Advanced Mobile Communications Service, as well as the corresponding deployment obligations, will be computed from the actual migration of the services currently operating in these bands in Area II (AMBA) (Additional information on the impact on Personal is disclosed in Note 3.i) and Note 18.e) to the consolidated financial statements as of December 31, 2016).

On January 18, 2017, Personal filed a letter to ENACOM expressing its interest in participating in the Auction, Offering or Reattribution procedure/s of frequency bands timely available within the scope provided by Law No 27,078 and consistent regulations, subject to the analysis of the conditions defined at that time. This includes the bands currently attributed to the Mobile Communications Service or Advanced Mobile Communications Service, as thus also any other band which, in the future, be attributed to the provision of such services among other frequencies in bands 2.5-2.6 Ghz, 3.4-3.7 Ghz, 450 Mhz, 600 Mhz, 700 Mhz, 800 Mhz, 850 Mhz, 900 Mhz, 1,900 Mhz, AWS, and extended Aws.

On January 31, 2017, Resolution of the Ministry of Communications 171-E 2017 was issued, approving the “Regulations of Refarming with Financial Compensation and Shared Use of Frequencies” (Reglamento de Refarming con Compensación Económica y Uso Compartido de Frecuencias). As a summary, the following provisions can be highlighted:

• Instructs ENACOM to analyze the technical feasibility and implement the allocation to the mobile service, with primary status, of the 450-470 MHz, 698-960 MHz and 2,300-2,400 MHz frequency bands. All of the above is to be used in the provision of SCMA or any other arising from technological developments.

• Provides the preventive suspension of the reception of awarding procedures in 1,427-1,518 and 3,300-3,600 MHz frequency bands.

• Modifies the spectrum cap, setting it in 140 MHz per provider for each area and/or operating location. For such purposes, the spectrum assigned to each company, its subsidiaries or controlling shareholders, directly or indirectly, or subject to common control or those holding more than 30% of the shares of another company, will be considered if, with such equity interest, holds a position of substantial influence in the decisions of such company. Any other subject or body may be included in the calculation of the spectrum awarded to any other subject or entity assigned to that spectrum when it is understood that any contractual linkage has been entered into to circumvent this limit.

• Instructs ENACOM to modify the “National Scheme of Attribution of Radio Spectrum Bands” (Cuadro Nacional de Atribución de Bandas del Espectro Radioeléctrico — “ER”) for the purpose of making available for MCS providers frequency bands suitable to that end.

• From the publication of the new bandwidth table and its respective channels, MCS providers will have a maximum of 15 working days to request their express assignment. Such allocations shall be made on equal terms and conditions as those required from other providers of similar service in the same band. This provision is complemented by section 9 of Resolution No. 1,034-E/17.

• The regulatory authority is delegated to ENACOM, who will provide the necessary complementary or explanatory rules for a better application of these provisions.

Through the Annex attached to the resolution, the “Refarming Regulation” is approved including a series of definitions that enable to properly understand the scope of the resolution. These definitions include the following:

Economic Compensation (EC): The amount established by ENACOM to be paid by the Authorized Provider for the implementation of the Refarming procedure, calculated on the basis of the values obtained from URV, RV and its application thereto of the relevant discounts according to the Coverage Obligations and other weightings carried out in the approving resolution.

Distinguishes between Provider, Authorized Provider: (licensee to which ENACOM authorizes a new mobile service of high spectral performance using Radio Spectrum frequencies previously authorized for the provision of another fixed or mobile service) and Incoming Provider (licensee that until the approval of the project requesting the re-allocation of frequency use through Refarming, was not providing PCS, SRMC, STM or SCMA. Any entity that, directly or indirectly, is the parent company of, controlled by, or subject to common control with, any entity that is providing PCS, CMRS or AMCS shall not be deemed as Incoming. Notwithstanding this, ENACOM may consider cooperatives or SMEs as Incoming, even when they are providing PCS, SRMC or SCMA in the virtual operator mode).

Reference Value (RV): Value based on the VUR to be calculated for the frequency bands originally assigned for other services.

Unitary Reference Value (URV): The value expressed in US$ cents per MHz per inhabitant, which will be the multiplication factor of the bandwidth and population of each of the localities covered by each submitted Project, for the purpose of the RV.

Principles of the Reclassification Procedure (Refarming): It will only be applicable to Frequency Bands for which, according to ENACOM opinion, there is “commercial availability of the technology ecosystem”. ENACOM will be entitled to determine, to its exclusive judgment, whether the applicant meets the necessary conditions for the provision of the services involved. It will also be empowered to impose coverage obligations and specific service goals. On the other hand, the authorizations resulting from the Refarming procedure may have extension terms similar to those of equivalent services.

The Refarming project: Each provider who requests the re-qualification of the RE having a use other than the one originally assigned must submit a project including at least:

• Description of the bands

• Area of coverage and affected localities

• Population

• Bandwidth

• 15-year customer estimate and associated Investment Plan

If the Project is approved, ENACOM shall publish it in the Official Bulletin with the level of detail required in the regulation (service plan, location, values, deadlines, etc.).

The deadline for the payment of the Financial Compensation will be 30 working days from the enactment of the Administrative Act. In the case of an SME or cooperative, a payment plan may be requested.

The URV shall be calculated on the basis of the arithmetic average of the final values resulting from auctions carried out in our country for each specific frequency band involved in the refarming procedure expressed in US$ cents per MHz per inhabitant.

In the absence of a national background, the market average retrieved in auctioning processes in each frequency band retrieved from publications of ITU, Organización para la Cooperación y el Desarrollo Económicos (CNUCYD), Conferencia de las Naciones Unidas sobre Comercio y Desarrollo (UNCTAD), among other multilateral organizations of reference, will be adopted. These values should be adjusted by comparative parameters reflecting the differences of scenarios with Argentina (PPP and ARPU). Once the URV is calculated, the next stage is to determine the RV, which is obtained by multiplying the URV of each band by MHz and the population of each location.

The amount of the EC will emerge when applying discounts to the VR, according to the impact in the Discounted Cash Flow (CDF) that coverage obligations and goals of service established by ENACOM may have, as well as the speed of network services deployment calculated from the investment amounts of the first 5 years with respect to the total amount of the Project. In each Project, the provider may propose returning to the State portions of the spectrum not used in the Refarming, which may be applied to deduct the calculated value of the RV.

In addition, ENACOM Resolution No. 1,033-E/17, issued on February 20, 2017 provided to allocate the frequency bands between 905-915 MHz, and 950-960 MHz to the Mobile Service with primary status, and the use of the frequency bands between 905-915 MHz, and 950-960 MHz for the provision of the Advanced Mobile Communications Service.

ENACOM Resolution No. 1,034-E/17, also issued on February 20, 2017, allocated the frequency band between 2,500-2,690 MHz to the Mobile Service with primary status, and the use of the frequency band between 2,500-2,690 MHz for the provision of the Advanced Mobile Communications Service, in addition to current services when their coexistence is possible.

On March 7, 2017 ENACOM Resolution No. 1,299-E/17 was published in the Official Bulletin. This Resolution approved the Refarming Project with Financial Compensation and Shared Use of Frequencies to Nextel Communications Argentina SRL (“Nextel”), to provide the Advanced Mobile Communications Service, granting this company the registration for the provision of such service, and authorizing it to:

•                  use frequencies between 905-915 MHz and 950-960 MHz in accordance with the provisions of ENACOM Resolution No. 1,033-E/17 and channels 7 to 10, and 7’ to 10 ‘ in FDD mode, provided in the Annex of Resolution No. 1,034-E/17, for the provision of the Advanced Mobile Communications Service in locations and areas described in the Project approved by the Resolution.

•                  use frequencies between 2,550-2,560 MHz, and between 2,670-2,680 MHz exclusively for migrating users from pre-existing services, for a 2-year period, term in which it should additionally resolve the final destination of those users. Once the migration is completed, or the 2-year term expires, whichever occurs last, Nextel may use channels 11 and 12, and the corresponding 11’ and 12’ in FDD mode, provided in the Annex to Resolution No. 1,034-E/17, for the provision of the Advanced Mobile Communications Service in locations and areas described in the Project hereby approved.

The Resolution provides as URV for the radio spectrum the following bands involved in the project:

•                  900 MHz Band = 0.1841 (US$/MHz/inhabitant)

•                  2,600 MHz Band = 0.0423 (US$/MHz/inhabitant)

RV for frequencies involved in the Project in FDD mode is set in US$178,419,397 calculated pursuant to Section 7 of MINCOM Resolution No. 171-E/17, based on the URV provided in the foregoing section.

The rule establishes that the following discounts and weighting factors will be applied, which shall be calculated pursuant to section 7 of MINCOM Resolution No. 171-E/17, and which in detail will be used in order to determine the amount of the Financial Compensation that will be part of the agreement to be settled.

•                  Discounts:

• The amount equivalent to the frequencies of the spectrum whose return is provided in section 7 therein, and whose value will be calculated according to the URV provided in section 8 herein, as appropriate.

•The amount corresponding to the valuation of the Coverage Obligations provided by section 10 of the regulation.

•                  Weighting Factors:

•The speed of networks and service deployment calculated from the amount of investment for the first five years, with respect to the total Project hereby approved.

•The speed of deployment of the Coverage Obligations provided in section 10 therein.

The approved Project has not been published and its implementation is subject to the issuance of the agreement specifying the terms, conditions, goals, obligations and other issues inherent to the provision of Advanced Mobile Communications Service, which is pending of subscription.

Telecom Argentina and Personal, with the assistance of its legal advisors, are analyzing the impact that the application of the provisions of MINCOM Resolution No. 171-E/17, ENACOM Resolution No. 1,034-E/17and ENACOM Resolution No. 1,299-E/17 may have on their business.

(k) SC Resolution No. 1/13 - Contingency plan for service provision in case of emergencies

On April 8, 2013, SC Resolution No. 1/13 was published in the Official Bulletin, establishing that all mobile operators should guarantee the service provision, even in emergency situation or catastrophe, in which case the normal service provision must be restored in a maximum period of one hour. Mobile operators must, in all cases, prioritize the access to emergency services in the affected areas.

In addition, SC Resolution No. 1/13 established that mobile operators present within 45 days a Contingency Plan for emergency situations, for purposes of guaranteeing the continuity of services in such circumstances.

As of the date of issuance of these consolidated financial statements, Personal has appealed SC Resolution No. 1/13 exposing the arguments by which the mentioned resolution should be released. However, Personal has met its commitment to present a Contingency Plan for emergency situations.

On January 26, 2015, the CNC provided comments on Personal’s Contingency Plan and also required the reporting of the measures chosen to implement the Plan and the status thereof. Personal filed to AFTIC a new Contingency Plan with the required amendments. As of the date of issuance of these consolidated financial statements, the Regulatory Authority has not pronounced on this matter.

(l) SC Resolution No. 5/13 — Telecommunication service quality regulation

On July 2, 2013, SC Resolution No. 5/13 was published in the Official Bulletin. This Resolution approved a “telecommunication service quality regulation”, establishing, among others, new quality parameters required for telecommunication services provided through mobile and fixed public networks, for all the operators in Argentina, as well as the obligation to provide periodic information to the CNC.

CNC Resolution No. 3,797/13 was published in the Official Bulletin on November 13, 2013, supplementing SC Resolution No. 5/13 and approving the Audit Procedures and Technical Verification of Service Quality Regulation of Telecommunications Services Manual.

Pursuant to the provisions of CNC Resolution No. 3,797/13, Telecom Argentina and Personal have submitted their respective “Technical Reports” (detailed technical specifications of the measurement process) and have made their submissions providing the required information pursuant to the provisions of SC Resolution No. 5/13.

On August 14, 2014 the CNC notified Telecom Argentina and Personal that the audits and technical verifications that the Regulatory Authority shall perform on the supply of services regarding licenses of Telecom Argentina and Personal will be performed following the processes and methods of measurement exhibited in the respective presentations of the “Technical Reports”. The CNC also notified Telecom Argentina that these shall be carried out using the principles set forth in SC Resolutions No.5/13 and CNC No.3,797/13. Notwithstanding, the CNC developed verification tasks of the mobile services by means of tests of calls and data with measuring mobile devices in different locations of the country using procedures different from those defined in the Quality Regulation and published the results at “quenosecorte.gob.ar”.

Within the scope of said verifications, the CNC initiated penalty processes against Personal for alleged non-compliance with CNC Resolution No. 3,797/13. The Management of Personal has in a timely basis submitted its solid legal defense against these claims.

Since the enforceability of this Resolution is subject to the compliance of certain steps for its implementation with the previous approval of the Regulatory Authority, Telecom Argentina and Personal have carried out the corresponding reservations of their rights in each of their submissions. In addition, Telecom Argentina has stated in its different submissions that, due to the special circumstances that affected its tariff structure, the compliance of the burdensome operative and customer service parameters set forth in SC Resolution No. 5/13 should not apply.

(m) Regulation of Virtual Mobile Operators

SC Resolution No. 68/14, published in the Official Bulletin on October 28, 2014, approved the Regulation of Virtual Mobile Operators (“VMO”) and the Basic Requirements for VMO Agreements. Among its provisions, the Resolution states that the Network Mobile Operators (“NMO”) that have spectrum and infrastructure, shall annually file a reference offer for those interested in providing services as VMO, in which they will set forth the technical and economic conditions, which shall be reasonable and non-discriminatory. The Resolution also provides the modalities and procedures for the provision of such services. According to Article 2 of the Annex of the Resolution, the Regulation is applicable to SCMA.

Ministry of Communications Resolution No. 38/16, issued on May 5, 2016, approved the new Regulation of Virtual Mobile Operators (“VMO”) and revoked SC Resolution No. 68/14, which had approved the Regulation of Virtual Mobile Operators previously provided by former SC.

The mentioned Resolution provides that Network Mobile Operators (“NMO”), which have spectrum and infrastructure (among them, Personal), must submit, within 120 calendar days since the Resolution publication, a Reference Offer (“the RO”) for those interested in providing VMO services. The RO must be published annually in the NMO and on the Regulatory Authority official web site, and shall provide the economic and technical conditions (that will be freely established between the parties, reasonable, and non-discriminatory), clearly detailing the prices and conditions of each of the benefits and services to be provided.

This new Regulation is applicable for Mobile Communications Service (SCM), which includes Mobile Telecommunication Services (STM), Cellular Mobile Radio-communications Services (SRMC), Personal Communications Services (PCS) and Mobile Advanced Communications Services (SCMA). The Resolution also provides the procedures for the Services Agreements subscription between the NMO and the VMO, which will determine the terms and conditions under which the NMO will provide telecommunications network access and, where appropriate, telecommunications network interconnection the VMO.

On September 1, 2016, Personal filed a presentation to the Ministry of Communications through which it exposed substantial grounds for finding essential the suspension of the deadline for submission of the OR provided in Section 2 of Ministry of Communications Resolution No. 38/16, until the 700MHz frequencies comprising Lot 8 (awarded and paid by Personal) were in full conditions of use and until the spectrum of Lot 1 of the Frequency Bands Public Auction developed by SC Resolution No. 38/14 was allocated and “on-air”. Through the mentioned presentation it was also requested: a) the removal of Section 10 of Annex I of the above-mentioned rule (which does not allow agreements with VMO on an exclusive basis); b) that ENACOM enclose interference measurements carried out in the 700MHz Band awarded to Personal; and c) that ENACOM informs whether it has definitively resolved all the claims filed by the users of such band.

Notwithstanding its presentation, on January 12, 2017, ENACOM charged Personal for for non- compliance with the RO presentation. Personal has submitted its discharge rejecting the accusation and has submitted its RO, which validity is subject to the resolution of the legal issues exposed in its submissions.

(n) Decree No. 798/16: National Plan for the Development of Competitiveness Conditions and Quality of Mobile Communications Services

Decree No. 798 published in the Official Bulletin on June 22, 2016 — issued within the scope of the Ministry of Communications— approved the National Plan for the Development of Competitiveness Conditions and Quality of the Mobile Communications Services, which has its strategic focus on encouraging greater efficiency in the market, with quality services at fair and reasonable prices.

The above mentioned plan provides that within 90 days the Ministry of Communications shall, i) start the process of adaptation of the scheme approved by Resolution SC No. 157/97 (CPP scheme) to the provisions of the LAD; ii) update the General Regulation of MCS customers along with the process initiated by the Resolution SC No. 12/13, proving for the existence of mechanisms that would allow customers to access information about the quality of the service and to get benefits and/or compensation in their services in case of non-compliance with the established quality standards; (iii) start the process of adaptation of the “Regulation on Administration, Management and Control of Frequency Bands” (Reglamento sobre Administración, Gestión y Control del Espectro Radioeléctrico”), to the provisions of the LAD, in order to introduce greater competitiveness in all services; (iv) update the “National Scheme for the Granting of Frequency Bands” (Cuadro Nacional de Atribución de Bandas del Espectro Radioeléctrico) so as to increase the availability of frequencies for the provision of mobile communications services, for which purpose the procedures provided in section 30 of the LAD will be initiated; v) incorporate to the “Universal Service General Regulation” (Reglamento General del Servicio Universal) approved by Resolution ENACOM No. 2,642/16, the granting of priority to consider -in programs with SU Funds- projects eligible to be developed in those Municipalities which have adopted the legislation proposed in the “Code of Good Practices for the Deployment of Mobile Communication Networks” (Código de Buenas Prácticas para el Despliegue de Redes de Comunicaciones Móviles) provided by the “Argentine Federation of Municipalities and the Operators of Mobile Communications” (Federación Argentina de Municipios y los Operadores de Comunicaciones Móviles”) and supported by the former SC of the former Ministry of Federal Planning, Public Investment and Services on August 20, 2009, or those contemplating rules of similar characteristics that would not prevent, in fact or Law, the deployment of such networks; (vi) develop a National Contingency Plan for disaster situations; and (vii) Update the National Interconnection Regulations and Licensing for Telecommunications Services and the Scheme of Portability Number approved by Resolution SC No. 98/10.

This Decree also provides that the Ministry of Communications, through the ENACOM, shall, in a 60-calendar-day term, prepare measurement protocols that would enable to show the quality perception of MCS users, taking into account UIT parameters, and review and update quality standards for the ICT service networks through all the corresponding areas.

In addition, the ENACOM shall perform measurements of non-ionizing radiations in order to control that these remain within non-harmful levels to human health, and the “Administration Agency for State Property” (Agencia de Administración de Bienes del Estado - AABE) shall in its role as governing Body of the state property policy, perform procedures and administrative acts and relevant contracts to grant the use for valuable consideration of terraces, roofs, towers, solar and/or any installation, plant or property sector of the State that are suitable for the installation of supporting structures of antennas, equipment and installations associated with telecommunications, information technologies and communications and/or audiovisual communication services. The AABE will make available for the licensees of such services and for independent companies sharing passive infrastructure, the listing of state properties potentially suitable for such facilities.

Among other aspects, the Decree provides that, as a way to encourage the rapid deployment of networks and the infrastructure sharing, rent fees will not be charged for a 1-year period for the use of state property in which base stations are installed within 3 months of publication of the rule in the Autonomous City of Buenos Aires, or within 6 months in the rest of the country. Under the same condition, this period will be extended to 3 years when the infrastructure is shared by two Mobile Services Licensees, and to 4 years when it is shared by more than two. Identical benefit will be granted if it is a sharing independent company of passive infrastructure, and the above conditions are met.

In this regard, it is worth mentioning the agreement signed on April 27, 2016 between Personal, AMX Argentina S.A., Telefónica Móviles Argentina S.A., the Ministry of Communications and the Government of the City of Buenos Aires, to facilitate the deployment of network infrastructure in the area of Comuna 1 of the Autonomous City of Buenos Aires, including the use of roofs and luminaries of the GCBA.

As of the date of issuance of these financial statements, the issuance of the rules regulating the above mentioned provisions is still pending.

Through Resolution No. 5/2017 of the Ministry of the Interior, Public Works and Housing Court of Appraisals of the Nation (February 1, 2017), initial monthly rent fees for the year 2017 were approved, for the use against payment of terraces, roofs, solar towers or any installation, plant or sector of state property that are suitable for the installation of supporting structures of antennas, equipment and installations associated with telecommunications, information technologies and communications and audiovisual communication services.

(o) Mobile Services Partial Interruption

On October 5, 2016, while upgrading some Personal’s network equipment, an equipment failure caused difficulties in establishing voice communications in some random areas for approximately five hours. The rest of the mobile services, such as data, were not affected. Clients could continue communicating by data instant messaging and other applications without inconveniences. The failure affected approximately one million mobile subscribers across the country.

Due to this partial interruption, during October 2016, Personal subsidized to its prepaid subscribers a full day of calls to other Personal’s subscribers and also subsidized to postpaid subscribers a full day of their monthly charges.

(p) “Tax Stability” principle: impact of variations in Social Security contributions

On March 23, 2007, the SC issued Resolution No. 41/07 relating to the impact of variations in social security contributions occurring after November 8, 1990 and the proposed use for the resulting savings and increases in contribution rates that have occurred.

Telecom Argentina had recorded a liability related to the savings caused by reductions in the levels of social security contributions initially earmarked for the argentina@internet.todos Program. The mentioned savings were substantially generated during fiscal year 2000. Resolution No. 41/07 allowed Telecom Argentina to recover the increases in social security contributions that it has to pay as a consequence of the increase in social contributions rates.

Within this context and considering applicable the principle of tax stability provided by the Transfer Agreement approved by Decree No. 2,332/90, the Resolution authorized the aforementioned savings being offset with the amounts arising from the application of the mentioned increases.

The offset of both concepts and the determination of a balance, were subject to the audit results performed by the Regulatory Authority according to the information provided by Telecom Argentina. The mentioned audit was performed during the third quarter of 2007. Telecom Argentina took knowledge of the proceedings, in which the CNC recognized a receivable arising from increases in social contributions within the scope of Resolution No. 41/07, and cancelled payables arising from reduction in social contributions taxes with the Regulatory Authority and other sanctions imposed to Telecom Argentina.

As of December 31, 2016, Telecom Argentina has a net receivable of $34 which, in addition to the receivable of $23 corresponding to the IDC as explained in (q) below, is included in the line item “Other receivables”.

Since Resolution No. 41/07 provides Telecom Argentina the right to offset receivables with existing and/or future regulatory liabilities and, given Telecom Argentina’s intention to exercise this right, the receivable was recorded net of several provisions. As of December 31, 2016, the provisions which can be offset with the receivables arising from Resolution No. 41/07 and from IDC amounted to $57.

It is worth mentioning that since December 2008, Telecom Argentina continued its practice of billing customers for the increases in its social security contribution rate accrued from October 2008, applying the same method used to bill the IDC.

(q) Tax on deposits to and withdrawals from bank accounts charged to customers

On February 6, 2003, the Ministry of Economy, through Resolution No.72/03, defined the method to allow, going forward, rate increases on Basic Telephone Services reflecting the impact of the IDC. The amount of tax charged must be shown separately in customers’ bills. Telecom Argentina has determined the existence of a remaining unrecovered amount of approximately $23 that arose before the issuance of Resolution No. 72/03.

In April 2007, Telecom Argentina provided the CNC with supporting documentation about this amount and in May 2007 filed its preliminary economic evaluation to the Regulatory Authority. Telecom Argentina took knowledge of the Regulatory Authority’s documentation which corroborates the amount claimed by Telecom Argentina and provides a similar offsetting method pursuant to Resolution No. 41/07 (as described in (p) above). As a result, Telecom Argentina recorded as “Non-current Other receivable” a total of $23. This receivable is also included in the provisions for regulatory matters described above.

(r) Dollarization and pesification of rates

Convertibility period of the peso to the US dollar: dollarization rates.

On November 28, 1991 Telecom Argentina and Telefónica signed an agreement with the Argentine government related to the rate regime, which was ratified by Decree No. 2,585/91 and was effective from December 18, 1991. The most relevant aspects included in this agreement that amended the rate regime provided by the Transfer Agreement were:

1. The rate, measured in basic telephone pulses, was set in US dollars, adjustable twice a year (April and October) based on the variation of the U.S. C.P.I. (all items). These rate adjustments did not require the prior approval of the Regulatory Authority. Since 2000 these rate adjustments were not applied according to agreements signed with the SC, which delayed its implementation. Subsequently, in October 2001, an injunction prevented the continuity of application, as indicated in o) above.

2. The customers billing continued performing in local currency.

Rates pesification: regulated public services rates freezing

On January 6, 2002, the Argentine government enacted Law No. 25,561, Ley de Emergencia Pública y Reforma del Régimen Cambiario (the “Public Emergency Law”). This Law, by Article 8, annulled adjustment clauses in dollars or other foreign currencies and indexation clauses based on price index and any other indexation method. As a consequence, from that date Telecom Argentina’s rates were set in pesos at the exchange rate $1 argentine peso per US$ 1. As a consequence, regulated fixed service tariffs remained frozen until the end of the year 2015. Such freezing of tariffs violated the Transfer Contract and regulations that supplemented it.

The Transfer Agreement and the resolution of the regulatory issues that negatively affected the operations of Telecom Argentina since the enactment of the Public Emergency Law and the Exchange Regime System Reform in January 2002 (pesification of rates, lack of compensation for SU features, increased penalties for delays in repairing and installation in fixed telephony, etc.), have not been fulfilled by the Argentine government making it responsible for the damages caused.

Additional information on Telecom Argentina’s tariffs pesification, Letters of Understanding with the National Government / UNIREN and Price Cap are presented in consolidated financial statements of prior years.

(s) Other regulations

“Buy Argentine” Act

According to the provisions of Article 1 of Law No. 25,551, which is regulated by Decree No. 1,600/02, Telecom Argentina, as a public fixed telephone service licensee, and their respective direct subcontractors, shall give preference to the purchase or lease domestic goods and services.

Article 2 of the mentioned law provides that a good or service is of domestic origin when it has been produced or extracted in Argentina, provided that the cost of raw materials, supplies or nationalized imported materials do not exceed 40% of the goods or services gross production value.

Article 3 of the mentioned law provides that the preference established in Article 1 to domestic goods or services will apply when, for identical or similar goods or services, under cash payment terms, the price is equal to or lower than the price of imported goods or services, increased by 7% when the offering of the good or services is carried out by companies qualified as SME, and 5% when the offering of the good or services is carried out by other companies. For comparison purposes, the price of imported goods shall include import duties and taxes and all expenses required for its nationalization.

The mentioned law provides that the hiring companies shall announce their tenders in the Official Bulletin as required by the regulation involved, so as to provide all possible bidders timely access to information that enables them to participate in the mentioned tender. It is worth mentioning that the communication provided in the hiring processes law for purchases subject to the Buy Argentine Act, establishes a considerable period prior to the issuance of the purchase order. The mentioned Act also establishes criminal sanctions for non-compliance.

Relating to services acquisitions, Decree No. 1,600/02 refers to Law No. 18,875, which provides the obligation to hire only companies, consultants and domestic professionals, as defined in the mentioned Law. Any exceptions must be approved by the competent Ministry.

In August 2004, the CNC Resolution No. 2,350/04, approved the “Procedure for the accomplishment of the Buy Argentine Act”, which includes the obligation to submit semiannual affidavits related to the compliance with the Act. The Act provides an administrative sanctions procedure for non compliance with this information procedure.

It is worth mentioning that this Act provides to Telecom Argentina less operational flexibility related to, among other matters, the terms lengthening in tenders, authorizations management prior to acquisitions and higher administrative expenses for the required semiannual information submission.

Regulation Draft for Mobile Communication Service Subscribers

SECTIC Resolution 6-E/16 issued on September 16, 2016 declared the opening of the Procedure provided by the “General Regulation for the Participatory Formulation of Regulations” (Reglamento General para la Elaboración Participativa de Normas) in relation to the draft of “Regulation for Mobile Communication Service Subscribers” (Reglamento de Clientes de los Servicios de Comunicaciones Móviles) published in the Official Bulletin and on the ENACOM website. This Procedure invites citizens to express their opinions and proposals regarding the Regulation draft. The deadline for opinions and proposals submission expired on November 1, 2016. Personal submitted its comments to the Regulation draft.

Amendment Draft to the “Number Portability Regulation”

Through SECTIC Resolution 7-E/16 issued on September 16, 2016, the ICT Secretary declared the opening of the Consultation Document procedure provided by the “General Regulation of Public Hearings and Consultation Documents for Communications” (Reglamento General de Audiencias Públicas y Documentos de Consulta para las Comunicaciones), in relation to the “Number Portability Regulation” Amendment Project. The submission of opinions and proposals deadline expired on October 17, 2016. Personal submitted its opinion to the amendments proposed in the published draft.

Document on “Consultation on Interconnection and ICT Services Network Access”

Through SECTIC Resolution 9-E/16: published on September 22, 2016, the ICT Secretary declared the opening of the procedure provided by the “General Regulation of Public Hearings and Consultation Documents for ICT Services” in relation to the document “Consultation on Interconnection and ICT Services Networks Access”. On October 20, 2016, Telecom Argentina submitted to the ICT Secretary its opinions and proposals for the published consultation.

Identification of Users of the Mobile Communications Service

Through Resolution No. 6-E/16, issued on November 10, 2016, the Ministry of Security and MINCOM, decided jointly to instruct ENACOM to adopt, within a period of 15 days, the necessary measures to identify all Mobile Communications Service users of the country in a Mobile Communications Service Identity Record.

ENACOM Resolution No. 8,507-E/16, published on December 2, 2016, approved the Regulation for the Mobile Communications Services user’s identity validation. Personal is developing the necessary actions and implementations in order to comply with the registration guidelines of its subscribers, provided in this regulation.

“Consultation on ICT Services Licenses Regulation” Document

MINCOM and SECTIC Resolution No. 1-E/17, issued on January 20, 2017, declared the opening of the Consultation Document procedure provided in Annex I of the “General Regulations for Public Hearings and Communications Consultation Documents”, in relation to “ICT Services Licenses Regulation” project.

Blocking Procedure for handsets with Theft or Loss Report and Identification of Irregular IMEIS

ENACOM Resolution No. 2,459/16, published in the Official Bulletin of May 20, 2016, approved the “Terminal Blocking Procedure for handsets with Theft or Loss Report and Identification of Irregular IMEIS”, for the purpose of establishing the obligations to be complied by Mobile Communications Service Providers and Virtual Mobile Operators regarding the blocking of mobile handsets with theft or loss report, and the identification of Irregular IMEIs operating on their networks, as well as the obligations of loading and updating negative databases, or “negative list”.

The Regulation entered into force since July 6, 2016 and among its main provisions establishes that SCM users should report the theft or loss of their telephone line and its associated ETM to its PSCM, which should block the Telephone line and its last associated IMEI without any exception, by including the latter in its Negative Database (BDN) at the time of receiving the complaint. The PSCM and the MVNO should make available to the users different channels of contact for the receipt of complaints, among which stand out: i) Personalized Attention in branches and customer service centers; Ii) Telephone Assistance, through a unique and free number to which the user must have access both by mobile telephone network and by fixed telephone network; Iii) PSCM Web site.

The PSCM shall exchange their BDNs in order to ensure that the IMEIs contained therein are blocked or enabled in all networks, with a period of EIGHT (8) hours, and shall include the Authority Of Application in the circuit of exchange of registrations, so that the latter updates the Administrative Database, administered by the Application Authority.

The standard establishes control mechanisms in relation to Irregular IMEIs, which provide that the PSCM must arbitrate the necessary means to analyze their networks in order to detect the activity of ETM with Irregular IMEI, for later blocking, providing a Term for its implementation of 180 days, counted from the effective date of the Regulation.

It is also provided that the PSCM should block and include in their BDN all invalid IMEI detected. For the cases of the ETMs associated with a telephone line prior to the present time, the PSCM shall, within a period of TWO (2) years, block and include in the BDN all invalid IMEI detected in their Networks.

Personal is developing the necessary system implementations in order to comply with the provisions of this Regulation.

Request for preliminary opinion on the eventual case of corporate integration

During 2016 Telecom Argentina’s Management started a project to analyze the technical feasibility of a corporate integration with Personal, in order to simplify the business processes and reduce the cost structure of the Group. Within the framework of this Project, in December 2016, Telecom Argentina and Personal requested to ENACOM a preliminary opinion on the conditions of the transfer of licenses and frequencies of Personal in favor of Telecom Argentina, prior to any corporate integration decision that the Directors of both companies would decide. In February 2017, clarifications were provided on the reasons for the request made. As of the date of issuance of these consolidated financial statements, the Regulator’s response is still pending.

Tuves’ shares purchase option for Núcleo

On October 4, 2016, Núcleo’s Board of Directors authorized the execution of the shares purchase option that TU VES S.A (Chile) granted to Núcleo in order to acquire the controlling interest in Tuves.

On October 6, 2016 Tuves’ shareholders accepted Núcleo’s proposal for executing the shares purchase option (70% Tuves’ total capital), which is subject to the CONATEL’s previous approval.

As of the date of issuance of these consolidated financial statements, the CONATEL has not concluded on this matter.

Note 3 — Significant accounting policies

a)             Going concern

The consolidated financial statements for the years ended December 31, 2016, 2015 and 2014 have been prepared on a going concern basis as there is a reasonable expectation that Sofora and its subsidiaries will continue its operational activities in the foreseeable future (and in any event with a time horizon of more than twelve months).

b)             Foreign currency translation

Items included in the financial statements of each of the Telecom Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in Argentine pesos ($), which is the functional currency of all Telecom Group’s companies located in Argentina. The functional currency for the foreign subsidiaries of the Telecom Group is the respective legal currency of each country.

The financial statements of Telecom Argentina’s foreign subsidiaries (Núcleo, Personal Envíos, Telecom USA and Springville —up to February 2014—) are translated using the exchange rates in effect at the reporting date for assets and liabilities while income and expenses are translated at the average exchange rates for the year. Exchange differences resulting from the application of this method are recognized in Other Comprehensive Income. The cash flows of foreign consolidated subsidiaries expressed in foreign currencies included in the consolidated statement of cash flows are translated at the average exchange rates for each year.

c)              Foreign currency transactions

Transactions in foreign currencies are translated into the functional currency using the foreign exchange rate prevailing at the date of the transaction or valuation where items are re-measured. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the foreign exchange rate prevailing at the reporting date. Exchange differences are recognized in the consolidated income statement and are included in Financial income/expenses as Foreign currency exchange gains or losses.

d)             Consolidation

These consolidated financial statements include the accounts of Sofora and its subsidiaries over which it has effective control (Nortel, Telecom Argentina, Personal, Núcleo, Micro Sistemas, Telecom USA, Personal Envíos and Springville — up to February 2014—) as of December 31, 2016, 2015 and 2014.

Control exists when the investor (Sofora) has power over the investee; exposure, or rights, to variable returns from its involvement with the investee and has the ability to use its power to affect the amount of the returns. Subsidiaries are fully consolidated from the date on which control is transferred to Sofora. They should be deconsolidated from the date that control ceases.

In the preparation of the consolidated financial statements, assets, liabilities, revenues and expenses of the consolidated companies are consolidated on a line-by-line basis and non-controlling interests in the equity and in the profit (loss) for the year are disclosed separately under appropriate captions, respectively, in the consolidated statement of financial position, in the consolidated income statement and in the consolidated statement of comprehensive income.

All intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

Financial year-end of all the subsidiaries’ financial statements coincides with that of the Parent and are prepared as of the same closing date and in accordance with the same accounting policies.

e)              Revenues

Revenues are recognized to the extent that it is considered probable that economic benefits will flow to the Telecom Group and their amount can be measured reliably. Final outcome may differ from those estimates.

Revenues are stated net of discounts and returns.

The Telecom Group discloses its revenues into two groups: services and equipment. Service revenues are the main source of income for the Telecom Group and are disclosed by nature: Voice services, Internet services and Data transmission services. This classification of revenues is given by different commercial offers and products, type of contracts and kind of customers. Equipment sales represent a precursor of the mentioned service revenues; therefore, the Group only sells equipment to customers and, from time to time, the Management of Personal and Núcleo decide to sell mobile handsets at prices lower than their respective costs in order to acquire new contracts with a minimum non-cancelable period of permanence.

Other income mainly includes penalties collected from suppliers which are realized in the ordinary course of business but are not the main business objective.

The Telecom Group’s principal sources of revenues are:

Fixed telecommunication services and products

Domestic services revenues consist of monthly basic fees, measured service, long-distance calls and monthly fees for additional services, including call forwarding, call waiting, three-way calling, itemized billing and voicemail.

Revenues are recognized when services are rendered. Unbilled revenues from the billing cycle dating to the end of each month are calculated based on traffic and are accrued at the end of the year.

Basic fees are generally billed monthly in advance and are recognized when services are provided. Billed basic fees for which the related service has not yet been provided are deducted from corresponding accounts receivable. Revenues derived from other telecommunications services, principally network access, long-distance and airtime usage, are recognized on a monthly basis as services are provided.

Revenues from the sale of prepaid calling cards are recognized on the basis of the minutes used, at the contract price per minute, or when the card expires, whichever happens first. Remaining unused traffic for unexpired calling cards is shown as “Deferred revenue on prepaid calling cards” under Deferred revenues line item in the statement of financial position.

Interconnection charges represent amounts received by Telecom Argentina from other local service providers and long-distance carriers for calls that are originated on their networks and transit and/or terminate on the Telecom Argentina’s network. Revenue is recognized as services when they are provided.

Traffic revenues from interconnection and roaming are reported gross of the amounts due to other telecommunication operators.

Non-refundable up-front connection fees for fixed telephony, data and Internet services that are non-separable from the service are accounted for as a single transaction and deferred (as well as the related costs not in excess of the amount of revenues) over the term of the contract or, in the case of indefinite period contracts, over the average period of the customer relationship (approximately 8 years in the case of fixed telephony’s voice services).

Reconnection fees charged to customers when resuming service after suspension are deferred and recognized ratably over the average life for those customers who are assessed a reconnection fee. Associated direct expenses are also deferred over the estimated customer relationship period up to an amount equal to or less than the amount of deferred revenues. Generally, reconnection revenues are higher than its associated direct expenses.

Revenues from sales of goods, such as telephone and other equipment, are recognized when the significant risks and rewards of ownership are transferred to the buyer.

Revenues on construction contracts are recognized based on the stage of completion (percentage of completion method). When the outcome of a construction contract can be estimated reliably, contract revenue and contract costs associated with the construction contract are recognized as revenue and expenses respectively by reference to the stage of completion of the contract activity at the end of the reporting period. When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as an expense immediately. When the outcome of a construction contract cannot be estimated reliably, contract revenue is recognized only to the extent of contract costs incurred that are likely to be recoverable.

No revenue or costs on construction contracts were recorded for years 2016 and 2015, respectively.

Revenue on construction contracts recognized in the year ended December 31, 2014 amounted to $7. The 2014 agreement provides finance within 48 months from November 2014, the date when the implementation of the project was effective. As of December 31, 2016, $17 are receivables.

Cost on construction contracts recognized in the year ended December 31, 2014 amounted to $6.

Revenue from international telecommunications services mainly includes voice and data services and international point-to-point leased circuits. Revenues from international long-distance service reflect payments under bilateral agreements between Telecom Argentina and foreign telecommunications carriers, covering inbound international long-distance calls. Revenues are recognized as services when they are provided.

Data and Internet revenues mainly consist of fixed monthly fees received from residential and corporate customers for data transmission (including private networks, dedicated lines, broadcasting signal transport and videoconferencing services) and Internet connectivity services (dial-up and broadband). These revenues are recognized as services when they are rendered.

Mobile telecommunication services and products

Telecom Group provides mobile services throughout Argentina via cellular and PCS networks. Cellular fees consist of monthly basic fees, airtime usage charges, roaming, charges for TLRD, CPP charges and additional charges for VAS, including call waiting, call forwarding, three-way calling, voicemail, SMS, GPRS, Mobile Internet and for other miscellaneous cellular services. These revenues are recognized as services when they are rendered.

Basic fees are generally billed monthly in advance and are recognized when services are provided. Billed basic fees for which the related service has not yet been provided are deducted from the corresponding accounts receivable.

Revenues from the sale of prepaid calling cards are recognized on the basis of the traffic used, at the contract price per minute, or when the card expires, whichever happens first. Remaining unused traffic for unexpired calling cards is shown as “Deferred revenue on prepaid calling cards” under Deferred revenues line item in the statement of financial position.

Revenues from sales of goods, such as handsets, sim cards, tablets, smartphones and other equipment are recognized when the significant risks and rewards of ownership are transferred to the buyer.

Personal and Núcleo offer to their subscribers a customer loyalty program. Under such program Personal and Núcleo grant award credits as part of the sales transactions which can be subsequently redeemed for goods or services provided by Personal and Núcleo or third parties. The fair value of the award credits is accounted for as deferred revenue, and recognized as revenue when the award credits are redeemed or expire, whichever occurs first. Those revenues are classified as service or goods revenues depending on the goods or services redeemed by the customers.

Applicable to both fixed telephony and mobile telephony, for offerings including separately identifiable components (as equipment and service), Telecom Argentina and its subsidiaries recognize revenues related to the sale of the equipment when it is delivered to the final customer whereas service revenues are recorded when rendered. The total revenue generated by this type of transactions is assigned to the separately identifiable units of accounting based on their fair values, provided that the total amount of revenue to be recognized does not exceed the contract revenue. IFRS does not prescribe a specific method for such assignation of revenue. However, telecommunications industry practice generally applies the method known as “residual method”, which was used in the preparation of the present consolidated financial statements. The “residual method” requires identifying all the components that comprise a transaction and allocating its fair value on an individual basis to each of them. Under this method, the fair value of a delivered item (which could not be individually determined) is determined as the difference between the total arrangement consideration and the sum of the fair values of those elements for which fair value can be estimated on a stand-alone basis.

f)               Financial instruments

f.1) Financial assets

Financial assets and liabilities, on initial recognition, are measured at transaction price as of the acquisition date. Financial assets are derecognized in the financial statement when the rights to receive cash flows from them have expired or have been transferred and the Company, Nortel and the Telecom Group have transferred substantially all the risks and benefits of ownership.

Upon acquisition, in accordance with IFRS 9, financial assets are subsequently measured at either amortized cost, or fair value, on the basis of both:

(a) the entity’s business model for managing the financial assets; and

(b) the contractual cash flow characteristics of the financial asset.

A financial asset shall be measured at amortized cost if both of the following conditions are met:

(a) the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and

(b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Additionally, for assets that met the abovementioned conditions, IFRS provides for an option to designate, at inception, those assets as measured at fair value if doing so eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as an ‘accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

A financial asset that is not measured at amortized cost according to the paragraphs above is measured at fair value.

Financial assets include:

Cash and cash equivalents

Cash equivalents are short-term and highly liquid investments that are readily convertible to known amounts of cash, subject to an insignificant risk of changes in value and their original maturity or the remaining maturity at the date of purchase does not exceed three months.

Cash and cash equivalents are recorded, according to their nature, at fair value or amortized cost.

Time deposits are valued at their amortized cost.

Investments in other short-term investments are carried at fair value. Gains and losses are included in financial results as other short-term investment gains. During 2016 and 2015, Personal acquired other short-term investments whose main underlying asset is adjustable to the variation of the US$/$ exchange rate (dollar linked).

Investments in Lebacs are valued at amortized cost.

Trade and other receivables

Trade and other receivables classified as either current or non-current assets are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method, less allowances for doubtful accounts.

Investments

During 2016, Telecom Argentina received in payment certain Provincial Government bonds denominated in argentine pesos (Provincia de Mendoza and Provincia de Buenos Aires) that bear interests in argentine pesos. These Provincial Government bonds are valued at amortized cost and their results are included in Financial results as investment gains.

Those National, Provincial and Municipal Governments bonds denominated in foreign currency whose initial intention is to keep them until their maturity, are measured at amortized cost and bear an interest in foreign currency. In this particular case, Management estimated the US dollar denominated cash flows to be generated until maturity and compared that amount to the fair value of the instrument in US dollars at the acquisition date. The acquisition cost in US dollars has been adjusted by applying the IRR and the resulting value was converted to Argentine pesos using the exchange rate as of the date of measurement. The exchange differences generated by these bonds are included in Financial expenses as Foreign currency exchange gains or losses.

Likewise, the Company, Telecom Argentina and Personal acquired Government bonds during 2015 and 2016. Taking into account the business model chosen to manage these financial assets, and according to the provisions of IFRS 9, these bonds are recorded at their fair value and its results were included in Financial results — Other investments gains.

Núcleo’s purchase option for the 70% interest stake in Tuves Paraguay S.A. is recorded at its fair value through profit or loss according to IFRS 9.

The 2003 Telecommunications Fund is recorded at fair value.

Impairment of financial assets

At every annual or interim closing date, assessments are made as to whether there is any objective evidence that a financial asset or a group of financial assets may be impaired. If any such evidence exists, an impairment loss is recognized in the consolidated income statement for financial assets measured at cost or amortized cost.

Certain circumstances of impairment of financial assets that the Telecom Group assesses to determine whether there is objective evidence of an impairment loss could include: delay in the payments received from customers; customers that enter bankruptcy; the disappearance of an active market for that financial asset because of financial difficulties; observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets, significant financial difficulty of the obligor, among others.

f.2) Financial liabilities

Financial liabilities comprise trade payables (excluding Derivatives), financial debt, which include Notes as informed in Note 12 to theses consolidated financial statements, salaries and social security payables (see n) below) and certain other liabilities.

Financial liabilities other than derivatives are initially recognized at fair value and subsequently measured at amortized cost. Amortized cost represents the initial amount net of principal repayments made, adjusted by the amortization of any differences between the initial amount and the maturity amount using the effective interest method.

f.3) Derivatives

Derivatives are used by Telecom Group to manage its exposure to exchange rate and sometimes interest rate risks and to diversify the parameters of debt so that costs and volatility can be reduced to pre-established operational limits.

All derivative financial instruments are measured at fair value in accordance with IFRS 9.

Derivative financial instruments qualify for Hedge Accounting only when:

a) The hedging relation consists only on hedging instruments and hedged items eligible;

b) Since its inception the hedging relation and the purpose and risk management strategy, are formally designated and documented;

c) the hedge is expected to fulfill the efficacy requirements described in Note 20 — Hedge Accounting.

When a derivative financial instrument is designated as a cash flow hedge (the hedge of the exposure to variability in cash flows of an asset or liability, a firm commitment or a highly probable forecasted transaction) the effective portion of any gain or loss on the derivative financial instrument is recognized directly in OCI. The cumulative gain or loss is removed from OCI and recognized in the consolidated income statement at the same time as the hedged transaction affects the consolidated income statement. The gain or loss associated with the ineffective portion of a hedge is recognized in the consolidated income statement immediately. If the hedged transaction is no longer probable, the cumulative gains or losses included in OCI are immediately recognized in the consolidated income statement.

If hedged item is a prospective transaction that results in the recognition of a non-financial asset or liability or a firm commitment, the cumulative gain or loss that was initially recognized in OCI is reclassified to the carrying amount of such asset or liability.

If Hedge Accounting is not appropriate, gains or losses arising from the fair value measurement of derivative financial instruments are directly recognized in the consolidated income statement.

For additional information about derivatives operations during 2016 and 2015, see Note 20.

g)             Inventories

Inventories are measured at the lower of cost and estimated net realizable value. Cost is determined on a weighted average cost basis. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. Allowances are made for obsolete and slow-moving inventories.

From time to time, the Management of Personal and Núcleo decide to sell mobile handsets at prices lower than their respective costs. This strategy is aimed at achieving higher service revenues or at retention of high value customers by reducing customer access costs while maintaining the companies’ overall mobile business profitability since the customer subscribes a monthly service contract for indefinite period with a minimum period of permanence and, if the contract is abandoned in advance, the mobile company has the right to cancel, totally or partially, the bonus granted to the customer at the beginning of the contractual relationship. For the estimation of the net realizable value in these cases Telecom Argentina considers the estimated selling price in normal course of business less applicable variable selling expenses plus the expected margin from the service contract signed during its minimum non-cancelable term.

h)             PP&E

PP&E is stated at acquisition or construction cost. Subsequent expenditures are capitalized only when they represent an improvement, it is probable that future economic benefits associated with the item will flow to Telecom Argentina and the cost of the item can be measured reliably.

All other subsequent costs are recognized as expense in the period in which they are incurred, unless they are improvements. When a tangible fixed asset comprises major components having different useful lives, these components are accounted for as separate items if they are significant.

PP&E cost also includes the expected costs of dismantling the asset and restoring the site if a legal or constructive obligation exists. The corresponding liability is recognized in the statement of financial position under Provisions line item at its present value. These capitalized costs are depreciated and charged to the consolidated income statement over the useful life of the related tangible assets in the Depreciation and amortization item line.

The accounting estimates for dismantling costs, including discount rates, and the dates in which such costs are expected to be incurred are annually reviewed. Changes in the above liability are recognized as an increase or decrease of the cost of the relative asset and are depreciated prospectively.

Depreciation of PP&E is calculated on a straight-line basis over the ranges of estimated useful lives of the assets; the ranges of the estimated useful lives of the main PP&E are the following:

Estimated useful life (in years)
Asset
Buildings received from ENTel	35
Buildings acquired subsequent to 11/8/90	50
Tower and pole	10 — 15
Transmission equipment	3 — 20
Wireless network access	3 — 10
Switching equipment	5 — 7
Power equipment	7 — 15
External wiring	3 — 20
Computer equipment and software	3 — 5
Telephony equipment and instruments	5
Installations	2 — 10

The depreciation rates are reviewed annually and revised if the current estimated useful life is different from that estimated previously taking into account, among others, technological obsolescence, maintenance and condition of the assets and different intended use from previous estimates. The effect of such changes is recognized prospectively in the consolidated income statement.

i)                Intangible assets

Intangible assets are recognized when the following conditions are met: the asset is separately identifiable, it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity; and the cost of the asset can be measured reliably.

Intangible assets with a finite useful life are stated at cost, less accumulated amortization and impairment losses, if any.

Intangible assets with an indefinite useful life are stated at cost, less accumulated impairment losses, if any.

Intangible assets comprise the following:

- Subscriber acquisition costs (“SAC”)

Direct and incremental costs incurred for the acquisition of new subscribers with a minimum contractual period are capitalized when the conditions for the recognition of an intangible asset are met.

The cost of acquiring postpaid and “cuentas claras” subscribers in mobile telephony and broadband customers in fixed telephony meet the conditions established by IFRS for its recognition as intangible asset, since these contracts establish a minimum contractual period, which guarantees minimum monthly income by installments and, in the event of early cancellation, grants the right to cancel bonuses granted at the beginning of the contractual relationship (i.e, equipment bonuses). SAC are mainly related to the mobile services; and are mainly comprised of upfront commissions paid to third parties and, to a lower extent, of subsidies granted to customers on the sale of handsets.

In all other cases, subscriber acquisition costs are expensed when incurred.

Capitalized SAC are amortized on a straight-line basis over the term of the contract with the customer acquired.

On August 17, 2016, Law No. 27,265 (in force since August 29, 2016) was published in the Official Bulletin incorporating an amendment to Law No. 24,240 of Consumer Protection. This incorporation (in Section 10 quárter) establishes the prohibition of “collection of advance notice, advance month and/or any other concept, by service providers, including public services, in the cases of unsubscription request made by subscribers, either in a personal, telephonic, electronic or similar way” In this sense, since last quarter of 2016, Telecom Argentina complies with these regulations, where applicable, and Telecom Argentina’s Management will continue assessing the effects of the new regulations in its SAC capitalization policies.

• Service connection or habilitation costs

Direct costs incurred for connecting customers to the network are accounted for as intangible assets and then amortized over the term of the contract with the customer if required conditions are met. For indefinite period contracts, the deferral of these costs is limited to the amount of non contingent revenue from the customer and expensed over the average period life of the customer relationship. Costs exceeding that amount are expensed as incurred. Connection costs are generated mainly for the installation of fixed lines and amortized over an average period of 8 years.

• 3G/4G licenses

As described in Note 2.j, it includes 3G and 4G frequencies awarded by the SC to Personal in November 2014 and June 2015. In accordance with Article 12 of the Auction Terms and Conditions they were granted for a period of 15 years as from the date of awarding notification. After this deadline, the Regulatory Authority may extend the term at Personal´s request. The extension of the term, the related cost and conditions shall be defined by the Regulatory Authority.

Consequently, Personal’s Management has concluded that the 3G and 4G licenses have a finite useful life and therefore are amortized under the straight-line method over 180 months.

As a consequence of Section 4 (d) of PEN Decree No. 1,340/16, which is described in Note 2.h), the remaining useful life of the frequencies included in lot 8 of the auction was re-estimated in 4Q16. It was considered that 700 Mhz bands would be released since May 2017 and, in compliance with the mentioned Decree, the period of 15 years from such date was computed. The re-estimation of the period of use of the spectrum generated a reduction of approximately $48 of the depreciations previously recorded during 2016.

• PCS license (Argentina)

Telecom Argentina, based on an analysis of all of the relevant factors, has considered the license having an indefinite useful life since there is no foreseeable limit to the period over which the asset is expected to generate net cash inflows for the entity.

• PCS and Band B licenses (Paraguay)

Initial acquisition costs of Núcleo’s PCS and Band B licenses were amortized under the straight-line method over 120 months. These licenses were successively renewed for a period of 5 years, estimating the finalization of its amortization during year 2017.

• Internet and data transmission license (Paraguay)

Núcleo’s license 60 years amortization was finished in fiscal year 2016.

• Rights of use

Telecom Argentina purchases network capacity under agreements which grant the exclusive right to use a specified amount of capacity for a specified period of time. Acquisition costs are capitalized as intangible assets and amortized over the terms of the respective capacity agreements, generally 180 months.

• Exclusivity agreements

Exclusivity agreements were entered into with certain retailers and third parties relating to the promotion of Telecom Argentina’s services and products. Amounts capitalized are being amortized over the life of the agreements, with expiration ranging from financial year 2009 to financial year 2028.

• Customer relationships

Customer relationships identified as part of the purchase price allocation performed upon the acquisition of Cubecorp Argentina S.A. (a company engaged in data center business) in financial year 2008, are being amortized over the estimated duration of the relationship for customers in the data center business (180 months).

j)                Leases

Finance leases

Leases that transfer substantially all the risks and benefits incidental to ownership of the leased asset are classified as finance leases. Telecom Argentina recognizes finance leases as assets and liabilities in its statements of financial position at amounts equal to the fair value of the leased property or, if lower, the present value of the minimum lease payments, each determined at the inception of the lease. Subsequently, minimum lease payments are apportioned between a finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability. Contingent rents, if any, are charged as expenses in the periods in which they are incurred.

The depreciation policy for depreciable leased assets is consistent with that for depreciable assets that are owned.

As of December 31, 2016 the Telecom Group hold finance leases which represents current commercial liabilities in the amount of $47 and non-current commercial liabilities of $11. The total payable at these leases’ maturity amounts to $61. PP&E related to these financial leases and several of the mentioned leases contracts characteristics as of December 31, 2016 are detailed below:

	Book value	Lease term	Depreciation
PP&E — Computer equipment	77	3 years	3 years
Accumulated depreciation	(37)
Net carrying value as of December 31, 2016	40

Operating leases

Lease payments under an operating lease are recognized as an expense on a straight-line basis over the lease term unless another systematic basis is more representative.

In the normal course of business, Telecom Argentina leases cell sites, switch sites, satellite capacity and circuits under various non-cancellable operating leases that expire on various dates through 2028. Rental expenses are included under Interconnection costs and other telecommunication charges and Other operating expenses items lines in the consolidated income statements.

k)             Impairment of intangible assets and PP&E

At least annually, Telecom Argentina assesses whether there are any indicators of impairment of assets that are subject to amortization. Both internal and external sources of information are used for this purpose. Internal sources include, among others, obsolescence or physical damage of the asset, and significant changes in the use of the asset and the economic performance of the asset compared to estimated performance. External sources include, among others, the market value of the asset, changes in technology, markets or laws, increases in market interest rates and the cost of capital used to evaluate investments, and an excess of the carrying amount of the net assets of the Telecom Group over market capitalization.

The carrying value of an asset is considered impaired by Telecom Argentina when it is higher than its recoverable amount. In that event, a loss shall be recognized in the statement of income.

The recoverable value of an asset is the higher of its fair value less costs to sell and its value in use. In calculating the value in use, the estimated future cash flows are discounted to present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the evaluated asset.

Where it is not possible to estimate the recoverable value of an individual asset, Telecom Argentina estimates the recoverable value of the cash-generating unit to which the asset belongs. Telecom Argentina considers each legal entity of the Group as a cash-generating unit.

When the conditions that gave rise to an impairment loss no longer exist, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, up to the carrying amount that would have been recorded if no impairment loss had been recognized. The reversal of an impairment loss is recognized as income in the consolidated income statement.

Intangible assets with an indefinite useful life (including intangible assets under development or not ready to use) are not subject to amortization and are tested at least annually for impairment. The only intangible asset with an indefinite useful life held by Telecom Argentina as of December 31, 2016 and 2015 is the PCS license (Argentina), which is entirely allocated to the Personal Mobile Service operating segment. Its recoverable amount is determined based on the value in use, which is estimated using discounted net cash flows projections.

For the years presented, Telecom Argentina estimates that does not exist indicators of impairment of assets that are subject to amortization, with the exception of those referred to in the following paragraphs.

During 2016 and 2015, Telecom Argentina has assessed the recoverability of certain works in progress and materials related to AFA Plus Project, recognizing a $3 and $107 impairment loss, respectively, and recording an impairment for the total book value of the assets involved (Note 17.4). During 2015, Personal recorded an impairment of $49 related to the total amount of works related to the discontinuation of the Orga Gold IT project. During 2016 and 2015, Personal recorded an impairment of $343 and $21, respectively, related to the mobile access modernization and replacement of its cellular network’s access technology in Argentina.

Likewise, in 2016 and 2015, Telecom Argentina and Personal has assessed the recoverability of a group of former work in progress, recording an impairment of $37 and $53 as of December 31, 2016 and 2015, respectively (equivalent to its book value).

The net effects of the constitution and recovery of the mentioned impairments are recorded under “Impairment of PP&E” line item. Additional information disclosed in Note 22.

l)                Other liabilities

•                      Pension benefits

Argentine laws provide for pension benefits to be paid to retired employees from government pension plans and/or privately managed fund plans to which employees may elect to contribute. Amounts payable to such plans are accounted for on an accrual basis. Telecom Argentina does not sponsor any stock option plan.

Pension benefits shown under Other liabilities represent benefits under collective bargaining agreements for employees who retire upon reaching normal retirement age, or earlier due to disability in Telecom Argentina. Benefits consist of the payment of a single lump sum equal to the salary of one month for each five years of service. There is no vested benefit obligation until the occurrence of those conditions. The collective bargaining agreements do not provide for other post-retirement benefits such as life insurance, health care, and other welfare benefits.

The net periodic pension costs are recognized in the income statement, segregating the financial component, as employees render the services necessary to earn pension benefits. However, actuarial gains and losses should be presented in the statements of comprehensive income. Actuarial assumptions and demographic data, as applicable, were used to measure the benefit obligation as required by IAS 19 revised. Telecom Argentina does not make plan contributions or maintain separate assets to fund the benefits at retirement.

The actuarial assumptions used are based on market interest rates, past experience and Telecom Argentina’s Management’s best estimate of future economic conditions. Changes in these assumptions may impact future benefit costs and obligations. The main assumptions used in determining expense and benefit obligations are the following rates and salary ranges:

	2016	2015	2014
Discount rate (1)	4.8% - 6.2%	6.5% - 8.5%	7.0% - 8.5%
Projected increase rate in compensation (2)	8.0% - 22.5%	12.0% - 26.8%	13.0% - 28.2%

(1) Represents estimates of real rate of interest rather than nominal rate in $.

(2) In line with an estimated inflationary environment for the next three financial years.

Additional information on pension benefits is provided in Note 16.

•                      Legal fee

Pursuant to Law No. 26,476 - Tax Regularization Regime (“Régimen de Regularización Impositiva Ley Nº 26,476”), Telecom Argentina is subject to a legal fee which shall be paid in twelve monthly consecutive installments without interest as from final judgment. It is carried at amortized cost.

m)         Deferred revenues

Deferred revenues include:

•                  Deferred revenues on prepaid calling cards

Revenues from unused traffic and data packs for unexpired calling cards are deferred and recognized as revenue when the minutes and the data are used by customers or when the card expires, whichever happens first. See Note 3.e. Revenues — Fixed telecommunication services and products.

•                  Deferred revenues on connection fees

Non-refundable up-front connection fees for fixed telephony, data and Internet services that are non-separable from the service are accounted for as a single transaction and deferred over the term of the contract, or in the case of indefinite period contracts, over the average period of customer relationship. See Note 3.e. Revenues — Fixed telecommunication services and products and Mobile telecommunication services and products.

•                  Customer Loyalty Programs

The fair value of the award credits regarding Personal and Núcleo’s customer loyalty program is accounted for as deferred revenue, and recognized as revenue when the award credits are redeemed or expire, whichever occurs first. See Note 3.e. Revenues — Mobile telecommunication services.

•                  Deferred revenue on sale of capacity and related services

Under certain network capacity purchase agreements, Telecom Argentina sells excess purchased capacity to other carriers. Revenues are deferred and recognized as services are provided. Those revenues are recorded under “Data” line item.

•                  Deferred income for CONATEL’s government grants

During 2010 and 2011, the CONATEL awarded to Núcleo public tenders for the expansion of the network infrastructure that provides a platform for access to mobile services and basic services in social interest areas in Paraguay.

Government grants are recognized on a systematic basis over the periods in which the entity recognizes as expenses the related costs for which the grants are intended to compensate. In accordance with IAS 20 the government grants related to assets can be presented either in the statement of financial position as deferred income or as a reduction of the carrying amount of related asset. The Telecom Group elected the first alternative provided by the standard considering that recognition as deferred income adequately reflects the business purpose of the transaction. Therefore, the related assets were recognized at the cost incurred by Núcleo in the construction of the engaged infrastructure and the government grant was accounted for as deferred income and recognized in profit or loss starting at the time the infrastructure becomes operative and throughout its useful life.

n)             Salaries and social security payables

Include unpaid salaries, vacation and bonuses and its related social security contributions, as well as termination benefits. See f.2) above for a description of the accounting policy regarding the measurement of financial liabilities.

Termination benefits represent severance indemnities that are payable when employment is terminated in accordance with labor regulations and current practices, or whenever an employee accepts voluntary redundancy in exchange for these benefits. In the case of severance compensations resulting from agreements with employees leaving Telecom Argentina upon acceptance of voluntary redundancy, the compensation is usually comprised of a special cash bonus paid upon signing the severance agreement, and in certain cases may include a deferred compensation, which is payable in monthly installments calculated as a percentage of the prevailing wage at the date of each payment (“prejubilaciones”). The employee’s right to receive the monthly installments mentioned above starts on the date they leave Telecom Argentina and ends either when they reach the legal mandatory retirement age or upon the decease of the beneficiary, whichever occurs first.

o)             Taxes payables

The Company, Nortel and the Telecom Group are subject to different taxes and levies such as municipal taxes, tax on deposits to and withdrawals from bank accounts, turnover taxes, regulatory fees (including SU) and income taxes, among others, that represent an expense for the Company, Nortel and the Telecom Group. They are also subject to other taxes over its activities that generally do not represent an expense (internal taxes, VAT, ENARD tax).

If the income tax payments and withholdings exceed the amount to pay for the current tax, the excess shall be recognized as a tax credit, only if it is recoverable.

The principal taxes that represent an expense for the Company, Nortel and the Telecom Group are the following:

• Income taxes

Income taxes are recognized in the consolidated income statement, except to the extent that they relate to items directly recognized in Other comprehensive income or directly in equity. In this case, the tax is also recognized in Other comprehensive income or directly in equity, respectively. The income tax expense for the year comprises current and deferred tax.

As per Argentinean Tax Law, income taxes payables have been computed on a separate return basis (i.e., the Company, Nortel and the Telecom Group are not allowed to prepare a consolidated income tax return). All income tax payments are made by each of the subsidiaries as required by the tax laws of the countries in which they operate. The Company, Nortel and the Telecom Group record income taxes in accordance with IAS 12.

Deferred taxes are recognized using the “liability method”. Temporary differences arise when the tax base of an asset or liability differs from their carrying amounts in the consolidated financial statements. A deferred income tax asset or liability is recognized on those differences, except for those differences related to investments in subsidiaries that generate a deferred income tax liability, where the timing of the reversal of the temporary difference is controlled by the Company, Nortel and the Telecom Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets relating to unused tax loss carry forwards are recognized to the extent that it is probable that future taxable income will be available against which they can be utilized. Deferred tax assets arising from investment in subsidiaries are recognized when it is probable that the temporary differences will be reversed in the foreseeable future and when future taxable income would be sufficient to apply those temporary differences.

The book value of a deferred tax asset shall be revised at the end of every reporting period. The Company shall reduce the carrying amount of a deferred tax asset if it is probable that future taxable income will not be available to offset the benefits of the deferred tax asset. This reduction shall be reassessed at each reporting period and reversed if it becomes probable that future taxable income to offset the deferred tax asset will be available.

The statutory income tax rate in Argentina was 35% for all years presented. Cash dividends received from a foreign subsidiary are computed on the statutory income tax rate. As per Argentinean Tax Law, income taxes paid abroad may be recognized as tax credits.

Changes in the Income Tax Law

On September 23, 2013, Law No. 26,893 was published in the Official Bulletin. This Law introduced changes to the Income Tax in relation to, among others, the taxability of the share’s purchase/sale results and dividend’s collection. On February 7, 2014, the PEN established regulatory specifications in this area through Decree No. 2,344/13.

•                  Results derived from transfers of shares

The effective tax rate applicable for individuals is 15% (for local companies the applicable rate is 35%). Negative results arising from such operations will have the character of specific and can only be offset against future earnings from operations of the same nature.

However, results from the transfer of such securities are exempt from such income tax when they are listed on stock exchange markets and the gains are realized by individuals or undivided estates residents in Argentina.

When both the seller and the buyer are nonresidents, the person liable to pay the tax shall be the buyer of the shares, quotas, equity interests and other securities transferred.

•                  Dividend distributions

Dividends and profits paid in cash or in kind —except for stock dividends or quota dividends—, by companies and other entities incorporated in Argentina mentioned in subsection a), paragraphs 1, 2, 3, 6 and 7 and subsection b) of Section 69 of the Income Tax Law, were subject to income tax at a 10% rate, except for dividends received by domestic companies and other domestic entities, which continued to be not subject to income tax. Dividends distributed to nonresidents shall be subject to a 10% withholding tax as an unique and definitive payment. Consequently, any dividend distribution made by the Company, Nortel and the Telecom Group to its shareholders shall be subject to this broadened tax, except for those beneficiaries that are domestic corporate taxpayers “sujetos empresa” and regardless of, if applicable, the so called “Equalization Tax”.

Law No. 27,260 repealed the above mentioned provision, as a result of which, as from July 23, 2016 all dividends and profits, in cash or in any kind, made by companies and other entities established in the country (such as the Company), regardless their beneficiary, are not subject to the aforementioned withholding.

The statutory income tax rate in Paraguay was 10% for all years presented. As per Paraguayan Tax Law, dividends paid are computed with an additional income tax rate of 5% (this is the criterion used by Núcleo for the recording of its deferred tax assets and liabilities, representing an effective tax rate of 15%). However, the effect of the additional income tax rate according to the Argentine tax law in force on the undistributed profits of Núcleo is fully recognized as it is considered probable that those results will flow to Personal in the form of dividends.

The statutory income tax rate in the United States was 39.50% for the years ended December 31, 2016, 2015 and 2014.

• Turnover tax

Under Argentine tax law, the Company, Nortel and the Telecom Group are subject to a tax levied on revenues and other income. Rates differ depending on the jurisdiction where revenues are earned for tax purposes and on the nature of revenues (services and equipment). Average rates resulting from the turnover tax charge over the total revenues were approximately 5.3%, 5.2% and 5.4% for the years ended December 31, 2016, 2015 and 2014, respectively.

• Other taxes and levies

Since the beginning of 2001, telecommunication services companies have been required to make a SU contribution to fund SU requirements (Note 2.g). The SU tax is calculated as a percentage of the total revenues received from the rendering of telecommunication services, net of taxes and levies applied on such revenues, excluding the SU tax and other deductions stated by regulations. The rate is 1% of total billed revenues and adopts the “pay or play” mechanism for compliance with the mandatory contribution to the SU fund.

p)             Provisions

The Telecom Group records provisions for risks and charges when it has a present obligation, legal or constructive, to a third party, as a result of a past event, when it is probable that an outflow of resources will be required to satisfy the obligation and when the amount of the obligation can be estimated reliably.

If the effect of the time value of money is material, and the payment date of the obligations can be reasonably estimated, provisions to be accrued are the present value of the expected cash flows, taking into account the risks associated with the obligation. The increase in the provision due to the passage of time is recognized as “Finance expenses”. Additional information is given in Note 17.

Provisions also include the expected costs of dismantling assets and restoring the corresponding site if a legal or constructive obligation exists, as mentioned in h) above. The accounting estimates for dismantling costs, including discount rates, and the dates in which such costs are expected to be incurred are reviewed annually, at each financial year-end.

q)             Dividends

Dividends payable are reported as a change in equity in the year in which they are approved by the Shareholders’ Meeting.

r)              Finance income and expenses

Finance income and expenses include:

•                  interest accrued on the related financial assets and liabilities using the effective interest rate method;

•                  changes in fair value of derivatives and other financial instruments measured at fair value through profit or loss;

•                  gains and losses on foreign exchange and financial instruments;

•                  other financial results.

s)               Telecom Argentina’s Treasury Shares Acquisition

Effect of Telecom Argentina’s Acquisition of Treasury Shares in Telecom Argentina

In connection with the Telecom Argentina’s Treasury Shares Acquisition Process described in Note 19 f) to these consolidated financial statements, Telecom Argentina has applied the guidance set forth in IAS 32, which provides, consistently with the CNV Regulations, that any instruments of its own equity acquired by Telecom Argentina must be recorded at the acquisition cost and must be deducted from Equity under the caption “Treasury shares acquisition cost”. No profit or loss resulting from holding such instruments of own Equity shall be recognized in the income statement. If the treasury shares are sold, the account “Treasury shares acquisition cost” shall be recorded within Equity under the “Treasury shares negotiation premium” caption. If such difference is negative, the resulting amount shall be recorded within Equity under the “Treasury shares negotiation discount” caption.

Effect of Telecom Argentina’s Acquisition of Treasury Shares in Nortel

Telecom Argentina’s Ordinary Shareholders’ Meeting held on April 23, 2013, which was adjourned until May 21, 2013, approved at its second session of deliberations, the creation of a “Voluntary Reserve for Capital Investments” of $1,200, granting powers to Telecom Argentina’s Board of Directors to decide its total or partial application, and to approve the methodology, terms and conditions of such investments.

On May 22, 2013, Telecom Argentina’s Board of Directors approved the terms and conditions of Telecom Argentina’s Treasury Shares Acquisition Process. Pursuant to Section 221 of the LGS, the rights of treasury shares shall be suspended until such shares are sold, and shall not be taken into account to determine the quorum or the majority of votes at the Shareholders’ Meetings. In accordance with IFRS, the economic rights of an investor in a company that holds treasury shares must be calculated taking into account the amount of shares held by such investor against the aggregate amount of outstanding shares of the subsidiary/associate. As a result, Telecom Argentina’s treasury shares acquisition has caused Nortel to increase its political and economic rights from 54.74% to 55.60% of the outstanding capital stock of Telecom Argentina as of December 31, 2014.

As of December 31, 2013, Telecom Argentina had acquired 15,221,373 treasury shares, which were carried at their transaction cost of $461, reducing its equity in such amount. This accounting treatment has caused a reduction of Nortel’s investment in Telecom Argentina and a reduction of its equity of $155, which is disclosed in the Equity as “Subsidiary’s treasury shares acquisition effect”.

Effect of Telecom Argentina’s Acquisition of Treasury Shares in the Company

The Telecom Argentina’s acquisition of treasury shares described above has caused a reduction of the Company equity of $79, which is disclosed in the Equity as “Subsidiary’s treasury shares acquisition effect”.

t)                Earnings per share

Basic earnings per share are calculated by dividing the net income or loss attributable to owners of the Parent by the weighted average number of ordinary shares outstanding during the year (see Note 25 to these consolidated financial statements).

u)             Use of estimates

The preparation of consolidated financial statements and related disclosures in conformity with IFRS requires Management to make estimates and assumptions based also on subjective judgments, past experience and hypotheses considered reasonable and realistic in relation to the information known at the time of the estimate.

Such estimates have an effect on the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the amount of revenues and costs during the year. Actual results could differ, even significantly, from those estimates owing to possible changes in the factors considered in the determination of such estimates. Estimates are reviewed periodically.

The most important accounting estimates which require a high degree of subjective assumptions and judgments are addressed below:

Financial statement item / area	Accounting estimates
Revenues

Revenue recognition is influenced by:

• the expected duration of the relationship with the customer for deferred revenues regarding upfront connection fees;

• the estimation of traffic measures.

• the legal validity of the changes in certain fixed services prices after LAD enforcement (Note 2.g).

Useful lives and residual value of PP&E and Intangible assets

PP&E and intangible assets, except for indefinite useful life intangibles, are depreciated or amortized on a straight-line basis over their estimated useful lives. The determination of the depreciable amount of the assets and their useful lives involves significant judgment. The Telecom Group periodically reviews, at least at each financial year-end, the estimated useful lives of its PP&E and amortizable intangible assets.

Recoverability of PP&E and intangible assets with finite useful life

At least at every annual closing date, an assessment is made regarding whenever events or changes in circumstances indicate that PP&E and amortizing intangible assets may be impaired.

The recoverable amount is the higher of the fair value (less costs to sell) and its value in use. The identification of impairment indicators and the estimation of the value in use for assets (or groups of assets or cash generating units) require management to make significant judgments concerning the validation of impairment indicators, expected cash flows and applicable discount rates. Estimated cash flows are based on significant Telecom Group’s Management’s assumptions about the key factors that could affect future business performance such as the future market share, competition level, capital expenditures, salary increases, foreign exchange rates evolution, capital structure, capital cost, etc.

For the years presented the Telecom Group estimated that there are no indicators of impairment of assets that are subject to amortization, with the exception of those mentioned in the point k) of this note. However, changes in our current expectations and operating assumptions, including changes in our business strategy, technology, competition and changes in market conditions, could significantly impact these judgments and could require future adjustments to the recorded assets.

Intangible assets with indefinite useful life—PCS license

The Telecom Group determined that Personal’s PCS license met the definition of an indefinite-lived intangible asset for the years presented and tests it annually for impairment. The recoverability assessment of an indefinite-lived intangible asset such as the PCS license requires our Management to make assumptions about the future cash flows expected to be derived from such asset.

Such estimated cash flows are based on significant Management’s assumptions about the key factors that could affect future business performance such as the future market share, competition level, capital expenditures, salary increases, foreign exchange rates evolution, capital structure, discount rate, etc. The discount rate used to determine the discounted cash flow is an annual US dollar rate of approximately 11%.

Our judgments regarding future cash flows may change due to future market conditions, business strategy, the evolution of technology and other factors. These changes, if any, may require adjustments to the carrying amount of the PCS license.

Income taxes, recoverability assessment of deferred tax assets and other tax receivables

Income taxes (current and deferred) are calculated in each company of the Telecom Group according to a reasonable interpretation of the tax laws in effect in each jurisdiction where the companies operate. The recoverability assessment of deferred tax assets sometimes involves complex estimates to determine taxable income and deductible and taxable temporary differences between the carrying amounts and the taxable amounts. In particular, deferred tax assets are recognized to the extent that future taxable income will be available against which they can be utilized. The measurement of the recoverability of deferred tax assets takes into account the estimate of future taxable income based on the Telecom Argentina’s projections and on conservative tax planning.

The recoverability assessment of the tax receivable related to the actions of recourse filed by Telecom Argentina’s related to income tax inflation adjustment (Note 14) is based on the existing legal arguments on this matter and the behavior of the National Tax Authority in revising the actions of recourse filed by Telecom Argentina.

Receivables and payables valued at amortized cost

Receivables and payables valued at amortized cost are initially recorded at their fair value, which is generally determined by using a discounted cash flow valuation method. The fair value under this method is estimated as the present value of all future cash flows discounted using an estimated discount rate, especially for long term receivables and payables. The estimated discount rate used to determine the discounted cash flow of non-current receivables is an annual rate in pesos of approximately 34% for year 2015. Additionally, a 13% annual US dollars was used for discounting long term receivables denominated in US dollars during 2016 and 2015, respectively. Discount rates for accounts receivables were 9.8% in both years and discount rates in Guaranies for loans were 9.42% in both years too.

Provisions

The Telecom Group is subject to proceedings, lawsuits and other claims related to labor, civil, tax, regulatory and other matters. In order to determine the proper level of provisions, Telecom Group’s Management assesses the likelihood of any adverse judgments or outcomes related to these matters as well as the range of probable losses that may result from the potential outcomes. Internal and external legal counsels are consulted on these matters. A determination of the amount of provisions required, if any, is made after careful analysis of each individual issue. The determination of the required provisions may change in the future due to new developments in each matter, changes in jurisprudential precedents and tribunal decisions or changes in its method of resolving such matters, such as changes in settlement strategy.

Allowance for Doubtful Accounts

The recoverability of trade receivables is measured by considering the aging of the accounts receivable balances, the necessity or request of customers unsubscribe, historical write-offs, Public Sector and corporative customer creditworthiness and changes in the customer payment terms. If the financial condition of the customers were to deteriorate, the actual write-offs could be higher than expected.

In the absence of a Standard or an Interpretation that specifically applies to a particular transaction, Telecom Group’s Management carefully considers the IFRS general framework and valuation techniques generally applied in the telecommunication industry and uses its judgment to evaluate the accounting methods to adopt with a view to providing financial statements which faithfully represent the financial position, the results of operations and the cash flows of the Telecom Group, reflect the economic substance of the transactions, be neutral, be prepared on a prudent basis and be completed in all material respects.

New Standards and Interpretations issued by the IASB not in force

As required by IAS 8, the IFRS issued by the IASB not in force as of the date of these consolidated financial statements are reported below and briefly summarized. These standards have not been adopted by the Company, Nortel nor the Telecom Group.

IFRS 15 (Revenue from Contracts with Customers)

In May 2014 the IASB issued IFRS 15. This IFRS applies to all revenue contracts (except for contracts that are within the scope of IAS 17, leases, IFRS 4, Insurance Contracts and IFRS 9, Financial Instruments). IFRS 15 provides a single model for the recognition and measurement of revenues and replaces IAS 11, IAS 18, IFRIC 13, IFRIC 15, IFRIC 18 and SIC 31. It also establishes additional disclosure requirements and a 5-step model for revenue recognition, being the identified steps:

1)             Identify the contract(s) with a customer;

2)             Identify the performance obligations in the contract;

3)             Determine the transaction price;

4)             Allocate the transaction price to the performance obligations in the contract; and

5)             Recognize revenue when (or as) the entity satisfies a performance obligation.

The allocation of the transaction price among different performance obligations required by IFRS 15 is one of the main issues that telecommunications companies have to assess, mainly because of the great variety of plans they offer to their customers by combining services and equipments. Another relevant issue to the telecommunications industry is the capitalization of incremental costs of obtaining a contract if the entity estimates that they will be recovered.

Telecom Argentina has initiated a project to assess the impact of the application of IFRS 15. The Telecom Group sells- especially in the mobile business -, mobile services separately at a single price for each service plan or service package (usually monthly charges). Optionally, the subscriber can purchase the service packages or plans (at the single price at which they are sold) with a handset, at a price contractually established (with profit margin for Telecom Argentina). It is worth mentioning that Telecom Argentina does not actually sell handsets separately (for example, without a service plan), and the handsets prices fluctuate among subscribers’ categories according to Telecom Argentina’s marketing strategy in a very competitive context. Therefore, Telecom Argentina’s Management believes that the services and handsets list prices are evidence of such products fair values representing a source of information in the determination of the standalone selling price of its subscribers’ agreements compliance obligations.

However, there are other technical interpretations that consider that even in the described business conditions, handsets discounts contractually granted should be proportionally allocated between services and handsets chosen by subscribers on the basis of standalone selling price of each product or service. Such interpretations assume that one type of handset or service plan have an unique standalone selling price for all categories of subscribers or circumstances, which is not the case in many of the industries or economic activities. Such interpretations would generate that a same type of service plan (for example, unlimited subscription for $500 argentine pesos per month) was recognized as revenue for a different value than the contractual and fair value if the subscriber had chosen a premium or low handset, depending on the discount level that Telecom Argentina had decided to award to the handset in that specific operation (without any subsidy or zero revenue margin).

It should be mentioned that in 4Q16 Telecom Argentina reviewed certain conditions of customer contracts to adapt them to changes in the current legislation as explained in Note 3.i) to the consolidated financial statements.

With regards to handset subsidies occasionally granted by the Telecom Group to new postpaid subscribers, Management believes that the capitalization of such cost may be discontinued under IFRS 15 in light of the interpretations of the new standard. On the other hand, Management believes that commissions paid for the acquisition of postpaid and “Cuentas Claras” customers in the Mobile Segment and broadband customers in the Fixed Segment will continue to be capitalized under IFRS 15, because these costs are necessary to obtain new contracts with customers and only meeting the conditions for capitalization under the new standard. These preliminary conclusions are being analyzed. This process is expected to be finished during 2017.

It is worth mentioning that in April 2016 amendments were made to IFRS 15, without changing the underlying principles of the standard, but clarifying them. The amendment provides the way of: 1) identifying a performance obligation, 2) determining whether a company is a principal or agent, and 3) determining whether license revenues must be recognized at a point in time or over time. In addition, the standard adds the following exemptions: i) extends the possibility of not applying the standard to the registration of “complete contracts” to the date of transition and full contracts at the beginning of the oldest period presented; and (ii) it allows to not adjust a contract in relation to the amendments that are prior to the date of the oldest period presented, reflecting the cumulative effect when the satisfied and unsatisfied performance obligations can be identified, and when the transaction price and its allocation can be determined.

IFRS 15 is effective from annual periods beginning on January 1, 2018. Earlier application is permitted.

Amendments to IFRS 9 “Financial Instruments”

In July 2014, the IASB amended IFRS 9 “Financial Instruments”. The amendments incorporate: 1) a new classification of financial assets (valued at fair value through other comprehensive income); and 2) includes requirements related to the recognition of expected credit losses of financial assets at initial measurement if losses are expected, being no longer necessary for a credit event to have occurred before credit losses are recognized.

These amendments are effective for annual periods beginning on or after January 1, 2018. Telecom Argentina is analyzing the possible impacts of the application of these amendments.

IFRS 16 (Leases)

In January 2016 IFRS 16 was issued.

This standard replaces IAS 17, IFRIC 14 and SIC 15 and 27. The standard establishes the criteria for recognition and valuation of leases for lessees and lessors. The changes incorporated in this standard impact mainly on the lessees accounting.

IFRS 16 provides that the lessee recognizes a right of use asset and a liability at present value with respect to those contracts that meet the definition of leases under IFRS 16. According to the standard, a lease is a contract that provides the right to control the use of an identified asset for a specified time period.

For a company having control of use of an identified asset it:

a) Must have the right to obtain substantially all the economic benefits of the identified assets and

b) Must have the right to direct the use of the identified asset.

The standard excludes short-term contracts (less than 12 months) and those in which the underlying asset has low value (as defined by the standard, low value should be defined by reference to a brand new asset rather than a used one or its net carrying amount).

The new standard is effective for fiscal years beginning on or after January 1, 2019. Earlier application is permitted for companies that have adopted IFRS 15. During 2016 Telecom Argentina continued analyzing the impact that this new standard may have on the Group’s financial position, cash flows and results of operations.

Amendments to IAS 12 (Recognition of deferred tax assets for unrealized losses)

In January 2016 the IASB issued an amendment to IAS 12.

The amendment to the mentioned standard provide the way that deductible temporary differences shall be considered in cases where the tax law restricts the sources of taxable profit against which those deductible temporary differences can be offset or not.

On the other hand the amendments clarified how to estimate future taxable profit that should be considered for the recognition of deferred tax assets.

The amendments are effective for fiscal years beginning on or after January 1, 2017. Earlier application is permitted. Telecom Argentina believes that this amendment will not have impacts on the Group’s financial position, cash flows and results of operations.

IFRIC 22 (Foreign Currency Transactions and Advance Consideration)

In December 2016 IFRIC 22 was issued.

IFRIC 22 clarifies the accounting providing the exchange rate to apply for transactions that include the receipt or payment of advance consideration. The interpretation provides that the date of transaction for determining the exchange rate in the initial recognition of an asset, income or expense (or a part of it) is the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration (If there is more than one payment or receipt of advance consideration, the date of transactions is established for each payment or receipt of advance consideration).

IFRS 22 is effective from annual periods beginning on January 1, 2018. Earlier application is permitted. The adoption of these amendments will not have significant impacts on the statements of financial position, results of operations or cash flows of the Telecom Group.

Annual Improvements to IFRSs (2014-2016 Cycle)

In December 2016 the IASB published the Annual Improvements to IFRSs (Cycle 2014-2016), which introduce amendments to IFRS 1, IFRS 12, and IAS 28.  The amendment to IFRS 1 is the deletion of short-term exceptions which have been included in the Annual improvements to IFRS (2012-2014 Cycle). The amendment to IFRS 12 clarifies the scope of the standard by including those entities classified as held for sale in accordance with IFRS 5, (maintaining certain exceptions to the disclosure required by IFRS 12). Finally, the amendment to IAS 28 clarifies that the election to measure at fair value provided by IFRS 9 is available for each investment in an associate, at initial recognition.

The amendments to IFRS 1 and IFRS 28 are effective for annual periods beginning on or after January 1, 2018 while the amendments to IFRS 12 are effective for annual periods beginning on or after January 1, 2017. Earlier application is permitted. The Telecom Group will not have significant impacts on the statements of financial position, results of operations or cash flows for applying this amendment.

Note 4 — Cash and cash equivalents and Investments. Additional information on the consolidated statements of cash flows

a)             Cash and cash equivalents and Investments

Cash and cash equivalents and investments consist of the following:

	As of December 31,
	2016	2015
Cash and cash equivalents
Cash	56	25
Banks	1,136	244
Time deposits	898	218
Lebacs at amortized cost	604	—
Other short-term investments	1,620	887
Total cash and cash equivalents	4,314	1,374
Investments
Current investments
Government bonds at fair value	1,549	696
Government bonds at fair value — dollar linked	—	576
Government bonds at amortized cost in foreign currency	3	—
Government bonds at amortized cost — dollar linked	—	133
Provincial government and Municipal bonds at amortized cost — dollar linked	13	74
Provincial government and Municipal bonds at amortized cost	9	31
Other short-term investments	270	—
Total current investments	1,844	1,510
Non-current investments
Government bonds at amortized cost in foreign currency	255	—
Government bonds at amortized cost — dollar linked	—	261
Provincial government and Municipal bonds at amortized cost — dollar linked	61	62
Provincial government and Municipal bonds at amortized cost	8	—
Tuves Paraguay S.A. shares purchase option	22	9
2003 Telecommunications Fund	1	1
Total non-current investments	347	333

b)             Additional information on the consolidated statements of cash flows

The Company, Nortel and the Telecom Group apply the indirect method to conciliate the net income for the year with the cash flows generated by its operations.

For purposes of the statements of cash flows, cash and cash equivalents comprise cash, bank current accounts and short-term highly liquid investments (with a maturity of three months or less from the date of acquisition) and bank overdrafts, which integrate the Company, Nortel and the Telecom Group’s cash management and whose balances fluctuate according to the Telecom Group’s needs (as happened as of December 31, 2014). Bank overdrafts are disclosed in the statement of financial position as financial debts. During 2016 and 2015 bank overdrafts have been part of the permanent short-term financing structure of Personal, so, net funds requests under that method (with maturities less than three months) are included in financing activities.

	As of December 31,
	2016	2015	2014
Cash and cash equivalents	4,314	1,374	1,338
Financial debt - Bank overdrafts			(141)
Total cash and cash equivalents at year-end	4,314	1,374	1,197

Additional information on the breakdown of the net cash flow provided by operating activities is given below:

	Years ended December 31,
	2016	2015	2014
Collections
Collections from customers	55,928	41,930	34,396
Interests from customers	366	182	160
Interests from investments	158	326	482
Mobile operators collections	885	843	330
Subtotal	57,337	43,281	35,368
Payments
For the acquisition of goods and services and others	(17,157)	(12,800)	(7,834)
For the acquisition of inventories	(5,383)	(6,343)	(4,167)
Salaries and social security payables and severance payments	(9,119)	(6,889)	(5,149)
CPP payments	(393)	(413)	(475)
Income taxes (include tax returns and payments in advance)	(1,758)	(1,632)	(2,277)
Other taxes and taxes and fees with the Regulatory Authority	(10,754)	(7,793)	(8,915)
Foreign currency exchange differences related to the payments to suppliers	(1,433)	(502)	(777)
Inventory suppliers	(295)	(182)	(343)
PP&E suppliers	(1,467)	(188)	(311)
Other suppliers	(144)	(31)	(154)
NDF	473	(101)	31
Subtotal	(45,997)	(36,372)	(29,594)
Net cash flow provided by operating activities	11,340	6,909	5,774

•      Changes in assets/liabilities components:

	Years ended December 31,
	2016	2015	2014
Net decrease (increase) in assets
Trade receivables	(2,773)	(2,364)	(1,646)
Other receivables	273	(760)	(161)
Inventories	837	(1,522)	(50)
	(1,663)	(4,646)	(1,857)
Net increase (decrease) in liabilities
Trade payables	(1,390)	1,366	(406)
Deferred revenues	(58)	(48)	78
Salaries and social security payables	369	221	261
Other taxes payables	6	485	192
Other liabilities	67	30	32
Provisions (Note 17)	(174)	(163)	(119)
	(1,180)	1,891	38

Income tax paid consists of the following:

	Years ended December 31,
	2016	2015	2014
Tax returns and payments in advance	(1,408)	(1,439)	(2,079)
Other payments	(350)	(193)	(198)
Total payments of income tax	(1,758)	(1,632)	(2,277)

•      Main non-cash operating transactions:

	Years ended December 31,
	2016	2015	2014
Boden 2015 Bonds used to the acquisition of 3G/4G Licenses	—	—	439
Income tax withholding for dividends paid	—	—	22
Income tax offset with IDC	2	2	—
Offsetting of tax on personal property — on behalf of Shareholders	8	17	11
Income tax offset with VAT and internal taxes	—	50	—
Offsetting of other receivables with regulatory provisions	27	—	—
VAT offset with income tax payments	54	—	—
SAC acquisitions offset with trade receivables	305	212	362
Other receivables of PP&E sales offset with trade payables	25	—	—

•      Most significant investing activities:

Fixed assets acquisitions include:

	Years ended December 31,
	2016	2015	2014
CAPEX (Note 8)	(9,632)	(6,396)	(4,304)
Acquisition of Materials (net transfers to CAPEX, Note 8)	(474)	(1,062)	(590)
Subtotal	(10,106)	(7,458)	(4,894)
Plus:
Payments of trade payables originated in prior years acquisitions	(4,832)	(1,367)	(1,551)
Less:
Acquisition of fixed assets through incurrence of trade payables	5,298	3,592	1,511
Assets retirement obligations	45	53	7
Mobile handsets lent to customers at no cost (i)	54	32	32
	(9,541)	(5,148)	(4,895)

(i)            Under certain circumstances, Personal and Núcleo lend handsets to customers at no cost pursuant to term agreements. Handsets remain the property of the companies and customers are generally obligated to return them at the end of the respective agreements.

Intangible assets acquisitions include:

	Years ended December 31,
	2016	2015	2014
3G/4G Licenses acquisitions (Note 9)	—	(2,256)	(3,530)
Less:
Acquisition with Boden 2015 Bonds	—	—	439
	—	(2,256)	(3,091)

	Years ended December 31,
	2016	2015	2014
Other intangible assets acquisitions (Note 9)	(1,754)	(1,448)	(1,123)
Plus:
Payments of trade payables originated in prior years acquisitions	(201)	(116)	(103)
SAC acquisition offset with trade receivables	(305)	(212)	(362)
Less:
Acquisition of intangible assets through incurrence of trade payables	462	466	470
	(1,798)	(1,310)	(1,118)

The following table presents the cash flows from purchases, sales and maturities of securities which were not considered cash equivalents in the statement of cash flows:

	Years ended December 31,
	2016	2015	2014
Government bonds acquisition	(971)	(1,131)	(1,201)
Sales of Government bonds	1,051	—	—
Other short-term investments	(265)	—	—
Government bonds collection	171	45	756
Argentine companies notes collection	—	28	112
Investments over 90 days maturity	—	—	10
Argentine companies notes acquisition	—	—	(16)
	(14)	(1,058)	(339)

•      Financing activities components:

The following table presents the financing activities components of the consolidated statements of cash flows:

	Years ended December 31,
	2016	2015	2014
Bank overdrafts (Personal)	960	3,062	—
Bank overdrafts (Núcleo)	343	88	—
Bank overdrafts (Telecom Argentina)	41	—	—
Non-current notes (Personal — Note 12)	1,869	716	—
Non-current bank loans — IFC Loan (Personal — Note 12)	5,956	—	—
Bank loans — Other (Personal — Note 12)	—	346	—
Bank loans (Núcleo)	168	89	—
Total financial debt proceeds	9,337	4,301	—
Bank overdrafts (Personal)	(2,355)	—	—
Bank overdrafts (Núcleo)	(438)	—	—
Bank loans (Núcleo)	(143)	(31)	(12)
Related parties (Note 27.c)	(7)	—	(2)
Total payment of debt	(2,943)	(31)	(14)
Bank overdrafts (Personal)	(1,126)	(405)	(3)
Bank overdrafts (Telecom Argentina)	(117)	—	—
Interests on Notes and related expenses (Personal)	(205)	(3)	—
Interests on bank loans and related expenses (Personal)	(63)	(37)	—
Interest on bank loans (Núcleo)	(62)	(26)	(26)
Total payment of interest and related expenses	(1,573)	(471)	(29)

Dividends paid by company breakdown are as follows:

	Years ended December 31,
	2016	2015	2014
Sofora	704	197	234
Telecom Argentina non-controlling interest	888	357	534
Nortel non-controlling interest	534	279	269
ABC Telecomunicaciones	—	45	53
Tax withholdings on dividends paid by Nortel and Telecom Argentina	—	—	66
	2,126	878	1,156

Cash dividends from the Company

•                  Fiscal year 2016

The Company’s General Ordinary and Extraordinary Shareholders’ Meeting held on May 16, 2016, provided to distribute cash dividends in the amount of $340, which were available to the shareholders since May 30, 2016.

Cash dividends in advance

The Company’s Board of Directors, at its meeting held on October 24, 2016, resolved to distribute cash dividends in advance in the amount of $281. Mentioned cash dividends were subject to subsequent Shareholders’ Meeting approval, in accordance with legal regulations in force, and were available to the shareholders since November 8, 2016.

•                  Fiscal year 2015

The Company’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 16, 2015, provided to distribute cash dividends in the amount of $280, of which $197 were paid during 2015 (total cash dividends corresponding to W de Argentina — Inversiones S.A. and Fintech Telecom LLC and a portion of cash dividends corresponding to Telecom Italia International N.V.)

The pending $83 cash dividends corresponding to Telecom Italia S.p.A and Telecom Italia International N.V. as of December 31, 2015 were paid on February 11, 2016.

•                  Fiscal year 2014

The Company’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 11, 2014, provided to distribute cash dividends in the amount of $234.

Cash dividends from Nortel

•                  Fiscal year 2016

Nortel’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 29, 2016, provided, among other things, to constitute a “Voluntary reserve for future dividends payments” in the amount of $1,891, delegating into the Nortel’s Board of Directors the authority to determine the timing and the terms and conditions of the reversal of such Reserve and its application for cash dividends payment.

Nortel’s Board of Directors, at its meeting held on April 29, 2016, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $380 and distribute such amount in cash dividends of which $186 correspond to non-controlling shareholders The mentioned cash dividends were available to the shareholders since May 17, 2016. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $19 and (ii) tax on personal property — on behalf of shareholders withholdings in the amount of $10.

Nortel’s Board of Directors, at its meeting held on August 9, 2016, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $172 and distribute such amount in cash dividends of which $84 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since August 30, 2016.

Cash dividends in advance

Nortel’s Board of Directors, at its meeting held on October 24, 2016, resolved to distribute cash dividends in advance in the amount of $540, of which $264 correspond to non-controlling shareholders. The mentioned cash dividends were subject to subsequent Shareholders’ Meeting approval, in accordance with legal regulations in force, and were available to the shareholders since November 7, 2016.

•                  Fiscal year 2015

Nortel’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 29, 2015, provided, among other things, to constitute a “Voluntary reserve for future dividends payments” in the amount of $2,039 (equivalent to the Retained Earnings as of December 31, 2014); delegating into Nortel’s Board of Directors the authority to determine the timing and the terms and conditions of the reversal of such Reserve.

Nortel’s Board of Directors, at its meeting held on May 18, 2015, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $570 and distribute such amount in cash dividends of which $279 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since June 1, 2015. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $28 and (ii) tax on personal property — on behalf of shareholders withholdings in the amount of $9.

•                  Fiscal year 2014

During 1Q14 Nortel paid the withholding tax on cash dividends paid to its shareholders in December 2013 for $22.

Nortel’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 29, 2014, provided, among other things, to constitute a “Voluntary reserve for future dividends payments” in the amount of $1,720 (equivalent to the Retained Earnings as of December 31, 2013); delegating into Nortel’s Board of Directors the authority to determine the timing and the terms and conditions of the reversal of such Reserve.

Nortel’s Board of Directors, at its meeting held on May 28, 2014, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $332 and distribute such amount in cash dividends of which $163 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since June 13, 2014. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $16 and (ii) tax on personal property — on behalf of shareholders withholdings in the amount of $7.

Nortel’s Board of Directors, at its meeting held on October 10, 2014, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $217 and distribute such amount in cash dividends of which $106 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since October 23, 2014. The amount paid includes income tax withholdings on dividends paid to shareholders in the amount of $11.

Cash dividends from Telecom Argentina

•                  Fiscal year 2016

Telecom Argentina’s Board of Directors’ Meeting held on April 29, 2016, resolved to allocate $2,000 of the “Reserve for future cash dividends payments” to a cash dividend distribution in two installments: $700 that was available to shareholders since May 13, 2016 and $1,300 that was available to shareholders since August 26, 2016. From the mentioned cash dividends, $888 corresponds to non-controlling shareholders.

•                  Fiscal year 2015

Telecom Argentina’s Ordinary Shareholders’ Meeting held on April 29, 2015, approved the payment of cash dividends of $804 (equivalent to $0.83 pesos per outstanding share), of which $357 corresponds to non-controlling shareholders. The mentioned cash dividends were made available to shareholders since May 11, 2015. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $14 and (ii) recovery of tax on personal property — on behalf of shareholders withholdings in the amount of $12.

•                  Fiscal year 2014

During 1Q14 Telecom Argentina paid $44 related to withholdings on dividends paid to its non-controlling shareholders by the end of 2013 in order to comply with its tax obligations. The amounts paid finally corresponded to: (i) income tax withholdings on dividends paid to its non-controlling shareholders during December 2013 in the amount of $17 and (ii) dividends paid to its non-controlling shareholders in the amount of $27.

Telecom Argentina’s Ordinary Shareholders’ Meeting held on April 29, 2014, approved, in its second tranche of deliberations held on May 21, 2014, the payment of a $1,202 cash dividend (equivalent to $1.22 pesos per outstanding share) in two equal installments of $601. The first installment was made available to shareholders on June 10, 2014. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $11 and (ii) recovery of tax on personal property — on behalf of shareholders withholdings in the amount of $10.

The Telecom Argentina’s Board of Directors, at its meeting held on September 9, 2014, approved the payment of the second installment of cash dividends amounting to $601 as from September 22, 2014. The dividends were paid before September 30, 2014, net of income tax withholdings on dividends for $11 (which were paid to the Tax Authority later). From total amount paid by Telecom Argentina, $534 corresponds to non-controlling shareholders.

Núcleo’s Dividends Distribution

•                  Fiscal year 2015

Núcleo’s Ordinary Shareholders’ Meeting held on March 26, 2015, approved the distribution of cash dividends for an amount equivalent to $63 (that correspond to 35,000 million of Guaraníes translated to argentine pesos at the exchange rate of the approval day).

The Ordinary Shareholders’ Meeting also delegate in Nucleo’s Board of Directors the possibility and opportunity of distribution of a second cash dividends for an amount of up to 35,000 million of Guaraníes (equivalent to approximately $80).

Finally, Núcleo’s Board of Directors, at their meeting held on December 17, 2015, approved the distribution of cash dividends for an amount of $80 (that correspond to 35,000 million of Guaraníes translated to argentine pesos at the exchange rate of the approval day). According to this, the total dividends amount paid during 2015 was as follows:

Month of dividends payment	Dividends corresponding to Personal	Dividends corresponding to non- controlling shareholders — ABC Telecomunicaciones	Total
May 2015 (*)	42	21	63
December 2015 (**)	54	26	80
Total	96	47	143

(*) As of the payment date, the amounts were 41 and 19, respectively.

(**) As of the payment date, the amounts were 52 and 26, respectively.

•                  Fiscal year 2014

The Ordinary Shareholders’ Meeting of Núcleo held on March 28, 2014, approved the distribution of cash dividends for an amount equivalent to $160, delegating in Nucleo’s Board of Directors the authority to determine the number of installments, the amount and time for the payments of these cash dividends.

On May 5, 2014 Nucleo’s Board of Directors determined the following schedule of payments for the cash dividends:

Month of dividends payment	Dividends corresponding to Personal	Dividends corresponding to non- controlling shareholders — ABC Telecomunicaciones	Total
May 2014	54	26	80
October 2014	54	26	80
Total (*)	108	52	160

(*) Correspond to 90,000 million of Guaraníes approved by the Ordinary Shareholders’ Meeting of Núcleo, translated to argentine pesos at the exchange rate of the date of its approval. As of the payment date, the amounts were 110 and 53, respectively.

d)     Additional information required by IAS 7

In January 2016, IAS 7 was amended through the incorporation of paragraphs 44A to 44E. This amendment included additional information requirements that allow financial statements’ users to assess changes in liabilities generated by financing activities. Although these disclosures are mandatory for annual periods beginning on or after January 1, 2017, the Company’s and Telecom Group’s Management has adopted the early application option set forth in IAS 7. Reconciliation between the opening and closing balances of liabilities generated by financing activities is disclosed below.

	Balances as of December 31, 2015	Transfers	Cash Flows	Accrued interests	Exchange differences and currency translation adjustments	Balances as of December 31, 2016
Related parties — principal (Sofora)	7	—	(7)	—	—	—
Bank overdrafts — Personal	3,062	—	(1,396)	—	—	1,666
Bank overdrafts — Telecom Argentina	—	—	41	—	—	41
Bank overdrafts — Núcleo	84	—	(95)	—	11	—
Bank loans — principal (Personal)	—	509	—	—	111	620
Bank loans — principal (Núcleo)	193	85	(61)	—	2	219
Notes — principal (Personal)	—	566	—	—	—	566
NDF	—	—	—	—	2	2
Accrued interests	112	—	(1,573)	1,613	—	152
Total current financial debt (Note 12)	3,458	1,160	(3,091)	1,613	126	3,266
Notes — principal (Personal)	713	(566)	1,869	—	68	2,084
Bank loans — Other - principal (Personal)	509	(509)	—	—	—	—
Bank loans — IFC Loan - principal (Personal)	—	—	5,956	—	278	6,234
Bank loans — principal (Núcleo)	227	(85)	87	—	99	328
Total non-current financial debt (Note 12)	1,449	(1,160)	7,912	—	445	8,646

Total financial debt	4,907	—	(a) 4,821	1,613	571	11,912

(a)         Correspond to $9,337 of debt proceeds, $2,943 of principal payments and $1,573 of interest payments.

Note 5 — Trade receivables

Trade receivables consist of the following:

	As of December 31,
	2016	2015
Current trade receivables
Fixed services	1,805	1,449
Personal mobile services — equipment sales	3,805	2,659
Personal mobile services — services sales	2,329	1,759
Núcleo mobile services	271	182
Subtotal	8,210	6,049
Allowance for doubtful accounts	(633)	(386)
	7,577	5,663
Non-current trade receivables
Fixed services	14	17
Personal mobile services — equipment sales	—	300
Núcleo mobile services — equipment sales	194	164
	208	481
Total trade receivables, net	7,785	6,144

Movements in the allowance for current doubtful accounts are as follows:

	Years ended December 31,
	2016	2015
At the beginning of the fiscal year	(386)	(292)
Additions —Bad debt expenses	(1,228)	(564)
Uses	989	480
Currency translation adjustments	(8)	(10)
At the end of the year	(633)	(386)
Of which
Fixed Services	(176)	(124)
Mobile Services — Personal	(441)	(253)
Mobile Services — Núcleo	(16)	(9)

Note 6 — Other receivables

Other receivables consist of the following:

	As of December 31,
	2016	2015
Current other receivables
Prepaid expenses	623	346
Expenditure reimbursement	126	95
Tax credits	46	165
Restricted funds	33	26
Receivables for return of handsets under warranty	29	9
PP&E disposal receivables	18	26
Guarantee deposits	10	5
Tax on personal property — on behalf of Shareholders	8	50
Non deliverable forward (Note 20)	2	466
Unionized employees advances	—	57
Prepaid expenses related parties (Note 27.c)	—	36
Other	140	115
Subtotal	1,035	1,396
Allowance for doubtful accounts	(21)	(25)
	1,014	1,371
Non-current other receivables
Prepaid expenses	260	166
Credit on SC Resolution No. 41/07 and IDC (Note 2.p and q)	57	84
Restricted funds	33	32
Tax on personal property — on behalf of Shareholders	31	31
Tax credits	28	29
Regulatory receivables (Paraguay)	27	22
Guarantee deposits	12	12
Other	19	28
Subtotal	467	404
Allowance for regulatory matters (Note 2 p. and q)	(57)	(84)
Allowance for tax on personal property — on behalf of Shareholders	(31)	(31)
Allowance for tax credits	(17)	(17)
	362	272
Total other receivables	1,376	1,643

Movements in the allowances are as follows:

	Years ended December 31,
	2016	2015
Current allowance for doubtful accounts
At the beginning of the year	(25)	(23)
Additions	—	(5)
Uses	4	3
At the end of the year	(21)	(25)

	Years ended December 31,
	2016	2015
Non-current allowance for regulatory matters
At the beginning of the year	(84)	(85)
Compensation of Telecom Argentina’s regulatory liabilities	27	—
Uses	—	1
At the end of the year	(57)	(84)

	Years ended December 31,
	2016	2015
Non-current allowance for tax on personal property — on behalf of Shareholders
At the beginning of the year	(31)	(31)
Additions	—	—
At the end of the year	(31)	(31)

	Years ended December 31,
	2016	2015
Non-current allowance for tax credits
At the beginning of the year	(17)	(17)
Additions	—	—
At the end of the year	(17)	(17)

Note 7 — Inventories

Inventories consist of the following:

	As of December 31,
	2016	2015
Mobile handsets and others	1,321	2,218
Advances for mobile handsets acquisitions	—	47
Fixed telephones and equipment	11	14
Subtotal	1,332	2,279
Allowance for obsolescence of inventories	(54)	(86)
	1,278	2,193

Movements in the allowance for obsolescence of inventories are as follows:

	Years ended December 31,
	2016	2015
At the beginning of the year	(86)	(73)
Additions — Fees for services, maintenance and materials	(45)	(38)
Uses	77	25
At the end of the year	(54)	(86)

Sale and cost of equipment and handsets by business segment is as follows:

	Years ended December 31,
	2016	2015	2014
Fixed Services - excluding network construction contracts	91	61	46
Fixed Services - network construction contracts	—	—	7
Cost of equipment and handsets — Fixed Services	(136)	(82)	(72)
Total equipment loss — Fixed Services	(45)	(21)	(19)
Mobile Services — Personal	7,535	5,796	4,920
Cost of equipment and handsets — Mobile Services Personal (net of SAC capitalizations)	(5,749)	(4,328)	(3,959)
Total equipment gain — Mobile Services — Personal	1,786	1,468	961
Mobiles Services — Núcleo	260	159	90
Cost of equipment and handsets — Mobile Services Núcleo (net of SAC capitalizations)	(303)	(185)	(112)
Total equipment loss — Mobile Services — Núcleo	(43)	(26)	(22)
Total equipment and handsets sale	7,886	6,016	5,063
Total cost of equipment and handsets (net of SAC capitalizations)	(6,188)	(4,595)	(4,143)
Total income for sale of equipment and handsets	1,698	1,421	920

Cost of equipment and handsets is as follows:

	Years ended December 31,
	2016	2015	2014
Inventories at the beginning of the year	(2,279)	(794)	(857)
Plus:
Equipment acquisitions	(5,491)	(6,233)	(4,262)
SAC deferred costs (Note 3.i)	130	93	103
Decreases net of allowance of obsolescence	49	25	46
Handsets lent to customers at no cost	54	32	32
Decreases not charged to cost of equipment	17	3	1
Less:
Inventories at the end of the year	1,332	2,279	794
Cost of equipment and handsets	(6,188)	(4,595)	(i) (4,143)

(i) Includes 6 related to equipment construction contracts.

Note 8 — Property, plant and equipment

PP&E consist of the following:

	As of December 31,
	2016	2015
Land, buildings and installations	1,310	1,088
Computer equipment and software	2,265	1,885
Switching and transmission equipment (i)	5,614	4,368
Mobile network access and external wiring	9,078	5,643
Construction in progress	2,915	3,015
Other tangible assets	704	567
Subtotal PP&E	21,886	16,566
Materials	1,629	1,652
Valuation allowance for materials and impairment of materials	(68)	(52)
Impairment of PP&E	(282)	(203)
Total	23,165	17,963

(i) Includes tower and pole, transmission equipment, switching equipment, power equipment, equipment lent to customers at no cost and handsets lent to customers at no cost.

Movements in Materials are as follows:

	Years ended December 31,
	2016	2015
At the beginning of the year	1,652	872
Plus:
Purchases	3,647	2,950
Less:
Transfers to CAPEX	(3,173)	(1,888)
Disposal for maintenance	(507)	(294)
Currency translation adjustments	10	12
At the end of the year	1,629	1,652

Movements in the valuation allowance for materials and impairment of materials are as follows:

	Years ended December 31,
	2016	2015
At the beginning of the year	(52)	(24)
Additions — Fees for services, maintenance and materials	(16)	(28)
At the end of the year	(68)	(52)

Movements in the impairment of PP&E are as follows:

	Years ended December 31,
	2016	2015
At the beginning of the year	(203)	(100)
Additions	(383)	(230)
Depreciation (i)	—	1
Uses	304	126
At the end of the year	(282)	(203)

(i) Included in depreciation of PP&E.

Details on the nature and movements during the years ended December 31, 2016 and 2015 are as follows:

	Gross value as of December 31, 2015	CAPEX	Currency translation adjustments	Transfers and reclassifications	Decreases	Gross value as of December 31, 2016
Land	149	—	2	—	—	151
Building	1,771	—	11	95	—	1,877
Tower and pole	1,238	—	82	377	—	1,697
Transmission equipment	6,880	64	147	959	(40)	8,010
Mobile network access	5,242	128	250	3,435	(612)	8,443
External wiring	10,208	—	—	1,407	(86)	11,529
Switching equipment	7,791	75	272	830	(52)	8,916
Power equipment	1,449	—	60	220	(2)	1,727
Computer equipment and systems	9,663	28	408	1,304	(2)	11,401
Telephony equipment and instruments	806	—	3	37	(1)	845
Handsets lent to customers at no cost	505	54	99	—	(115)	543
Equipment lent to customers at no cost	190	150	—	3	(76)	267
Vehicles	380	56	7	—	(14)	429
Furniture	165	2	9	26	—	202
Installations	905	—	15	252	—	1,172
Improvements in third parties buildings	574	8	40	133	—	755
Special projects	77	—	—	12	—	89
Construction in progress	3,015	9,022	22	(9,090)	(54)	2,915
Asset retirement obligations	141	45	3	—	—	189
Total	51,149	9,632	1,430	—	(*) (1,054)	61,157

	Accumulated depreciation as of December 31, 2015	Depreciation	Currency translation adjustments	Decreases	Accumulated depreciation as of December 31, 2016	Net carrying value as of December 31, 2016
Land	—	—	—	—	—	151
Building	(1,134)	(41)	4	—	(1,171)	706
Tower and pole	(596)	(77)	(39)	—	(712)	985
Transmission equipment	(5,265)	(476)	(87)	35	(5,793)	2,217
Mobile network access	(3,210)	(877)	(147)	324	(3,910)	4,533
External wiring	(6,597)	(472)	—	85	(6,984)	4,545
Switching equipment	(6,327)	(856)	(211)	52	(7,342)	1,574
Power equipment	(921)	(97)	(34)	2	(1,050)	677
Computer equipment and systems	(7,778)	(997)	(363)	2	(9,136)	2,265
Telephony equipment and instruments	(773)	(15)	(2)	1	(789)	56
Handsets lent to customers at no cost	(475)	(50)	(98)	115	(508)	35
Equipment lent to customers at no cost	(101)	(116)	—	76	(141)	126
Vehicles	(183)	(47)	(4)	11	(223)	206
Furniture	(128)	(11)	(7)	—	(146)	56
Installations	(603)	(102)	(14)	—	(719)	453
Improvements in third parties buildings	(403)	(98)	(28)	—	(529)	226
Special projects	(34)	(13)	—	—	(47)	42
Construction in progress	—	—	—	—	—	2,915
Asset retirement obligations	(55)	(13)	(3)	—	(71)	118
Total	(34,583)	(4,358)	(1,033)	(*) 703	(39,271)	21,886

(*) Includes 288 of net decreases with counterpart in uses of provision corresponding to Personal’s access swap and 16 related to former work in progress decreases.

	Gross value as of December 31, 2014	CAPEX	Currency translation adjustments	Transfers and reclassifications	Decreases	Gross value as of December 31, 2015
Land	147	—	2	—	—	149
Building	1,706	1	9	57	(2)	1,771
Tower and pole	991	—	63	184	—	1,238
Transmission equipment	6,120	37	114	611	(2)	6,880
Mobile network access	3,937	99	193	1,042	(29)	5,242
External wiring	9,197	—	—	1,047	(36)	10,208
Switching equipment	6,924	66	228	587	(14)	7,791
Power equipment	1,299	—	47	104	(1)	1,449
Computer equipment and systems	8,250	15	323	1,085	(10)	9,663
Telephony equipment and instruments	793	—	2	11	—	806
Handsets lent to customers at no cost	497	32	80	—	(104)	505
Equipment lent to customers at no cost	156	95	—	—	(61)	190
Vehicles	264	130	5	—	(19)	380
Furniture	151	—	7	7	—	165
Installations	802	—	12	92	(1)	905
Improvements in third parties buildings	471	2	29	72	—	574
Special projects	62	—	—	15	—	77
Construction in progress	2,184	5,866	21	(4,914)	(142)	3,015
Asset retirement obligations	87	53	1	—	—	141
Total	44,038	6,396	1,136	—	(**) (421)	51,149

	Accumulated depreciation as of December 31, 2014	Depreciation	Currency translation adjustments	Decreases and transfers	Accumulated depreciation as of December 31, 2015	Net carrying value as of December 31, 2015
Land	—	—	—	—	—	149
Building	(1,094)	(33)	(7)	—	(1,134)	637
Tower and pole	(512)	(53)	(31)	—	(596)	642
Transmission equipment	(4,876)	(324)	(67)	2	(5,265)	1,615
Mobile network access	(2,630)	(493)	(111)	24	(3,210)	2,032
External wiring	(6,231)	(393)	—	27	(6,597)	3,611
Switching equipment	(5,650)	(520)	(171)	14	(6,327)	1,464
Power equipment	(818)	(77)	(26)	—	(921)	528
Computer equipment and systems	(6,692)	(811)	(285)	10	(7,778)	1,885
Telephony equipment and instruments	(761)	(10)	(2)	—	(773)	33
Handsets lent to customers at no cost	(471)	(30)	(78)	104	(475)	30
Equipment lent to customers at no cost	(75)	(87)	—	61	(101)	89
Vehicles	(164)	(33)	(3)	17	(183)	197
Furniture	(113)	(10)	(5)	—	(128)	37
Installations	(516)	(77)	(11)	1	(603)	302
Improvements in third parties buildings	(306)	(76)	(21)	—	(403)	171
Special projects	(23)	(11)	—	—	(34)	43
Construction in progress	—	—	—	—	—	3,015
Asset retirement obligations	(45)	(9)	(1)	—	(55)	86
Total	(30,977)	(3,047)	(819)	(**) 260	(34,583)	16,566

(**) Includes 126 of net decreases with counterpart in uses of provision corresponding to the impairment of commercial systems of Personal, mobile access swap and former work in progress.

Note 9 — Intangible assets

Intangible assets consist of the following:

	Gross value as of December 31, 2015	CAPEX	Currency translation adjustments	Decreases	Gross value as of December 31, 2016
SAC fixed services	234	137	—	(145)	226
SAC mobile services	2,157	1,544	30	(893)	2,838
Service connection or habilitation costs	208	41	—	(27)	222
3G/4G licenses	5,786	—	—	—	5,786
PCS license (Argentina)	658	—	—	—	658
PCS and Band B (Paraguay)	774	—	177	—	951
Rights of use	425	32	6	—	463
Exclusivity agreements	41	—	—	—	41
Customer relationship	2	—	—	—	2
Software developed for internal use	566	—	35	—	601
Total	10,851	1,754	248	(1,065)	11,788

	Accumulated amortization as of December 31, 2015	Amortization	Currency translation adjustments	Decreases	Accumulated amortization as of December 31, 2016	Net carrying value as of December 31, 2016
SAC fixed services	(118)	(157)	—	145	(130)	96
SAC mobile services	(1,001)	(1,288)	(15)	893	(1,411)	1,427
Service connection or habilitation costs	(101)	(29)	—	27	(103)	119
3G/4G licenses	(343)	(338)	—	—	(681)	5,105
PCS license (Argentina)	(70)	—	—	—	(70)	588
PCS and Band B (Paraguay)	(774)	—	(177)	—	(951)	—
Rights of use	(190)	(27)	(2)	—	(219)	244
Exclusivity agreements	(28)	(1)	—	—	(29)	12
Customer relationship	(1)	—	—	—	(1)	1
Software developed for internal use	(566)	—	(35)	—	(601)	—
Total	(3,192)	(1,840)	(229)	1,065	(4,196)	7,592

	Gross value as of December 31, 2014	CAPEX	Currency translation adjustments	Decreases	Gross value as of December 31, 2015
SAC fixed services	177	158	—	(101)	234
SAC mobile services	1,382	1,206	24	(455)	2,157
Service connection or habilitation costs	207	36	—	(35)	208
3G/4G licenses	3,530	2,256	—	—	5,786
PCS license (Argentina)	658	—	—	—	658
PCS and Band B (Paraguay)	634	—	140	—	774
Rights of use	372	48	5	—	425
Exclusivity agreements	41	—	—	—	41
Customer relationship	2	—	—	—	2
Software developed for internal use	537	—	29	—	566
Total	7,540	3,704	198	(591)	10,851

	Accumulated amortization as of December 31, 2014	Amortization	Currency translation adjustments	Decreases	Accumulated amortization as of December 31, 2015	Net carrying value as of December 31, 2015
SAC fixed services	(84)	(135)	—	101	(118)	116
SAC mobile services	(562)	(882)	(12)	455	(1,001)	1,156
Service connection or habilitation costs	(108)	(28)	—	35	(101)	107
3G/4G licenses	(19)	(324)	—	—	(343)	5,443
PCS license (Argentina)	(70)	—	—	—	(70)	588
PCS and Band B (Paraguay)	(634)	—	(140)	—	(774)	—
Rights of use	(168)	(21)	(1)	—	(190)	235
Exclusivity agreements	(27)	(1)	—	—	(28)	13
Customer relationship	—	(1)	—	—	(1)	1
Software developed for internal use	(537)	—	(29)	—	(566)	—
Total	(2,209)	(1,392)	(182)	591	(3,192)	7,659

Note 10 — Trade payables

Trade payables consist of the following:

• purchase of materials and supplies;

• purchase of handsets and equipment;

• agent and retails commissions;

• procurement of services; and

• purchase of goods included in PP&E.

	As of December 31,
	2016	2015
Current trade payables
PP&E	4,496	5,068
Other assets and services	3,424	2,946
Inventory	676	1,335
	8,596	9,349
Agent commissions	385	525
	8,981	9,874
Non-current trade payables
PP&E	152	52
	152	52
Total trade payables	9,133	9,926

Note 11 — Deferred revenues

Deferred revenues consist of the following:

•  revenues received from connection fees for fixed telephony, data and Internet, nonrefundable, considered as a single element with the provision of the service during the contractual relationship with the subscriber;

•  revenues collected by remaining traffic and packages of data from unexpired cards;

•  the value assigned to the points delivered by customer loyalty programs in the mobile telephony;

•  the advanced collection of revenues from services of international capacity; and

•  subsidies received for the construction of infrastructure which are deferred in the same period of amortization of the related works.

	As of December 31,
	2016	2015
Current deferred revenues
On prepaid calling cards — Fixed and Mobile Services	261	312
On connection fees — fixed services	35	35
On capacity rental	41	47
On mobile customer loyalty programs	87	78
From CONATEL — mobile services Núcleo (Note 18.d)	4	5
Other	15	—
	443	477
Non-current deferred revenues
On capacity rental — Fixed Services	252	290
On connection fees — Fixed services	87	79
On mobile customer loyalty programs	106	84
From CONATEL - mobile services Núcleo (Note 18.d)	—	4
	445	457
Total deferred revenues	888	934

Note 12 — Financial debt

Financial debt consists of the following:

	As of December 31,
	2016	2015
Current financial debt
Related parties (Note 27.c)	—	7
Bank overdrafts — principal (Personal)	1,666	3,062
Bank overdrafts — principal (Telecom Argentina)	41	—
Bank overdrafts — principal (Núcleo)	—	84
Bank loans — Other — principal (Personal)	620	—
Bank loans — principal (Núcleo)	219	193
Notes — principal (Personal)	566	—
NDF (Note 20)	2	—
Accrued interest (Personal)	145	104
Accrued interest (Núcleo)	7	8
	3,266	3,458
Non-current financial debt
Notes — principal (Personal)	2,084	713
Bank loans — IFC Loan — principal (Personal)	6,234	—
Bank loans — Other — principal (Personal)	—	509
Bank loans — principal (Núcleo)	328	227
	8,646	1,449
Total financial debt	11,912	4,907

Bank overdrafts

As of December 31, 2016, Personal had bank overdrafts amounting to $1,666, of which $1,537 bear interests at an average annual rate of approximately 30.3%.

Telecom Argentina has bank overdrafts in the amount of approximately $41.

Additional information is provided in Note 31 to these consolidated financial statements.

Bank and other financing entities loans

Personal

On January 28, 2015, Personal entered into a loan with a foreign bank for a total amount of US$40.8 million (equivalent to $353 at such date). This loan is a 27-months bullet loan with three-month interest payment at a weighted average rate of three-month LIBOR plus 8.75% (total rate of 9.6309% as of December 31, 2016).

The terms and conditions of the loan include covenants and events of default that are usual for this type of transaction.

The funds were totally used for the acquisition of inventories.

On July 5, 2016, Personal had accepted an offer from the International Finance Corporation (IFC) for the assessment and transfer of funds for purposes of financing investment needs, work capital and debt refinancing for an amount of up to US$ 400 million.

On October 5, 2016 Personal and the IFC signed the loan agreement (“IFC Loan”) for an amount of US$ 400 million and for a six year period, payable in 8 equal half-yearly installments since the 30th month, with a 6 month LIBOR rate + 400bp. This loan will be used to deploy the 4G network and refinance short-term financial liabilities. The loan terms include standard commitments and limitations for this type of financial transactions.

On October 26, 2016 Personal received the loan proceeds for an amount of US$ 392.5 million (net of expenses of US$ 7.5 million), equivalent to $5,956.

Additional information on both bank loans is provided in Note 31 to these consolidated financial statements.

Núcleo

The following table shows the outstanding loans with different local financing entities in Paraguay and their main terms as of December 31, 2016:

		Book value
Principal nominal value (in million of Guaraníes)	Amortization term	Current	Non-current
100,000	3 years	55	219
50,000	2.7 years	27	109
50,000	3 months	137	—
200,000		219	328

The weighted average annual rate of these loans is 9.42% in Guaraníes and the weighted average amortization term of these loans is approximately 2 years.

The terms and conditions of Núcleo’s loans provide for certain events of default which are considered standard for these kinds of operations.

Global Programs for the issuance of Notes

Telecom Argentina

The Ordinary and Extraordinary Shareholders’ Meeting of Telecom Argentina held on December 15, 2011, approved the creation of a Medium Term Notes Global Program for a maximum outstanding amount of US$ 500 million or its equivalent in other currencies for a term of five years.

Personal

The Ordinary and Extraordinary Shareholders’ Meeting of Personal held on December 2, 2010, had approved the creation of a Medium Term Notes Global Program for a maximum outstanding amount of US$ 500 million or its equivalent in other currencies for a term of five years. On October 13, 2011, the CNV had authorized such Program, through Resolution No. 16,670.

Personal’s Ordinary Shareholders’ Meeting held on May 26, 2016 authorized to extend the due date and expand the Program’s maximum circulation amount up to US$ 1,000 million or its equivalent in other currencies.

On October 20, 2016, the CNV authorized the extension and expansion of the mentioned Program through Resolution No. 18,277. Within such Program, Personal issued notes in four series under the following conditions:

Series I

Issuance date: December 10, 2015.

Amount involved: $571,505,000 argentine pesos.

Expiration Date: 18 months from its issuance date (June 12, 2017).

Amortization: Capital will be settled by one payment in an amount equal to 100% of total capital, payable on their maturity date.

Interest rate: Series I notes bear interest from its issuance date until the sixth month maturity (inclusive) at a nominal fixed annual rate equivalent to 28.5% per annum and since the beginning of the seventh month until its maturity date will bear at a floating rate equivalent to the Badlar Privada rates published by the BCRA plus 3.75% per annum.

Interest Payment Date: Interest were paid quarterly in arrears since issuance date. The last interest payment date will be the maturity date.

Series II

Issuance date: 1 December 10, 2015.

Amount involved: $149,000,000 argentine pesos.

Expiration Date: 36 months from its issuance date (December 10, 2018).

Amortization: Capital will be settled by one payment in an amount equal to 100% of total capital, payable on their maturity date (December 10, 2018).

Interest rate: Series II notes bear interest from its issuance date until the ninth month maturity (inclusive) at a nominal fixed annual rate equivalent to 28.75% per annum and since the beginning of the tenth month until its maturity date will bear at a floating rate equivalent to the Badlar Privada rates published by the BCRA plus 4.00% per annum.

Interest Payment Date: Interest will be paid quarterly in arrears since issuance date. The last interest payment date will be the maturity date.

Series III

Issuance date: November 16, 2016.

Amount involved: $721,969,404.

Expiration Date: 18 months from its issuance date (May 16, 2018).

Amortization: Capital will be settled by one payment in an amount equal to 100% of total capital, payable on their maturity date (May 16, 2018).

Interest rate: Series III notes bear interest from its issuance date until their maturity date at a nominal floating annual rate equivalent to the Badlar Privada rates published by the BCRA plus 2.90% per annum.

Interest Payment Date: Interest will be paid quarterly in arrears since issuance date. The last interest payment date will be the maturity date.

Series IV

Issuance date: November 16, 2016.

Amount involved: US$ 77,900,400.

Expiration Date: 24 months from its issuance date (November 16, 2018).

Amortization: Capital will be settled by one payment in an amount equal to 100% of total capital, payable on their maturity date (November 16, 2018).

Interest rate: Series IV notes bear interest from its issuance date until their maturity date at a nominal fixed annual rate equivalent to 4.85%.

Interest Payment Date: Interest will be paid quarterly in arrears since issuance date. The last interest payment date will be the maturity date.

Use of Funds

The funds arising from the Series I and II notes placement were used for the partial settlement of bank overdrafts that Personal had taken to finance the acquisition of 3G and 4G frequencies bands. Funds from notes placement have been applied to “debt refinancing”.

The funds arising from the Series III and IV notes were used for local bank overdrafts cancellation (“refinancing of liabilities”).

Notes Rating

The mentioned notes have a local risk rating awarded by FIX SCR S.A. of “AA+(arg)” with a stable outlook. National “AA” involves a solid credit quality with respect to other note’s issuers of the country or other notes issued in the country.

Events of default

The terms and conditions of the Notes provide for certain events of default as follows:

•                  lack of payment of capital and/or interests of any of the notes at the maturity date during the term stated in the respective contracts;

•                  lack of payment of capital and/or interests of any other financial debt of Personal or its subsidiaries for an amount of at least US$ 20 million (“cross default” clause), after the expiration of the agreed grace period;

•                  final court sentence dictamination (including seizure, executions of property, and similar court decisions) for an amount of at least US$ 20 million;

•                  bankruptcy petition, presentation of reorganization proceeding, or homologation petition of out-of-court preventive agreement of Personal or any of its subsidiaries;

•                  any other situation that could cause the revocation of licenses granted to Personal or its subsidiaries (if applicable), in the case of total or partial license revocation that derives in negative effect on the commercial activity, assets, financial and economic situation of Personal or its subsidiaries (taken as a whole).

According to the terms of the notes issued if any case of non-compliance is verified, the debt holders are allowed to demand the payment of the outstanding amount of capital and accrued interest at the time of non-compliance (“acceleration clause”). The application of this clause is generally optional for the debt holders and it is subject to compliance of certain requirements and conditions.

As of the date of issuance of these consolidated financial statements, Personal and Núcleo are in compliance with their respective loans agreements’ commitments.

Note 13 — Salaries and social security payables

Salaries and social security payables include unpaid salaries, vacation and bonuses and its related social security contributions and termination benefits.

As of December 31, 2016, the total number of employees of Nortel and the Telecom Group was 15,973 (15,970 of the Telecom Group and 3 of Nortel), of which approximately 80% were unionized. All Management and senior positions of Nortel and the Telecom Group are held by non-unionized employees.

	As of December 31,
	2016	2015	2014
Fixed services	10,901	10,903	11,056
Personal Mobile services	4,661	4,908	4,958
Núcleo Mobile services	408	413	402
Nortel	3	5	5
Total number of employees of the Company and the Telecom Group	15,973	16,229	16,421

In the field of compensation policy for Directors and Managers, Nortel and the Telecom Group have a scheme that includes fixed and variable components. While fixed compensation is dependent upon the level of responsibility required for the position and its market competitiveness, variable compensation is comprised of compensation driven by the goals established on an annual basis and also by compensation regarding the fulfillment of long and medium term goals.

Nortel and the Telecom Group have no stock option plans for their employees.

Salaries and social security payables consist of the following:

	As of December 31,
	2016	2015
Current
Vacation and bonuses	1,103	850
Social security payables	383	324
Termination benefits	125	88
	1,611	1,262
Non-current
Termination benefits	144	117
Bonuses	40	40
	184	157
Total salaries and social security payables	1,795	1,419

Compensation for the Telecom Group’s Key Managers for the years ended December 31, 2016, 2015 and 2014 is shown in Note 27.e).

Employee benefit expenses and severance payments are composed of:

	Years ended December 31,
	2016	2015	2014
Salaries	(6,959)	(5,171)	(3,998)
Social security expenses	(2,148)	(1,642)	(1,259)
Severance indemnities and termination benefits	(522)	(319)	(242)
Other employee benefits	(178)	(126)	(96)
	(9,807)	(7,258)	(5,595)

Note 14 — Income tax payables, income tax assets and deferred income tax

Income tax asset and liability, net as of December 31, 2016 and 2015 consist of the following:

	As of December 31, 2016							As of
	The Company	Nortel	Telecom Argentina	Personal	Núcleo	Telecom USA	Total	December 31, 2015

Income tax payables	60	11	465	1,586	29	11	2,162	1,764
Withholdings and payments in advance of income taxes	(20)	(8)	(275)	(1,077)	(15)	(5)	(1,400)	(1,297)
Law No. 26,476 Tax Regularization Regime (*)	—	—	5	—	—	—	5	5
Current income tax liability, net	40	3	195	509	14	6	767
Current income tax liability, net as of December 31, 2015	22	11	5	407	27	—		472

Law No. 26,476 Tax Regularization Regime (*)	—	—	7	—	—	—	7	10
Non-current Income tax liability	—	—	7	—	—	—	7	10

(*) Tax liability valuated to its discount value at each time of valuation.

The tax effects of temporary differences that give rise to significant portions of the Company, Nortel and the Telecom Group’s deferred tax assets and liabilities and the actions for recourse tax receivable are presented below:

	Income tax assets			Deferred tax liabilities
As of December 31, 2016	Telecom Argentina	Telecom USA	Total	The Company	Nortel	Personal	Núcleo	Total
Allowance for doubtful accounts	86	2	88	—	—	271	16	287
Provisions	341	—	341	—	—	149	—	149
PP&E	—	1	1	—	—	—	13	13
Inventory	—	—	—	—	—	120	—	120
Termination benefits	82	—	82	—	—	—	—	—
Deferred revenues	85	—	85	—	—	—	—	—
Pension benefits	(*) 57	—	57	—	—	—	—	—
Other deferred tax assets, net	120	—	120	—	—	—	1	1
Total deferred tax assets	771	3	774			540	30	570
PP&E	(477)	—	(477)	—	—	(205)	—	(205)
Intangible assets	(83)	—	(83)	—	—	(584)	—	(584)
Cash dividends from foreign companies	—	—	—	—	—	(**) (150)	(44)	(194)
Mobile handsets financed sales	—	—	—	—	—	(84)	—	(84)
Investments	—	—	—	—	(2)	(4)	—	(6)
Other deferred tax liabilities, net	—	—	—	—	—	(68)	—	(68)
Total deferred tax liabilities	(560)	—	(560)	—	(2)	(1,095)	(44)	(1,141)
Total deferred tax asset (liability), net	(***) 211	3	214	—	(2)	(***) (555)	(****) (14)	(571)

Telecom Argentina’s actions for recourse tax receivable	466	—	466
Total income tax assets	677	3	680

(*)     Include 8 in Other Comprehensive Income for the year ended December 31, 2016.

(**)    Include (20) in Other Comprehensive Income for the year ended December 31, 2016.

(***)   Include 10 y (65) in Telecom Argentina and Personal, respectively, corresponding to temporary differences reversals as a consequence of 2015 affidavits filings.

(****) Include (42) corresponding to current liabilities reclassifications and 9 corresponding to initial balances currency translation adjustments.

	Income tax assets				Deferred tax liabilities
As of December 31, 2015	Telecom Argentina	Núcleo	Telecom USA	Total	The Company	Nortel	Personal	Total
Allowance for doubtful accounts	61	8	1	70	—	—	151	151
Provisions	314	—	—	314	—	—	129	129
PP&E	—	14	—	14	—	—	—	—
Inventory	—	—	—	—	—	—	99	99
Termination benefits	65	—	—	65	—	—	—	—
Deferred revenues	73	—	—	73	—	—	—	—
Pension benefits	33	—	—	33	—	—	—	—
Other deferred tax assets, net	78	4	—	82	—	—	—	—
Total deferred tax assets	624	26	1	651	—	—	379	379
PP&E	(390)	—	(1)	(391)	—	—	(260)	(260)
Intangible assets	(86)	—	—	(86)	—	—	(478)	(478)
Cash dividends from foreign companies	—	(6)	—	(6)	—	—	(113)	(113)
Investments	—	—	—	—	(25)	(3)	(61)	(89)
Other deferred tax liabilities, net	—	(1)	—	(1)	—	—	(17)	(17)
Total deferred tax liabilities	(476)	(7)	(1)	(484)	(25)	(3)	(929)	(957)
Total deferred tax asset (liability), net	148	19	—	167	(25)	(3)	(550)	(578)

Telecom Argentina’s action for recourse tax receivable	98	—	—	98
Total income tax assets	246	19	—	265

Income tax expense for the years ended December 31, 2016, 2015 and 2014 consists of the following:

	Year ended December 31, 2016
	Profit (loss)
	The Company	Nortel	Telecom Argentina	Personal	Núcleo	Telecom USA	Total
Current tax expense	(60)	(11)	(465)	(1,586)	(29)	(11)	(2,162)
Deferred tax benefit	25	1	45	80	—	4	155
Telecom Argentina’s actions for recourse income tax receivable	—	—	368	—	—	—	368
Income tax expense	(35)	(10)	(52)	(1,506)	(29)	(7)	(1,639)

	Year ended December 31, 2015
	Profit (loss)
	The Company	Nortel	Telecom Argentina	Personal	Núcleo	Telecom USA	Total
Current tax expense	(25)	(12)	(273)	(1,410)	(16)	(5)	(1,741)
Current tax expense — 2009 to 2014 restatement	(6)	—	—	—	—	—	(6)
Deferred tax benefit	(9)	—	25	(112)	1	—	(95)
Telecom Argentina’s action for recourse income tax receivable	—	—	98	—	—	—	98
Income tax expense	(40)	(12)	(150)	(1,522)	(15)	(5)	(1,744)

	Year ended December 31, 2014
	Profit (loss)
	The Company	Nortel	Telecom Argentina	Personal	Núcleo	Telecom USA	Total
Current tax expense	—	(5)	(418)	(1,302)	(25)	(4)	(1,754)
Deferred tax benefit	(18)	(3)	19	(267)	3	—	(266)
Valuation allowance	3	—	—	27	—	—	30
Income tax expense	(15)	(8)	(399)	(1,542)	(22)	(4)	(1,990)

Income tax expense for the years ended December 31, 2016, 2015 and 2014 differed from the amounts computed by applying the Company’s statutory income tax rate to pre-tax income as a result of the following:

	For the years ended December 31,
	2016	2015	2014
Pre-tax income	5,671	5,230	5,752
Non taxable items	135	37	(24)
Subtotal	5,806	5,267	5,728
Weighted statutory income tax rate (*)	34.3%	34.5%	34.5%
Income tax expense at weighted statutory tax rate	(1,992)	(1,820)	(1,976)
Income tax on cash dividends of foreign companies - Núcleo	(15)	(14)	(27)
Other changes in tax assets and liabilities	—	(2)	(17)
Company’s expenses non-deductibles — 2009 to 2014 restatement	—	(6)	—
Telecom Argentina’s actions for recourse income tax receivable	368	98	—
Changes in valuation allowance	—	—	30
	(1,639)	(1,744)	(1,990)

(*) Effective income tax rate based on weighted statutory income tax rate in the different countries where the Telecom Group has operations. The statutory tax rate in Argentina was 35% for all the years presented, in Paraguay was 10% plus an additional rate of 5% in case of payment of dividends for all the years presented and in the USA the effective tax rate was 39.5% for all the years presented.

In fiscal year ended December 31, 2015, the Company’s Management, with the corresponding technical assessment, proceeded to (i) change the deduction criterion of certain expenses computed in the determination of the income tax; (Ii) to restate their income tax affidavits for fiscal years 2009 to 2014, in accordance with the new criteria, (iii) to file restated income tax affidavits for fiscal years 2009 to 2014 and (iv) to pay the amount in favor of the Tax Authority resulting from the restated affidavits for the mentioned periods amounting to approximately $0.8 (net of $7 of minimum presumed income tax receivable and $1 of receivables for tax carry forwards).

Income tax — Telecom Argentina’s actions for recourse filed with the Tax Authority

Article 10 of Law No. 23,928 and Article 39 of Law No.24,073 suspended the application of the provisions of Title VI of the Income Tax Law relating to the income tax inflation adjustment since April 1, 1992.

Accordingly, Telecom Argentina and its domestic subsidiaries determined its income tax obligations in accordance to those provisions, without taking into account the income tax inflation adjustment.

After the economic crisis of 2002, many taxpayers began to question the legality of the provisions suspending the income tax inflation adjustment. Also, the Argentine Supreme Court of Justice issued its verdict in the “Candy” case (07/03/2009) in which it stated that particularly for fiscal year 2002 and considering the serious state of disturbance of that year, the taxpayer could demonstrate that not applying the income tax inflation adjustment resulted in confiscatory income tax rates.

More recently, the Argentine Supreme Court of Justice applied a similar criterion to the 2010, 2011 and 2012 fiscal years in the cases brought by “Distribuidora Gas del Centro” (10/14/2014, 06/02/2015 and 10/04/2016), enabling the application of income tax inflation adjustment for periods not affected by a severe economic crisis such as 2002.

According to the above-mentioned new legal background that Telecom Argentina took knowledge during 2015, and after making the respective assessments, Telecom Argentina filed during 2015 and 2016 actions for recourse with the AFIP to claim the full tax overpaid for fiscal years 2009, 2010 and 2011 for a total amount of $371 plus interest, under the argument that the lack of application of the income tax inflation adjustment is confiscatory.

As of the date of issuance of these consolidated financial statements, the actions for recourse filed are pending of resolution by the Tax Authority. However, the Telecom Argentina’s Management, with the assessment of its tax advisor, considers that the arguments presented in those recourse actions follow the same criteria as the one established by the Argentine Supreme Court of Justice jurisprudence mentioned above, among others, which should allow Telecom Argentina to obtain a favorable resolution of actions of recourse filed.

Consequently, the income tax determined in excess qualifies as a tax credit in compliance with IAS 12 and Telecom Argentina recorded a non-current tax credit of $466 as of December 31, 2016 ($98 were recorded in fiscal year 2015 and $368 in fiscal year 2016, reducing Income tax cost). For the measurement of the tax credit, Telecom Argentina has estimated the amount of the tax determined in excess for all fiscal years not covered by the statute of limitation (2009-2016) weighting the likelihood of certain variables according to the jurisprudential antecedents known until such date. Telecom Argentina’s Management will assess Tax Authority’s resolutions related to actions of recourse filed as well as the jurisprudence evolution in order to annually re-measure the tax credit recorded.

Note 15 — Other taxes payables

Other taxes payables consist of the following:

	As of December 31,
	2016	2015
Current
VAT, net	360	452
Tax withholdings	319	201
Internal taxes	138	111
Tax on SU (Note 2.i)	110	91
Regulatory fees (Net of $14 offset with Resolution No. 41/07 receivables as of December 31,2016 — Note 2.p)	78	74
Turnover tax	75	144
Municipal taxes	35	46
Retention Decree No. 583/10 ENARD	26	20
Tax on personal property — on behalf of Shareholders	8	50
	1,149	1,189

Note 16 — Other liabilities

Other liabilities consist of the following:

•                  pension benefits;

•                  guarantees received;

•                  legal fees payable by adhesion to the tax regularization schemes;

•                  any liability not included in the other liability items.

	As of December 31,
	2016	2015
Current
Compensation for directors and members of the Supervisory Committee	58	39
Guarantees received	15	12
Other	10	11
	83	62
Non-current
Pension benefits (Note 3.l)	164	95
Legal fees	4	4
Other	2	2
	170	101
Total other liabilities	253	163

Movements in the pension benefits are as follows:

	Years ended December 31,
	2016	2015
At the beginning of the year	95	68
Service cost (*)	11	8
Interest cost (**)	38	28
Payments	(4)	(2)
Actuarial loss /(gain) (***)	24	(7)
At the end of the year	164	95

(*) Included in Employee benefit expenses and severance payments.

(**) Included in Financial expenses.

(***) Included in Other comprehensive income as required by IAS 19R.

Note 17 — Provisions

The Telecom Group is a party to several civil, tax, commercial, labor and regulatory proceedings and claims that have arisen in the ordinary course of business. In order to determine the proper level of provisions, Management of the Telecom Group, based on the opinion of its internal and external legal counsel, assesses the likelihood of any adverse judgments or outcomes related to these matters as well as the range of probable losses that may result from the potential outcomes. A determination of the amount of provisions required, if any, is made after careful analysis of each individual case.

The determination of the required provisions may change in the future due to new developments or unknown facts at the time of the evaluation of the claims or changes as a matter of law or legal interpretation. Consequently, as of December 31, 2016, the Telecom Group has established provisions in an aggregate amount of $1,680 to cover potential losses under these claims ($57 for regulatory contingencies deducted from assets and $1,623 included under provisions) and certain amounts deposited in the Telecom Group’s bank accounts have been restricted as to their use due to some judicial proceedings. As of December 31, 2016, these restricted funds totaled $66 (included under Other receivables, net line item in the consolidated statement of financial position).

Provisions consist of the following:

		Additions/ (recoveries)			Uses			Additions/ (recoveries)			Uses
	Balances as of December 31, 2014	Capital	Interest (i)	Reclassifi-cations	Debt recogni-tion	Payments	Balances as of December 31, 2015	Capital	Interest (i)	Reclassifi-cations	Debt recogni-tion	Payments	Balances as of December 31, 2016
Current
Provision for civil and commercial proceedings	71	34	19	68	(25)	(55)	112	—	—	47	(15)	(35)	109
Provision for labor claims	51	—	—	75	—	(75)	51	—	—	159	(27)	(92)	91
Provision for regulatory, tax and other matters claims	77	—	—	—	—	(33)	44	—	—	72	—	(45)	71
Total current provisions	199	34	19	143	(25)	(163)	207	—	—	278	(42)	(172)	271
Non-current
Provision for civil and commercial proceedings	228	49	31	(68)	—	—	240	14	54	(47)	—	—	261
Provision for labor claims	288	61	55	(75)	—	—	329	130	78	(159)	(1)	—	377
Provision for regulatory, tax and other matters claims	441	(30)	20	(24)	—	—	407	43	11	(45)	—	—	416
Asset retirement obligations	123	54	12	—	—	—	189	47	64	—	—	(2)	298
Total non-current provisions	1,080	134	118	(167)	—	—	1,165	234	207	(251)	(1)	(2)	1,352

Total provisions	1,279	(ii) 168	137	(iii) (24)	(25)	(163)	1,372	(iv) 234	207	(v) 27	(43)	(174)	1,623

(i)            Charged to finance costs, interest on provisions line item.

(ii)         Charged 113 to Provisions, 53 to PP&E (CAPEX) and 2 to currency translation adjustments.

(iii)      Reclassified to Other Receivables.

(iv)     Charged 187 to Provisions, 45 to PP&E (CAPEX) and 2 to currency translation adjustments.

(v)        Use of Resolution No. 41/07 receivables.

1.              Probable Contingent liabilities

Below is a summary of the most significant claims and legal actions for which provisions have been established:

•                  Profit sharing bonds

Various legal actions are brought, mainly by former employees of Telecom Argentina against the Argentine government and Telecom Argentina, requesting that Decree No. 395/92 — which expressly exempted Telefónica and Telecom Argentina from issuing the profit sharing bonds provided in Law No. 23,696 — be struck down as unconstitutional. The plaintiffs also claim the compensation for damages they suffered because such bonds have not been issued.

In August 2008, the Argentine Supreme Court of Justice found Decree No. 395/92 unconstitutional when resolving a similar case against Telefónica.

Since the Argentine Supreme Court of Justice’s judgment on this matter, the Divisions of the Courts of Appeal ruled that Decree No. 395/92 was unconstitutional. As a result, in the opinion of the legal counsel of Telecom Argentina, there is an increased probability that Telecom Argentina has to face certain contingencies, notwithstanding the right of reimbursement that attends Telecom Argentina against the National State.

Said Court decision found the abovementioned Decree unconstitutional and ordered that the proceedings be remanded back to the court of origin so that such court could decide which defendant was compelled to pay —the licensee and/or the Argentine government- and the parameters that were to be taken into account in order to quantify the remedies requested (percent of profit sharing, statute of limitations criteria, distribution method between the program beneficiaries, etc). It should be mentioned that there is no uniformity of opinion in the Courts in relation to each of those concepts.

Later, in “Ramollino Silvana c/Telecom Argentina S.A.”, the Argentine Supreme Court of Justice, on June 9, 2015, ruled that the profit sharing bonds do not correspond to employees who joined Telecom Argentina after November 8, 1990 and that were not members of the PPP.

This judicial precedent is consistent with the criteria followed by Telecom Argentina for estimating provisions for these demands, based on the advice of its legal counsel, which considered remote the chances of paying compensation to employees not included in the PPP.

Legal action’s statute of limitations criteria: Argentine Supreme Court of Justice ruling “Dominguez c/ Telefónica de Argentina S.A.”

In December 2013, the Argentine Supreme Court ruled on a similar case to the above referred legal actions, “Domínguez c/ Telefónica de Argentina S.A”, overturning a lower court ruling that had barred the claim as having exceeded the applicable statute of limitations since ten years had passed since the issuance of Decree No. 395/92.

The Argentine Supreme Court of Justice ruling states that the Civil and Commercial Proceedings Court must hear the case again to consider statute of limitations arguments raised by the appellants that, in the opinion of the Argentine Supreme Court of Justice, were not considered by the lower court and are relevant to the resolution of the case.

After the Argentine Supreme Court of Justice’s ruling and until the date of issuance of these consolidated financial statements, two chambers of the Civil and Commercial Federal Proceedings Court have issued opinions interpreting the doctrine developed by the Argentine Supreme Court of Justice in its ruling, acknowledging that the statute of limitations must be applied periodically —as of the time of each balance sheet- but limited to five years; and Chamber III ruled, by a majority of votes, that the statute of limitations must not be applied periodically, but that instead, was exceeded ten years after the issuance of Decree No. 395/92.

Criteria for determining the relevant profit to calculate compensation: ruling of the Civil and Commercial Federal Proceedings Court in Plenary Session “Perota c/ Estado Nacional y Telefónica de Argentina S.A.”

On February 27, 2014, the Civil and Commercial Appeals Court issued its decision in plenary session in the case “Perota, César c/ Estado Nacional”, as a result of a complaint filed against Telefónica de Argentina S.A, ruling: “that the amount of profit sharing bonds the corresponding to former employees of Telefónica de Argentina S.A. should be calculated based on the taxable income of Telefónica de Argentina S.A. on which the income tax liability is to be assessed”.

The Court explained that in order to make such determination: “it is necessary to clarify that “taxable income” (pre-tax income) means the amount of income subject to the income tax that the company must pay, which generally means gross income, including all revenue obtained during the fiscal year (including contingent or extraordinary revenue), minus all ordinary and extraordinary expenses accrued during such fiscal year”.

As of December 31, 2016, the Telecom Argentina’s Management, with the advice of its legal counsel, has recorded the provisions for contingencies that it estimates are sufficient to cover the risks associated with these legal actions, having considered the available legal background as of the date of these consolidated financial statements.

Additionally, on June 3, 2013 Telecom Argentina was notified of a lawsuit filed by four unions claiming the issuance of a profit sharing bonds (hereinafter “the bonds”) for future periods and for periods for which the statute of limitations is not expired. To enforce this claim, the plaintiffs require that Decree No. 395/92 should be declared unconstitutional.

This collective lawsuit is for an unspecified amount. The plaintiffs presented the criteria that should be applied for the determination of the percentage of participation in the Telecom Argentina’s profit. The lawsuit requiring the issuance of a profit sharing bond represents an obligation with potential future economic impact for Telecom Argentina.

In June 2013, Telecom Argentina filed its answer to the claim, arguing that the labor courts lack of jurisdiction. On October 30, 2013, the judge rejected the lack of jurisdiction plea, established a ten year period as statute of limitation and deferred ruling on the defenses of res judicata, lis pendens and on the third party citation required after a hearing is held by the court. Telecom Argentina has appealed the judge’s ruling.

On December 12, 2013 this hearing took place and the intervening court differed the defense of statute of limitations filed by Telecom Argentina to the moment of the final ruling, among other matters. It also ordered the plaintiff to establish that they have permission to bring the case on behalf Telecom Argentina’s employees included in the claim; meanwhile the trial proceeding will be suspended. The plaintiff appealed the decision and the judge deferred this issue to the time of sentencing.

As of the date of issuance of these consolidated financial statements, the appeal regarding lack of jurisdiction raised by Telecom Argentina is pending, until the documentation requested by the court to the plaintiffs was resolved.

Telecom Argentina, based on the advice of its legal counsel, believes that there are strong arguments to defend its rights in this claim based, among other things, in the expiration of the statute of limitations of the claim for the unconstitutionality of Decree No. 395/92, the lack of active legal standing for collective claim for bonds issuance -due to the existence of individual claims-, among other reasons regarding lack of active legal standing.

•                  Wage differences by food vouchers and non-remunerative sums

Telecom Argentina is subject to various lawsuits initiated by some employees and former employees who claim wage differences caused by the impact of the concepts “non-remunerative sums” (amounts not subject to social security contributions) and “food vouchers” over the settlement of items such as overtime, productivity, vacation, supplementary annual salary and other additional benefits provided by the Collective Bargaining Agreement.

In this regard, the Argentine Supreme Court of Justice has recognized that “food vouchers” are remunerative and are part of the employees’ compensations, declaring the unconstitutionality of Sect. 103 bis, inc. C of the Employment Contract Act (which gives them the character of social benefits). Considering these judicial precedents, as of December 31, 2016, the Telecom Argentina’s Management, with the advice of its legal counsel, has recorded a provision for contingencies that it estimates is sufficient to cover the risks associated with these claims as of the date of issuance of these consolidated financial statements.

•                  Sales representative claims

Former sales representatives of Personal have brought legal actions for alleged improper termination of their contracts and have submitted claims for payment of different items such as commission differences, value of the customers’ portfolio and lost profit, among other matters. Personal believes, based on the advice of its legal counsel, that certain items included in the claims would not be sustained while other items, if sustained, would result in significantly lower amounts than those claimed. As of the date of issuance of these consolidated financial statements, some legal actions are in the discovery phase and with expert opinions in progress.

Personal’s Management, based on the advice of its legal counsel, has recorded provisions that it estimates are sufficient to cover the risks associated with these claims, which are considered that would not have a negative impact on Personal’s results and financial position.

•                  Regulator’s Penalty Activities

Telecom Argentina is subject to various penalty procedures, in most cases promoted by the Regulatory Authority, for delays in the reparation and installation of service to fix-line customers. Although generally a penalty considered on an individual basis does not have a material effect on Telecom Argentina’s equity, there is a significant disproportion between the amounts of the penalty imposed by the Regulatory Authority and the revenue that the affected customer has generated to Telecom Argentina.

Since fiscal year 2013, the CNC significantly increased its penalty activities, increasing the amount of charges and sanctions, as well as the individual amount of each of the latter. In several cases the sanctions imposed as from 2013 had twice the economic value of those imposed to Telecom Argentina in previous periods for the same alleged infringements.

In determining the provisions for regulatory charges and sanctions, the Telecom Argentina’s Management, with the assessment of its legal counsel, determines the likelihood of such sanctions being imposed, the amount thereof based on historical information and judicial precedents, also contemplating various probable scenarios of statute of limitation for charges and sanctions received, the current levels of execution of sanctions and the eventual results of legal actions that Telecom Argentina has undertaken to demonstrate, among other things, the disproportionate sanctions imposed by the Regulatory Authority since 2013.

Telecom Argentina has recorded certain provisions that it deems sufficient to cover the above mentioned sanctions and charges, estimating that they should not prosper in amounts individually higher than 200 thousand UT (9,380 argentine pesos) per each alleged violation against its clients in the normal course of business, in accordance with the legal and regulatory analysis performed as of December 31, 2016. If Telecom Argentina and its legal advisors’ arguments do not prevail, the Management of Telecom Argentina estimates that the amount of provisions for regulatory charges and sanctions might be increased in approximately $154 as of December 31, 2016.

2.              Possible Contingencies

In addition to the possible contingencies related to regulatory matters described in Note 2 i) FFSU — Impact in Telecom Argentina, below is a summary of the most significant claims and legal actions for which no provisions have been established, although it cannot be ensured the final outcome of these lawsuits:

•                  “Consumidores Financieros Asociación Civil para su Defensa” claim

In November 2011, Personal was notified of a lawsuit filed by the “Consumidores Financieros Asociación Civil para su Defensa” claiming that Personal made allegedly abusive charges to its customers by implementing per-minute billing and setting an expiration date for prepaid telecommunication cards.

The plaintiff claim Personal to: i) cease such practices and bill its customers only for the exact time of telecommunication services used; ii) reimburse the amounts collected in excess in the ten years preceding the date of the lawsuit; iii) credit its customers for unused minutes on expired prepaid cards in the ten years preceding the date of the lawsuit; iv) pay an interest equal to the lending rate charged by the Banco de la Nación Argentina; and v) pay punitive damages provided by article 52 bis of Law No. 24,240.

Personal responded in a timely manner, arguing the grounds by which the lawsuit should be dismissed, with particular emphasis on the regulatory framework that explicitly endorses Personal’s practices, now challenged by the plaintiff in disregard of such regulations.

The plaintiffs are seeking damages for unspecified amounts. Although Personal believes there are strong defenses according to which the claim should not succeed, in the absence of jurisprudence on the matter, Personal’s Management (with the advice of its legal counsel) has classified the claim as possible until a judgment is rendered.

This claim was at a preliminary stage as of the date of these consolidated financial statements. However, the judge has ordered the accumulation of this claim with two other similar claims against Telefónica Móviles and AMX Argentina. So, the three legal actions will continue within the Federal Civil and Commercial Court No. 9.

•                  Lawsuit against Personal on changes in services prices

In June 2012 the consumer trade union “Proconsumer” filed a lawsuit against Personal claiming that the company did not provide the clients with enough information regarding the new prices for the services provided by Personal between May 2008 and May 2011. It demands the reimbursement of the increase in the price billed to customers for a period of two months.

Personal’s Management considers that Personal had adequately informed its clients the modifications of the terms and conditions in which the service would be provided, and therefore, believes that this lawsuit should not succeed.

On September 5, 2012 the Court took notice of the lawsuit. On June 26, 2013, the judge upheld the jurisdictional plea filed by Personal and ordered to send the lawsuit to the Administrative and Contentious court, which decided that the jurisdiction corresponded to the Commercial Court. That decision was appealed by Personal through an extraordinary motion. The extraordinary motion was denied and Personal filed a complaint with the Argentine Supreme Court of Justice, which on May 27, 2016 provided that the demand will continue its proceedings in the commercial courts. The lawsuit is in the discovery phase and both parts are preparing the evidence required.

Personal’s Management considers that there are solid arguments for the favorable resolution of this lawsuit, but, in the event it is resolved unfavorably, it would not have a significant impact on Personal’s results and financial position.

•                  Legal Procedures relating to the Definition of the Scope of Fixed and Mobile Telephone Services under Broadcasting Law No. 22,285, repealed by Law No. 26,522 of Audiovisual Communication Services

The Group offers a wide range of telecommunications services in the market, including, among others, those referred to as VAS, which provide additional functionality to the basic services of voice transmission through a telecommunications network.

In connection with the VAS, there are some legal claims referred to the provision of streaming services, known as video on demand, and also an Argentine Supreme Court of Justice opinion relating to the commercialization of a service called Superpack.

•                  Supercanal Case

Within the context of a claim filed by Supercanal S.A. in 2003, an injunction was ordered against the fixed and mobile telephone companies, by which the Court ordered them to abstain from “providing supplementary broadcasting services or issuing any kind of broadcasting contents and programming”, as well as “making any advertisement relating to future services to be provided, or the provision of television services as VAS or any other kind of technical method through the fixed or mobile telephone and Internet services that they provide”.

In 2012 a lower court decided to consider the case “without merit” and to terminate the injunction. However, on February 18, 2014, the Court of Appeals overruled such decision, and the judge must now decide on the appeal filed against the injunction, which is still pending.

On June 16, 2014 Telecom Argentina filed before the Courts a request to terminate the injunction, arguing among other reasons that new Law No. 26,522 of Audiovisual Communication Services has repealed the former law, under which the injunction had been ordered.

In March 2015, Telecom Argentina reported the issuance of Law No. 27,078 (LAD) and its effect on the injunction, which became moot.

As a result, on June 3, 2015 the plaintiff informed the Court that it had no complaints the case was moot considering the new legal framework introduced by Laws No. 26,522 and 27,078.

On May 10, 2016, the judge decided that the claim is moot, ordered the lifting of the injunction and the closing of the claim.

•                  Claim by the Argentine Association of Cable Television

Within the context of a claim filed by the Argentine Association of Cable Television in 2006, an injunction was ordered against the fixed and mobile telephone companies, by which the Court ordered them to abstain from “transmitting, repeating and/or providing directly or indirectly broadcasting services or their supplementary services”, based on the former Broadcasting Law No. 22,285.

Subsequently, such injunction was extended to the commercialization of the Superpack service (joint offer of satellite television services provided by DirecTV and telephone and Internet services provided by Telecom Argentina, where each entity invoiced the services provided by it directly to the final customer), which was suspended by an appeal filed by Telecom Argentina before the Argentine Supreme Court of Justice. However, on June 3, 2014, the Argentine Supreme Court of Justice rejected such appeal because it did not refer yet to a final decision on the substantial issue that must be resolved by such Court. Accordingly, Telecom Argentina prudentially suspended the commercialization of the above referred joint offer with DirecTV from June 4, 2014. The suspension of this joint offer only meant to the Group a decrease in commissions revenues for new subscribers that our network commercialized in favor of DirecTV, and a decrease in costs from commissions conceded to DirecTV for subscribers that the latter captured for the Telecom Group, which were not material during the year ended December 31, 2014.

On June 10, 2014, Telecom Argentina claimed to the Courts that the substantial issues under the claim are “without merit” and the injunction has become ineffective as a result of the new Law No. 26,522 of Audiovisual Communication Services —which repealed the former law under which the injunction had been ordered.

On October 7, 2014, the Court notified Telecom Argentina and Personal of a breach complaint related to the above referred injunction. Such notification was answered rejecting its whole content and requesting that the CNC and the SC become part of the process. The Court will have to make a joint decision on these two issues presented by the parties.

On December 19, 2014 Law No. 27,078 came into force. In Article 9 paragraph 2 states that licensees of services under the Law — such as Telecom Argentina and Personal — may provide audiovisual media services. This legislation reinforces the legal arguments used by Telecom Argentina to continue providing the VAS analyzed in these cases.

On June 18, 2015 a lower Court decided to postpone the declaration that the claim was moot and to limit the term of the injunction for six months. The decision was appealed by Telecom Argentina and other defendants. On October 8, 2015 the Court of Appeals decided the revocation of the judge’s decision that the claim is moot and ruled that the injunction has ceased to apply. Against this decision, the plaintiff has filed an extraordinary resource. On March 17, 2016, the Court of Appeals rejected the resource. The plaintiff filed a complaint with the Supreme Court on March 29, 2016, which it was dismissed by the Supreme Court on August 4, 2016 and ended the claim.

•                  Proceedings related to value added services - Mobile contents

On October 1, 2015 Personal was notified of a claim seeking damages for unspecified amounts initiated by consumer trade union “Cruzada Cívica para la defensa de los consumidores y usuarios de servicios públicos”. The plaintiff invokes the collective representation of an undetermined number of Personal customers.

The plaintiff claims the way that content and trivia are contracted, in particular the improper billing of messages sent offering those services and their subscription. Additionally, it proposes the application of a civil penalty.

This claim has a similar object to other claims made by a consumer association (Proconsumer) where collective representation of customers is also invoked. As of the date of issuance of these consolidated financial statements, those claims are not at preliminary stages.

Personal has answered the claims through the presentation of legal and factual defenses, subpoenaing third parties involved in the provision of VAS. Likewise, with the advice of its legal counsel, Personal believes to have strong arguments for its defense in these lawsuits. However, given the absence of jurisprudential precedents, the final outcome of these claims cannot be assured.

•                  Claims of some Personal Content Providers

In the framework of the general reorganization of the content business started out by Personal in 2016, and given the upcoming expiration of agreements with content providers, some of the latter have been notified that such agreements will not be renewed.

By virtue of that communication, three of those companies initiated and obtained in court (between January 12, 2017 and February 24, 2017), precautionary measures against Personal, in order to avoid that the duly notified decision of not renewing the agreements be effective, and thus, forcing Personal to refrain from disconnecting or interrupting the contractual relationship on the scheduled dates.

All these precautionary measures were timely appealed by Personal, with only one of them remaining in force as of the date of issuance of these consolidated financial statements. On February 7, 2017, the ENACOM decided that Personal should refrain from disrupting the services of the companies nucleated in CAVAM as well as from modifying the existing business conditions.

Later, on February 24, 2017, the ENACOM notified Personal the Resolution 2017-1122-APN-ENACOM # MCO, which set out that Mobile Operators may receive, in every respect, a percentage that should not exceed 40% of the services invoiced on behalf and to the order of providers of audiotext and mass calling Value Added Services.

In addition, the Resolution sets forth a 30-day period to file under the ENACOM the interconnection contracts or the addenda to the existing ones, that ensure adjustments to the contracts already in force and with relation to the services rendered by the members of CAVAM.

In light of the situation described, taking into account the impact on rights and interests, Personal will deduct all necessary actions and/or administrative and/or judicial resources in order to obtain revocation/modification and/or annulment of the Resolution in question, since the conditions set forth in the rule are deemed inapplicable to the contractual status with content providers, for the reason that these conditions are purely commercial and have been entered into by private parties, besides the numerous legal inconsistencies regarding said Resolution.

•                  “Asociación por la Defensa de Usuarios y Consumidores c/Telecom Personal S.A.” claim

In 2008 the “Asociación por la Defensa de Usuarios y Consumidores” sued Personal, seeking damages for unspecified amounts, claiming the billing of calls to the automatic answering machine and the collection system called “send to end” in collective representation of an undetermined number of Personal customers.

In the third quarter of 2015 Personal took knowledge of an adverse court ruling in a similar trial, promoted by the same consumers association against other mobile operator.

Personal’s Management, with the advice of its legal counsel, believes that it has strong arguments for its defense, but given the new jurisprudential precedent, the outcome of this claim cannot be ensured.

•                  Interest rate applicable to  the matters under Labor Courts of the City of Buenos Aires

On May 21, 2014 the National Labor Court of Appeals agreed, as a result of a divided vote, that the interest rate applicable to the matters under its jurisdiction in the City of Buenos Aires shall be the nominal annual rate for personal loans with free use of funds of the Argentine National Bank for a 49 to 60 month term (as of December 31, 2015 the mentioned rate was 3% per month). The Court also resolved that in those cases that the Court sentences are still pending, this new rate shall be applied as from the date on which each amount is due.

As from 2002 the above mentioned Court had resolved to apply the interest rate resulting from the monthly average of the interest rate used by the National Bank of Argentina for the granting of loans (as of December 31, 2015 the mentioned average rate was 2.055% per month). Therefore, this disposition represents an increase in the interest rate, which Telecom Argentina has reflected in its assessment of the provisions for pending labor claims. Although this Court’s decision is not compulsory for lower Courts, an additional risk exists since the Courts might intend to apply such rate retroactively to labor credits not yet acknowledged by a Court sentence.

Telecom Group’s Management, with the advice of its legal counsel, considers that there are solid legal arguments to argue against the retroactive application of this new rate. As of the date of issuance of these consolidated financial statements, Management cannot assure the result deriving from the decision of the Court of Appeals, until the lower Courts issue future opinions making their positions clear. Nevertheless, should a disadvantageous resolution prevail, it is estimated that shall not have a significant impact on the Group’s financial position and results of operations

3.              Remote Contingencies

The Telecom Group faces other legal proceedings, fiscal and regulatory considered normal in the development of its activities. The Telecom Group’s Management and its legal advisors estimate it will not generate an adverse impact on their financial position and the result of its operations, or its liquidity. In accordance with IAS 37 provisions, not any provision has been constituted related to the resolution of these issues

4.              Contingency Asset

•                  “AFA Plus Project” Claim

On July 20, 2012, Telecom Argentina entered into an agreement with the Argentine Football Association (“AFA”), for the provision of services to a system called “Argentine Football System Administration” (“AFA Plus Project”) related to the secure access to first division football stadiums whereby Telecom Argentina should provide the infrastructure and systems to enable the AFA to manage the aforementioned project. The recovery of investments and expenses incurred by Telecom Argentina and its profit margin would come from charging AFA with a referring price stated in 20% of the popular ticket price per each football fan that attend the stadiums during the term of the agreement, so the recoverability of the Telecom Argentina’s assets related to the Project depended on AFA implementing the “AFA Plus Project”.

From 2012 and in compliance with its contractual obligations, Telecom Argentina made investments and incurred in expenses amounting to $182 as of December 31, 2016, of which $143 are included in PP&E (as of December 31, 2015, such figures amounted to $179 and $140, respectively) for the provision and installation of equipment and the execution of civil works for improving the football stadiums, registration centers equipment, inventories and material storage and attend other expenses directly associated with AFA Plus Project.

For several specific reasons of the Project, the football environment and the country context, the AFA Plus system was not implemented by AFA, not even partially. Accordingly, Telecom Argentina has not been able to begin collecting the agreed price.

Finally, throughout the agreement, Telecom Argentina received no compensation from AFA for the services provided and the work performed. In September 2014, AFA notified Telecom Argentina of its decision to terminate the agreement, modifying the AFA Plus Project, and also informed that it will assume the payment of the investments and expenditures incurred by Telecom Argentina. Accordingly, negotiations between the parties have started.

In February 2015, AFA made a proposal to compensate the investments and expenditures incurred by Telecom Argentina through advertising exchange exclusively related to the AFA Plus Project (or the one that replaces this Project in the future), in the amount of US$ 12.5 million. If the advertising compensation was not operating in one year, AFA would pay to Telecom Argentina the mentioned amount. Telecom Argentina analyzed the quality of the assets offered by AFA in its offer of advertising exchange, and rejected the offer as insufficient.

New negotiations were conducted in 2015 to improve the mentioned offer (requiring a combination of cash payments and advertising) but a satisfactory agreement was not reached and negotiations were suspended for AFA internal affairs.

In October 2015, Telecom Argentina formally demanded that AFA pay the amounts due ($179.2 plus interest from its implementation). AFA rejected the claim but agreed to resume negotiations for a closing agreement which was then suspended by the AFA electoral process.

In January 2016 both parties resumed conciliatory negotiations, while Telecom Argentina reserved its right to exercise legal claims on the amounts due.

In June 2016 Telecom Argentina initiated a compulsory pre-judicial mediation procedure. The first audience, held on July 12, 2016, was attended by both parties. A second audience was held on August 3, 2016 and a third and the last one was held on August 23, 2016, which resulted in no agreement between the parties.

As of the date of issuance of these consolidated financial statements, Telecom Argentina, with the assistance of its legal advisors, is preparing the lawsuit against AFA in order to claim the owed amounts through the judicial system. Telecom Argentina’s Management and its external advisor believe that they have solid and legal arguments for claiming and are evaluating the actions to be followed for recovering the investments and expenses made.

It is worth mentioning that the impairment recorded by Telecom Argentina arising from the uncertainties related to the recoverable value of assets recognized by the AFA Plus Project (Works in Progress and Materials amounting to $143 as of December 31, 2016) have been only recorded for the purpose to comply with accounting standards and in no way involves giving up or limiting the rights given to Telecom Argentina as a genuine creditor for the AFA Plus Project agreement.

Note 18 — Commitments

(a) Nortel’s Holding of shares commitments

In compliance with the terms and conditions of issuance of Class “B” preferred shares, Nortel will not sell, transfer, assign or otherwise dispose of, under any title, or encumber its shareholding in Telecom Argentina, unless, after such operation has been concluded, more than 50% of those shares remain in direct or indirect ownership of Nortel without being encumbered in any manner, or unless the above-mentioned actions are expressly approved by the holders of two-thirds of the preferred shares outstanding.

The List of Conditions provides details of the obligations for both Nortel and Telecom Argentina, non-fulfillment of which could lead in certain cases, to the subsidiary’s license being revoked. Such a situation would require Nortel to transfer its shareholding in Telecom Argentina to the CNC, which would proceed to sell the shares by public auction. Commitments assumed by Nortel, among others, are as follows:

a)            not to reduce its equity interest in Telecom Argentina to less than 51% without the authorization of the Regulatory Authority, under the penalty of license revocation;

b)            not to reduce the amount of shares of common stock of Nortel’s shareholders to less than 51% of the capital stock with voting right, without the authorization of the Regulatory Authority.

Nowadays, Sofora holds all Nortel’s Ordinary Shares.

DNU No. 267/15 modified the prior authorization regime for equity interest’s control modifications provided by the LAD, establishing a new regime in which transfers of licenses and equity interests in licensees that imply loosing of control will be considered performed ad Referendum of the authorization of the National Communications Authority and must be communicated to the mentioned regulatory authority within 30 days after its implementation. These transactions will be considered approved if they are not expressly rejected within 90 days of its communication.

The obligations assumed by Telecom Argentina are detailed in section 13.10.6 of the List of Conditions, excluding sub-sections h) and n).

(b) Purchase commitments of the Telecom Group

The Telecom Group has entered into various purchase orders amounting in the aggregate to approximately $7,945 as of December 31, 2016 (of which $2,866 corresponds to PP&E commitments), primarily related to the supply of switching equipment, external wiring, infrastructure agreements, inventory and other service agreements. This amount also includes the commitments mentioned in d).

(c) Investment commitments

In August 2003, Telecom Argentina was notified by the SC of a proposal for the creation of a $70- fund (the “Complejo Industrial de las Telecomunicaciones 2003” or “2003 Telecommunications Fund”) to be funded by the major telecommunication companies and aimed at developing the telecommunications sector in Argentina. Banco de Inversion y Comercio Exterior (“BICE”) was designated as Trustee of the Fund.

In November 2003, Telecom Argentina contributed $1.5 at the inception of the Fund. In addition, Management announced that it is the Telecom Argentina’s intention to promote agreements with local suppliers which would facilitate their access to financing.

(d) Commitments assumed by Telecom Argentina from the sale of Publicom

On March 29, 2007, Telecom Argentina’s Board of Directors approved the sale of its equity interest in Publicom (a company engaged in directories’ publishing business) to Yell Publicidad S.A. (a company incorporated in Spain, member of the Yell Group- Grupo Yell), which was executed on April 12, 2007 (the “Closing Date”).

On Closing Date and after the stock transfer was actually performed, Publicom accepted a proposal from Telecom Argentina. According to said proposal, Telecom Argentina:

•             engages Publicom to publish and print Telecom Argentina’s directories (“white pages”) for a 5-year period, which was extended annually;

•             engages Publicom to distribute Telecom Argentina’s white pages for a 20-year period, which may be extended upon expiry date;

•             engages Publicom to maintain the Internet portal, which allows to access the white pages through the web, for a 20-year period, term which may be extended upon expiry date;

•             grants Publicom the right to lease advertising spaces on the white pages for a 20-year period, which may be extended upon expiry date; and

•             authorizes the use of certain trademarks for the distribution and/or consultation on the Internet and/or advertising spaces agreements for the same specified period.

Telecom Argentina reserves the right to supervise certain matters associated with white pages publishing and distribution activities that allow Telecom Argentina to assure the fulfillment of its regulatory obligations during the term of the proposal. The terms and conditions of the proposal include usual provisions that allow Telecom Argentina to apply economic sanctions in the case of non-compliance, and in the case of serious non-compliance, allow Telecom Argentina to require an early termination. In the latter case, Telecom Argentina could enter into an agreement with other providers.

The proposal set prices for the publishing, printing and distribution of the 2007 directories, and provided clauses for the subsequent editions in order to ensure Telecom Argentina that said services will be contracted at market price.

Telecom Argentina shall continue to include in its own invoices the amounts to be paid by its customers to Publicom for the contracted services or those that may be contracted in the future, and subsequently collect the amounts for said services on behalf and to the order of Publicom, without absorbing any delinquency.

(e) Commitments assumed by Núcleo

During 2010, the CONATEL awarded Núcleo a public bidding for the implementation of the expansion of the infrastructure of networks used as platform for the mobile telephony access services and the basic service in areas of public or social interest in Paraguay. The total investment was approximately of $17, of which $12 were subsidized by CONATEL.

As of the date of these consolidated financial statements, Núcleo has timely fulfilled its investments obligations and the total assets and services have been installed and are satisfactorily functioning. The CONATEL has disbursed approximately $11 related to this bidding.

Additionally, in August 2011, the CONATEL awarded Núcleo a new public bidding for the implementation of the expansion of the infrastructure of networks as a platform for the mobile telephony access services and the basic service in the Department of Caaguazú. Núcleo committed to install and render satisfactorily functioning all the assets and services covered by the bidding within six months from the date of signing of the contract, by means of an approximate investment of $6 of which $5 were subsidized by the CONATEL. As of the date of these consolidated financial statements, the work is finished. The CONATEL has disbursed approximately $4 related to this bidding.

CONATEL’s total differed disbursements as of December 31, 2016 amounted to $15 and were included under “Deferred revenues” line item, corresponding $4 to current deferred revenues, having accrued gains for $11 since fiscal year 2011.

(f) Commitments assumed from the acquisition of Spectrum by Personal

The Auction Terms and Conditions convened by SC Resolution No. 38/14 established high and demanding obligations of coverage and network deployment, which would require significant investments in PP&E that were estimated at the time of submission of Personal´s bid in approximately US$ 450 million over the next five years and whose failure could result in sanctions and adverse effects to Personal.

Some of the obligations included in the Terms and Conditions are the following:

•                  Extend the SRMC, STM and PCS coverage in such a way that it reaches all locations with at least 500 inhabitants in a time period that would not exceed 60 months.

•                  Upgrade the network infrastructure in a time period that would not exceed 60 months, in such a manner that in all the network locations where mobile Internet services are offered  a minimum of 1 Mbps per user be guaranteed in the downlink for SRMC, STM and PCS.

•                  For the SCMA (Annex III of Terms and Conditions) progressive coverage obligations in the Argentine Republic territory are established, in five differenced stages, completed in the 60-month-period with coverage in locations with more than 500 inhabitants.

For further detail of the obligations involved, see SC Resolution No. 37/14, No. 38/14 and its amendments and supplementary regulations.

Taking into account that the frequency bands of SC Resolution No. 83/14 had been partially awarded, Personal requested the SC that all the mentioned deadlines were calculated from the date on which the frequency band 713-723 Mhz to 768-778 Mhz were awarded, what would complete Lot 8 award. Such requirement was satisfied by the provisions of section 4 d) of Decree No. 1,340/16.

As of December 31, 2016, Personal’s management has invested in expanding coverage and network deployment in an amount of approximately US$ 354 million. There are also purchase orders issued related to this improvement for an amount of approximately US$ 66 million (included in b) above).

Note 19 — Equity

Equity includes:

	As of December 31,
	2016	2015
Equity attributable to Sofora (Controlling Company)	5,870	5,280
Equity attributable to non-controlling interest	14,413	12,751
Total equity (*)	20,283	18,031

(*) Additional information is given in the consolidated statements of changes in equity.

(a) The Company’s Capital information

The Company’s capital stock composition as of December 31, 2016 is as follows:

	Shares	% of equity interest in the Company
Fintech Telecom, LLC	298,997,360	68.0%
W de Argentina — Inversiones S.A.	140,704,640	32.0%
Total	439,702,000	100%

(b) Nortel’s Capital information

On September 9, 2003 Nortel took note of the agreement reached by the France Telecom Group with W de Argentina - Inversiones S.A. for the sale of their interest in such company. In December 2003, the France Telecom Group and the Telecom Italia Group transferred their interests in Nortel to a new company called Sofora, while France Telecom Group sold its entire stake in Sofora to W de Argentina - Inversiones S.A.

Thus, all of the ordinary shares of Nortel belong to Sofora. As of December 31, 2016, these shares represent 78.38% of Nortel capital stock.

Class “B” preferred shares

Class “B” preferred shares are subject to Argentine laws and to the jurisdiction of the City of Buenos Aires commercial courts.

The Terms of Issuance of Class “B” preferred shares provide that:

a)             Class “B” preferred shares are not redeemable.

b)             A non cumulative dividend equivalent to a percentage (49.46%) of Nortel’s profits legally available for distribution. On April 25, 1997, an Extraordinary Shareholders’ Meeting resolved to amend section 4(a) (“right to dividends”), reducing the formula for the calculation of dividends by 50 basic points (0.50%, currently 48.96%) beginning on June 16, 1997. This resolution was filed with the Public Registry of Commerce on July 16, 1997 under number 7,388. Before the total cancellation of the Class “A” preferred shares, which took place on June 14, 2012, the non-cumulative dividend corresponding to the Class “B” preferred shares was subject to the previous dividend and redemption payments on the Class “A” preferred shares.

c)              Holders of Class “B” preferred shares shall be entitled to vote in case of accrual of and failure to pay any preferred dividend and/or in any of the events provided for in Section 9 of the Terms of Issuance. If such right to vote were triggered, each holder of Class “B” preferred shares shall be entitled to cast one vote per share and shall vote jointly with the shares of common stock; except for those matters relating to the election of Directors, in which case the holders of Class “B” preferred shares shall be entitled to elect one regular director and one alternate director, pursuant to Section 15 of Nortel’s Bylaws, Class “B” preferred shares’ right to vote shall cease upon the disappearance of the circumstances that triggered such right.

d)             Class “B” preferred shares rank pari passu without any preference among them and have priority in the case of winding up with respect to the shares of common stock of Nortel.

Nortel agreed not to allow its subsidiary Telecom Argentina to constitute, incur, assume, guarantee or in any other manner become liable or responsible for the payment of any debt excluding accounts payable resulting from the ordinary course of business, if as a result of doing so Telecom Argentina’s ratio of total liabilities to its Shareholders’ equity, as shown in the unconsolidated financial statements for interim periods, prepared in accordance with Argentine accounting standards, exceeds 1.75:1.

As from September 13, 2002, since Telecom Argentina had exceeded its ratio of total liabilities to Shareholders’ equity of 1.75:1 (as provided in paragraph “F”, Section 9 of the conditions of issuance of the Class “B” preferred shares), the holders of Class “B” preferred shares acquired the right to vote, pursuant to the terms and conditions of issuance applicable to Class “B” preferred shares.

Because, pursuant to the individual financial statements of Telecom Argentina as of December 31, 2006 Telecom Argentina’s ratio of total liabilities to Shareholders’ equity ceased to exceed 1.75:1, as from the date of approval of such financial statements, the right to vote of the holders of Class “B” preferred shares was terminated.

Nortel was admitted to the public offering regime on December 29, 1997, by CNV Resolution No. 12,056. On January 27, 1998, as a result of such admittance, the BCBA authorized the listing of Nortel’s Class “B” preferred shares.

(c) Telecom Argentina’s Capital information

The total capital stock of Telecom Argentina amounted to $984,380,978, represented by an equal number of ordinary shares, of $1 argentine peso of nominal value, of which 969,159,605 treasury shares are entitled to one vote. The capital stock is fully integrated and registered with the IGJ.

Telecom Argentina’s shares are authorized by the CNV, the Buenos Aires Stock Exchange (the “BCBA”) and the New York Stock Exchange (the “NYSE”) for public trading. Only Class “B” shares are traded since Nortel owns all of the outstanding Class “A” shares; and Class “C” shares are dedicated to the employee stock ownership program, as described below.

Each ADS represents 5 Telecom Argentina’s Class B shares and are traded on the NYSE under the ticker symbol TEO.

(d) Telecom Argentina’s Share Ownership Plan

In 1992, a Decree from the Argentine government, which provided for the creation of Telecom Argentina upon the privatization of ENTel, established that 10% of the capital stock then represented by 98,438,098 Class “C” shares was to be included in the PPP (an employee share ownership program sponsored by the Argentine government). Pursuant to the PPP, the Class “C” shares were held by a trustee for the benefit of former employees of the state-owned company who remained employed by Telecom Argentina and who elected to participate in the plan.

In 1999, Decree No. 1,623/99 of the Argentine government eliminated the restrictions on some of the Class “C” shares held by the PPP, although it excluded Class “C” shares of the Fund of Guarantee and Repurchase subject to an injunction against their use. In March 2000, the shareholders’ meeting Telecom Argentina approved the conversion of up to unrestricted 52,505,360 Class “C” shares into Class “B” shares (these shares didn’t belong to the Fund of Guarantee and Repurchase), most of which was sold in a secondary public offering in May 2000.

Telecom Argentina’s Annual General and Extraordinary Meetings held on April 27, 2006, approved that the power for the additional conversion of up to 41,339,464 Class “C” ordinary shares into the same amount of Class “B” ordinary shares, be delegated to the Board of Directors. As granted by the Meetings, the Board transferred the powers to convert the shares to some of the Board’s members and/or the Telecom Argentina’s executive officers. As of December 31, 2011, all the 41,339,464 shares were converted into Class “B” ordinary shares in eleven tranches.

The remaining 4,593,274 Class “C” shares were affected by an injunction measure recorded in file “Garcías de Vicchi, Amerinda y otros c/ Sindicación de Accionistas Clase C del Programa de Propiedad Participada s/nulidad de acto jurídico”, which was released. The General Ordinary and Extraordinary and Special Class “C” Shares Meetings held on December 15, 2011, approved that the power for the additional conversion of up to 4,593,274 Class “C” shares into the same amount of Class “B” shares in one or more tranches, be delegated to the Board of Directors. Of such amount, 4,358,526 Class “C” shares have already been converted into Class “B” shares in 10 tranches.

As of the date of issuance of these consolidated financial statements, 234,748 Class “C” shares are still pending to be converted into Class “B” shares.

(e) Capital Market Act - Law No. 26,831

On December 28, 2012 the new Capital Market Law (Law No. 26,831) was published in the Official Bulletin. This Law eliminates self-regulation of the capital market; grants new powers to the CNV and supersedes Law No. 17,811 and Decree No. 677/01, among other rules. The Law became effective on January 28, 2013. Since that date, governs the universal scope of the Statutory Regime of Public Offer of Mandatory Acquisition, as provided the Law, which states: “Article 90. — Universal scope. The Statutory Regime of Public Offer of Mandatory Acquisition regulated in this chapter and the residual rules of participation regulated in the following chapter includes all listed companies, even those that, under the previous regime, have opted to be excluded of its application. “

(f) Acquisition of Telecom Argentina’s Treasury Shares

Telecom Argentina’s Ordinary Shareholders’ Meeting held on April 23, 2013, which was adjourned until May 21, 2013, approved at its second session of deliberations, the creation of a “Voluntary Reserve for Capital Investments” of $1,200, granting powers to the Telecom Argentina’s Board of Directors to decide its total or partial application, and to approve the methodology, terms and conditions of such investments.

In connection with the above mentioned, on May 22, 2013, the Board of Directors approved a Telecom Argentina’s Treasury Shares Acquisition Program in the market in Argentine pesos (the “Treasury Shares Acquisition Program”) so as to avoid any possible damages to Telecom Argentina and its shareholders derived from fluctuations and unbalances between the shares’ price and the Telecom Argentina’s solvency, for the following maximum amount and deadline:

•                  Maximum amount to be invested: $1,200.

•                  Deadline for the acquisitions: until April 30, 2014.

According to the offer made on November 7, 2013 by Fintech for the acquisition of the controlling interest of the Telecom Italia Group in Telecom Argentina (see Note 27.a to these consolidated financial statements), Telecom Argentina suspended the acquisition of treasury shares and its Board of Directors considered appropriate to request the opinion of the CNV on the applicability of the new provisions contained in the rules issued by that entity (Title II, Chapter I, Art.13 and concurring) with respect to the continuation of the Treasury Shares Acquisition Program.

The CNV did not answer the Telecom Argentina’s request and its Board of Directors, at its meeting held on May 8, 2014, decided to conclude the request considering that the Treasury Shares Acquisition Program finished on April 30, 2014, which had been approved by Telecom Argentina’s Board of Directors Meeting held on May 22, 2013.

Telecom Argentina’s Board of Directors, at its meeting held on June 27, 2014, decided to request a new opinion from the CNV to confirm whether Telecom Argentina is obliged to refrain from acquiring treasury shares in the market under Section 13, Chapter I, Title II of the CNV rules (NT 2013).

Pursuant to Section 67 of Law No. 26,831, Telecom Argentina must sell its treasury shares within three years of the date of acquisition, although the Telecom Argentina’s Shareholders’ Meetings provides an extension. Pursuant to Section 221 of the LGS, the rights of treasury shares shall be suspended until such shares are sold, and shall not be taken into account to determine the quorum or the majority of votes at the Shareholders’ Meetings. No restrictions apply to Retained Earnings as a result of the creation of a specific reserve for such purposes named “Voluntary Reserve for Capital Investments”, which as of December 31, 2016 amounts to $3,191. The Telecom Argentina’s Shareholders’ Meeting held on April 29, 2016 approved a three year extension to the term established in Section 67 of Law No. 26,831 for the disposal of the treasury shares.

As of December 31, 2016 the Telecom Argentina owns 15,221,373 treasury shares, representing 1.55% of its total capital. The acquisition cost of these shares in the market amounted to $461.

(g) Law No. 27,260 “Historical Repair to Retired and Pensioned”

On October 6, 2015 Law No. 27,181 was published. Law No. 27,181 provisions include:

(i) to declare of public interest the protection of the Argentine government’s equity interest in the investment portfolio of the Sustainability Guarantee Fund of the Argentine Pension Integrated System (FGS) and its equity interests or share holdings in companies in which the Argentine government is a minority partner or where the Ministry of Economy and Public Finances holds shares or equity interest. Transfer of those interests is forbidden without prior authorization of two-thirds (2/3) of the National Congress, (ii) to create the “Agencia Nacional de Participaciones Estatales en Empresas” (Argentine National Agency for Government Equity Interests in Companies) (ANPEE).

On July 22, 2016, Law No. 27,260 of “Historic Reparation for Retired Persons and Pensioners”, abolishing Law No. 27,181 in its Section 35, was published in the Official Bulletin. In addition, Section 30 of Law No. 27,260 provides that the transfer of shares of public corporations authorized by the CNV that are part of the FGS is banned without a previous and express authorization of the Federal Congress if, as a result of such transfer, the FGS’s holding of the above referred securities becomes less than 7% of the aggregate assets of the FGS. The following exceptions apply: “1.Tender offers addressed to all holders of such assets at a fair price authorized by the CNV, pursuant to the terms of Chapters II, III and IV of Title III of Law No. 26,831. 2. Swaps of shares for other shares of the same or another corporation as a result of a merger, split or other corporate reorganization.”

This new law is relevant to Telecom Argentina because the FGS has an equity interest in Telecom Argentina (approximately 25% according to its annual report as of December 31, 2016).

(h) Decree No. 894/16: exercise of corporate, political and economic rights by the ANSES

Decree No. 1,278/12 provided that the Secretary of Economic Politics and Development Planning of the Ministry of Economy and Public Finances was in charge of the execution of the policies and acts relating to the exercise of the corporate rights related to equity interests in corporations where the National State is a non-controlling shareholder, and, for such purpose, approved a set of rules applicable to representatives and directors appointed by the National State.

On July 28, 2016, Decree No. 894/16 was published, modifying Decree No. 1,278/12 and providing that in those corporations which shares are part of the FGS’ portfolio, the corporate, political and economic rights corresponding to such shares shall not be exercised by the Secretary of Economic Politics and Development Planning, but shall instead be exercised by the Federal Management of Social Security (“ANSES”).

In addition, Decree No. 894/16 provides that the Directors appointed by ANSES shall have the functions, duties and powers provided in the LGS, the Capital Market Law No. 26,831 and their complementary regulations, all other rules applicable to corporations in which they act as directors, and their bylaws and internal regulations, and that they shall be exposed to all the liabilities applicable under such rules, not being subject to the provisions of Decree No. 1,278/12 and No.196/15 (the latter in connection with its delimitation of responsibility).

Note 20 — Financial instruments

Categories of financial assets and financial liabilities

The following tables set out, for financial assets and liabilities as of December 31, 2016 and 2015, the supplementary disclosures on financial instruments required by IFRS 7 and the detail of gains and losses established by IFRS 9.

		Fair value
As of December 31, 2016	Amortized cost	accounted through profit or loss	accounted through other comprehensive Income	Total
Assets
Cash and cash equivalents (1)	2,694	1,620	—	4,314
Investments	349	1,841	—	2,190
Trade receivables	7,785	—	—	7,785
Other receivables (2)	333	2	—	335
Total	11,161	3,463	—	14,624

Liabilities
Trade payables	9,133	—	—	9,133
Loans	11,910	1	1	11,912
Salaries and social security payables	1,795	—	—	1,795
Other liabilities (2)	89	—	—	89
Total	22,927	1	1	22,929

		Fair value
As of December 31, 2015	Amortized cost	accounted through profit or loss	accounted through other comprehensive Income	Total
Assets
Cash and cash equivalents (1)	487	887	—	1,374
Investments	561	1,282	—	1,843
Trade receivables	6,144	—	—	6,144
Other receivables (2)	344	454	12	810
Total	7,536	2,623	12	10,171

Liabilities
Trade payables	9,926	—	—	9,926
Loans	4,907	—	—	4,907
Salaries and social security payables	1,419	—	—	1,419
Dividends payable	83	—	—	83
Other liabilities (2)	68	—	—	68
Total	16,403	—	—	16,403

(1) Includes 1,192 and 269 as of December 31, 2016 and 2015, respectively, corresponding to Cash and banks, which were measured as financial assets at amortized cost.

(2) Only includes financial assets and liabilities according to the scope of IFRS 7

Gains and losses by category — Year 2016

	Net gain/(loss)	Of which interest
Financial assets at amortized cost	724	374
Financial liabilities at amortized cost	(3,011)	(1,667)
Financial assets at fair value through profit or loss (a)	424	6
Financial liabilities at fair value through profit or loss (b)	(1)	—
Total	(1,864)	(1,287)

(a)         Includes 160 corresponding to other short-term investments, 6 corresponding to NDF, 11 corresponding to TUVES’s share purchase option and 247 corresponding to Government bonds.

(b)         Corresponding to NDF.

Gains and losses by category — Year 2015

	Net gain/(loss)	Of which interest
Financial assets at amortized cost	706	311
Financial liabilities at amortized cost	(2,502)	(624)
Financial assets at fair value through profit or loss (a)	997	—
Financial liabilities at fair value through profit or loss (b)	(23)	—
Total	(822)	(313)

(a)         Includes 307 corresponding to other short-term investments, 455 corresponding to NDF and 235 corresponding to Government bonds.

(b)         Corresponding to NDF

Fair value hierarchy and other disclosures

IFRS 7 establishes a hierarchy of fair value, based on the information used to measure the financial assets and liabilities and also establishes different valuation techniques. According to IFRS 7, valuation techniques used to measure fair value shall maximize the use of observable inputs.

The measurement at fair value of the financial instruments of the Telecom Group is classified according to the three levels set out in IFRS 7. The fair value hierarchy introduces three levels of input:

•                  Level 1: Fair value determined by quoted prices (unadjusted) in active markets for identical assets or liabilities.

•                  Level 2: Fair value determined based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•                  Level 3: Fair value determined by unobservable inputs where the reporting entity is required to develop its own assumptions.

Financial assets and liabilities recognized at fair value as of December 31, 2016 and 2015, their inputs, valuation techniques and the level of hierarchy are listed below:

Other short-term investments: These investments are included in Cash and cash equivalents and Investments. The Company, Nortel and the Telecom Group had other short-term investments amounting to $1,890 and $887 as of December 31, 2016 and 2015, respectively. The fair value is based on information obtained from active markets and corresponds to quoted market prices as of year-end; therefore its valuation is classified as Level 1.

Government bonds: These bonds are included in “Investments” in the consolidated statement of financial position. As of December 31, 2016 and 2015, the Company and the Telecom Group have Government bonds in an amount of $1,549 and $1,272, respectively. The fair value was determined using information from active markets, valuing each bond to its closing year market value, so, its valuation qualifies as Level 1.

Derivative financial instruments (Forward contracts to purchase US dollars at fixed exchange rates): The fair value of the Telecom Group’s NDF contracts, disclosed below in the chapter “Hedge Accounting” was determined by information obtained in the most representative financial institutions in Argentina, the derivative financial instruments’ valuation was classified as Level 2.

Tuves Paraguay S.A shares purchase option: This option is included in “Non-current Investments” in the consolidated statement of financial position. The fair value amounted to $22 and was determined using net cash flows projections and assuming favorable macroeconomic variables, so, its valuation qualifies as Level 3. Interest rate used to calculate discounted cash flows is a US dollar rate of approximately 12.4%.

Changes in expectations and current assumptions could have a significant impact on projections used to estimate fair value.

Results generated by the recognition of the Tuves Paraguay S.A share purchase option amount to $11 and $9 as of December 31, 2016 and 2015, respectively, and are disclosed under financial results in the “Tuves Paraguay S.A share purchase option” line.

During 2016 and 2015 there were no transfers between Levels of the fair value hierarchy.

According to IFRS 7, it is also required to disclose fair value information about financial instruments whether or not recognized at fair value in the balance sheet, for which it is practicable to estimate fair value. The financial instruments which are discussed in this section include, among others, cash and cash equivalents, accounts receivable, accounts payable and other instruments.

Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair value, the Company, Nortel and the Telecom Group’s fair values should not be compared to those of other companies.

The methods and assumptions used to estimate the fair values of each class of financial instrument falling under the scope of IFRS 7 as of December 31, 2016 and 2015 are as follows:

Cash and banks

Carrying amounts approximate its fair value.

Time deposits and National Government bonds (included in Cash and cash equivalents and Investments)

The Company, Nortel and the Telecom Group considers as cash and cash equivalents all short-term and highly liquid investments that are readily convertible to known amounts of cash, subject to an insignificant risk of changes in value and their original maturity or the remaining maturity at the date of purchase does not exceed 3 months, and those which their original maturity or remaining maturity at the date of purchase exceed 3 months, as investments. The carrying amount reported in the statement of financial position approximates fair value.

Investments

Investments in Government bonds and valued at amortized cost with its fair value at December 31, 2016 and 2015 are as follows:

	As of December 31, 2016		As of December 31, 2015
Investments	Book value	Fair value (*)	Book value	Fair value (*)

Government bonds (dollar linked)	—	—	394	365
Government bonds in foreign currency	258	264	—	—
Provincial government bonds in pesos	17	17	31	31
Provincial and Municipal government bonds (dollar linked)	74	70	136	119
Total	349	351	561	515

(*) According to IFRS selling costs are not deducted.

For the remaining investments the carrying amount approximates its fair value.

Trade receivables

Carrying amounts are considered to approximate fair value due to the short term nature of these accounts receivables. Noncurrent trade receivables have been recognized at their amortization cost, using the effective interest method and are not significant. All amounts that are assumed to be uncollectible within a reasonable period are written off and/or reserved.

Trade payables (except for NDF)

The carrying amount of accounts payable reported in the consolidated statement of financial position approximates its fair value due to the short term nature of these accounts payable. Noncurrent trade payables have been discounted and are not significant.

Loans

As of December 31, 2016 loans’ fair value amounts to $13,988 and its carrying value amounts to $11,912. As of December 31, 2015 loans’ fair value amounted to $4,889 and its carrying value amounts to $4,907.

Salaries and social security payables

The carrying amount of Salaries and social security payables reported in the consolidated statement of financial position approximates its fair value.

Other receivables, net (except for NDF) and other liabilities

The carrying amount of other receivables, net and other liabilities reported in the consolidated statement of financial position approximates its fair value.

Hedge accounting

In November 2013, a new chapter was introduced in IFRS 9 on Hedge Accounting replacing the provisions contained in IAS 39. This amendment represents a major review of hedge accounting, introducing significant improvements over the previous model, basically aligning accounting and risk management as well as related disclosures. The Telecom Group believes that a hedging relationship qualifies for hedge accounting if all of the following conditions established by the rule are met:

a)             The hedging relationship consists only of eligible hedging instruments and hedged items;

b)             At the beginning of the hedge relationship, there is a formal designation and documentation of the hedging relationship and objective and strategy for risk management of the Telecom Group for undertaking the hedge. That documentation shall include identification of the hedging instrument, the hedged item, the nature of the risk being hedged and how the entity assesses whether the hedging relationship meets the requirements of hedge effectiveness (including analysis of sources of hedge ineffectiveness and how to determine the hedge ratio); and

c) The hedging relationship satisfies the following requirements of hedge effectiveness:

(i) the economic relationship between the hedged item and the hedging instrument;
(ii) the effect of credit risk is not predominant in respect of changes of value coming from this economic relationship, and

(iii) the coverage ratio of the hedging relationship is the same as that provided by the amount of the hedged item that really covers the entity and the amount of the hedging instrument that the entity actually used to cover that amount of the hedged item.

•                  During 2016

Due to the existence of commitments denominated in US dollars as of December 31, 2016, the Telecom Group entered into several NDF agreements during 2016 to purchase a total amount of US$ 7 million. The purpose of these NDF is to eliminate the risks associated to the fluctuation of the future exchange rate and to align the payment currency of Telecom Argentina’s and Personal’s commitments (hedged item) to its functional currency. As the effect of the fluctuation of the exchange rate over the hedged items is recognized in the Income Statement, changes in the fair value of NDF in 2016 (net gain of approximately $2) have also been recognized in the Income Statement, within Finance expenses — Exchange Differences with counterpart in current assets (Other receivables), maturing in February 2017.

During 2016, Personal entered into several NDF agreements for US$ 9 million, maturing in March 2017 in order hedge the first interest installment of the IFC Loan. These NDF agreements were qualified as “effective” cash flow hedges for accounting purposes The Telecom Group recognizes the hedging instruments results, distinguishing between gains and losses of such agreements that generate assets and liabilities, as appropriate, without offsetting balances with different counterparties. As of December 31, 2016, the Telecom Group has a current liability amounting to $2, negative deferred results amounting to $1 (before income tax) and a net loss amounting to $1 included in Finance expenses — Exchange Differences related to the US$ 9 million outstanding NDF to such date, which will mature in March 2017.

During 2016 Personal also settled US$ 159 million of NDF agreements in US dollars that had as of December 31, 2015, which resulted in a gain of $2 recognized in the Income Statement, within Other operating costs. The purpose of these NDF was also to eliminate the risks associated to the fluctuation of the future exchange rate and to align the payment currency of Personal’s commercial commitments (hedged item) to its functional currency.

As part of their financial risk management and reduction of exchange rate risk policies, during 2016 Personal acquired National Government bonds denominated in US dollars (Discount 2033) for a total cost of $715, which bear interest at 8.28% rate per annum, also in US dollars. These bonds were valued at fair value and generated a $5 gain recognized in the Income Statement, within Finance profits —Investments. In addition, in 2016, Personal acquired National Government bonds denominated in US dollars, Global 2021 and Bonar 2024, for a total cost of $255, bearing interest at 6.875% and 8.75% rates per annum, respectively, also in US dollars. These bonds were valued at amortized cost and generated a $1 gain recognized in the Income Statement, within Financial results — Gains on investments.

•                  During 2015

Due to the existence of commitments denominated in US dollars as of December 31, 2015, the Telecom Group entered into several NDF agreements during 2015 to purchase a total amount of US$ 189 million. The purpose of these NDF is to eliminate the risks associated to the fluctuation of the future exchange rate and to align the payment currency of Telecom Argentina’s and Personal’s commitments (hedged item) to its functional currency. As the effect of the fluctuation of the exchange rate over the hedged items is recognized in the Income Statement, changes in the fair value of NDF in 2015 (net income of approximately $455) have also been recognized in the Income Statement, within Finance expenses — Exchange Differences. The Telecom Group recognizes the hedging instruments results, distinguishing between gains and losses of such agreements that generate assets and liabilities, as appropriate, without offsetting balances with different counterparties. As of December 31, 2015, the Telecom Group had a current asset amounting to $466 and deferred results amounting to $13 (before income tax) related to the US$166 million outstanding NDF to such date, which matured between January and July 2016 and generated a net income of approximately $4 included net within Financial results — Exchange Differences gains (losses).

During 1Q15, Personal also realized the remaining NDF entered as of December 31, 2014 for US$149 million, recording a net loss of $23 which was recognized in the Income Statement in 1Q15, within Finance expenses — Exchange Differences. The purpose of these NDF was also to eliminate the risks associated to the fluctuation of the future exchange rate and to align the payment currency of Personal’s commercial commitments (hedged item) to its functional currency.

As part of their financial risk management and reduction of exchange rate risk policies, during 2015 Telecom Argentina and Personal acquired Government bonds denominated in US dollars (Bonar X 2017), at a cost of $522, with an annual interest rate of 7%, also in US dollars. These bonds were valued at fair value and generated a gain of $77 which was recognized in “Financial results - Gains on investments”.

•    Offsetting of financial assets and financial liabilities

In December 2011, the IASB issued amendments to IFRS 7. These changes require the disclosure of information in order to assess the effects or the potential effects of offsetting agreements, including offsetting rights associated with the assets and liabilities recognized in the statement of financial position. These amendments were effective from January 1, 2013 and should be applied retrospectively.

The information required by the amendment to IFRS 7 as of December 31, 2016 and 2015 is as follows:

	As of December 31, 2016
	Trade receivables	Other receivables (1)	Trade payables	Other liabilities (1)
Current and noncurrent assets (liabilities) - Gross value	9,196	357	(10,544)	(118)
Offsetting	(1,411)	(22)	1,411	29
Current and noncurrent assets (liabilities) – Booked value	7,785	335	(9,133)	(89)

(1) Includes financial assets and financial liabilities according to IFRS 7.

	As of December 31, 2015
	Trade receivables	Other receivables (1)	Trade payables	Other liabilities (1)
Current and noncurrent assets (liabilities) - Gross value	7,832	822	(11,614)	(80)
Offsetting	(1,688)	(12)	1,688	12
Current and noncurrent assets (liabilities) — Booked value	6,144	810	(9,926)	(68)

(1) Includes financial assets and financial liabilities according to IFRS 7.

The Telecom Group offsets the financial assets and liabilities to the extent that such offsetting is provided by offsetting agreements and provided that the Group has the intention to make such offsetting, in accordance with requirements established in IAS 32. The main financial assets and liabilities offset correspond to transactions with other national and foreign operators (including interconnection, CPP and Roaming), being offsetting a standard practice in the telecommunications industry at the international level that the Telecom Group applies regularly. Offsetting is also applied to transactions with agents.

Note 21 — Revenues

The Telecom Group discloses its service revenues in three groups by nature: Voice, Data and Internet. As of December 31, 2016, 2015 and 2014, the customers by segment and other significant operational information (unaudited) were the following:

	December 31,
	2016	2015	2014
Fixed services lines (in thousands)	3,920	4,043	4,093
ADSL subscribers (in thousands)	1,738	1,814	1,771
Personal mobile services customers (in thousands)	19,514	19,656	19,585
Núcleo mobile services customers (in thousands)	2,538	2,546	2,481
Local Measured Service (million of minutes)	9,306	10,789	11,943
International Long distance telephony (million of minutes)	423	636	818
Minutes used — mobile service (in billions)	21	22	24
Equipment and handsets sale — Personal (in thousands)	2,326	2,414	3,215
Equipment and handsets sale — Núcleo (in thousands)	144	156	113

Revenues and other income include:

	Years ended December 31,
Services	2016	2015	2014
Voice - Retail	4,654	3,304	2,853
Voice - Wholesale	1,356	1,035	929
Data	2,919	1,780	1,470
Internet	5,994	4,556	3,254
Total Fixed services	14,923	10,675	8,506
Voice - Retail	8,503	6,964	5,330
Voice - Wholesale	2,078	1,884	1,953
Data	6,636	7,156	7,666
Internet	10,832	6,254	3,335
Total Personal mobile services	28,049	22,258	18,284
Voice - Retail	847	565	575
Voice - Wholesale	128	102	126
Data	429	313	331
Internet	978	567	456
Total Núcleo mobile services	2,382	1,547	1,488
Total services revenues (a)	45,354	34,480	28,278
Equipment
Fixed services - excluding network construction contracts	91	61	46
Fixed services - network construction contracts	—	—	7
Mobile services — Personal	7,535	5,796	4,920
Mobiles services — Núcleo	260	159	90
Total equipment revenues (b)	7,886	6,016	5,063
Total revenues (a)+(b)	53,240	40,496	33,341
Other income
Fixed services	65	38	26
Mobile services — Personal	16	5	21
Mobile services — Núcleo	1	—	—
Total other income (c)	(*) 82	43	47

Total revenues and other income (a)+(b)+(c)	53,322	40,539	33,388

(*) In 2016 includes 17 corresponding to Gain on disposal of PP&E.

Service revenues by type of service (regardless of the segment which originate them) are:

	Years ended December 31,
	2016	%	2015	%	2014	%
Voice - Retail	14,004	31	10,833	31	8,758	31
Voice - Wholesale	3,562	8	3,021	9	3,008	11
Total Voice	17,566	39	13,854	40	11,766	42
Data	9,984	22	9,249	27	9,467	33
Internet	17,804	39	11,377	33	7,045	25
Total services revenues	45,354	100	34,480	100	28,278	100

Telecom Group’s services revenues by customer segment and billing mechanism are as follows:

	Years ended December 31,
Services	2016	2015	2014
	Profit (loss)
Retail
Monthly Charges	11,779	8,272	6,243
Voice	3,103	1,924	1,591
Internet	5,451	4,255	3,081
Bundles (Voice and Internet)	1,263	892	637
Data	1,962	1,201	934
Measured services	659	643	666
Connection and reconnection fees	129	97	91
Pre-cancellation contract fees	24	22	18
Others	19	22	17
Wholesale
Monthly Charges	1,356	831	750
Cell sites and links rental	417	264	223
Data	939	567	527
Fixed and mobile interconnection	845	689	621
Others	112	99	100
Total Fixed services	14,923	10,675	8,506

	Years ended December 31,
	2016	2015	2014
	Profit (loss)
Retail
Monthly Charges	14,921	11,169	8,056
Voice	526	676	736
Internet	221	204	192
Bundles (Voice and Internet)	14,074	10,175	6,950
Others	100	114	178
Measured services	9,942	8,497	7,944
Postpaid	1,145	1,016	1,080
Prepaid and Cuentas Claras	8,797	7,481	6,864
Reconnection fees	285	215	178
Pre-cancellation contract fees	244	140	57
Damage management services	378	276	109
Others	201	77	(13)
Wholesale
Interconnection	1,711	1,548	1,611
Roaming	283	285	301
Others	84	51	41
Total Personal mobile services	28,049	22,258	18,284
Retail
Monthly Charges	939	603	561
Internet	102	96	127
Bundles (Voice and Internet)	837	507	434
Measured services	1,115	733	735
Postpaid	46	26	43
Prepaid and Plan Control	1,069	707	692
Reconnection fees	16	10	11
Pre-cancellation contract fees	58	20	13
Others	74	36	32
Wholesale
Interconnection	115	78	118
Roaming	1	21	3
Others	64	46	15
Total Núcleo mobile services	2,382	1,547	1,488
Total services revenues	45,354	34,480	28,278

Note 22 — Operating expenses

Operating expenses disclosed by nature of expense amounted to $45,542, $34,345 and $27,973 for the years ended December 31, 2016, 2015 and 2014, respectively. The breakdown of Employee benefit expenses and severance payments, Cost of equipments and handsets, Provisions and Bad debt expenses are disclosed in Notes 13, 7, 17 and 5, respectively.

The main components of the remaining operating expenses are the following:

Interconnection costs and other telecommunication charges

	Years ended December 31,
	2016	2015	2014
Fixed telephony interconnection costs	(445)	(327)	(292)
Cost of international outbound calls	(268)	(192)	(191)
Lease of circuits and use of public network	(461)	(336)	(304)
Mobile Services - charges for roaming	(414)	(374)	(415)
Mobile Services - charges for TLRD	(965)	(941)	(872)
	(2,553)	(2,170)	(2,074)

Fees for services, maintenance, materials and supplies

	Years ended December 31,
	2016	2015	2014
Maintenance of hardware and software	(546)	(331)	(382)
Technical maintenance	(1,329)	(854)	(675)
Service connection fees for fixed lines and Internet lines	(267)	(224)	(205)
Service connection fees capitalized as SAC (Note 3.i)	14	14	7
Service connection fees capitalized as Intangible assets (Note 3.i)	41	36	30
Other maintenance costs	(524)	(396)	(315)
Obsolescence of inventories — Mobile Services (Note 7)	(45)	(38)	(81)
Call center fees	(1,428)	(1,297)	(1,141)
Other fees for services	(872)	(798)	(545)
Directors and Supervisory Committee’s fees	(81)	(44)	(37)
	(5,037)	(3,932)	(3,344)

Taxes and fees with the Regulatory Authority

	Years ended December 31,
	2016	2015	2014
Turnover tax	(2,822)	(2,128)	(1,814)
Taxes with the Regulatory Authority	(1,078)	(917)	(729)
Tax on deposits to and withdrawals from bank accounts	(555)	(412)	(351)
Municipal taxes	(395)	(289)	(225)
Other taxes	(296)	(212)	(190)
	(5,146)	(3,958)	(3,309)

Commissions

	Years ended December 31,
	2016	2015	2014
Agent commissions	(3,078)	(2,659)	(2,061)
Agent commissions capitalized as SAC (Note 3.i)	1,403	1,172	913
Distribution of prepaid cards commissions	(763)	(635)	(582)
Collection commissions	(1,295)	(983)	(673)
Other commissions	(116)	(88)	(91)
	(3,849)	(3,193)	(2,494)

Advertising

	Years ended December 31,
	2016	2015	2014
Media advertising	(527)	(524)	(431)
Fairs and exhibitions	(176)	(137)	(176)
Other advertising costs	(171)	(153)	(185)
	(874)	(814)	(792)

Cost of VAS

	Years ended December 31,
	2016	2015	2014
Cost of mobile VAS	(1,446)	(1,218)	(920)
Cost of fixed VAS	(53)	(38)	(16)
	(1,499)	(1,256)	(936)

Other operating expenses

	Years ended December 31,
	2016	2015	2014
Transportation, freight and travel expenses	(961)	(768)	(559)
Delivery costs capitalized as SAC (Note 3.i)	134	85	59
Rental expense	(765)	(540)	(402)
Energy, water and others	(786)	(430)	(470)
International and satellite connectivity	(215)	(202)	(147)
	(2,593)	(1,855)	(1,519)

D&A

	Years ended December 31,
	2016	2015	2014
Depreciation of PP&E	(4,358)	(3,046)	(2,389)
Amortization of SAC and service connection costs	(1,474)	(1,045)	(811)
Amortization of 3G/4G licenses	(338)	(324)	(19)
Amortization of other intangible assets	(28)	(23)	(24)
	(6,198)	(4,438)	(3,243)

	Years ended December 31,
Impairment of PP&E	2016	2015	2014
Gain on disposal of PP&E (*)	—	31	9
Impairment of PP&E — AFA project (Note 17.4)	(3)	(107)	36
Impairment of PP&E — former work in progress and others	(37)	(53)	(61)
Impairment of PP&E — mobile access PP&E swap	(343)	(21)	—
Impairment of PP&E — mobile commercial and ERP systems	—	(49)	—
	(383)	(199)	(16)

(*) Since 2016 these results are included in Other Income.

Operating expenses, disclosed per function are as follows:

	Years ended December 31,
	2016	2015	2014
Operating costs	(27,628)	(20,578)	(17,345)
Administration costs	(2,515)	(1,861)	(1,432)
Commercialization costs	(14,829)	(11,594)	(9,096)
Other expenses — provisions	(187)	(113)	(84)
Gain on disposal of PP&E and impairment of PP&E	(383)	(199)	(16)
	(45,542)	(34,345)	(27,973)

Operating leases

Future minimum lease payments from of non cancellable operating lease agreements as of December 31, 2016, 2015 and 2014 are as follows:

	Less than 1 year	1-5 years	More than 5 years	Total
2014	501	725	46	1,272
2015	436	890	31	1,357
2016	636	1,169	74	1,879

Further information is provided in Note 3.j) to these consolidated financial statements.

Note 23 — Operating income

	Years ended December 31,
	2016	2015	2014
Operating income from services and other income
Revenues and other income	45,436	34,523	28,325
Operating expenses	(32,773)	(25,113)	(20,571)
D&A	(6,198)	(4,438)	(3,243)
Impairment of PP&E	(383)	(199)	(16)
Operating income from services and other income (a)	6,082	4,773	4,495

Operating income from equipment sales
Revenues	7,886	6,016	5,063
Cost of equipments and handsets	(6,188)	(4,595)	(4,143)
Operating income from equipment sales (b)	1,698	1,421	920

Total operating income (a) + (b)	7,780	6,194	5,415

The breakdown of Operating income by segment is as follows:

Year ended December 31, 2016	Fixed services	Mobile services	Nortel	Sofora	Total consolidated
Services revenues and other income
Third party revenues	14,988	30,448	—	—	45,436
Intersegment revenues	1,948	158	—	—	2,106
Third party operating expenses	(13,464)	(19,247)	(37)	(25)	(32,773)
Intersegment operating expenses	(158)	(1,947)	(1)	—	(2,106)
Subtotal income (loss) for services revenues and other (1)	3,314	9,412	(38)	(25)	12,663

Equipments revenues
Third party revenues	91	7,795	—	—	7,886
Third party operating expenses	(136)	(6,052)	—	—	(6,188)
Subtotal income (loss) from equipments revenues (2)	(45)	1,743	—	—	1,698

D&A (3)	(1,897)	(4,301)	—	—	(6,198)
Impairment of PP&E (4)	1	(384)	—	—	(383)
Operating income (loss) (5)=(1)+(2)+(3)+(4)	1,373	6,470	(38)	(25)	7,780

Net effect of the intersegment eliminations (6)	(1,789)	1,788	1	—	—

Net segment contribution to the Operating income (7)=(5)+(6)	(416)	8,258	(37)	(25)	7,780

Year ended December 31, 2015	Fixed services	Mobile services	Nortel	Sofora	Total consolidated
Services revenues and other income
Third party revenues	10,713	23,810	—	—	34,523
Intersegment revenues	1,835	137	—	—	1,972
Third party operating expenses	(9,863)	(15,216)	(23)	(11)	(25,113)
Intersegment operating expenses	(137)	(1,834)	(1)	—	(1,972)
Subtotal income (loss) for services revenues and other (1)	2,548	6,897	(24)	(11)	9,410

Equipments revenues
Third party revenues	61	5,955	—	—	6,016
Third party operating expenses	(82)	(4,513)	—	—	(4,595)
Subtotal income (loss) from equipments revenues (2)	(21)	1,442	—	—	1,421

D&A (3)	(1,526)	(2,912)	—	—	(4,438)
Gain on disposal of PP&E and impairment of PP&E (4)	(91)	(108)	—	—	(199)
Operating income (loss) (5)=(1)+(2)+(3)+(4)	910	5,319	(24)	(11)	6,194

Net effect of the intersegment eliminations (6)	(1,698)	1,697	1	—	—

Net segment contribution to the Operating income (7)=(5)+(6)	(788)	7,016	(23)	(11)	6,194

Year ended December 31, 2014	Fixed services	Mobile services	Nortel	Sofora	Total consolidated
Services revenues and other income
Third party revenues	8,532	19,793	—	—	28,325
Intersegment revenues	1,772	138	—	—	1,910
Third party operating expenses	(8,056)	(12,487)	(19)	(9)	(20,571)
Intersegment operating expenses	(138)	(1,772)	—	—	(1,910)
Subtotal income (loss) for services revenues and other (1)	2,110	5,672	(19)	(9)	7,754

Equipments revenues
Third party revenues	53	5,010	—	—	5,063
Third party operating expenses	(72)	(4,071)	—	—	(4,143)
Subtotal income (loss) from equipments revenues (2)	(19)	939	—	—	920

D&A (3)	(1,230)	(2,013)	—	—	(3,243)
Gain on disposal of PP&E and impairment of PP&E (4)	9	(25)	—	—	(16)
Operating income (loss) (5)=(1)+(2)+(3)+(4)	870	4,573	(19)	(9)	5,415

Net effect of the intersegment eliminations (6)	(1,634)	1,634	—	—	—

Net segment contribution to the Operating income (7)=(5)+(6)	(764)	6,207	(19)	(9)	5,415

Note 24 — Finance income and expenses

	Years ended December 31,
	2016	2015	2014
Interest on cash equivalents	1	20	292
Gains on investments (Argentine companies notes and Governments bonds)	287	432	165
Interest on receivables	373	183	161
Gains on other short-term investments	160	307	193
Foreign currency exchange gains	290	321	731
Gain on Government bonds at fair value	20	—	—
TUVES share purchase option	11	9	—
Other	—	1	2
Total finance income	1,142	1,273	1,544
Interest on loans — Núcleo and Personal	(1,613)	(566)	(30)
Interest on salaries and social security payable, other taxes payables and accounts payable	(37)	(26)	(27)
Interest on provisions (Note 17)	(207)	(137)	(118)
Loss on discounting of salaries and social security payables, other taxes payable and other liabilities	(15)	(9)	(5)
Foreign currency exchange losses (*) (**)	(1,329)	(1,458)	(1,004)
Interest on pension benefits (Note 16)	(38)	(28)	(23)
Loss on Government bonds at fair value	—	(3)	—
Other	(12)	(10)	—
Total finance expenses	(3,251)	(2,237)	(1,207)
Total finance income, net	(2,109)	(964)	337

(*) Includes 5, 432 and (97) of foreign currency exchange gains (losses), net generated by NDF for the years ended on December 31, 2016, 2015 and 2014, respectively.

(**) Includes (1) and (228) of exchange differences generated by Government bonds for the years ended as of December 31, 2015 and 2014, respectively.

Note 25 — Earnings per share

The Company computes net income per common share by dividing net income for the year attributable to Sofora (Controlling Company) by the weighted average number of common shares outstanding during the year. Diluted net income per share is computed by dividing the net income for the year by the weighted average number of common and dilutive potential common shares then outstanding during the year. Since the Company has no dilutive potential common stock outstanding, there are no dilutive earnings per share amounts.

For the years ended December 31, 2016, 2015 and 2014, the weighted average number of common shares outstanding was 439,702,000.

Note 26 — Financial risk management

Financial risk factors

The Company, Nortel and the Telecom Group are exposed to the following financial risks in the ordinary course of its business operations:

•             market risk: stemming from changes in exchange rates and interest rates in connection with financial assets that have been originated and financial liabilities that have been assumed.

•             credit risk: representing the risk of the non-fulfillment of the obligations undertaken by the counterpart with regard to the liquidity investments of the Group;

•             liquidity risk: connected with the need to meet short-term financial commitments.

These financial risks are managed by:

•             the definition of guidelines for directing operations;

•             the activity of the Board of Directors and Management which monitors the level of exposure to market risks consistently with prefixed general objectives;

•             the identification of the most suitable financial instruments, including derivatives, to reach prefixed objectives;

•             the monitoring of the results achieved;

The policies to manage and the sensitivity analyses of the above financial risks by Telecom Group are described below.

•                  Market risk

The main Telecom Group’s market risks are its exposure to changes in foreign currency exchange rates in the markets in which it operates principally Argentina and Paraguay. As regards to changes in interest rates, as of December 31, 2016 the Telecom Group has mainly outstanding floating rate borrowings (see Note 12).

Foreign currency risk is the risk that the future fair values or cash flows of a financial instrument may fluctuate due to exchange rate changes. Telecom Group’s exposure to exchange variation risks is related mainly to its operating activities (when income, expenses and investments are denominated in a currency other than the Telecom Group’s functional currency).

As of December 31, 2016 and 2015, Telecom Argentina has no financial debt outstanding in US$ during the fiscal years ended in those dates and at their closing dates. However, Telecom Argentina, Personal and Núcleo have part of its commercial debt nominated in US$ and euro. Additionally, Personal’s and Núcleo’s bank overdrafts and Personal’s Series I, II and III Notes are denominated in its functional currency (argentine pesos and guaranties, respectively) and accrue interest at variable rates. Likewise, Personal’s financial debt is denominated in US$ at variable rates and Series IV Notes are also denominated in US$ but at fixed rate, while Núcleo’s financial debt is denominated in guaraníes and accrue interest at fixed rates.

The financial risk management policies of the Group are directed towards diversifying market risks by the acquisition of goods and services in the functional currency and minimizing interest rate exposure by an appropriate diversification of the portfolio. This may also be achieved by using carefully selected derivative financial instruments to mitigate long-term positions in foreign currency and/or adjustable by variable interest rates.

Additionally, the Company, Nortel and the Telecom Group have cash and cash equivalents and investments denominated in US$ and euro (approximately 56% of these items) that are also sensitive to changes in peso/dollar exchange rates and contribute to reduce the exposure to trade payables in foreign currency. On the other hand the Company and the Telecom Group hold investments adjustable to the variation of the US$/$ exchange rate (“dollar linked”). They are also sensitive to variations in exchange rates and contribute to reduce the exposure of the commercial and financial commitments in foreign currency. Dollar linked investments and represent approximately 1% of total cash and cash equivalent and investments of Telecom Group as of December 31, 2016.

The following table shows a breakdown of the Company, Nortel and the Telecom Group’s net assessed financial position exposure to currency risk as of December 31, 2016 and 2015:

12.31.16
Amount of foreign currency (i)		Exchange rate	Amount in local currency (ii)
Assets
US$	263	15.790	(iii) 4,416
G	250,865	0.003	684
EURO	7	16.625	124
	Total assets		5,224
Liabilities
US$	(859)	15.890	(13,648)
G	(311,279)	0.003	(848)
EURO	(9)	16.770	(158)
Total liabilities			(14,654)
Net liabilities			(9,430)

(i)                 US$ = United States dollar; G= Guaraníes.

(ii)              As foreign currency figures and their amount in argentine pesos are in millions, the calculation of the amount of the foreign currency by its exchange rate could not be exact.

(iii)           Includes 828 corresponding to Government bonds at fair value (equivalent to US$ 51 million).

In order to partially reduce this net liability position in foreign currency, the Company, Nortel and the Telecom Group, as of December 31, 2016, hold dollar linked investments by $74. According to this, the Company, Nortel and the Telecom Group’s net liability position in foreign currency amounts to $9,356 as of December 31, 2016, equivalent to approximately US$ 589 million. Additionally, the Telecom Group entered into several NDF contracts as of December 31, 2016 amounting to US$ 16 million, so, the portion of the net liability position in foreign currency not covered by these instruments amounted to US$ 573 million as of December 31, 2016.

12.31.15
Amount of foreign currency (i)		Exchange rate	Amount in local currency (ii)
Assets
US$	109	12.940	(iii) 1,433
G	234,194	0.002	520
EURO	4	14.068	54
	Total assets		2,007
Liabilities
US$	(539)	13.040	(7,022)
G	(348,051)	0.002	(771)
EURO	(14)	14.210	(191)
Total liabilities			(7,984)
Net liabilities			(5,977)

(i)                 US$ = United States dollar; G= Guaraníes.

(ii)              As foreign currency figures and their amount in argentine pesos are in millions, the calculation of the amount of the foreign currency by its exchange rate could not be exact.

(iii)           Includes 696 corresponding to Government bonds at fair value (equivalent to US$ 52 million).

In order to partially reduce this net liability position in foreign currency, the Company, Nortel and the Telecom Group, as of December 31, 2015, hold dollar linked investments by $1,105 and other short-term investments whose main underlying asset are financial assets dollar linked for a total amount of $338. According to this, the Company, Nortel and the Telecom Group’s net liability position in foreign currency amounted to $4,534 as of December 31, 2015, equivalent to approximately US$ 348 million. Additionally, the Telecom Group entered into several NDF contracts as of December 31, 2015 amounting to US$ 165 million, so, the portion of the net liability position in foreign currency not covered by these instruments amounted to US$ 183 million as of December 31, 2015.

The exposure to the various market risks can be measured by sensitivity analyses, as set forth in IFRS 7. These analyses illustrate the effects produced by a given and assumed change in the levels of the relevant variables in the various markets (exchange rates, interest rates and prices) on finance income and expenses and, at times, directly on Other comprehensive income. A description on the sensitivity analysis of exchange rate and interest rate risks is given below:

Exchange rate risk — Sensitivity analysis

Based on the composition of the consolidated statement of financial position as of December 31, 2016, which is a net liability position in foreign currency of $9,430 equivalent to US$ 608 million, Telecom Group’s Management estimates that every variation in the exchange rate of $0.10 pesos against the US dollar and proportional variations for euro and guaraníes against the Argentine peso, plus or minus, would result in a variation of approximately $61 of the consolidated amounts of foreign currency position.

If we consider only the portion not covered by derivative financial instruments and other assets adjusted by the variation of the US dollar, the net liability position totaled $9,101 equivalent to approximately US$ 587 million, and a variation of the exchange rate of $ 0.10 pesos as described in the previous paragraph, would generate a variation of approximately $59 in the consolidated financial position in foreign currency.

This analysis is based on the assumption that this variation of the Argentine peso occurred at the same time against all other currencies.

This sensitivity analysis provides only a limited, point-in-time view of the market risk sensitivity of certain of the financial instruments. The actual impact of market foreign exchange rate changes on the financial instruments may differ significantly from the impact shown in the sensitivity analysis.

Interest rate risk — Sensitivity analysis

Within its structure of financial debt, the Telecom Group has bank overdrafts denominated in argentine pesos accruing interest at rates that are reset at maturity, notes that bear interest at a mixed rate (fixed rate and floating rate) and fixed rate and foreign bank loans denominated in US dollar and guaranties that bear interest at a floating rate.

Personal’s Management believes that any variation of 10 bps in the agreed interest rates would become in the following results:

Financial debt	Financial debt currency	Amount (in millions)	Effect (in millions)
Bank overdrafts		$1,707	1.7
Notes		$1,442	1.4
Bank loans	US$	440	7.0

This analysis is based on the assumption that this change in interest rates occurs at the same time and for the same periods.

This sensitivity analysis provides only a limited point of view of the sensitivity to market risk of certain financial instruments. The actual impact of changes in interest rates of financial instruments may differ significantly from this estimate.

•                  Credit risk

Credit risk represents the Company, Nortel and the Telecom Group’s exposure to possible losses arising from the failure of commercial or financial counterparts to fulfill their assumed obligations. Such risk stems principally from economic and financial factors, or from the possibility that a default situation of a counterpart could arise or from factors more strictly technical, commercial or administrative.

Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables and committed transactions.

The Company, Nortel and the Telecom Group’s maximum theoretical exposure to credit risk is represented by the carrying amount of the financial assets and trade receivables, net recorded in the consolidated statement of financial position.

Date due	Banks and cash equivalents	Investments	Trade receivables, net	Other receivables, net	Total
Total due	—	—	1,738	—	1,738
Total not due	4,314	2,190	6,047	335	12,886
Total as of December 31, 2016	4,314	2,190	7,785	335	14,624

The accruals to the allowance for doubtful accounts are recorded: (i) for an exact amount on credit positions that present an element of individual risk (bankruptcy, customers under legal proceedings with the Telecom Group); (ii) on credit positions that do not present such characteristics, by customer segment considering the aging of the accounts receivable balances, customer creditworthiness and changes in the customer payment terms. Total overdue balances not covered by the allowance for doubtful accounts amount to $1,738 as of December 31, 2016 ($1,301 as of December 31, 2015).

Regarding the credit risk relating to the asset included in the “Net financial debt or asset”, it should be noted that the Company, Nortel and the Telecom Group evaluate the outstanding credit of the counterparty and the levels of investment, based, among others, on their credit rating and the equity size of the counterparty. Deposits are made with leading high-credit-quality banking and financial institutions and generally for periods of less than three months.

The Telecom Group serves a wide range of customers, including residential customers, businesses and governmental agencies. As such, the Telecom Group’s account receivables are not subject to significant concentration of credit risk.

In order to minimize credit risk, the Telecom Group also pursues a diversification policy for its investments of liquidity and allocation of its credit positions among different first-class financial entities. Consequently, there are no significant positions with any one single counterpart.

•                  Liquidity risk

Liquidity risk represents the risk that the Company, Nortel and the Telecom Group have no funds to accomplish its obligations of any nature (labor, commercial, fiscal and financial, among others).

The Telecom Group’s working capital breakdown and its main variations are disclosed below:

	2016	2015	Variation
Trade receivables	7,577	5,663	1,914
Other receivables	1,014	1,371	(357)
Inventories	1,278	2,193	(915)
Current liabilities (not considering financial debt)	(13,305)	(13,626)	321
Operative working capital - negative	(3,436)	(4,399)	963
Over revenues	(6.4)%	(10.9)%

Cash and cash equivalents	4,314	1,374	2,940
Investments	1,844	1,510	334
Current financial debt	(3,266)	(3,458)	192
Net Current financial asset (debt)	2,892	(574)	3,466

Negative operating working capital (current assets — current liabilities)	(544)	(4,973)	4,429
Liquidity rate	0.97	0.71	0.26

The Company, Nortel and the Telecom Group have a typical working capital structure corresponding to a company with intensive capital that obtains spontaneous financing from its suppliers (especially PP&E) for longer terms than those it provides to its customers. According to this, the negative operating working capital amounted to $544 as of December 31, 2016 (decreasing $4,429 vs. December 31, 2015) positioning at higher levels (6.4% of consolidated revenues as of December 31, 2016 vs. 10.9% of consolidated revenues as of December 31, 2015).

During 2016 the Telecom Group returned to demand funds to the financial market in Argentina, what has allowed financing the Telecom Group’s growth in PP&E and intangible assets at very reasonable rates. The Telecom Group has an excellent credit rating (Personal’s notes have been qualified “AA + (arg)” by FIX SCR S.A) related to the Telecom Group’s operating cash flow record and low leverage (net financial debt ratio over company market value amounts only 9%). All the above mentioned generates that the total working capital (current assets - current liabilities) amounted to a net debt of $544 as of December 31, 2016, resulting from a decrease in negative operating working capital and an increase in current net financial debt amounting to $963 and $3,466, respectively.

These increases in absolute terms, consolidated liquidity ratio (current assets / current liabilities) amounting to 0.97.

The Telecom Group has several financing sources and several offers from first-class international institutions to diversify its current short-term funding structure, which includes accessing to domestic and international capital market and obtaining competitive bank loans in what relates to terms and financial costs.

The low financial debt of the Telecom Group makes possible to obtain financial resources for longer terms at a reasonable cost. The Telecom Group’s management evaluates the national and international macroeconomic context to take advantage of market opportunities that allows it preserving its financial health for the benefit of its investors.

The Company, Nortel and the Telecom Group manage its cash and cash equivalents and its financial assets trying to match the term of investments with those of its obligations. The average term of its investments should not exceed the average term of its obligations. Cash and cash equivalents position is invested in highly-liquid short-term instruments through first-class financial entities.

The Company, Nortel and the Telecom Group maintain a liquidity policy that results into a significant volume of available cash through its normal course of business as it is shown in the consolidated statement of cash flows. The Company, Nortel and the Telecom Group have consolidated cash and cash equivalents amounting to $4,314 (equivalent to US$ 273 million) as of December 31, 2016 (in 2015, $1,374, equivalent to US$ 106 million).

The table below contains a breakdown of financial liabilities into relevant maturity groups based on the remaining period at the date of the consolidated statement of financial position to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

Maturity Date	Trade payables	Debt	Salaries and social security payables	Other liabilities	Total
Due	354	—	—	—	354
January 2017 thru December 2017	8,627	3,869	1,611	76	14,183
January 2018 thru December 2018	71	2,812	108	7	2,998
January 2019 thru December 2019	48	2,095	39	—	2,182
January 2020 and thereafter	33	5,212	37	6	5,288
	9,133	13,988	1,795	89	25,005

Capital management

The primary objective of the Company, Nortel and the Telecom Group’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximize shareholder value.

The Company, Nortel and the Telecom Group manage its capital structure and makes adjustments considering the business evolution and changes in the macroeconomic conditions.

To maintain or adjust the capital structure, the Company, Nortel and the Telecom Group may adjust the dividend payment to shareholders and the level of indebtedness.

No changes were made in the objectives, policies or processes for managing capital during the years ended December 31, 2016 and 2015.

The Company, Nortel and the Telecom Group do not have to comply with regulatory capital adequacy requirements.

Note 27 —Related party balances and transactions

(a) Controlling group

Sofora’s capital stock consists of shares of common stock, with a par value of $1 argentine peso each and one vote per share. As of December 31, 2016, Sofora’s shares are held by Fintech Telecom LLC (68%) and W de Argentina - Inversiones S.A. (32%). Additionally, Fintech holds 58,173,522 Class B shares of Telecom Argentina, which represent 5.91% of Telecom Argentina’s total capital stock.

Fintech Telecom LLC, a Delaware (United States) limited liability company, is a wholly-owned direct subsidiary of Fintech Advisory Inc. and its primary purpose is to hold, directly and indirectly, the securities of Telecom Argentina. Fintech Advisory Inc., a Delaware (United States) company, is directly controlled by Mr. David Martínez (a member of Telecom Argentina’s Board of Directors). Fintech Advisory Inc. is an investor and investment manager in equity and debt securities of sovereign and private entities primarily in emerging markets.

In connection with the Shareholders’ Agreement entered into by the Telecom Italia Group and W de Argentina - Inversiones S.A., as last amended on October 24, 2014 (“the New Shareholders’ Agreement”), Fintech Telecom LLC adhered as a party to the New Shareholders’ Agreement by means of execution of a Deed of Adherence, following its acquisition of 17% of Sofora’s capital stock. On March 8, 2016, as a result of its acquisition of 51% of Sofora’s shares, Fintech acquired all the rights and obligations of the Telecom Italia Group under the New Shareholders´ Agreement.

Change of indirect parent company of the Telecom Group

On November 14, 2013, Telecom Italia S.p.A and Telecom Italia International N.V. (jointly, the “Sellers”) and Tierra Argentea (a company controlled by the Sellers) announced the acceptance of an offer by Fintech Telecom LLC to acquire the controlling stake held by the Telecom Italia Group in Telecom Argentina, owned by the Sellers, through its subsidiaries Sofora, Nortel and Tierra Argentea. Closing of the transfer of the Telecom Italia Group’s shares in Sofora was subject to certain required regulatory authorizations.

On December 10, 2013, Tierra Argentea transferred to Fintech Telecom LLC Telecom Argentina’s Class B shares representing 1.58% of Telecom Argentina’s capital stock and Nortel’s ADRs representing 8% of Nortel’s Preferred Class “B” Shares.

On October 25, 2014, Telecom Italia S.p.A. announced its acceptance of an offer by Fintech Telecom LLC to amend and restate the agreement announced on November 14, 2013. Within the frame of this amendment agreement: 1) on October 29, 2014 Telecom Italia International N.V. transferred 17% of Sofora’s capital stock to Fintech Telecom LLC; 2) it was confirmed that the transfer of the 51% controlling interest in Sofora was subject to the prior approval of the telecommunications regulatory authority (previously the SC, then the AFTIC and currently the ENACOM).

On October 16, 2015, AFTIC’s Resolution No. 491/2015 was published in the Official Bulletin, denying authorization for the transfer of Telecom Italia’s controlling equity interest in Sofora to Fintech. Such Resolution was challenged in several opportunities by Fintech, the Sellers, W de Argentina Inversiones S.A., Telecom Argentina and Personal.

On February 17, 2016 Telecom Argentina was notified of ENACOM Resolution No. 64/16 pursuant to which ENACOM partially revoked AFTIC Resolution No. 491/15 and decided to continue analyzing the transfer of Telecom Italia Group’s shares in Sofora.

On March 7, 2016, ENACOM Resolution No. 277/16 authorized Fintech’s acquisition of 51% of Sofora’s shares of common stock, and on March 8, 2016, the transfer of Telecom Italia Group’s 51% stake in Sofora to Fintech was closed.

On March 8, 2016, new members of the Board of Directors of Nortel, Telecom Argentina and Personal appointed by Fintech replaced those members previously appointed by the Sellers. On March 29, 2016, Personal’s Shareholders held their General Ordinary and Extraordinary Unanimous Meeting, and on April 8, 2016, Telecom Argentina’s Shareholders and Nortel’s Shareholders held their respective General Ordinary and Extraordinary Meetings, during which, among other issues, the performance of the members of the Board of Directors and Supervisory Committee appointed by the Sellers in such companies was approved, and new members of the Boards of Directors and Supervisory Committees of such companies were appointed to replace those who had been previously appointed by the Sellers. Sofora’s General Ordinary and Extraordinary Meeting held on March 8, 2016 appointed the members of the Board of Directors and Supervisory Committee who hold their positions until the Shareholders’ Meeting in which the financial statements as of December 31, 2015 were considered.

On March 8, 2016, the change of Sofora’s controlling shareholder became effective and, accordingly, the Telecom Italia Group ceased being the Telecom Argentina’s indirect controlling shareholder (position assumed by Fintech). Based on such facts, on April 15, 2016 Telecom Argentina and Personal, and on April 20, 2016 the Company and Nortel, notified the CNCD that the “Telco and TI-W Commitments have become moot and have completely lost its cause and purpose”.

On November 25, 2016, Fintech informed that it was notified of the Resolution No. 356/16 of the Secretary of Commerce of the Ministry of Production, which authorized the economic concentration operation consisting on the acquisition by Fintech of 68% of the common shares of Sofora.

OPA for control changing

On February 24, 2016, Telecom Argentina was notified of Fintech Telecom LLC’s intention to launch a Mandatory Tender Offer (the “OPA”) resulting from a change of control event for all Class B common shares of Telecom Argentina listed on the Buenos Aires Securities Market, or Mercado de Valores de Buenos Aires S.A. The OPA’s background and purpose, price, timing and terms of acceptance, and details of the facts that condition its performance, are described in an OPA notice published in “El Cronista Comercial” newspaper on February 24, 2016, in page No.5. On July 22, 2016 Fintech informed Telecom Argentina the modifications to certain terms of the OPA announced previously by Fintech, including the offering price. The offered price has been amended from $46 argentine pesos per share to US$ 3.925 per share (from which US$ 0.050 (five cents) should be deducted per share as cash dividends paid on May 13, 2016, together with any other cash dividend to be paid by Telecom Argentina from the date of the OPA’s announcement to the date of the OPA´s payment.

On September 6, 2016, the CNV’s Board of Directors approved the formal terms of the OPA. Subsequently, on September 14, 15 and 16 of 2016, Fintech published in “El Cronista Comercial” newspaper the notice provided on the CNV Rules (modified by complementary notices published in the same newspaper on October 5, 6 and 7-the first-, and on October 26, 27 and 28- the second-) setting the opening and closing dates of the OPA and the amendments to the “OPA Notice” published on February 24, 2016. The end of the OPA and its additional deadline took place on November 4, 2016 for Argentina.

On November 7, 2016, Fintech informed Telecom Argentina that, having ended the OPA’s offers reception period in Argentina, a total of 12,337,723 Class “B” shares acceptances were received, representing 1.253% of Telecom Argentina’s total capital.

Simultaneously, Fintech had launched an OPA in the United States of America, which offers reception period expired on November 23, 2016. This OPA did not affect in any way the OPA launched by Fintech in Argentina. According to Fintech, 5,549,209 ADSs and 3,695 Class “B” Shares entered into the OPA launched in the United States of America. As a consequence of the OPAs launched in both markets, Fintech acquired 40,087,463 Telecom Argentina’s shares (equivalent to 4.07% of its total capital).

Additional information regarding the transaction between the Telecom Italia Group and Fintech as well as the OPA promoted by Fintech is available in the “Relevant Facts” section of the CNV at www.cnv.gob.ar, and in the “Company filings” section (Telecom Italia S.p.A and Telecom Argentina) of the SEC at www.sec.gov.

(b) Related parties

For the purposes of these consolidated financial statements, related parties are those individuals or legal entities which are related (in terms of IAS 24) to the Telecom Italia Group, Fintech Telecom LLC or W de Argentina - Inversiones S.A.

In connection with the change of control explained in a) above, on March 8, 2016, Fintech Telecom LLC acquired 51% of Sofora’s shares from the Telecom Italia Group. As a result, Fintech Telecom LLC acquired the indirect control of the Telecom Group, increasing its holding in Sofora to 68% of Sofora’s shares and voting rights. Therefore, the transactions disclosed in d) below corresponding to the Telecom Italia Group are those performed until March 8, 2016, as from which date the Telecom Italia Group has ceased to be a related party of the Telecom Group. Please note that no operations with related parties of Fintech Telecom LLC conducted as from March 8, 2016 have been identified.

For the years presented, the Company, Nortel and the Telecom Group have not conducted any transactions with Key Managers and/or persons related to them, as described above.

(c) Balances with companies under Section 33 — Law 19,550 and related parties

•                  Companies under Section 33 — Law 19,550

	As of December 31,
	2016	2015
CURRENT LIABILITIES
Financial debt
Loans denominated in US$ (*)	—	7
	—	7

(*) As of December 31, 2015 correspond approximately $5,829,000 and $859,000 to Telecom Italia S.p.A., and Telecom Italia International N.V, respectively.

	As of December 31,
	2016	2015
Dividends payable
Telecom Italia S.p.A.	—	75
Telecom Italia International N.V.	—	8
	—	83

•                  Related parties

			As of December 31,
		Type of related party	2016	2015
CURRENT ASSETS
Cash and cash equivalents
Banco Atlas S.A.(a)		Other related party	2	2
	Total cash and cash equivalents		2	2
Trade receivables
Editorial Azeta S.A. (a)		Other related party	1	—
TIM Participacoes S.A. (b)		Other related party	—	13
Latin American Nautilus Argentina S.A. (b)		Other related party	—	1
Telecom Italia S.p.A. (b)		Parent company until March 8, 2016	—	3
Experta ART S.A. (d) (e)		Other related party	—	1
	Total trade receivables, net		1	18
Other receivables
Latin American Nautilus Ltd. (b)		Other related party	—	36
Caja de Seguros S.A. (c)		Other related party	—	3
	Total other receivables, net		—	39
CURRENT LIABILITIES
Trade payables
Italtel Group (b)		Other related party	—	160
Latin American Nautilus Ltd. (b)		Other related party	—	53
Telecom Italia S.p.A. (b)		Parent company until March 8, 2016	—	28
Telecom Italia Sparkle S.p.A. (b)		Other related party	—	27
Latin American Nautilus USA Inc. (b)		Other related party	—	3
Latin American Nautilus Argentina S.A. (b)		Other related party	—	2
TIM Participacoes S.A. (b)		Other related party	—	2
Caja de Seguros S.A. (c)		Other related party	—	46
Experta ART S.A. (d) (e)		Other related party	16	12
Universal Music Argentina S.A. (f)		Other related party	—	10
Haras El Capricho S.A. (g)		Other related party	1	1
Telteco S.A. (h)		Other related party	4	5
	Total trade payables		21	349
Financial debt — Notes (current and non-current)
La Estrella Sociedad Anónima de Seguros de Retiro (d)		Other related party	172	—
Experta ART S.A. (d) (e)		Other related party	151	—
	Total financial debt		323	—

(a)         Such companies relate to ABC Telecommunications Group of Paraguay.

(b)         Such companies relate to Telecom Italia Group until March 8, 2016.

(c)          Until March 30, 2015 this company related both to Telecom Italia Group and W de Argentina - Inversiones S.A. Since March 31, 2015 and until March 8, 2016 it relates to Telecom Italia Group.

(d)         Until March 30, 2015 this company related both to Telecom Italia Group and W de Argentina - Inversiones S.A. Since March 31, 2015 it relates to W de Argentina - Inversiones S.A.

(e)          Until September 9, 2015 this company was La Caja Aseguradora de Riesgos del Trabajo ART S.A.

(f)           Such companies relate to Telecom Italia Group since November 1, 2015 and until March 8, 2016.

(g)          Such companies relate to W de Argentina — Inversiones S.A.

(h)         Such companies relate to a Board of Directors member appointed by W de Argentina — Inversiones S.A.

(d) Transactions with related parties

			Years ended December 31,
Services rendered	Transaction description	Type of related party	2016	2015	2014
Editorial Azeta S.A. (a)	Voice retail	Other related party	3	3	3
Banco Atlas S.A. (a)	Voice retail	Other related party	1	1	1
Penta S.A. (a)	Voice retail	Other related party	1	—	—
Telecom Italia Sparkle S.p.A. (b)	International inbound calls	Other related party	4	23	26
TIM Participacoes S.A. (b)	Roaming	Other related party	2	6	11
Latin American Nautilus Argentina S.A. (b)	International inbound calls and roaming	Other related party	2	7	9
Telecom Italia S.p.A. (b)	Roaming	Parent company as of March 8, 2016	2	4	2
Experta ART S.A. (d) (e)	Voice retail	Other related party	7	—	—
Caja de Seguros S.A. (c)	Services sales (i)	Other related party	58	328	125
Caja de Seguros S.A. (c)	Equipment sales (ii)	Other related party	43	196	279
		Total services rendered	123	568	456

(i)                                     Includes integral retribution provided in the Mobile Equipment Insurance Agreement between Personal and Caja de Seguros S.A. and the income from advertising spaces rental.

(ii)                                  Corresponds to the income generated by the restitution, on behalf and order of the insurance company, of equipment to clients insured by Caja de Seguros S.A.

			Years ended December 31,
Services received	Transaction description	Type of related party	2016	2015	2014
Editorial Azeta S.A. (a)	Advertising	Other related party	(3)	(2)	(2)
Penta S.A. (a)	Rental	Other related party	(2)	—	—
Latin American Nautilus Ltd. (b).	International inbound calls and data	Other related party	(19)	(71)	(147)
Grupo Italtel (b)	Maintenance, materials and supplies	Other related party	(10)	(125)	(63)
Telecom Italia Sparkle S.p.A. (b)	International outbound calls and others	Other related party	(7)	(58)	(52)
TIM Participacoes S.A. (b)	Roaming	Other related party	(17)	(11)	(19)
Telecom Italia S.p.A. (b)	Fees for services and roaming	Parent company as of March 8, 2016	(3)	(33)	(18)
Latin American Nautilus Argentina S.A. (b)	International outbound calls	Other related party	(2)	(7)	(12)
Latin American Nautilus USA Inc. (b)	International outbound calls	Other related party	(1)	(7)	(8)
Caja de Seguros S.A. (c)	Insurance	Other related party	(9)	(36)	(29)
Experta ART S.A. (d) (e)	Salaries and social security - Insurance	Other related party	(131)	(100)	(61)
La Estrella Seguros de Retiro S.A. (d)	Insurance	Other related party	—	(5)	(9)
Universal Music Argentina S.A. (f)	VAS costs	Other related party	(4)	(4)	—
Haras El Capricho S.A. (g)	Advertising	Other related party	—	(1)	—
Telteco S.A. (h)	Fees for services	Other related party	(22)	(14)	(7)
		Total services received	(230)	(474)	(427)

	Transaction description	Type of related party	Years ended December 31,
			2016	2015	2014
Finance costs
Experta ART S.A. (d) (e)	Interests on loans	Other related party	(27)	—	—
La Estrella Seguros de Retiro S.A. (d)	Interests on loans	Other related party	(28)	—	—
		Total finance costs	(55)	—	—

		Years ended December 31,
	Type of related party	2016	2015	2014
Purchases of PP&E and intangible assets
Italtel Group (b)	Other related party	18	103	153
Telteco S.A. (h)	Other related party	1	4	12
Total purchases of PP&E and intangible assets		19	107	165

		As of December 31,
Commitments	Type of related party	2016	2015
	Other related parties	—	221
		—	221

(a)         Such companies relate to ABC Telecommunications Group of Paraguay.

(b)         Such companies relate to Telecom Italia Group until March 8, 2016.

(c)          Until March 30, 2015 this company related both to Telecom Italia Group and W de Argentina - Inversiones S.A. Since March 31, 2015 and until March 8, 2016 it relates to Telecom Italia Group.

(d)         Until March 30, 2015 this company related both to Telecom Italia Group and W de Argentina - Inversiones S.A. Since March 31, 2015 it relates to W de Argentina - Inversiones S.A.

(e)          Until September 9, 2015 this company was La Caja Aseguradora de Riesgos del Trabajo ART S.A.

(f)           Such companies relate to Telecom Italia Group since November 1, 2015 and until March 8, 2016.

(g)          Such companies relate to W de Argentina — Inversiones S.A.

(h)         Such companies relate to a Board of Directors member appointed by W de Argentina — Inversiones S.A.

The transactions discussed above were made on terms no less favorable to Telecom Argentina than would have been obtained from unaffiliated third parties. The Board of Directors approved transactions representing more than 1% of the total shareholders’ equity of Telecom Argentina, after being approved by the Audit Committee in compliance with Decree No. 677/01 and Law No. 26,831.

(e) Key Managers

•                  The Company

The estimated compensation for the members of the Company’s Board of Directors for fiscal year 2016 is approximately of $9.

The compensation for the members of the Company’s Board of Directors approved by the Ordinary Annual Shareholders’ Meeting for fiscal years 2015 and 2014 were approximately of $2 and $1, respectively.

The members and alternate members of the Board of Directors do not hold executive positions in the Company or its subsidiaries.

•                  Nortel

The estimated compensation for the members of Nortel’s Board of Directors for fiscal year 2016 is approximately of $9.

The compensation for the members of Nortel’s Board of Directors approved by the Ordinary Annual Shareholders’ Meeting for fiscal years 2015 and 2014 were approximately of $6 and $5, respectively.

The members and alternate members of the Board of Directors do not hold executive positions in Nortel or its subsidiaries.

•                  The Telecom Group

Compensation for the Key Managers, including social security contribution, amounted to $198, $106 and $56 for the years ended December 31, 2016, 2015 and 2014, respectively, and was recorded as expenses under the line item “Employee benefits expenses and severance payments”.

	Years ended December 31,
	2016	2015	2014
Salaries (*)	52	37	31
Variable compensation (*)	53	26	7
Social security contributions	30	18	11
Hiring benefits	5	—	—
Termination benefits	58	25	7
	198	106	56

(*) Gross compensation. Social security contributions and income tax retentions that are deducted from the gross compensation are in charge of the employee.

As of December 31, 2016 and 2015, respectively, an amount of $66 and $30 remained unpaid.

The estimated compensation of the members of the Telecom Argentina’s Board of Directors for fiscal year 2016 is approximately of $35.5. Additionally, a member of the Board of Directors (included in the Telecom Argentina’s payroll) has performed technical and administrative tasks for $1.4, recorded within “salaries and social security compensation” in the Consolidated Income Statements as of December 31, 2016.

The compensation for the members of the Telecom Argentina´s Board of Directors approved by the Ordinary Annual Shareholders’ Meeting for fiscal years 2015 and 2014 were approximately of $20 and $16, respectively.

The members and alternate members of the Board of Directors do not hold executive positions in the Telecom Argentina or Telecom Argentina’s subsidiaries.

Note 28 — Segment information

As of December 31, 2016, 2015 and 2014, the Telecom Group carries out its activities through six companies which were consolidated by the end of fiscal years 2016, 2015 and 2014, respectively (Note 1.a).

The Telecom Group has combined the operating segments into three reportable segments: “Fixed Services”, “Personal Mobile Services” and “Núcleo Mobile Services” based on the nature of products provided by the entities and taking into account the regulatory and economic framework in which each entity operates.

Segment financial information for the years 2016, 2015 and 2014 was as follows:

For the year ended December 31, 2016

•                  Income statement information

	Fixed	Mobile Services
	Services	Personal	Núcleo (*)	Subtotal	Nortel	Sofora	Eliminations	Total
Total revenues and other income (1)	17,027	35,766	2,649	38,415	—	—	(2,120)	53,322
Employee benefit expenses and severance payments	(7,220)	(2,381)	(199)	(2,580)	(7)	—	—	(9,807)
Interconnection costs and other telecommunication charges	(961)	(2,721)	(200)	(2,921)	—	—	1,329	(2,553)
Fees for services, maintenance, materials and supplies	(2,311)	(2,975)	(229)	(3,204)	(15)	(16)	509	(5,037)
Taxes and fees with the Regulatory Authority	(1,118)	(3,925)	(82)	(4,007)	(12)	(9)	—	(5,146)
Commissions	(327)	(3,286)	(295)	(3,581)	—	—	59	(3,849)
Cost of equipments and handsets	(136)	(5,749)	(303)	(6,052)	—	—	—	(6,188)
Advertising	(126)	(644)	(104)	(748)	—	—	—	(874)
Cost of VAS	(53)	(1,329)	(117)	(1,446)	—	—	—	(1,499)
Provisions	(78)	(109)	—	(109)	—	—	—	(187)
Bad debt expenses	(152)	(951)	(125)	(1,076)	—	—	—	(1,228)
Other operating expenses	(1,276)	(1,378)	(158)	(1,536)	(4)	—	223	(2,593)
Operating income before D&A	3,269	10,318	837	11,155	(38)	(25)	—	14,361
Depreciation of PP&E	(1,686)	(2,088)	(584)	(2,672)	—	—	—	(4,358)
Amortization of intangible assets	(211)	(1,526)	(103)	(1,629)	—	—	—	(1,840)
Impairment of PP&E	1	(384)	—	(384)	—	—	—	(383)
Operating income	1,373	6,320	150	6,470	(38)	(25)	—	7,780
Financial results, net	(151)	(2,064)	(29)	(2,093)	30	105	—	(2,109)
Income before income tax expense	1,222	4,256	121	4,377	(8)	80	—	5,671
Income tax expense, net	(59)	(1,506)	(29)	(1,535)	(10)	(35)	—	(1,639)
Net income (loss)	1,163	2,750	92	2,842	(18)	45	—	4,032

(*) Includes Personal Envíos’ operations that are not material (Revenues 25, Operating income before D&A (7), Operating income (9) and Net loss (9)).

Net income attributable to Sofora	330	780	18	798	(9)	45	—	1,164
Net income attributable to non-controlling interest	833	1,970	74	2,044	(9)	—	—	2,868
	1,163	2,750	92	2,842	(18)	45	—	4,032

(1)

Service revenues	14,923	28,049	2,382	30,431	—	—	—	45,354
Equipment sales	91	7,535	260	7,795	—	—	—	7,886
Other income	65	16	1	17	—	—	—	82
Subtotal third party revenues and other income	15,079	35,600	2,643	38,243	—	—	—	53,322
Intersegment revenues	1,948	166	6	172	—	—	(2,120)	—
Total revenues and other income	17,027	35,766	2,649	38,415	—	—	(2,120)	53,322

•                  Balance sheet information

PP&E, net	11,468	9,541	2,156	11,697	—	—	—	23,165
Intangible assets, net	429	7,086	78	7,164	—	—	(1)	7,592
Capital expenditures on PP&E (a)	3,820	5,249	563	5,812	—	—	—	9,632
Capital expenditures on intangible assets (b)	197	1,481	76	1,557	—	—	—	1,754
Total capital expenditures in PP&E and intangible assets (a)+ (b)	4,017	6,730	639	7,369	—	—	—	11,386
Total additions on PP&E and intangible assets	4,525	6,708	627	7,335	—	—	—	11,860
Net financial asset (debt)	441	(5,860)	(473)	(6,333)	57	405	—	(5,430)

•                  Geographic information

	Total revenues and other income		Total non-current assets
	Breakdown by location of operations	Breakdown by location of the Group´s customers	Breakdown by location of operations
Argentina	50,405	49,957	29,834
Abroad	2,917	3,365	2,520
Total	53,322	53,322	32,354

For the year ended December 31, 2015

•             Income statement information

	Fixed	Mobile Services
	Services	Personal	Núcleo (*)	Subtotal	Nortel	Sofora	Eliminations	Total
Total revenues and other income (1)	12,609	28,203	1,717	29,920	—	—	(1,990)	40,539
Employee benefit expenses and severance payments	(5,268)	(1,856)	(129)	(1,985)	(5)	—	—	(7,258)
Interconnection costs and other telecommunication charges	(719)	(2,686)	(154)	(2,840)	—	—	1,389	(2,170)
Fees for services, maintenance, materials and supplies	(1,769)	(2,417)	(152)	(2,569)	(10)	(3)	419	(3,932)
Taxes and fees with the Regulatory Authority	(818)	(3,071)	(54)	(3,125)	(7)	(8)	—	(3,958)
Commissions	(268)	(2,774)	(199)	(2,973)	—	—	48	(3,193)
Cost of equipments and handsets	(82)	(4,328)	(185)	(4,513)	—	—	—	(4,595)
Advertising	(108)	(628)	(78)	(706)	—	—	—	(814)
Cost of VAS	(38)	(1,136)	(82)	(1,218)	—	—	—	(1,256)
Provisions	(17)	(96)	—	(96)	—	—	—	(113)
Bad debt expenses	(79)	(462)	(23)	(485)	—	—	—	(564)
Other operating expenses	(934)	(960)	(93)	(1,053)	(2)	—	134	(1,855)
Operating income before D&A	2,509	7,789	568	8,357	(24)	(11)	—	10,831
Depreciation of PP&E	(1,341)	(1,379)	(326)	(1,705)	—	—	—	(3,046)
Amortization of intangible assets	(185)	(1,141)	(66)	(1,207)	—	—	—	(1,392)
Gain on disposal of PP&E and impairment of PP&E	(91)	(109)	1	(108)	—	—	—	(199)
Operating income	892	5,160	177	5,337	(24)	(11)	—	6,194
Financial results, net	(173)	(864)	(65)	(929)	35	103	—	(964)
Income before income tax expense	719	4,296	112	4,408	11	92	—	5,230
Income tax expense, net	(155)	(1,522)	(15)	(1,537)	(12)	(40)	—	(1,744)
Net income (loss)	564	2,774	97	2,871	(1)	52	—	3,486

(*) Includes Personal Envíos’ operations. This company started to operate on January 1, 2015. Its operations are not material (Revenues 9, Operating income before D&A (2), Operating income (4) and Net loss (4)).

Net income attributable to Sofora	160	787	19	806	(1)	52	—	1,017
Net income attributable to non-controlling interest	404	1,987	78	2,065-	—	—	—	2,469
	564	2,774	97	2,871	(1)	52	—	3,486

(1)

Service revenues	10,675	22,258	1,547	23,805	—	—	—	34,480
Equipment sales	61	5,796	159	5,955	—	—	—	6,016
Other income	38	5	—	5	—	—	—	43
Subtotal third party revenues and other income	10,774	28,059	1,706	29,765	—	—	—	40,539
Intersegment revenues	1,835	144	11	155	—	—	(1,990)	—
Total revenues and other income	12,609	28,203	1,717	29,920	—	—	(1,990)	40,539

•             Balance sheet information

PP&E, net	9,280	6,899	1,784	8,683	—	—	—	17,963
Intangible assets, net	443	7,131	86	7,217	—	—	(1)	7,659
Capital expenditures on PP&E (a)	2,846	3,157	393	3,550	—	—	—	6,396
Capital expenditures on intangible assets (b)	233	3,395	76	3,471	—	—	—	3,704
Total capital expenditures (a)+ (b)	3,079	6,552	469	7,021	—	—	—	10,100
Total additions on PP&E and intangible assets	3,514	7,158	490	7,648	—	—	—	11,162
Net financial asset (debt)	560	(2,372)	(465)	(2,837)	67	430	—	(1,780)

•             Geographic information

	Total revenues and other income		Total non-current assets
	Breakdown by location of operations	Breakdown by location of the Group´s customers	Breakdown by location of operations
Argentina	38,676	38,387	24,844
Abroad	1,863	2,152	2,129
Total	40,539	40,539	26,973

For the year ended December 31, 2014

•             Income statement information

	Fixed	Mobile Services
	Services	Personal	Núcleo	Subtotal	Nortel	Sofora	Eliminations	Total
Total revenues and other income (1)	10,357	23,353	1,588	24,941	—	—	(1,910)	33,388
Employee benefit expenses and severance payments	(4,021)	(1,452)	(118)	(1,570)	(4)	—	—	(5,595)
Interconnection costs and other telecommunication charges	(676)	(2,592)	(192)	(2,784)	—	—	1,386	(2,074)
Fees for services, maintenance, materials and supplies	(1,402)	(2,145)	(137)	(2,282)	(8)	(3)	351	(3,344)
Taxes and fees with the Regulatory Authority	(723)	(2,527)	(47)	(2,574)	(6)	(6)	—	(3,309)
Commissions	(210)	(2,181)	(156)	(2,337)	—	—	53	(2,494)
Cost of equipments and handsets	(72)	(3,959)	(112)	(4,071)	—	—	—	(4,143)
Advertising	(151)	(563)	(78)	(641)	—	—	—	(792)
Cost of VAS	(16)	(856)	(64)	(920)	—	—	—	(936)
Provisions	(115)	31	—	31	—	—	—	(84)
Bad debt expenses	(89)	(315)	(20)	(335)	—	—	—	(424)
Other operating expenses	(791)	(761)	(86)	(847)	(1)	—	120	(1,519)
Operating income before D&A	2,091	6,033	578	6,611	(19)	(9)	—	8,674
Depreciation of PP&E	(1,084)	(1,002)	(303)	(1,305)	—	—	—	(2,389)
Amortization of intangible assets	(146)	(648)	(60)	(708)	—	—	—	(854)
Gain on disposal of PP&E and impairment of PP&E	9	(25)	—	(25)	—	—	—	(16)
Operating income	870	4,358	215	4,573	(19)	(9)	—	5,415
Financial results, net	275	—	(22)	(22)	24	60	—	337
Income before income tax expense	1,145	4,358	193	4,551	5	51	—	5,752
Income tax expense, net	(403)	(1,542)	(22)	(1,564)	(8)	(15)	—	(1,990)
Net income (loss)	742	2,816	171	2,987	(3)	36	—	3,762

Net income attributable to Sofora	211	799	33	832	(2)	36	—	1,077
Net income attributable to non-controlling interest	531	2,017	138	2,155	(1)	—	—	2,685
	742	2,816	171	2,987	(3)	36	—	3,762

(1)

Service revenues	8,506	18,284	1,488	19,772	—	—	—	28,278
Equipment sales	53	4,920	90	5,010	—	—	—	5,063
Other income	26	21	—	21	—	—	—	47
Subtotal third party revenues and other income	8,585	23,225	1,578	24,803	—	—	—	33,388
Intersegment revenues	1,772	128	10	138	—	—	(1,910)	—
Total revenues and other income	10,357	23,353	1,588	24,941	—	—	(1,910)	33,388

•             Balance sheet information

PP&E, net	7,751	4,688	1,370	6,058	—	—	—	13,809
Intangible assets, net	395	4,877	60	4,937	—	—	(1)	5,331
Capital expenditures on PP&E (a)	2,112	1,896	296	2,192	—	—	—	4,304
Capital expenditures on intangible assets (b)	165	4,427	61	4,488	—	—	—	4,653
Total capital expenditures (a)+ (b)	2,277	6,323	357	6,680	—	—	—	8,957
Total additions on PP&E and intangible assets	2,628	6,564	355	6,919	—	—	—	9,547
Net financial asset (debt)	219	693	(167)	526	179	329	—	1,253

•             Geographic information

	Total revenues and other income		Total non-current assets
	Breakdown by location of operations	Breakdown by location of the Group´s customers	Breakdown by location of operations
Argentina	31,697	31,428	18,414
Abroad	1,691	1,960	1,510
Total	33,388	33,388	19,924

Note 29 — Information required by IFRS 12 related to subsidiaries that have significant non-controlling interest.

Nortel

Nortel was organized by a consortium of Argentina and international investors to acquire a controlling interest in the common stock of Telecom Argentina, which was formed as a result of the privatization of ENTel, the public telecommunication services company in Argentina.

All Nortel’s ordinary shares belong to Sofora. As of December 31, 2016 such ordinary shares represent 78.38% of Nortel’s total capital stock which allows Sofora to control Nortel and determine its operating and financial policies, so, as a consequence, these consolidated financial statements include the consolidation of Nortel’s assets, liabilities, results and cash flows. As of December 31, 2016, Nortel’s non-controlling shareholders are ADSs. Holders of ADSs cannot be individually identified unless they hold 5% or more of Nortel’s capital stock, which should be informed to SEC.

Below is disclosed relevant summarized financial information of Nortel as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014, according to the consolidated financial statements approved by Nortel’s Board of Directors held on March 8, 2017 and including the Report of Independent Registered Public Accounting Firm with no observations.

NORTEL’S CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In millions of Argentine pesos)

	As of December 31,
ASSETS	2016	2015
Total current assets	15,620	11,569
Total non-current assets	32,354	26,973
TOTAL ASSETS	47,974	38,542
LIABILITIES
Total current liabilities	16,524	16,945
Total non-current liabilities	11,527	3,944
TOTAL LIABILITIES	28,051	20,889
EQUITY
Equity attributable to Nortel (Controlling Company)	10,797	9,605
Non-controlling interest	9,126	8,048
TOTAL EQUITY	19,923	17,653
TOTAL LIABILITIES AND EQUITY	47,974	38,542

NORTEL’S CONSOLIDATED INCOME STATEMENTS

(In millions of Argentine pesos)

	For the years ended December 31,
	2016	2015	2014
Revenues	53,240	40,496	33,341
Other income	82	43	47
Total revenues and other income	53,322	40,539	33,388
Employee benefit expenses and severance payments	(9,807)	(7,258)	(5,595)
Interconnection costs and other telecommunication charges	(2,553)	(2,170)	(2,074)
Fees for services, maintenance, materials and supplies	(5,021)	(3,929)	(3,341)
Taxes and fees with the Regulatory Authority	(5,137)	(3,950)	(3,303)
Commissions	(3,849)	(3,193)	(2,494)
Cost of equipments and handsets	(6,188)	(4,595)	(4,143)
Advertising	(874)	(814)	(792)
Cost of VAS	(1,499)	(1,256)	(936)
Provisions	(187)	(113)	(84)
Bad debt expenses	(1,228)	(564)	(424)
Other operating expenses	(2,593)	(1,855)	(1,519)
Depreciation and amortization	(6,198)	(4,438)	(3,243)
Impairment of PP&E	(383)	(199)	(16)
Operating income	7,805	6,205	5,424
Finance income	1,036	1,165	1,483
Finance expenses	(3,250)	(2,232)	(1,206)
Income before income tax expense	5,591	5,138	5,701
Income tax expense	(1,604)	(1,704)	(1,975)
Net income for the year	3,987	3,434	3,726

Attributable to:
Nortel (Controlling Company)	2,192	1,891	2,039
Non-controlling interest	1,795	1,543	1,687
	3,987	3,434	3,726
Earnings per share attributable to Nortel - basic and diluted
Ordinary shares	209.92	181.04	195.27
Class “B” Preferred shares	729.73	629.52	678.79

NORTEL’S CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In millions of Argentine pesos)

	For the years ended December 31,
	2016	2015	2014

Net income for the year	3,987	3,434	3,726

Other components of the Statements of Comprehensive Income
Will be reclassified subsequently to profit or loss
Currency translation adjustments (no effect on Income Tax)	288	245	227
Subsidiaries’ NDF effects classified as hedges (Note 20)	(9)	8	—
Will not be reclassified subsequently to profit or loss
Actuarial results (Notes 3.l and 16)	(24)	7	24
Tax effect	8	(3)	(8)
Other components of the comprehensive income, net of tax	263	257	243

Total comprehensive income for the year	4,250	3,691	3,969

Attributable to:
Nortel (Controlling Company)	2,284	1,990	2,131
Non-controlling interest	1,966	1,701	1,838
	4,250	3,691	3,969

NORTEL’S CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions of Argentine pesos)

	For the years ended December 31,
	2016	2015	2014
Total cash flows provided by operating activities	11,330	6,818	5,723

Property, plant and equipment acquisitions	(9,541)	(5,148)	(4,895)
3G/4G licenses acquisitions	—	(2,256)	(3,091)
Other intangible asset acquisitions	(1,798)	(1,310)	(1,118)
Proceeds from the sale of property, plant and equipment	19	39	17
Investments not considered as cash and cash equivalents	(20)	(976)	(339)
Total cash flows used in investing activities	(11,340)	(9,651)	(9,426)

Proceeds from financial debt	9,337	4,301	—
Payment of financial debt	(2,936)	(31)	(12)
Payment of interests and related expenses	(1,573)	(471)	(29)
Payment of cash dividends and related withholding tax	(1,440)	(972)	(1,202)
Payment of cash dividends in advance	(540)	—	—
Total cash flows provided by (used in) financing activities	2,848	2,827	(1,243)

NET FOREIGN EXCHANGE DIFFERENCES ON CASH AND CASH EQUIVALENTS	227	80	508

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,065	74	(4,438)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	937	863	5,301
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	4,002	937	863

Cash dividends from Nortel

•                  Fiscal year 2016

Nortel’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 29, 2016, provided, among other things, to constitute a “Voluntary reserve for future dividends payments” in the amount of $1,891, delegating into the Nortel’s Board of Directors the authority to determine the timing and the terms and conditions of the reversal of such Reserve and its application for cash dividends payment.

Nortel’s Board of Directors, at its meeting held on April 29, 2016, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $380 and distribute such amount in cash dividends of which $186 correspond to non-controlling shareholders The mentioned cash dividends were available to the shareholders since May 17, 2016. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $19 and (ii) tax on personal property — on behalf of shareholders withholdings in the amount of $10.

Nortel’s Board of Directors, at its meeting held on August 9, 2016, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $172 and distribute such amount in cash dividends of which $84 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since August 30, 2016.

Cash dividends in advance

Nortel’s Board of Directors, at its meeting held on October 24, 2016, resolved to distribute cash dividends in advance in the amount of $540, of which $264 correspond to non-controlling shareholders. The mentioned cash dividends were subject to subsequent Shareholders’ Meeting approval, in accordance with legal regulations in force, and were available to the shareholders since November 7, 2016.

•                  Fiscal year 2015

Nortel’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 29, 2015, provided, among other things, to constitute a “Voluntary reserve for future dividends payments” in the amount of $2,039 (equivalent to the Retained Earnings as of December 31, 2014); delegating into Nortel’s Board of Directors the authority to determine the timing and the terms and conditions of the reversal of such Reserve.

Nortel’s Board of Directors, at its meeting held on May 18, 2015, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $570 and distribute such amount in cash dividends of which $279 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since June 1, 2015. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $28 and (ii) tax on personal property — on behalf of shareholders withholdings in the amount of $9.

•                  Fiscal year 2014

During 1Q14 Nortel paid the withholding tax on cash dividends paid to its shareholders in December 2013 for $22.

Nortel’s General Ordinary and Extraordinary Shareholders’ Meeting held on April 29, 2014, provided, among other things, to constitute a “Voluntary reserve for future dividends payments” in the amount of $1,720 (equivalent to the Retained Earnings as of December 31, 2013); delegating into Nortel’s Board of Directors the authority to determine the timing and the terms and conditions of the reversal of such Reserve.

Nortel’s Board of Directors, at its meeting held on May 28, 2014, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $332 and distribute such amount in cash dividends of which $163 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since June 13, 2014. The amount paid includes: (i) income tax withholdings on dividends paid to shareholders in the amount of $16 and (ii) tax on personal property — on behalf of shareholders withholdings in the amount of $7.

Nortel’s Board of Directors, at its meeting held on October 10, 2014, resolved to partially reverse the “Voluntary reserve for future dividends payments” in the amount of $217 and distribute such amount in cash dividends of which $106 correspond to non-controlling shareholders. The mentioned cash dividends were available to the shareholders since October 23, 2014. The amount paid includes income tax withholdings on dividends paid to shareholders in the amount of $11.

Note 30 — Restrictions on distribution of profits and dividends

1. Under the LGS and the by-laws of the Company, a minimum of 5% of net income for the year in accordance with the statutory books, plus/less previous years adjustments and accumulated losses, if any, must be appropriated by resolution of the shareholders to a legal reserve until such reserve reaches 20% of the outstanding capital (common stock plus inflation adjustment of common stock). The Company reached the maximum amount of its Legal Reserve according to LGS provisions previously disclosed.

2. Although the application of the income tax mentioned in Note 3 to the consolidated financial statements, dividends and profits distributed in cash or in kind by companies and other entities constituted in the country that as of the cash dividend payment or distribution date exceed the preceding fiscal year retained earnings (and determined according to the provisions of the Income Tax Law), will be subject to a withholding tax (as a single and definitive payment) of 35% of the mentioned exceeding amount (“Equalization Tax”).

For the purposes of the above mentioned, the profit to be considered in each fiscal year shall be that resulting from detracting from the profit determined according to the application of the general rules of the law, the tax paid for the fiscal period(s) that origin the profit distributed or the corresponding proportional part and to add the dividends or profits generated by other companies not computed in the determination of the mentioned profit in the same fiscal period(s).

According to the abovementioned rules, the dividends distributions made by the Company have not been reached by the Equalization Tax.

3. Dividends

The Company is able to distribute dividends up to the limit of retained earnings determined under the LGS, and reserves constituted to such purpose. Retained earnings as of December 31, 2016 are positive and amounted to $883, while Voluntary reserve for future dividends payments amounted to $4,331.

Note 31 — Subsequent events to December 31, 2016

a)             Pre-cancelation of Personal’s bank loan

On January 28, 2015, Personal had signed a loan agreement with a foreign bank for US$ 40.8 million (equivalent to $353 at such date). The capital was fully cancelable in 27 months (bullet) with quarterly interest payments.

On February 7, 2017, with the maturity of the interest service, Personal proceeded to fully prepay the loan, paying US$ 40.8 million of capital (equivalent to $643), US$ 1 million of interest (equivalent to $16) and US$ 0.3 million of pre-cancellation fee (equivalent to $5).

b)             NDF to hedge interest rate fluctuations

During January and February 2017, Personal entered into various hedging agreements (NDF) to cover fluctuations in the LIBOR rate of the loan with IFC in an amount that as of the date of issuance of these financial statements totaled US$ 300 million. These NDF allow fixing the variable rate to be set as from March 15, 2017 and for the life of the loan, ranging from 2.087% to 2.33% nominal per annum (a weighted average of 2.183% nominal per annum).

c)              Cancellation of bank overdrafts

During January and February 2017, the Telecom Group totally canceled its bank overdrafts amounting to $1,707.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Under Argentine law, any provision, whether contained in the articles of association of a company or in any agreement, exempting any officer or director or indemnifying any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, default, misfeasance, breach of duty or trust, is void.  A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor.  Telecom maintains an officers’ and directors’ insurance policy covering claims brought against its officers and/or directors relating to the performance of their duties.  At present, the total amount covered by this insurance is U.S.$75,000,000.  Also, at Telecom’s shareholders meeting held on April 8, 2016, its shareholders approved the grant of indemnity to (1) the regular and alternate members of Telecom’s board of directors and of supervisory committee that have resigned their positions due to the change of Telecom’s indirect controlling shareholder and (2) Telecom’s former directors and supervisory committee members nominated or appointed, directly or indirectly, by the former controlling shareholder (the “persons subject of indemnity”) in relation to their acts and omissions that occurred before or on March 8, 2016, in the case of the directors, and before or on April 8, 2016, in the case of supervisory committee members, to the extent and as far as it is allowed by Argentine law and by Telecom’s bylaws, and for a six-year period beginning on the abovementioned dates.

Item 21.  Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
2.1	Preliminary Reorganization Agreement among Telecom, Nortel, Sofora and Personal, dated March 31, 2017 (included as Annex A to the prospectus forming a part of this registration statement).
3.1	Bylaws (estatutos sociales) of Telecom, as amended (English translation) (previously furnished on Form 6-K (File No. 001-13464) on February 5, 2016 and incorporated by reference herein).
4.1

Amended and Restated Shareholders’ Agreement between Telecom Italia S.p.A., Telecom Italia International N.V. and W de Argentina—Inversiones S.L. dated August 5, 2010 (“Shareholders’ Agreement”) (previously filed as Exhibit 3 to Telecom Italia S.p.A.’s Schedule 13D filed on October 22, 2010 and incorporated by reference herein).

4.2

First Amendment to the Shareholders’ Agreement dated October 13, 2010 (previously filed as Exhibit 4 to Telecom Italia S.p.A.’s Schedule 13D filed on October 22, 2010 and incorporated by reference herein).

4.3

Second Amendment to the Shareholders’ Agreement dated March 9, 2011 (previously filed as Exhibit 3 to Telecom Italia S.p.A.’s Schedule 13D/A filed on March 10, 2011 and incorporated by reference herein).

4.4

Third Amendment to the Shareholders’ Agreement dated November 13, 2013 (previously filed as Exhibit 6 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).

4.5

Mutual Shareholder Release to the Shareholders’ Agreement dated November 13, 2013 (previously filed as Exhibit 7 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).

4.6

Deed of Adherence to the Shareholders’ Agreement dated November 13, 2013 (previously filed as Exhibit 8 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).

5.1	Opinion of Errecondo, González & Funes Abogados, Telecom’s Argentine counsel, as to the validity of Nortel’s distribution of Telecom Class B Shares.
8.1	Opinion of Errecondo, González & Funes Abogados, Telecom’s Argentine counsel, as to Argentine tax matters.
21.1	List of subsidiaries of Telecom (previously filed as Exhibit 8.1 to the Telecom 2016 Form 20-Fand incorporated by reference herein).
23.1	Consent of Errecondo, González & Funes Abogados (included in Exhibit 5.1 and Exhibit 8.1).
23.2	Consent of Price Waterhouse & Co. S.R.L. with respect to the Telecom Audited Financial Statements.

Exhibit Number	Exhibit Description
23.3	Consent of Price Waterhouse & Co. S.R.L. with respect to the Nortel Audited Financial Statements.
23.4	Consent of Price Waterhouse & Co. S.R.L. with respect to the Sofora Audited Financial Statements.
24.1	Power of Attorney (included in the signature page of this registration statement).
99.1

Consolidated Financial Statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 of Sofora Telecomunicaciones S.A. (included as Annex B to the prospectus forming part of this registration statement).

Item 22.  Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes that:

(1)         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES OF TELECOM

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Buenos Aires, Argentina on May 16, 2017.

TELECOM ARGENTINA S.A.

By:	/s/Pedro G. Insussarry
	Name:	Pedro G. Insussarry
	Title:	Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Mariano Marcelo Ibañez, Germán Vidal, Pedro Chomnalez,  Baruki Luis Alberto González, Pedro Gastón Insussarry and Héctor Gaspar Buscalia, jointly and severally (with full power to each of them to act alone) his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on May 16, 2017.

Signature	Title

/s/Germán H. Vidal	Chief Executive Officer
Germán H. Vidal

/s/Pedro G. Insussarry	Interim Chief Financial Officer
Pedro G. Insussarry

/s/Héctor Gaspar Buscalia	Chief Accounting Officer
Héctor Gaspar Buscalia

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Telecom.

Signature	Title	Date

/s/Mariano Marcelo Ibañez	Chairman of the Board of Directors	May 16, 2017
Mariano Marcelo Ibañez

/s/Baruki Luis Alberto González	Director	May 16, 2017
Baruki Luis Alberto González

/s/Carlos Alejandro Harrison	Director	May 16, 2017
Carlos Alejandro Harrison

/s/Martín Héctor D’Ambrosio	Director	May 16, 2017
Martín Héctor D’Ambrosio

/s/Alejandro Macfarlane	Director	May 16, 2017
Alejandro Macfarlane

/s/Pedro Angel Costoya	Director	May 16, 2017
Pedro Angel Costoya

/s/Darío Leandro Genua	Director	May 16, 2017
Darío Leandro Genua

/s/ Esteban Gabriel Macek	Director	May 16, 2017
Esteban Gabriel Macek

Signature of Authorized Representative of Telecom

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Telecom, has signed this registration statement or amendment thereto, as the case may be, in Newark, Delaware, on May 16, 2017.

Signature	Title

/s/Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Preliminary Reorganization Agreement among Telecom, Nortel, Sofora and Personal, dated March 31, 2017 (included as Annex A to the prospectus forming a part of this registration statement).
3.1	Bylaws (estatutos sociales) of Telecom, as amended (English translation) (previously furnished on Form 6-K (File No. 001-13464) on February 5, 2016 and incorporated by reference herein).
4.1

Amended and Restated Shareholders’ Agreement between Telecom Italia S.p.A., Telecom Italia International N.V. and W de Argentina—Inversiones S.L. dated August 5, 2010 (“Shareholders’ Agreement”) (previously filed as Exhibit 3 to Telecom Italia S.p.A.’s Schedule 13D filed on October 22, 2010 and incorporated by reference herein).

4.2

First Amendment to the Shareholders’ Agreement dated October 13, 2010 (previously filed as Exhibit 4 to Telecom Italia S.p.A.’s Schedule 13D filed on October 22, 2010 and incorporated by reference herein).

4.3

Second Amendment to the Shareholders’ Agreement dated March 9, 2011 (previously filed as Exhibit 3 to Telecom Italia S.p.A.’s Schedule 13D/A filed on March 10, 2011 and incorporated by reference herein).

4.4

Third Amendment to the Shareholders’ Agreement dated November 13, 2013 (previously filed as Exhibit 6 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).

4.5

Mutual Shareholder Release to the Shareholders’ Agreement dated November 13, 2013 (previously filed as Exhibit 7 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).

4.6

Deed of Adherence to the Shareholders’ Agreement dated November 13, 2013 (previously filed as Exhibit 8 to Telecom Italia S.p.A.’s Schedule 13D filed on November 14, 2013 and incorporated by reference herein).

5.1	Opinion of Errecondo, González & Funes Abogados, Telecom’s Argentine counsel, as to the validity of Nortel’s distribution of Telecom Class B Shares.
8.1	Opinion of Errecondo, González & Funes Abogados, Telecom’s Argentine counsel, as to Argentine tax matters.
21.1	List of subsidiaries of Telecom (previously filed as Exhibit 8.1 to the Telecom 2016 Form 20-Fand incorporated by reference herein).
23.1	Consent of Errecondo, González & Funes Abogados (included in Exhibit 5.1 and Exhibit 8.1).
23.2	Consent of Price Waterhouse & Co. S.R.L. with respect to the Telecom Audited Financial Statements.
23.3	Consent of Price Waterhouse & Co. S.R.L. with respect to the Nortel Audited Financial Statements.
23.4	Consent of Price Waterhouse & Co. S.R.L. with respect to the Sofora Audited Financial Statements.
24.1	Power of Attorney (included in the signature page of this registration statement).
99.1

Consolidated Financial Statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 of Sofora Telecomunicaciones S.A. (included as Annex B to the prospectus forming part of this registration statement).